Exhibit 4D



                        USF&G CORPORATION

                               TO

                      SIGNET TRUST COMPANY,

                             TRUSTEE





                            INDENTURE

                  Dated as of January 28, 1994







                     Senior Debt Securities


                        USF&G CORPORATION

       Reconciliation and tie between certain Sections of
        this Indenture, dated as of January 28, 1994, and
             Sections 310 through 318, inclusive, of
                the Trust Indenture Act of 1939:


Trust Indenture                                                 Indenture
  Act Section                                                     Section

Section 310(a)(1)      . . . . . . . . . . . . . . . . . .            609
            (a)(2)     . . . . . . . . . . . . . . . . . .            609
            (a)(3)     . . . . . . . . . . . . . . . . . . Not Applicable
            (a)(4)     . . . . . . . . . . . . . . . . . . Not Applicable
            (b)        . . . . . . . . . . . . . . . . . .            608
                                                                      610

Section 311(a)         . . . . . . . . . . . . . . . . . .            613
            (b)        . . . . . . . . . . . . . . . . . .            613
Section 312(a)         . . . . . . . . . . . . . . . . . .            701
                       . . . . . . . . . . . . . . . . . .            702(a)
            (b)        . . . . . . . . . . . . . . . . . .            702(b)

            (c)        . . . . . . . . . . . . . . . . . .            702(c)

Section 313(a)         . . . . . . . . . . . . . . . . . .            703(a)
            (b)        . . . . . . . . . . . . . . . . . .            703(a)
            (c)        . . . . . . . . . . . . . . . . . .            703(a)
            (d)        . . . . . . . . . . . . . . . . . .            703(b)

Section 314(a)         . . . . . . . . . . . . . . . . . .            704
            (a)(4)     . . . . . . . . . . . . . . . . . .            101
                                                                     1004
            (b)        . . . . . . . . . . . . . . . . . . Not Applicable
            (c)(1)     . . . . . . . . . . . . . . . . . .            102
            (c)(2)     . . . . . . . . . . . . . . . . . .            102
            (c)(3)     . . . . . . . . . . . . . . . . . . Not Applicable
            (d)        . . . . . . . . . . . . . . . . . . Not Applicable
            (e)        . . . . . . . . . . . . . . . . . .            102
Section 315(a)         . . . . . . . . . . . . . . . . . .            601
            (b)        . . . . . . . . . . . . . . . . . .            602
            (c)        . . . . . . . . . . . . . . . . . .            601
            (d)        . . . . . . . . . . . . . . . . . .            601
            (e)        . . . . . . . . . . . . . . . . . .            514




NOTE: This reconciliation and tie shall not, for any purpose, be deemed to be a part of the Indenture.

Section 316(a)         . . . . . . . . . . . . . . . . . .            101
            (a)(1)(A)  . . . . . . . . . . . . . . . . . .            502
                                                                      512
            (a)(1)(B)  . . . . . . . . . . . . . . . . . .            513
            (a)(2)     . . . . . . . . . . . . . . . . . . Not Applicable
            (b)        . . . . . . . . . . . . . . . . . .            508
            (c)        . . . . . . . . . . . . . . . . . .            104(c)
Section 317(a)(1)      . . . . . . . . . . . . . . . . . .            503
            (a)(2)     . . . . . . . . . . . . . . . . . .            504
            (b)        . . . . . . . . . . . . . . . . . .           1003
Section 318(a)         . . . . . . . . . . . . . . . . . .            107






                        TABLE OF CONTENTS


                                                                     PAGE


PARTIES. . . . . . . . . . . . . . . . . . . . . . . . .                1
RECITALS OF THE COMPANY. . . . . . . . . . . . . . . . .                1



                           ARTICLE ONE

     DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

Section 101.  Definitions. . . . . . . . . . . . . . . . .              1
              Act. . . . . . . . . . . . . . . . . . . . .              2
              Authenticating Agent . . . . . . . . . . . .              2
              Board of Directors . . . . . . . . . . . . .              2
              Board Resolution . . . . . . . . . . . . . .              2
              Business Day . . . . . . . . . . . . . . . .              2
              Commission . . . . . . . . . . . . . . . . .              3
              Common Stock . . . . . . . . . . . . . . . .              3
              Company. . . . . . . . . . . . . . . . . . .              3
              Company Request; Company Order . . . . . . .              3
              Conversion Price . . . . . . . . . . . . . .              3
              Corporate Trust Office . . . . . . . . . . .              3
              Corporation. . . . . . . . . . . . . . . . .              3
              Covenant Defeasance. . . . . . . . . . . . .              4
              Defaulted Interest . . . . . . . . . . . . .              4
              Defeasance . . . . . . . . . . . . . . . . .              4
              Depositary . . . . . . . . . . . . . . . . .              4
              Event of Default . . . . . . . . . . . . . .              4
              Exchange Act . . . . . . . . . . . . . . . .              4
              Floating or Adjustable Rate Provision. . . .              4
              Floating or Adjustable Rate Security . . . .              4
              Foreign Government Obligations . . . . . . .              4
              Global Security. . . . . . . . . . . . . . .              4
              Holder . . . . . . . . . . . . . . . . . . .              4
              Indenture. . . . . . . . . . . . . . . . . .              4
              Interest . . . . . . . . . . . . . . . . . .              5




NOTE: This table of contents shall not, for any purpose, be deemed to be a part of the Indenture.

              Interest Payment Date. . . . . . . . . . . .              5
              Maturity . . . . . . . . . . . . . . . . . .              5
              Notice of Default. . . . . . . . . . . . . .              5
              Officers' Certificate. . . . . . . . . . . .              5
              Opinion of Counsel . . . . . . . . . . . . .              5
              Original Issue Discount Security . . . . . .              5
              Outstanding. . . . . . . . . . . . . . . . .              5
              Paying Agent . . . . . . . . . . . . . . . .              7
              Person . . . . . . . . . . . . . . . . . . .              7
              Place of Payment . . . . . . . . . . . . . .              7
              Predecessor Security . . . . . . . . . . . .              7
              Principal Insurance Subsidiary . . . . . . .              7
              Redempton Date . . . . . . . . . . . . . . .              7
              Redemption Price . . . . . . . . . . . . . .              8
              Regular Record Date. . . . . . . . . . . . .              8
              Responsible Officer. . . . . . . . . . . . .              8
              Securities . . . . . . . . . . . . . . . . .              8
              Security Register and Security Registrar . .              8
              Special Record Date. . . . . . . . . . . . .              8
              Stated Maturity. . . . . . . . . . . . . . .              8
              Subsidiary . . . . . . . . . . . . . . . . .              8
              Trustee. . . . . . . . . . . . . . . . . . .              9
              Trust Indenture Act. . . . . . . . . . . . .              9
              U.S. Government Obligations. . . . . . . . .              9
              Vice President . . . . . . . . . . . . . . .              9


Section 102.  Compliance Certificates and Opinions . . . .              9

Section 103.  Form of Documents Delivered to Trustee . . .             10

Section 104.  Acts of Holders; Record Dates. . . . . . . .             11

Section 105.  Notices, Etc., to Trustee and Company. . . .             12

Section 106.  Notice to Holders; Waiver. . . . . . . . . .             13

Section 107.  Conflict with Trust Indenture Act. . . . . .             13

Section 108.  Effect of Headings and Table of Contents . .             14

Section 109.  Successors and Assigns . . . . . . . . . . .             14

Section 110.  Separability Clause. . . . . . . . . . . . .             14

Section 111.  Benefits of Indenture. . . . . . . . . . . .             14

Section 112.  Governing Law. . . . . . . . . . . . . . . .             14

Section 113.  Legal Holidays . . . . . . . . . . . . . . .             14

Section 114.  Personal Immunity from Liability for
              Incorporators, Stockholders, Etc . . . . . .             15


                           ARTICLE TWO

                         SECURITY FORMS


Section 201.  Forms Generally. . . . . . . . . . . . . . .             15

Section 202.  Form of Face of Security . . . . . . . . . .             16

Section 203.  Form of Reverse of Security. . . . . . . . .             18

Section 204.  Form of Legend for Global Securities . . . .             24

Section 205.  Form of Trustee's Certificate of
              Authentication . . . . . . . . . . . . . . .             24

Section 206.  Form of Conversion Notice. . . . . . . . . .             24



                          ARTICLE THREE

                         THE SECURITIES


Section 301.  Amount Unlimited; Issuable in Series . . . .             26

Section 302.  Denominations. . . . . . . . . . . . . . . .             29

Section 303.  Execution, Authentication, Delivery
              and Dating . . . . . . . . . . . . . . . . .             30

Section 304.  Temporary Securities . . . . . . . . . . . .             32

Section 305.  Registration, Registration of Transfer
              and Exchange . . . . . . . . . . . . . . . .             32

Section 306.  Mutilated, Destroyed, Lost and Stolen
              Securities . . . . . . . . . . . . . . . . .             34

Section 307.  Payment of Interest; Interest Rights
              Preserved  . . . . . . . . . . . . . . . . .             35

Section 308.  Persons Deemed Owners. . . . . . . . . . . .             37

Section 309.  Cancellation . . . . . . . . . . . . . . . .             37

Section 310.  Computation of Interest. . . . . . . . . . .             38


                          ARTICLE FOUR

                   SATISFACTION AND DISCHARGE


Section 401.  Satisfaction and Discharge of Indenture. . .             38

Section 402.  Application of Trust Fund. . . . . . . . . .             40


                          ARTICLE FIVE

                            REMEDIES


Section 501.  Events of Default. . . . . . . . . . . . . .             40

Section 502.  Acceleration of Maturity; Rescission
              and Annulment. . . . . . . . . . . . . . . .             43

Section 503.  Collection of Indebtedness and Suits
              for Enforcement by Trustee . . . . . . . . .             45

Section 504.  Trustee May File Proofs of Claim . . . . . .             46

Section 505.  Trustee May Enforce Claims Without
              Possession of Securities . . . . . . . . . .             46

Section 506.  Application of Money Collected . . . . . . .             47

Section 507.  Limitation on Suits. . . . . . . . . . . . .             47

Section 508.  Unconditional Right of Holders to Receive
              Principal, Premium and Interest
              and to Convert . . . . . . . . . . . . . . .             48

Section 509.  Restoration of Rights and Remedies . . . . .             48

Section 510.  Rights and Remedies Cumulative . . . . . . .             49

Section 511.  Delay or Omission Not Waiver . . . . . . . .             49

Section 512.  Control by Holders . . . . . . . . . . . . .             49

Section 513.  Waiver of Past Defaults. . . . . . . . . . .             50

Section 514.  Undertaking for Costs. . . . . . . . . . . .             51


                           ARTICLE SIX

                           THE TRUSTEE


Section 601.  Certain Duties and Responsibilities. . . . .             51

Section 602.  Notice of Defaults . . . . . . . . . . . . .             51

Section 603.  Certain Rights of Trustee. . . . . . . . . .             52

Section 604.  Not Responsible for Recitals or
              Issuance of Securities . . . . . . . . . . .             53

Section 605.  May Hold Securities. . . . . . . . . . . . .             53

Section 606.  Money Held in Trust. . . . . . . . . . . . .             54

Section 607.  Compensation and Reimbursement . . . . . . .             54

Section 608.  Disqualification; Conflicting
              Interests. . . . . . . . . . . . . . . . . .             55

Section 609.  Corporate Trustee Required; Eligibility. . .             55

Section 610.  Resignation and Removal; Appointment
              of Successor . . . . . . . . . . . . . . . .             55

Section 611.  Acceptance of Appointment by Successor . . .             57

Section 612.  Merger, Conversion, Consolidation or
              Succession to Business . . . . . . . . . . .             59

Section 613.  Preferential Collection of Claims
              Against Company. . . . . . . . . . . . . . .             59

Section 614.  Appointment of Authenticating Agent. . . . .             59


                          ARTICLE SEVEN

        HOLDERS' LISTS AND REPORTS BY TRUSTEE AND COMPANY

Section 701.  Company to Furnish Trustee Names and
              Addresses of Holders . . . . . . . . . . . .             61

Section 702.  Preservation of Information;
              Communications to Holders. . . . . . . . . .             62

Section 703.  Reports by Trustee . . . . . . . . . . . . .             62

Section 704.  Reports by Company . . . . . . . . . . . . .             62


                          ARTICLE EIGHT

             CONSOLIDATION, MERGER OR SALE OF ASSETS

Section 801.  Company May Consolidate, Etc., Only on
              Certain Terms. . . . . . . . . . . . . . . .             63
Section 802.  Successor Substituted. . . . . . . . . . . .             64


                          ARTICLE NINE

                     SUPPLEMENTAL INDENTURES

Section 901.  Supplemental Indentures Without Consent
              of Holders . . . . . . . . . . . . . . . . .             65

Section 902.  Supplemental Indentures with Consent
              of Holders . . . . . . . . . . . . . . . . .             66

Section 903.  Execution of Supplemental Indentures . . . .             68

Section 904.  Effect of Supplemental Indentures. . . . . .             68

Section 905.  Conformity with Trust Indenture Act. . . . .             69

Section 906.  Reference in Securities to Supplemental
              Indentures . . . . . . . . . . . . . . . . .             69

Section 907.  Waiver of Compliance by Holders. . . . . . .             69


                           ARTICLE TEN

                            COVENANTS

Section 1001. Payment of Principal, Premium and Interest.              69

Section 1002. Maintenance of Office or Agency . . . . . .              69

Section 1003. Money for Securities Payments to be
              Held in Trust . . . . . . . . . . . . . . .              69

Section 1004. Statement by Officers as to Default . . . .              72

Section 1005. Limitations on Liens on Common Stock of
              Principal Insurance Subsidiaries. . . . . .              72


                         ARTICLE ELEVEN

                    REDEMPTION OF SECURITIES

Section 1101. Applicability of Article. . . . . . . . . .              72

Section 1102. Election to Redeem, Notice to Trustee . . .              72

Section 1103. Selection by Trustee of Securities
              to Be Redeemed. . . . . . . . . . . . . . .              73

Section 1104. Notice of Redemption. . . . . . . . . . . .              74

Section 1105. Deposit of Redemption Price . . . . . . . .              75

Section 1106. Securities Payable on Redemption Date . . .              75

Section 1107. Securities Redeemed in Part . . . . . . . .              75


                         ARTICLE TWELVE

                    CONVERSION OF SECURITIES

Section 1201. Applicability of Article . . . . . . . . .               76

Section 1202. Exercise of Conversion Privilege . . . . .               76

Section 1203. No Fractional Shares . . . . . . . . . . .               78

Section 1204. Adjustment of Conversion Price . . . . . .               78

Section 1205. Notice of Certain Corporate Actions. . . .               79

Section 1206. Reservation of Shares of Common Stock. . .               80

Section 1207. Payment of Certain Taxes Upon Conversion .               80

Section 1208. Nonassessability . . . . . . . . . . . . .               80

Section 1209. Effect of Consolidation or Merger on
              Conversion Privilege . . . . . . . . . . .               81

Section 1210. Duties of Trustee Regarding Conversion . .               82

Section 1211. Repayment of Certain Funds Upon Conversion               83


                        ARTICLE THIRTEEN

               DEFEASANCE AND COVENANT DEFEASANCE

Section 1301. Company's Option to Effect Defeasance
              or Covenant Defeasance . . . . . . . . . .               83

Section 1302. Defeasance and Discharge . . . . . . . . .               83

Section 1303. Covenant Defeasance. . . . . . . . . . . .               84

Section 1304. Conditions to Defeasance or Covenant
              Defeasance . . . . . . . . . . . . . . . .               84

Section 1305. Deposited Money and  U.S.  Government
              Obligations or Foreign Government
              Obligations to be Held in Trust;
              Other Miscellaneous Provisions . . . . . .               88

Section 1306. Reinstatement. . . . . . . . . . . . . . .               89


                        ARTICLE FOURTEEN

                          SINKING FUNDS

Section 1401. Applicability of Article . . . . . . . . .               89

Section 1402. Satisfaction of Sinking Fund Payments
              with Securities. . . . . . . . . . . . . .               90

Section 1403. Redemption of Securities for Sinking Fund.               90


TESTIMONIUM. . . . . . . . . . . . . . . . . . . . . . .               91

SIGNATURES AND SEALS . . . . . . . . . . . . . . . . . .               91

ACKNOWLEDGMENTS. . . . . . . . . . . . . . . . . . . . .               92

      INDENTURE,  dated  as of January 28,  1994,  between  USF&G
CORPORATION,   a   Maryland  corporation   (herein   called   the "Company"),
having its principal office at 100 Light Street, Baltimore, Maryland 21202, and SIGNET TRUST COMPANY, a banking association incorporated and existing under the laws of the
Commonwealth   of  Virginia,  as  Trustee  (herein   called   the "Trustee").

                     RECITALS OF THE COMPANY

      The Company has duly authorized the execution and delivery of this Indenture to provide for the issuance from time to time of its debentures, notes or other evidences of indebtedness (herein called the "Securities"), to be issued in one or more series as in this Indenture provided.

      All things necessary to make this Indenture a valid agreement of the Company, in accordance with its terms, have been done.

     NOW, THEREFORE, THIS INDENTURE WITNESSETH:

     For and in consideration of the premises and the purchase of the Securities by the Holders thereof, it is mutually agreed, for the equal and proportionate benefit of all Holders of the Securities or of series thereof, as follows:


                           ARTICLE ONE

                DEFINITIONS AND OTHER PROVISIONS
                     OF GENERAL APPLICATION

Section 101.  Definitions.

      For all purposes of this Indenture and of any indenture supplemental hereto, except as otherwise expressly provided or unless the context otherwise requires:

     (1) the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular;

     (2) all other terms used herein which are defined in the Trust Indenture Act or the Securities Act of 1933, as amended, either directly or by reference therein, have the meanings assigned to them therein;

     (3) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles, and, except as otherwise herein expressly provided, the term "generally accepted accounting principles" with respect to any computation required or permitted hereunder shall mean such accounting principles as are generally accepted at the date of such computation;

     (4) the words "Article" and "Section" refer to an Article and Section, respectively, of this Indenture; and

     (5) the words "herein", "hereof" and "hereunder" and other words of similar import refer to this Indenture as a whole
     and   not  to  any  particular  Article,  Section  or  other subdivision.

     "Act", when used with respect to any Holder, has the meaning specified in
Section 104.

      "Authenticating Agent" means any Person authorized by the Trustee pursuant to Section 614 to act on behalf of the Trustee to authenticate Securities of one or more series.

     "Board of Directors" means either (i) the board of directors of the Company, the executive committee of such board of directors or any other duly authorized committee of directors and/or officers appointed by such board of directors or executive committee, or (ii) one or more duly authorized officers of the Company to whom the board of directors of the Company or a committee thereof has delegated the authority to act with respect to the matters contemplated by this Indenture.

      "Board Resolution" means (i) a copy of a resolution certified by the Corporate Secretary or an Assistant Corporate Secretary of the Company to have been duly adopted by the Board of Directors or a committee thereof and to be in full force and effect on the date of such certification or (ii) a certificate signed by the authorized officer or officers of the Company to whom the board of directors of the Company or a committee thereof has delegated its authority (as described in the definition of Board of Directors), and in each case, delivered to the Trustee.

      "Business Day", when used with respect to any Place of Payment, means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in that Place of Payment are authorized or obligated by law, regulation or executive order to close.

      "Commission" means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act, or, if at any time after the execution of this instrument such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

      "Common Stock" means, with respect to the Company, its common stock, $2.50 par value per share, or any other shares of capital stock of the Company into which the Common Stock shall be reclassified or changed and with respect to any Principal Insurance Subsidiary, stock of any class, however designated, except stock which is non-participating beyond fixed dividend and liquidation preferences and the holders of which have either no voting rights or limited voting rights entitling them, only in the case of certain contingencies, to elect less than a majority of the directors (or persons performing similar functions) of such Principal Insurance Subsidiary, and shall include securities of any class, however designated, which are convertible into such Common Stock.

      "Company" means the Person named as the "Company" in the first paragraph of this instrument until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Company" shall mean such successor Person.

     "Company Request" or "Company Order" means a written request or order signed in the name of the Company by (i) any two of the following individuals: the Chairman, the President, an Executive Vice President or a Vice President or (ii) by one of the foregoing individuals and by any other Vice President, the Treasurer, an Assistant Treasurer, the Corporate Secretary or an Assistant Corporate Secretary or any other individual authorized by the Board of Directors for such purpose, and delivered to the Trustee.

     "conversion price" means the amount of Common Stock issuable upon conversion of any Securities and, in the case of any specific series of Securities may be expressed in terms of either a conversion price or a conversion rate.

      "Corporate Trust Office" means the principal office of the Trustee currently located at 7 St. Paul Street, Baltimore, Maryland 21202 at which at any particular time its corporate trust business shall be administered.

      "Corporation" means a corporation, association, company, joint-stock company, partnership or business trust.

      "Covenant Defeasance" has the meaning specified in  Section 1303.

      "Defaulted Interest" has the meaning specified  in  Section 307.

     "Defeasance" has the meaning specified in Section 1302.

     "Depositary" means, with respect to Securities of any series issuable in whole or in part in the form of one or more Global Securities, a clearing agency registered under the Exchange Act that is designated to act as Depositary for such Securities as contemplated by Section 301.

     "Event of Default" has the meaning specified in Section 501.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, and any successor statute thereto.

      "Floating or Adjustable Rate Provision" means a formula or provision, specified in or pursuant to a Board Resolution or an indenture supplemental hereto, providing for the determination, whether pursuant to objective factors or pursuant to the sole discretion of any Person (including the Company), and periodic adjustment of the interest rate borne by a Floating or Adjustable Rate Security.

      "Floating or Adjustable Rate Security" means any Security which provides for interest thereon at a periodic rate that may vary from time to time over the term thereof in accordance with a Floating or Adjustable Rate Provision.

      "Foreign  Government Obligations" has the meaning specified in Section
1304.

      "Global Security" means a Security that evidences all or part of the Securities of any series and is authenticated and delivered to, and registered in the name of, the Depositary for such Securities or a nominee thereof.

      "Holder" means a Person in whose name a Security is registered in the Security Register.

      "Indenture" means this instrument as originally executed or as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof, including, for all purposes of this instrument, and any such supplemental indenture, the provisions of the Trust Indenture Act that are deemed to be a part of and govern this instrument and any such supplemental indenture, respectively. The term "Indenture" shall also include the terms of particular series of Securities established as contemplated by Section 301.

      "interest", when used with respect to an Original Issue Discount Security which by its terms bears interest only after Maturity, means interest payable after Maturity.

      "Interest Payment Date", when used with respect to any Security, means the Stated Maturity of an instalment of interest on such Security.

      "Maturity", when used with respect to any Security, means the date on which the principal of such Security or an instalment of principal becomes due and payable as therein or herein provided, whether at the Stated Maturity or by declaration of acceleration, call for redemption or otherwise.

      "Notice  of  Default" means a written notice  of  the  kind specified in
Section 501(4).

      "Officers' Certificate" means a certificate signed  by  (i)
any   two  of  the  following  individuals:  the  Chairman,   the President,  an
Executive Vice President or a Vice President, or (ii) by one of the foregoing individuals and by any other Vice President, the Treasurer, an Assistant Treasurer, the Corporate Secretary or an Assistant Corporate Secretary, of the Company, or any other individual authorized by the Board of Directors for such purpose, and delivered to the Trustee.

     "Opinion of Counsel" means a written opinion of counsel, who may be an employee of or counsel to the Company or other counsel, and who is reasonably satisfactory to the Trustee.

      "Original Issue Discount Security" means any Security which provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the Maturity thereof pursuant to Section 502.

      "Outstanding", when used with respect to Securities, means, as of the date of determination, all Securities theretofore authenticated and delivered under this Indenture, except:

     (i) Securities theretofore cancelled by the Trustee or delivered to the Trustee for cancellation;

     (ii) Securities for whose payment or redemption money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Company) in trust or set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent) for the
     Holders   of  such  Securities;  provided  that,   if   such Securities are
     to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made;

     (iii)   Securities as to which Defeasance has been  effected pursuant to
     Section 1302; and

     (iv) Securities which have been paid pursuant to Section 306 or in exchange for or in lieu of which other Securities have been authenticated and delivered pursuant to this Indenture, other than any such Securities in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Securities are held by a bona fide purchaser in whose hands such Securities are valid obligations of the Company;

provided, however, that in determining whether the Holders of the requisite principal amount of the Outstanding Securities have given any request, demand, authorization, direction, notice, consent or waiver hereunder, (A) the principal amount of an Original Issue Discount Security that shall be deemed to be Outstanding shall be the amount of the principal thereof that would be due and payable as of the date of such determination upon acceleration of the Maturity thereof pursuant to Section 502, (B) the principal amount of a Security denominated in one or more foreign currencies
or currency units  shall  be  the  U.S. dollar   equivalent,  determined  in
the manner   provided   as contemplated by Section 301 on the date of original
issuance of such Security, of the principal amount (or, in the case of an Original Issue Discount Security, the U.S. dollar equivalent on the date of original issuance of such Security of the amount determined as provided in
(A) above) of such Security, and (C) Securities owned by the Company or any other obligor upon the Securities or any Subsidiary of the Company or of such other obligor shall be disregarded and deemed not to be Outstanding,
except  that,  in  determining  whether  the  Trustee  shall   be
protected   in   relying   upon   any   such   request,   demand,
authorization,  direction,  notice,  consent  or   waiver,   only Securities
which the Trustee knows to be so owned shall be so disregarded. Securities so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to such Securities and that the pledgee is not
the Company  or  any  other  obligor  upon  the  Securities  or   any Subsidiary
of the Company or of such other obligor.

     "Paying Agent" means any Person authorized by the Company to pay the principal of or any premium or interest on any Securities on behalf of the Company.

      "Person"  means  any individual, corporation,  partnership,
joint   venture,   association,   joint-stock   company,   trust, unincorporated
organization  or  government  or  any  agency  or political subdivision thereof.

     "Place of Payment", when used with respect to the Securities of any series, means the place or places where the principal of and any premium and interest on the Securities of that series are payable as specified as contemplated by Section 301.

      "Predecessor Security" of any particular Security means every previous Security evidencing all or a portion of the same debt as that evidenced by such particular Security; and, for the purposes of this definition, any Security authenticated and delivered under Section 306 in exchange for or in lieu of a mutilated, destroyed, lost or stolen Security shall be deemed to evidence the same debt as the mutilated, destroyed, lost or stolen Security.

      "Principal Insurance Subsidiary" means only United States Fidelity and Guaranty Company and Fidelity and Guaranty Life Insurance Company, and any other Subsidiary of the Company which shall hereafter succeed by merger or otherwise to a major part of
the   business  of  one  or  more  of  the  Principal   Insurance Subsidiaries.
The decision as to whether a Subsidiary shall have succeeded to a major part of the business of one or more of the Principal Insurance Subsidiaries shall be made in good faith by the board of directors of the Company or a committee thereof by the adoption of a resolution so stating, and the Company shall within 30 days of the date of the adoption of such resolution deliver to the Trustee a copy thereof, certified by the Corporate Secretary or an Assistant Corporate Secretary of the Company.

     "Redemption Date", when used with respect to any Security to be redeemed, means the date fixed for such redemption by or pursuant to this Indenture.

      "Redemption Price", when used with respect to any Security to be redeemed, means the price at which it is to be redeemed pursuant to this Indenture.

      "Regular Record Date" for the interest payable on any Interest Payment Date on the Securities of any series means the date specified for that purpose as contemplated by Section 301.

      "Responsible Officer", when used with respect to the Trustee, means the chairman or any vice-chairman of the board of directors, the chairman or any vice-chairman of the executive committee of the board of directors, the chairman of the trust committee, the president, any vice president, the secretary, any assistant secretary, the treasurer, any assistant treasurer, the cashier, any assistant cashier, any trust officer or assistant trust officer, the controller or any assistant controller or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his or her knowledge of and familiarity with the particular subject.

      "Securities" has the meaning stated in the first recital of
this   Indenture  and  more  particularly  means  any  Securities authenticated and delivered under this Indenture.

      "Security Register" and "Security Registrar" have the respective meanings specified in Section 305.

      "Special Record Date" for the payment of any Defaulted Interest means a date fixed by the Trustee pursuant to Section 307.

     "Stated Maturity", when used with respect to any Security or any instalment of principal thereof or interest thereon, means the date specified in such Security as the fixed date on which the principal of such Security or such instalment of principal or interest is due and payable.

     "Subsidiary" means a corporation more than 50% of the voting power of which is controlled, directly or indirectly, by the Company or by one or more other Subsidiaries, or by the Company and one or more other Subsidiaries. For the purposes of this definition, "voting power" means the power to vote for the election of directors, whether at all times or only so long as no senior class of stock has such voting power by reason of any contingency.

      "Trustee" means the Person named as the "Trustee" in the first paragraph of this instrument until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Trustee" shall mean or include each Person who is then a Trustee hereunder, and if at any time there is more than one such Person, "Trustee" as used with respect to the Securities of any series shall mean the Trustee with respect to Securities of that series.

      "Trust Indenture Act" means the Trust Indenture Act of 1939 as in force at the date as of which this instrument was executed; provided, however, that in the event the Trust Indenture Act of 1939 is amended after such date, "Trust Indenture Act" means, to the extent required by any such amendment, the Trust Indenture Act of 1939 as so amended.

      "U.S. Government Obligations" has the meaning specified  in Section 1304.

      "Vice President", when used with respect to the Company or the Trustee, means any vice president, whether or not designated by a number or a word or words added before or after the title "vice president".

Section 102.  Compliance Certificates and Opinions.

      Upon any application or request by the Company to the Trustee to take any action under any provision of this Indenture, the Company shall furnish to the Trustee such certificates and
opinions as may be required under the Trust Indenture Act.   Each such
certificate or opinion shall be given in the form of an Officers' Certificate, if to be given by an officer of the Company, or an Opinion of Counsel, if to be given by counsel, and shall comply with the requirements of the Trust Indenture Act and any other requirements set forth in this Indenture.

     Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (excluding certificates provided for in Section 1004) shall include

     (1)    a   statement  that  each  individual  signing   such certificate
     or opinion has read such covenant or condition and the definitions herein relating thereto;

     (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

     (3) a statement that, in the opinion of each such individual, such individual has made such examination or investigation as is necessary to enable such individual to express an informed opinion as to whether or not such covenant or condition has been complied with; and

     (4) a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

Section 103.  Form of Documents Delivered to Trustee.

      In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

      Any certificate or opinion of an officer of the Company may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which its certificate or opinion is based are erroneous. Any such certificate or opinion of counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company stating that the information with respect to such factual matters is in the possession of the Company, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

      Any certificate, statement or opinion of an officer of the Company or of counsel may be based, insofar as it relates to accounting matters, upon a certificate, opinion or representation by an accountant or firm of accountants in the employ of the Company, unless such officer or counsel, as the case may be, knows, or in the exercise of reasonable care should know, that the certificate, opinion or representation with respect to such accounting matters upon which its certificate, statement or opinion may be based is erroneous.

     Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

Section 104.  Acts of Holders; Record Dates.

      (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided or permitted by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby
expressly   required,  to  the  Company.   Such   instrument   or instruments
(and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the
Holders  signing  such  instrument  or  instruments.   Proof   of execution  of
any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 601) conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section.

     (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him or her the execution thereof. Where such execution is by a signer acting in a capacity other than such signer's individual capacity, such certificate or affidavit
shall   also   constitute  sufficient  proof  of  such   signer's
authority.   The  fact  and date of the  execution  of  any  such instrument  or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Trustee deems sufficient.

      (c) The Company may, in the circumstances permitted by the Trust Indenture Act, fix any day as the record date for the purpose of determining the Holders of Outstanding Securities of any series entitled to give or take any request, demand,
authorization,  direction,  notice,  consent,  waiver  or   other action, or to
vote on any action, authorized or permitted  to  be given  or  taken  by
Holders of Outstanding Securities  of  such
series.    If  not  set  by  the  Company  prior  to  the   first solicitation
of a Holder of Securities of such series made by any Person in respect of any such action, or, in the case of any such vote, prior to such vote, the record date for any such action or vote shall be the 30th day (or, if later, the date of the most recent list of Holders required to be provided pursuant to
Section 701) prior to such first solicitation or vote, as the case may be. With regard to any record date for action to be taken by the Holders of one or more series of Securities, only the Holders of Securities of such series on such date (or their duly designated proxies) shall be entitled to give or take, or vote on, the relevant action.

      (d) The ownership of Securities shall be proved by the Security Register or by a certificate of the Security Registrar.

      (e) Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Security shall bind every future Holder of the same Security and the Holder of every Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Security.

      (f) Without limiting the foregoing, a Holder entitled hereunder to give or take any action hereunder with regard to any particular Security may do so with regard to all or any part of the principal amount of such Security or by one or more duly appointed agents each of which may do so pursuant to such appointment with regard to all or any different part of such principal amount.

Section 105.  Notices, Etc., to Trustee and Company.

      Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with,

     (1)   the  Trustee by any Holder or by the Company shall  be sufficient for every purpose hereunder if made, given, furnished or filed in writing to or with the Trustee at its
     Corporate   Trust   Office,   Attention:   Corporate   Trust Department, or

           (2) the Company by the Trustee or by any Holder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to the Company addressed to it at the address of its principal office specified in the first paragraph of this instrument, Attention: Treasurer, (until another address is furnished in writing to the Trustee by the Company).

Section 106.  Notice to Holders; Waiver.

      Where this Indenture provides for notice to Holders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to each Holder affected by such event, at its address as it appears in the Security Register, not later than the latest date (if any), and not earlier than the earliest date (if any), prescribed for the giving of such notice; provided, however, that the Company or the Trustee, upon a good faith determination that mailing is in the circumstances impractical, may give such notice by any other method which, in the reasonable belief of the Company or, in the case of the Trustee, of the Company and the Trustee, is likely to be received by the Holders. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

      In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice by mail, then such notification as shall be made with the approval of the Trustee shall constitute a sufficient notification for every purpose hereunder.

Section 107.  Conflict with Trust Indenture Act.

      If any provision hereof limits, qualifies or conflicts with a provision of the Trust Indenture Act that is required under such Act to be a part of and govern this Indenture, the latter provision shall control. If any provision of this Indenture modifies or excludes any provision of the Trust
Indenture Act that may be so modified or excluded, the latter provision shall be deemed to apply to this Indenture as so modified or to be excluded, as the case may be.

Section 108.  Effect of Headings and Table of Contents.

      The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

Section 109.  Successors and Assigns.

      All covenants and agreements in this Indenture by the Company shall bind its successors and assigns, whether so expressed or not.

Section 110.  Separability Clause.

     In case any provision in this Indenture or in the Securities
shall   be  invalid,  illegal  or  unenforceable,  the  validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 111.  Benefits of Indenture.

      Nothing in this Indenture or in the Securities, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder and the Holders, any benefit or any legal or equitable right, remedy or claim under this Indenture.

Section 112.  Governing Law.

      This Indenture and the Securities shall be governed by and construed in accordance with the laws of the State of New York, but without regard to principles of conflicts of laws.

Section 113.  Legal Holidays.

     In any case where any Interest Payment Date, Redemption Date or Stated Maturity of any Security or the last day on which a Holder has the right to convert a Security at a particular conversion price shall not be a Business Day at any Place of Payment, then (notwithstanding any other provision of this Indenture or of the Securities (other than a provision of the Securities of any series which specifically states that such provision shall apply in lieu of this Section)) payment of interest or principal (and premium, if any) or conversion need not be made at such Place of Payment on such date, but may be made on the next succeeding Business Day at such Place of Payment with the same force and effect as if made on the Interest Payment Date or Redemption Date, or at the Stated Maturity, provided that no interest shall accrue with respect to such payment for the period from and after such Interest Payment Date, Redemption Date or Stated Maturity, as the case may be.

Section 114.   Personal     Immunity    from    Liability     for Incorporators,
               Stockholders, Etc.

     No recourse shall be had for the payment of the principal of or premium, if any, or interest, if any, on any Security, or for any claim based thereon, or otherwise in respect of any Security, or based on or in respect of this Indenture or any indenture supplemental hereto, against any incorporator, or against any past, present or future stockholder, director or officer, as such, of the Company or of any successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being expressly waived and released as a condition of, and as consideration for, the execution of this Indenture and the issue of the Securities.


                           ARTICLE TWO

                         Security Forms

Section 201.  Forms Generally.

      The Securities of each series shall be in substantially the form set forth in this Article, or in such other form as shall be established by or pursuant to a Board Resolution or in one or more indentures supplemental hereto, in each case with such
appropriate  insertions,  omissions,  substitutions   and   other variations  as
are required or permitted by this Indenture,  and may  have  such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange or as may, consistent herewith, be determined by the officers executing such Securities, as evidenced by their execution of the
Securities.   If  the  form  of  Securities  of  any  series   is established
by action taken pursuant to a Board Resolution, a copy of an appropriate record of such action shall be certified by the Corporate Secretary or an Assistant Corporate Secretary of the Company and delivered to the Trustee at or prior to the delivery of the Company Order contemplated by Section 303 for the authentication and delivery of such Securities.

      The definitive Securities shall be printed, lithographed or engraved on steel engraved borders or may be produced in any other manner, all as determined by the officers executing such Securities, as evidenced by their execution of such Securities.

Section 202.  Form of Face of Security.

     [Insert any legend required by the Internal Revenue Code and the regulations thereunder.]



                        USF&G CORPORATION


No.                                               $

     USF&G CORPORATION, a Maryland corporation (herein called the "Company", which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby
promises   to  pay   to                                    ,   or
registered      assigns,      the      principal      sum      of
dollars.   If  other than Dollars, substitute other  currency  or
currency  unit.   If  the Security is to bear interest  prior  to
Maturity,   insert  --  ,  and  to  pay  interest  thereon   from or  from  the
       most recent Interest Payment Date  to  which interest  has  been paid or duly provided for,] semi-annually  on ............ and ............ in each year. [If other than semi-annual payments, insert frequency of payments and payment dates,
commencing              , at] if the Security is to bear interest at  a  fixed
rate, insert - the rate of ....% per annum  if  the Security is a Floating or
Adjustable Rate Security, insert -- a rate per annum computed-determined in accordance with, -- insert defined name of Floating or Adjustable Rate Provision set forth below. If the security is to bear interest at a rate determined with reference to an index, refer to description of index below] until the principal hereof is paid or made available for payment if applicable, insert -- , and (to the extent that the payment of
such interest shall be legally enforceable) at the rate of      % per annum on
any overdue principal and premium and on any overdue instalment of interest. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name
this  Security  (or  one  or  more  Predecessor  Securities)   is registered  at
the close of business on the Regular  Record  Date
for    such   interest,   which   shall   be    the            or (whether  or
not a Business Day), as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

       [If   the  Securities  are  Floating  or  Adjustable  Rate Securities
with respect to which the principal of or any premium or interest may be determined with reference to an index, insert the text of the Floating or Adjustable Rate Provision.]

      [If the Security is not to bear interest prior to Maturity, insert -- The principal of this Security shall not bear interest except in the case of a default in payment of principal upon acceleration, upon redemption or at Stated Maturity and in such case the overdue principal of this Security shall bear interest
at  the rate of     % per annum compounded semi-annually (to  the extent  that the payment of such interest shall be legally enforceable), which shall accrue from the date of such default in payment to the date payment of such principal, including interest thereon, has been made or duly provided for. All interest on any overdue principal shall be payable on demand. Any such interest on any overdue principal that is not so paid on demand shall bear interest at the rate of ......% per annum (to the extent that the payment  of such interest shall be legally enforceable), which shall accrue from the date of such demand for payment to the date payment of such interest has been made or duly provided for, and such interest shall also be payable on demand.]

      Payment of the principal of (and premium, if any) and [if applicable, insert -- any such interest on this Security will be made at the office or agency of the Company maintained for that
purpose  in             , in such coin or currency of the  United States  of
America. If the Security is denominated in a currency other than U.S. dollars, specify other currency or currency unit in which payment of the principal of and any premium or interest may be made as at the time of payment is legal tender for payment of public and private debts, if applicable, insert -- ; provided, however, that at the option of the Company payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register.]

      Reference is hereby made to the further provisions of  this
Security   set  forth  on  the  reverse  hereof,  which   further provisions
shall for all purposes have the same effect as if  set forth at this place.

      Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

      IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

Dated:

                                                            USF&G CORPORATION



By

Attest:




Section 203.  Form of Reverse of Security.

      This Security is one of a duly authorized issue of securities of the Company (herein called the "Securities"), issued and to be issued in one or more series under an Indenture,
dated  as  of                  (herein called  the  "Indenture"),
between  the Company and                    , as Trustee  (herein called  the
"Trustee", which term includes any successor  trustee under  the  Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, obligations, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof[,
limited in aggregate principal amount to $           ].

      [If applicable, insert -- The Securities of this series are subject to redemption upon not less than 30 days' nor more than 60 days' notice by mail, [if applicable, insert -- (1) on in any year commencing with the year ...... and  ending
with  the  year        through operation of the sinking fund  for this  series
at a Redemption Price equal to 100% of the principal
amount, and (2) at any time [on or after           , 19..,  as  a whole  or  in
part, at the election of the Company, at the following Redemption Prices (expressed as percentages of the
principal  amount):  If redeemed [on or  before                 , %,  and  if
   redeemed]  during the 12-month  period  beginning of the years indicated,

            Redemption                       Redemption
Year          Price           Year             Price




and  thereafter  at a Redemption Price equal  to       %  of  the principal
amount, together in the case of any  such  redemption.  If  applicable,  insert
- --  (whether through  operation  of  the
sinking  fund  or  otherwise)  with  accrued  interest   to   the Redemption
Date, but interest installments whose Stated Maturity is on or prior to such Redemption Date will be payable to the
Holders   of   such  Securities,  or  one  or  more   Predecessor Securities,
of record at the close of business on the relevant Record Dates referred to on the face hereof, all as provided in the Indenture.]

      [If applicable, insert -- The Securities of this series are subject to redemption upon not less than 30 days' nor more than
60  days'  notice  by  mail,  (1)  on               in  any  year
commencing   with  the  year       and  ending  with   the   year through
operation of the sinking fund for this series at the Redemption Prices for redemption through operation of the sinking fund (expressed as percentages of the principal amount) set forth
in   the   table  below,  and  (2)  at  any  time  on  or   after ,  as a whole
                 or in part, at the election of the Company, at the Redemption Prices for redemption otherwise than through operation of the sinking fund (expressed as percentages
of  the  principal  amount) set forth in  the  table  below:   If
redeemed  during the 12-month period  beginning                of the years
indicated.


             Redemption Price
              For Redemption             Redemption Price For
             Through Operation           Redemption Otherwise
                   of the               Than Through Operation
Year           Sinking Fund               of the Sinking Fund


and  thereafter  at a Redemption Price equal  to       %  of  the principal
amount, together in the case of any such redemption (whether through operation of the sinking fund or otherwise) with
accrued   interest   to  the  Redemption   Date,   but   interest installments
whose  Stated Maturity  is  on  or  prior  to  such
Redemption  Date  will  be  payable  to  the  Holders   of   such Securities, or
one or more Predecessor Securities, of record at the close of business on the relevant Record Dates referred to on the face hereof, all as provided in the Indenture. The sinking
fund   for   this   series  provides  for   the   redemption   on
                      in   each  year  beginning  with  the  year
               and ending with the year                    of not
less  than  $           ("mandatory sinking fund") and  not  more
than $           aggregate principal amount of Securities of this
series.   Securities of this series acquired or redeemed  by  the Company otherwise than through mandatory sinking  fund  payments
may   be  credited  against  subsequent  mandatory  sinking  fund payments otherwise required to be made in the inverse  order  in which they become due.

      [If the Security is subject to redemption, insert -- In the event of redemption of this Security in part only, a new Security or Securities of this series and of like tenor for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.]

     The Indenture contains provisions for defeasance at any time of (1) the entire indebtedness of this Security or (2) certain restrictive covenants and Events of Default with respect to this Security, in each case upon compliance with certain conditions set forth in the Indenture.

      [If the Security is convertible into Common Stock of the Company, insert -- Subject to the provisions of the Indenture, the Holder of this Security is entitled, at its option, at any
time  on or before                     (except that, in case this Security  or
any portion hereof shall be called for  redemption, such  right  shall terminate with respect to this Security or portion hereof, as the case may be, so called for redemption at the close of business on the date fixed for redemption as provided in the Indenture unless the Company defaults in making the payment due upon redemption), to convert the principal amount of this Security (or any portion hereof which is $1,000 or an integral multiple thereof), into fully paid and non-assessable shares (calculated as to each conversion to the nearest 1/100th of a share) of the Common Stock of the Company, as said shares shall be constituted at the date of conversion, at the conversion price of $_____ principal amount of Securities for each share of Common Stock, or at the adjusted conversion price in effect at the date of conversion determined as provided in the Indenture, upon surrender of this Security, together with the conversion notice hereon duly executed, to the Company at the designated
office   or   agency   of   the  Company  in  __________________, accompanied
(if so required by the Company) by instruments of transfer, in form satisfactory to the Company and to the Trustee, duly executed by the Holder or by its duly authorized attorney in
writing.   Such  surrender  shall,  if  made  during  any  period beginning at the close of business on a Regular Record Date and ending at the opening of business on the Interest Payment Date next following such Regular Record Date (unless this Security or the portion being converted shall have been called for redemption on a Redemption Date during such period), also be accompanied by payment in funds acceptable to the Company of an amount equal to the interest payable on such Interest Payment Date on the
principal amount of this Security then being converted.   Subject to  the
aforesaid requirement for payment and, in the case of a conversion after the Regular Record Date next preceding any Interest Payment Date and on or before such Interest Payment Date, to the right of the Holder of this Security (or any Predecessor Security) of record at such Regular Record Date to receive an installment of interest (with certain exceptions provided in the Indenture), no adjustment is to be made on conversion for interest accrued hereon or for dividends on shares
of  Common  Stock  issued  on conversion.   The  Company  is  not required to
issue fractional shares upon any such conversion, but shall make adjustment therefor in cash on the basis of the current market value of such fractional interest as provided in the Indenture. The conversion price is subject to adjustment as provided in the Indenture. In addition, the Indenture provides
that   in  case  of  certain  consolidations,  mergers  or  share exchanges  to which the Company is a party or the sale of substantially all of the assets of the Company, the Indenture
shall  be  amended,  without  the  consent  of  any  Holders   of securities, so
that this Security, if then outstanding, will be convertible thereafter, during the period this Security shall be convertible as specified above, only into the kind and amount of
securities,   cash  and  other  property  receivable   upon   the consolidation,
merger, share exchange or sale by a holder of the number of shares of Common Stock into which this Security might have been converted immediately prior to such consolidation, merger, share exchange or sale (assuming such holder of Common Stock failed to exercise any rights of election and received per share the kind and amount received per share by a plurality of non-electing shares) [, assuming if such consolidation, merger,
share  exchange or sale is prior to          , 19   ,  that  this Security  were
convertible at the time of such consolidation, merger, share exchange or sale at the initial conversion price
specified above as adjusted from                 , 19    to  such time  pursuant
to the Indenture. In the event of conversion of this Security in part only, a new Security or Securities for the unconverted portion hereof shall be issued in the name of the Holder hereof upon the cancellation hereof.

     [If the Security is convertible into other securities of the Company, specify the conversion features.]

     [If the Security is not an Original Issue Discount Security, insert -- If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.]

      [If the Security is an Original Issue Discount Security, insert -- If an Event of Default with respect to Securities of this series shall occur and be continuing, an amount of principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture. Such amount shall be equal to -- insert formula for determining
the  amount.   Upon  payment (i) of the amount  of  principal  so declared  due and payable and (ii) of interest on any overdue principal and overdue interest (in each case to the extent that the payment of such interest shall be legally enforceable), all of the Company's obligations in respect of the payment of the principal of and interest, if any, on the Securities of this series shall terminate.]

      The  Indenture permits, with certain exceptions as  therein provided,  the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in principal amount of the Securities at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past
defaults  under the Indenture and their consequences.   Any  such consent  or
waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

      No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and any premium and interest on this Security at the times, place and rates, and in the coin or currency, herein prescribed.

      As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registerable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in any place where the principal of and any premium and interest on this Security are payable, duly endorsed by, or
accompanied  by  a  written  instrument  of  transfer   in   form satisfactory
to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

       The  Securities  of  this  series  are  issuable  only  in
registered form without coupons in denominations of $         and any  integral
multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

     No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

      Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security is overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

     No recourse shall be had for the payment of the principal of (and premium, if any) or interest on this Security, or for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture or any indenture supplemental
thereto,  against  any  incorporator,  stockholder,  officer   or director, as
such, past, present or future, of the Company or of any successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

      All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

Section 204.  Form of Legend for Global Securities.

      Every Global Security authenticated and delivered hereunder shall bear a legend in substantially the following form or such other legends as may be required:

     This Security is a Global Security within the meaning of the Indenture hereinafter referred to and is registered in the name of a Depositary or a nominee thereof. This Security may not be transferred to, or registered or exchanged for Securities registered in the name of, any Person other than the Depositary or a nominee thereof and no such transfer may be registered, except in the limited circumstances described in the Indenture. Every Security authenticated and delivered upon registration of transfer of, or in exchange for or in lieu of, this Security shall be a Global Security subject to the foregoing, except in such limited circumstances.

Section 205.   Form of Trustee's Certificate of Authentication.

     The Trustee's certificate of authentication shall be in substantially the following form:

      This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.


                                  As Trustee

               By
                          Authorized Officer

Section 206.  Form of Conversion Notice.

     To USF&G Corporation

      The undersigned owner of this Security hereby irrevocably exercises the option to convert this Security, or portion hereof
(which   is  $1,000  or  an  integral  multiple  thereof)   below designated,
into shares of Common Stock of the Company in accordance with the terms of the Indenture referred to in this Security, and directs that the shares issuable and deliverable upon the conversion, together with any check in payment for fractional shares and any Securities representing any unconverted
principal  amount  hereof,  be  issued  and  delivered   to   the registered
holder hereof unless a different name has been indicated below. If this Notice is being delivered on a date after the close of business on a Regular Record Date and prior to the opening of business on the related Interest Payment Date (unless this Security or the portion thereof being converted has been called for redemption on a Redemption Date within such
period),  this  Notice  is  accompanied  by  payment,  in   funds acceptable  to
the Company, of an amount equal to the interest payable on such Interest Payment Date of the principal of this Security to be converted. If shares are to be issued in the name of a person other than the undersigned, the undersigned will pay
all  transfer  taxes  payable with respect  hereto.   Any  amount
required  to be paid by the   undersigned on account of  interest accompanies
this Security.

Principal Amount to be Converted
     (in an integral multiple of
     $1,000, if less than all):
     $____________


Dated
                              Signature

                                                     Signature(s) must  be
                              guaranteed by a commercial bank or trust company or a member firm of a national stock exchange if shares of Common Stock are to be
                              delivered,  or  Securities  to   be issued,  other
                              than to and in the name of the registered holder.


                                   Signature Guarantee


      Fill in for registration of shares of Common Stock and Security if to be issued otherwise than to the registered holder.

                         Social Security or other Taxpayer
     (Name)              Identifying Number



    (Address)



Please print Name and
Address (including zip
code number)


                          ARTICLE THREE

                         THE SECURITIES

Section 301.  Amount Unlimited; Issuable in Series.

      The aggregate principal amount of Securities which may be authenticated and delivered under this Indenture is unlimited.

      The Securities may be issued in one or more series. There shall be established in or pursuant to a Board Resolution or established in one or more indentures supplemental hereto, prior to the issuance of Securities of any series,

       (1)       the title of the Securities of the series (which
     shall   distinguish  the  Securities  of  the  series   from Securities of
     any other series);

       (2)      any limit upon the aggregate principal amount  of the
     Securities of the series which may be authenticated and
     delivered   under  this  Indenture  (except  for  Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities of the series pursuant to Sections 304, 305, 306, 906 or 1107 and except for any Securities which, pursuant to
     Section 303, are deemed never to have been authenticated and delivered hereunder);

       (3) the Person to whom any interest on a Security of the series shall be payable, if other than the Person in whose name that Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest;

       (4) the date or dates on which the principal of the Securities of the series is payable;

       (5) the rate or rates at which the Securities of the series shall bear interest, if any, or the Floating or Adjustable Rate Provision pursuant to which such rates shall be determined, the date or dates from which such interest shall accrue, the Interest Payment Dates on which any such interest shall be payable and the Regular Record Date for any interest payable on any Interest Payment Date;

        (6) whether the Securities of the series would be secured pursuant to Section 901(6);

      (7) the place or places where the principal of and any premium and interest on Securities of the series shall be payable;

       (8) the period or periods within which, the price or prices at which (including premium, if any) and the terms and conditions upon which Securities of the series may be redeemed, in whole or in part, at the option of the Company pursuant to a sinking fund or otherwise;

       (9) the obligation, if any, of the Company to redeem or purchase Securities of the series pursuant to any sinking fund or analogous provisions or at the option of a Holder thereof and the period or periods within which, the price or prices at which and the terms and conditions upon which Securities of the series shall be redeemed or purchased, in whole or in part, pursuant to such obligation;

     (10) the terms of any right to convert Securities of the series into shares of Common Stock of the Company or other securities or property;

     (11)       if  other  than denominations of $1,000  and  any
     integral  multiple  thereof,  the  denominations  in   which Securities of
     the series shall be issuable;

     (12) the currency or currencies, including composite currencies, or currency units in which payment of the principal of and any premium and interest on any Securities of the series shall be payable if other than the currency of the United States of America and the manner of determining the equivalent thereof in the currency of the United States of America for purposes of the definition of "Outstanding" in Section 101;

     (13) if the amount of payments of principal of or any premium or interest on any Securities of the series may be determined with reference to one or more indices, the manner in which such amounts shall be determined;

     (14) if the principal of or any premium or interest on any Securities of the series is to be payable, at the election of the Company or a Holder thereof, in one or more currencies, including composite currencies, or currency units other than that or those in which the Securities are stated to be payable, the currency, currencies, including composite currencies, or currency units in which payment of the principal of and any premium and interest on Securities of such series as to which such election is made shall be payable, and the periods within which and the terms and conditions upon which such election is to be made;

     (15) if other than the principal amount thereof, the portion of the principal amount of Securities of the series which shall be payable upon declaration of acceleration of the Maturity thereof pursuant to Section 502 or provable under any applicable federal or state bankruptcy or similar law pursuant to Section 503;

     (16) if and as applicable, that the Securities of the series shall be issuable in whole or in part in the form of one or more Global Securities and, in such case, the Depositary or Depositaries for such Global Security or Global Securities and any circumstance other than those set forth in Section 305 in which any such Global Security may
     be   transferred  to,  and  registered  and  exchanged   for Securities
     registered in the name of, a Person other than the Depositary for such Global Security or a nominee thereof and in which any such transfer may be registered;

       (17) any other event or events of default applicable with respect to the Securities of the series in addition to those provided in Section 501(1) through (7);

     (18) any other covenant or warranty included for the benefit of Securities of the series in addition to (and not inconsistent with) those included in this Indenture for the benefit of Securities of all series, or any other covenant or warranty included for the benefit of Securities of the series in lieu of any covenant or warranty included in this Indenture for the benefit of Securities of all series, or any provision that any covenant or warranty included in this Indenture for the benefit of Securities of all series shall not be for the benefit of Securities of the series, or any combination of such covenants, warranties or provisions;

     (19)         any   restriction   or   condition    on    the
     transferability of the Securities of the series;

     (20) any authenticating or paying agents, registrars, conversion agents or any other agents with respect to the Securities of the series; and

     (21) any other terms of the series (which terms shall not be inconsistent with the provisions of this Indenture, except as permitted by
     Section 901(5)).

      All Securities of any one series shall be substantially identical except as to denomination and except as may otherwise be provided in or pursuant to the Board Resolution referred to above or in any such indenture supplemental hereto.

      If any of the terms of the series are established by action taken pursuant to a Board Resolution, a copy of such action shall be delivered to the Trustee.

Section 302.  Denominations.

       The Securities of each series shall be issuable in registered form without coupons in such denominations as shall be specified as contemplated by Section 301. In the absence of any such provisions with respect to the Securities of any series, the Securities of such series shall be issuable in denominations of $1,000 and any integral multiple thereof.

Section 303.  Execution, Authentication, Delivery and Dating.

     The Securities shall be executed on behalf of the Company by its Chairman, its President, any Executive Vice President, any Vice President, its Treasurer or Assistant Treasurer, under its corporate seal reproduced thereon attested by its Corporate
Secretary  or  one  of its Assistant Corporate Secretaries.   The signature  of
any  of these officers on the  Securities  may  be manual or facsimile.

      The seal of the Company may be in the form of a facsimile thereof and may be impressed, affixed, imprinted or otherwise reproduced on the Securities. Securities bearing the manual or facsimile signatures of individuals who were at any time the
proper   officers  of  the  Company  shall  bind   the   Company,
notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Securities or did not hold such offices at the date of such
Securities.   Minor typographical and other minor errors  in  the text  of  any
Security or minor defects in the seal or facsimile signature on any Security shall not affect the validity or enforceability of such Security if it has been duly authenticated and delivered by the Trustee.

      At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Securities of
any   series   executed  by  the  Company  to  the  Trustee   for
authentication,   together  with  a   Company   Order   for   the authentication
and delivery of such Securities, and the Trustee in accordance with the Company Order shall authenticate and deliver such Securities. If the form or terms of the Securities of the series have been established in or pursuant to one or more Board Resolutions as permitted by Sections 201 and 301, in authenticating such Securities, and accepting the additional
responsibilities  under  this  Indenture  in  relation  to   such Securities,
the Trustee shall be entitled to receive, and (subject to Section 601) shall be fully protected in relying upon, an Opinion of Counsel stating,

         (a)       if  the  form  of  such  Securities  has  been
     established  by  or  pursuant  to  a  Board  Resolution   as
     permitted   by  Section  201,  that  such  form   has   been established
     in  conformity  with  the  provisions  of  this Indenture;

        (b)      if  the  terms  of  such  Securities  have  been
     established  by  or  pursuant  to  a  Board  Resolution   as
     permitted  by  Section  301,  that  such  terms  have   been established
     in  conformity  with  the  provisions  of  this Indenture; and

       (c) that such Securities, when authenticated and delivered by the Trustee and issued by the Company in the manner and subject to any conditions specified in such Opinion of Counsel, will constitute valid and legally binding obligations of the Company enforceable in accordance
     with   their   terms,  subject  to  bankruptcy,  insolvency,
     fraudulent     transfer,     reorganization,     moratorium, rehabilitation
     and similar laws of general applicability relating to or affecting creditors' rights generally or the rights of creditors of insurance companies or insurance
     holding   companies   generally  and   to   general   equity principles.

      The Trustee shall have the right to decline to authenticate and deliver any Securities under this Section if the Trustee, being advised by counsel, determines that such action may not lawfully be taken or if the Trustee in good faith by its board of directors, executive committee, or a trust committee of directors or responsible officers of the Trustee shall determine that such action would expose the Trustee to personal liability to existing Holders of Securities.

      Notwithstanding the provisions of Section 301 and of the preceding paragraph, if all Securities of a series are not to be originally issued at one time, it shall not be necessary to deliver the Board Resolution otherwise required pursuant to Section 301 or the Company Order and Opinion of Counsel otherwise required pursuant to such preceding paragraph at or prior to the time of authentication of each Security of such series if such documents are delivered at or prior to the authentication upon original issuance of the first Security of such series to be issued.

     Each Security shall be dated the date of its authentication.

      No Security shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there
appears   on   such  Security  a  certificate  of  authentication substantially in the form provided for herein executed by the Trustee by manual signature, and such certificate upon any Security shall be conclusive evidence, and the only evidence, that such Security has been duly authenticated and delivered hereunder. Notwithstanding the foregoing, if any Security shall have been authenticated and delivered hereunder but never issued and sold by the Company, and the Company shall deliver such Security to the Trustee for cancellation as provided in Section 309, for all purposes of this Indenture such Security shall be deemed never to have been authenticated and delivered hereunder and shall never be entitled to the benefits of this Indenture.

Section 304.  Temporary Securities.

      Pending the preparation of definitive Securities of any series, the Company may execute, and upon Company Order the Trustee shall authenticate and deliver, temporary Securities which are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Securities in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Securities may determine, as evidenced by their execution of such
Securities.   Every temporary Security shall be executed  by  the Company and authenticated by the Trustee upon the same conditions and in substantially the same manner, and with like effect, as the definitive Securities.

      If temporary Securities of any series are issued, the Company will cause definitive Securities of that series to be prepared without unreasonable delay. After the preparation of definitive Securities of such series, the temporary Securities of such series shall be exchangeable for definitive Securities of such series upon surrender of the temporary Securities of such series at the office or agency of the Company in a Place of
Payment  for  that  series, without charge to the  Holder.   Upon
surrender   for  cancellation  of  any  one  or  more   temporary Securities  of
any series, the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor one or more definitive Securities of the same series, of any authorized denominations and of a like aggregate principal amount and tenor. Until so exchanged the temporary Securities of any series shall in all respects be entitled to the same benefits under this Indenture as definitive Securities of such series and tenor.

Section 305.   Registration,   Registration   of   Transfer   and Exchange.

      The Company shall cause to be kept at the Corporate Trust Office of the Trustee a register (the register maintained in such office and in any other office or agency of the Company in a Place of Payment being herein sometimes collectively referred to as the "Security Register") in which, subject to such reasonable regulations as it or the Trustee may prescribe, the Company shall provide for the registration of Securities and of transfers of Securities. The Trustee is hereby appointed "Security Registrar" for the purpose of registering Securities and transfers of Securities as herein provided.

      Upon surrender for registration of transfer of any Security of any series at the office or agency in a Place of Payment for that series, the Company shall execute, and the Trustee shall
authenticate   and  deliver,  in  the  name  of  the   designated transferee or
transferees, one or more new Securities of the same series, of any authorized denominations and of a like aggregate principal amount and tenor.

     At the option of the Holder, Securities of any series may be exchanged for other Securities of the same series, of any authorized denominations and of a like aggregate principal amount and tenor, upon surrender of the Securities to be exchanged at
such   office  or  agency.   Whenever  any  Securities   are   so surrendered
for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Securities which the Holder making the exchange is entitled to receive and bearing numbers not contemporaneously outstanding.

      All Securities issued upon any registration of transfer or exchange of Securities shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Securities surrendered upon such registration of transfer or exchange.

      Every Security presented or surrendered for registration of transfer, exchange, redemption or payment shall (if so required
by   the  Company  or  the  Trustee)  be  duly  endorsed,  or  be
accompanied  by  a  written  instrument  of  transfer   in   form satisfactory
to the Company and the Security Registrar duly executed, by the Holder thereof or his attorney duly authorized in writing.

      No service charge shall be made for any registration of transfer or exchange of Securities, but the Company or the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Securities, other than exchanges pursuant to Section 304, 906 or 1107 not involving any transfer.

     Neither the Company nor the Trustee shall be required (i) to issue, register the transfer of or exchange Securities of any series during a period beginning at the opening of business 15 days before the day of the mailing of a notice of redemption of Securities of that series selected for redemption under Section 1103 and ending at the close of business on the day of such mailing, or (ii) to register the transfer of or exchange any Security so selected for redemption in whole or in part, except the unredeemed portion of any Security being redeemed in part.

      Notwithstanding any other provision in this Indenture, no Global Security may be transferred to, or registered or exchanged for Securities registered in the name of, any Person other than the Depositary for such Global Security or any nominee thereof,
and   no  such  transfer  may  be  registered,  unless  (1)  such Depositary
(A) notifies the Company and the Trustee that it is unwilling or unable to continue as Depositary for such Global Security or (B) ceases to be a clearing agency registered under the Exchange Act, (2) the Company executes and delivers to the Trustee a Company Order that such Global Security shall be so transferable, registrable and exchangeable, and such transfers shall be registrable, (3) there shall have occurred and be continuing an Event of Default with respect to the Securities evidenced by such Global Security or (4) there shall exist such other circumstances, if any, as have been specified for this purpose as contemplated by Section 301. Notwithstanding any other provision in this Indenture, a Global Security to which the restriction set forth in the preceding sentence shall have ceased to apply may be transferred only to, and may be registered and exchanged for Securities registered only in the name or names of, such Person or Persons as the Depositary for such Global Security shall have directed and no transfer thereof other than such a transfer may be registered.

     Every Security authenticated and delivered upon registration of transfer of, or in exchange for or in lieu of, a Global Security to which the restriction set forth in the first sentence of the preceding paragraph shall apply, whether pursuant to this Section, Section 304, 306, 906 or 1107 or otherwise, shall be authenticated and delivered in the form of, and shall be, a Global Security.

Section 306.   Mutilated, Destroyed, Lost and Stolen Securities.

      If there shall be delivered to the Company and the Trustee (i) a mutilated Security, or (ii) evidence to their satisfaction of the destruction, loss or theft of any Security and in either case such security or indemnity as may be required by either of them to save each of them and any agent of either of them harmless, then, in the absence of notice to the Company or the Trustee that such Security has been acquired by a bona fide purchaser, the Company shall execute and the Trustee shall
authenticate  and  deliver,  in  lieu  of  any  such   mutilated, destroyed,
lost or stolen Security, a new Security of the same series and of like tenor and principal amount and bearing a number not contemporaneously outstanding.

      In case any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Security, pay such Security.

      Upon the issuance of any new Security under this Section, the Company or the Trustee may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

      Every new Security of any series issued pursuant to this Section in lieu of any destroyed, lost or stolen Security shall constitute an original additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Security shall be at any time enforceable by anyone, and shall be entitled to all the benefits of (but shall be subject to all the limitations of rights set forth in) this Indenture equally and proportionately with any and all other Securities of that series duly issued hereunder.

      The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies
with   respect  to  the  replacement  or  payment  of  mutilated, destroyed, lost or stolen Securities.

Section 307.   Payment of Interest; Interest Rights Preserved.

      Except as otherwise provided as contemplated by Section 301 with respect to any series of Securities, interest on any Security which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name that Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest.

     Any interest on any Security of any series which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date (herein called "Defaulted Interest") shall forthwith cease to be payable to the Holder on the relevant Regular Record Date by virtue of having been such Holder, and such Defaulted Interest may be paid by the Company, at its election in each case, as provided in Clause (1) or (2) below:

       (1) The Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Securities of such series (or their respective Predecessor Securities) are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Security of such series and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this Clause provided. Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 15 days after the receipt by the Trustee of the notice of the
     proposed  payment.   The Trustee shall promptly  notify  the Company of
     such Special Record Date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first-class postage prepaid, to each Holder of Securities of such series at its address as it appears in the Security Register, not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been so mailed, such Defaulted Interest shall be paid to the Persons in whose names the Securities of such series (or their respective Predecessor Securities) are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following Clause (2).

           (2) The Company may make payment of any Defaulted Interest on the Securities of any series in any other lawful
     manner  not  inconsistent  with  the  requirements  of   any securities
     exchange on which such Securities may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this Clause, such manner of payment shall be deemed practicable by the Trustee.

      Subject to the foregoing provisions of this Section, each Security delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Security shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Security.

      Subject to the provisions of Section 1202, in the case of any Security which is converted after any Regular Record Date and on or prior to the next succeeding Interest Payment Date (other than any Security the principal of (or premium, if any, on) which shall become due and payable, whether at a Stated Maturity or by declaration of acceleration, call for redemption, or otherwise, prior to such Interest Payment Date), interest whose Stated Maturity is on such Interest Payment Date shall be payable on such Interest Payment Date notwithstanding such conversion and such interest (whether or not punctually paid or duly provided for) shall be paid to the Person in whose name that Security (or any one or more Predecessor Securities) is registered at the
close  of  business  on  such Regular  Record  Date.   Except  as
otherwise   expressly  provided  in  the  immediately   preceding sentence,  in
the case of any Security which is converted, interest whose Stated Maturity is after the date of conversion of such Security shall not be payable.

Section 308.   Persons Deemed Owners.

      Prior to due presentment of a Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name such Security is registered as the owner of such Security for the purpose of receiving payment of principal of and any premium and (subject to Section 307) any interest on such Security and for all other purposes whatsoever, whether or not such Security be overdue, and neither the Company, the Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary.

Section 309.   Cancellation.

       All   Securities  surrendered  for  payment,   redemption, registration
of transfer or exchange or for credit against any sinking fund or analogous payment or for conversion shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee and shall be promptly cancelled by it. The Company may at any time deliver to the Trustee for cancellation any Securities previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, and may deliver to the Trustee (or to any other Person for delivery to
the   Trustee)   for   cancellation  any  Securities   previously authenticated
hereunder which the Company has not issued and sold, and all Securities so delivered shall be promptly cancelled by the Trustee. No Securities shall be authenticated in lieu of or in exchange for any Securities cancelled as provided in this
Section,  except as expressly permitted by this  Indenture.   All cancelled
Securities held by the Trustee shall be disposed of as directed by a Company Order. Acquisition by the Company of any Security shall not operate as a redemption or satisfaction of the indebtedness represented by such Security unless and until the same is delivered to the Trustee for cancellation.

Section 310.   Computation of Interest.

     Except as otherwise specified as contemplated by Section 301 for Securities of any series, interest on the Securities of each series shall be computed on the basis of a 360-day year of twelve 30-day months.


                          ARTICLE FOUR

                   SATISFACTION AND DISCHARGE

Section 401.   Satisfaction and Discharge of Indenture.

      This  Indenture shall upon Company Request cease to  be  of further effect (except as to any surviving rights of conversion, registration of transfer or exchange of Securities of a series herein expressly provided for) with respect to Securities of any series, and the Trustee, at the expense of the Company, shall
execute   proper   instruments  acknowledging  satisfaction   and discharge of
this Indenture with respect to a series, when

     (1)  either

     (A) all Securities of such series theretofore authenticated and delivered (other than (i) Securities which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 306 and (ii) Securities of such
     series   for  whose  payment  money  has  theretofore   been deposited  in
     trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust, as provided in
     Section  1003)  have  been delivered to the Trustee for cancellation; or

     (B) all such Securities of such series not theretofore delivered to the Trustee for cancellation

      (i)      have become due and payable, or

     (ii) will become due and payable at their Stated Maturity within one year, or

     (iii) are to be called for redemption within one year under arrangements reasonably satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company, and the Company, in the case of (i), (ii) or (iii) above, has irrevocably deposited or caused to be deposited with the Trustee in trust for the purpose (A) money (either in United States dollars or such other currency or currency unit in which the Securities of any series may be payable) in an amount, or (B) U.S. Government Obligations (or Foreign Government Obligations if the Securities are denominated in a foreign currency or currencies) that through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, not later than one day before the due date of any payment, money in an amount,
     or   (C)  a  combination  thereof,  sufficient  to  pay  and discharge the entire indebtedness on such Securities of such
     series   not  theretofore  delivered  to  the  Trustee   for cancellation,
     for principal of (and premium, if any) and interest to the date of such deposit (in the case of Securities of such series which have become due and payable) or to the Stated Maturity or Redemption Date, as the case may be;

     (2) the Company has paid or caused to be paid all other sums payable hereunder by the Company; and

     (3) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture with respect to such series have been complied with.

      In the event there are Securities of two or more series outstanding hereunder, the Trustee shall be required to execute an instrument acknowledging satisfaction and discharge of this Indenture only if requested to do so with respect to Securities of a particular series as to which it is Trustee and if the other conditions thereto are met. In the event that there are two or more Trustees hereunder, then the effectiveness of any such instrument shall be conditioned upon receipt of such instruments from all Trustees hereunder.

      Notwithstanding the satisfaction and discharge of this Indenture with respect to a particular series, the obligations of the Company to the Trustee under Section 607, the obligations of the Trustee to any Authenticating Agent under Section 614 and, if money shall have been deposited with the Trustee pursuant to subclause (B) of Clause (1) of this Section, the obligations of the Trustee under Section 402 and the last paragraph of Section 1003 shall survive until there are no Securities Outstanding with respect to a particular series and the obligations of the Company and the Trustee with respect to all other series of Securities shall survive.

Section 402.   Application of Trust Fund.

     Subject to provisions of the last paragraph of Section 1003, all amounts deposited with the Trustee pursuant to Section 401 shall be held in trust and applied by it, in accordance with the provisions of the Securities and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal and any premium and interest for whose payment such funds have been deposited with the Trustee.


                          ARTICLE FIVE

                            REMEDIES

Section 501.   Events of Default.

      "Event of Default" whenever used with respect to Securities of a series means any one of the following events and such other events as may be established with respect to the Securities of such series as contemplated by
Section 301 hereof:

     (1) Default in the payment of any instalment of interest upon any of the Securities of such series as and when the same shall become due and payable, and continuance of such default for a period of 30 days; or

     (2) Default in the payment of the principal of or premium, if any, on any of the Securities of such series as and when the same shall become due and payable either at maturity, upon redemption, by declaration or otherwise; or

     (3) Default in the making of any sinking fund payment, whether mandatory or optional, as and when the same shall become due and payable by the terms of the Securities of such series; or

     (4) Failure on the part of the Company duly to observe or perform in any material respect any other of the covenants or agreements on the part of the Company contained in this Indenture or in the Securities (other than those set forth exclusively in the terms of any other particular series of Securities established as contemplated by this Indenture for the benefit of such other series) and written notice of such failure, stating that such notice is a "Notice of Default" hereunder, and requiring the Company to remedy the same, shall have been given by registered or certified mail, return receipt requested, to the Company by the Trustee, or to the Company and the Trustee by the holders of at least
     25%   in  aggregate  principal  amount  of  the  Outstanding Securities  of that series, and such failure shall have continued unremedied for a period of 90 days after the date of the Company's receipt of such Notice of Default; or

     (5) An event of default, as defined in any indenture or instrument evidencing or under which the Company or any
     Principal   Insurance  Subsidiary  shall  have   outstanding indebtedness
     for borrowed money in a principal amount in excess of $50,000,000, shall happen and be continuing and such indebtedness shall have been accelerated so that the same shall be or become due and payable prior to the date on which the same would otherwise have become due and payable or the Company or any Principal Insurance Subsidiary shall default in the payment at final maturity of outstanding indebtedness for borrowed money in a principal amount in excess of $50,000,000, and such acceleration or default at maturity shall not be waived, rescinded or annulled within 30 days after written notice thereof, stating that such notice is a "Notice of Default" hereunder, shall have been given to the Company by the Trustee (if such event be known to it), or to the Company and the Trustee by the holders of
     at   least  25%  in  aggregate  principal  amount   of   the Outstanding
     Securities of that series; provided, however, that if such acceleration under such indenture or instrument or default at maturity shall be remedied or cured by the
     Company   or  Principal  Insurance  Subsidiary,  or  waived, rescinded  or annulled by the requisite holders of such indebtedness, then the Event of Default hereunder by reason thereof shall be deemed likewise to have been thereupon remedied, cured or waived without further action upon the part  of  either  the  Trustee or any of  the  Holders;  and
     provided  further,  that,  subject  to  the  provisions   of Sections 601
     and 602, the Trustee shall not be charged with knowledge of any such default unless written notice thereof shall have been given to the Trustee by the Company, by the holder of any such indebtedness or an agent of the holder of any such indebtedness, by the trustee then acting under any such indenture or other instrument under which such default shall have occurred, or by the holders of at least 25% in aggregate principal amount of the Outstanding Securities of that series; or

     (6)  A decree or order by a court having jurisdiction in the premises shall have been entered adjudging the Company or any Principal Insurance Subsidiary a bankrupt or insolvent,
     or   approving   as   properly  filed  a  petition   seeking
     reorganization, arrangement, adjustment or composition of the Company or any Principal Insurance Subsidiary under any applicable Federal or State bankruptcy or similar law, and such decree or order shall have continued undischarged and unstayed for a period of 90 days; or a decree or order of a
     court   having   jurisdiction  in  the  premises   for   the appointment
     of a receiver, liquidator, trustee, assignee, sequestrator or similar official in bankruptcy or insolvency of the Company or any Principal Insurance Subsidiary or of all or substantially all of its property, or for the winding up or liquidation of its affairs, shall have been entered, and such decree or order shall have continued undischarged and unstayed for a period of 90 days; or

     (7)  The Company or any Principal Insurance Subsidiary shall
     institute   proceedings  to  be  adjudicated   a   voluntary bankrupt,  or
     shall consent to the filing of a bankruptcy proceeding against it, or shall file a petition or answer or consent seeking reorganization, arrangement, adjustment or composition under any applicable Federal or State bankruptcy or similar law, or shall consent to the filing of any such petition, or shall consent to the appointment of a receiver,
     liquidator,  trustee,  assignee,  sequestrator  or   similar official in
     bankruptcy or insolvency of the Company or any Principal Insurance Subsidiary or of all or substantially all of its property, or shall make an assignment for the
     benefit  of  creditors,  or  shall  admit  in  writing   its inability to
     pay its debts generally as they become due and its willingness to be adjudged a bankrupt, or corporate action shall be taken by the Company or any Principal Insurance Subsidiary in furtherance of any of the aforesaid purposes.

Section 502.   Acceleration    of   Maturity;   Rescission    and Annulment.

      If an Event of Default with respect to Securities of any series at the time Outstanding occurs and is continuing, then in every such case the Trustee or the Holders of not less than 25% in principal amount of the Outstanding Securities of that series may declare the principal amount (or, if any of the Securities of that series are Original Issue Discount Securities, such portion of the principal amount of such Securities as may be specified in the terms thereof) of all of the Securities of that series to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by Holders), and upon any such declaration such principal amount (or specified amount) shall become immediately due and payable; provided, however, that if an Event of Default specified in Section 501(6) or (7) occurs and is continuing, such principal amount of all such Securities shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holders; provided, further, that except in the case of a default in the payment of the principal of (or premium, if any) or interest on any Security or in the payment of any sinking fund payment, the Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee or a trust committee of directors and/or Responsible Officers of the Trustee in good faith determine that the withholding of such notice is in the interests of the Holders of such Securities.

      At any time after such a declaration of acceleration with respect to Securities of any series has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter in this Article provided, the Holders of a majority in principal amount of the Outstanding Securities of that series, by written notice to the Company and the Trustee, may waive all defaults and may rescind and annul such declaration and its consequences if

     (1) the Company has paid or deposited with the Trustee a sum sufficient to pay

                (A)   all  overdue interest on all Securities  of that series,

                (B) the principal of (and premium, if any, on) any Securities of that series which have become due otherwise than by such declaration of acceleration and any interest thereon at the rate or rates prescribed therefor in such Securities,

                (C) to the extent that payment of such interest is lawful, interest upon overdue interest at the rate or rates prescribed therefor in such Securities, and

                (D) all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel due the Trustee under Section 607;

and

     (2) all Events of Default with respect to Securities of that series, other than the non-payment of the principal of and interest, if any, on the Securities of that series which have become due solely by such declaration of acceleration, have been cured or waived as provided in
     Section 513.

No such rescission shall affect any subsequent default or impair any right consequent thereon.

Section 503.   Collection   of   Indebtedness   and   Suits   for Enforcement by
               Trustee.

     The Company covenants that if

     (1) default is made in the payment of any interest on any Security when such interest becomes due and payable and such default continues for a period of 30 days, or

     (2) default is made in the payment of the principal of (or premium, if any, on) any Security at the Maturity thereof,

the Company will, upon written demand of the Trustee, pay to it, for the benefit of the Holders of such Securities, the whole amount then due and payable on such Securities for principal and any premium and interest and, to the extent that payment of such interest shall be legally enforceable, interest on any overdue principal and premium and on any overdue interest, at the rate or rates prescribed therefor in such Securities, and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of  collection,  including  the  reasonable
compensation,  expenses,  disbursements  and  advances   of   the Trustee,  its
agents and counsel, except such costs and expenses as are a result of negligence or bad faith on the part of the
Trustee.   Until such demand is made by the Trustee, the  Company may  pay  the principal of and premium, if any, and interest, if any, on the Securities of any series to the registered holders, whether or not the Securities of such series are overdue.

      If  an  Event of Default with respect to Securities of  any
series  occurs  and  is  continuing,  the  Trustee  may  in   its discretion
proceed to protect and enforce its rights and the rights of the Holders of Securities of such series by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

Section 504.   Trustee May File Proofs of Claim.

      In case of any judicial proceeding relative to the Company (or any other obligor upon the Securities), its property or its creditors, the Trustee shall be entitled and empowered, by intervention in such proceeding or otherwise, to take any and all actions authorized under the Trust Indenture Act in order to have claims of the Holders and the Trustee allowed in any such
proceeding.   In particular, the Trustee shall be  authorized  to collect  and receive any moneys or other property payable or deliverable on any such claims and to distribute the same; and
any   custodian,   receiver,   assignee,   trustee,   liquidator, sequestrator
or  other similar official  in  any  such  judicial proceeding  is  hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable
compensation,  expenses,  disbursements  and  advances   of   the Trustee,  its
agents and counsel due the Trustee  under  Section 607.

      No provision of this Indenture shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding; provided, however, that the Trustee may, on behalf of the Holders, vote for the election of a trustee in bankruptcy or similar official and be a member of a creditors' or other similar committee.

Section 505.   Trustee  May Enforce Claims Without Possession  of Securities.

      All rights of action and claims under this Indenture or the Securities may be prosecuted and enforced by the Trustee without the possession of any of the Securities or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel due the Trustee under Section 607, be for the ratable benefit of the Holders of the Securities in respect of which such judgment has been recovered.

Section 506.   Application of Money Collected.

      Any money collected by the Trustee pursuant to this Article shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal or any premium or interest, upon presentation of the Securities and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

          FIRST:    To the payment of all amounts due the Trustee under Section
     607;

           SECOND:   To the payment of the amounts then  due  and unpaid for
     principal of and any premium and interest on the Securities in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Securities for principal and any premium and interest, respectively; and

           THIRD:    To the payment of the remainder, if any,  to the Company or any other Person lawfully entitled thereto.

Section 507.   Limitation on Suits.

     No Holder of any Security of any series shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless

          (1) such Holder has previously given written notice to the Trustee of a continuing Event of Default with respect to the Securities of that series;

           (2) the Holders of not less than 25% in principal amount of the Outstanding Securities of that series shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

          (3) such Holder or Holders have offered to the Trustee indemnity reasonably satisfactory in form and substance to the Trustee against the costs, expenses and liabilities to be incurred in compliance with such request;

           (4) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

           (5) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in principal amount of the Outstanding Securities of that series;

it being understood and intended that no one or more of such Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other of such Holders, or to obtain or to seek to obtain priority or preference over any other of such Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all of such Holders.

Section 508.   Unconditional   Right  of   Holders   to   Receive Principal,
               Premium and Interest and to Convert.

      Notwithstanding any other provision in this Indenture, the Holder of any Security shall have the right, which is absolute and unconditional, to receive payment of the principal of and any premium and (subject to Section
307) any interest on such Security on the Stated Maturity or Maturities expressed in such Security (or, in the case of redemption, on the Redemption
Date) and to convert such Securities in accordance with Article Twelve and to institute suit for the enforcement of any such payment or such right of conversion, and such rights shall not be impaired without the consent of such Holder.

Section 509.   Restoration of Rights and Remedies.

      If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Company, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

Section 510.   Rights and Remedies Cumulative.

     Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities in the last paragraph of
Section 306, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or
otherwise.   The assertion or employment of any right  or  remedy
hereunder,   or  otherwise,  shall  not  prevent  the  concurrent assertion or employment of any other appropriate right or remedy.

Section 511.   Delay or Omission Not Waiver.

      No delay or omission of the Trustee or of any Holder of any Securities to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or
constitute  a  waiver  of  any  such  Event  of  Default  or   an acquiescence
therein. Subject to Section 507, every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

Section 512.   Control by Holders.

     The Holders of a majority in principal amount of the Outstanding
Securities of any series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, with respect to the Securities of such series, provided that

           (1) such direction shall not be in conflict with any rule of law or with this Indenture,

           (2) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction, and

           (3) the Trustee need not take any action which might involve it in personal liability or be unduly prejudicial to the Holders of such series not joining therein.

      Upon receipt by the Trustee of any such direction with respect to Securities of any series, a record date shall be set for determining the Holders of Outstanding Securities of such series entitled to join in such direction, which record date shall be the close of business on the day the Trustee receives such direction. The Holders of Outstanding Securities of such series on such record date (or their duly appointed agents), and only such Persons, shall be entitled to join in such direction, whether or not such Holders remain Holders after such record date; provided that, unless such direction shall have become effective by virtue of Holders of at least a majority in principal amount of Outstanding Securities of such series on such record date (or their duly appointed agents) having joined therein on or prior to the 90th day after such record date, such direction shall automatically and without any action by any Person be cancelled and of no further effect. Nothing in this paragraph shall prevent a Holder (or a duly appointed agent thereof) from giving, before or after the expiration of such 90-day period, a direction contrary to or different from, or, after the expiration of such period, identical to, a direction that has been cancelled pursuant to the proviso to the preceding sentence, in which event a new record date in respect thereof shall be set pursuant to this paragraph.

Section 513.   Waiver of Past Defaults.

      The Holders of not less than a majority in principal amount of the Outstanding Securities of any series may on behalf of the Holders of all the Securities of such series waive any past
default   hereunder  with  respect  to  such   series   and   its consequences,
except a default

           (1) in the payment of the principal of or any premium or interest on any Security of such series, or

          (2) in respect of a covenant or provision hereof which under Article Nine cannot be modified or amended without the consent of the Holder of each Outstanding Security of such series affected.

     Upon any such waiver, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

Section 514.   Undertaking for Costs.

     In any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, a court may require any party litigant in such suit to file an undertaking to pay the costs of such suit, and may assess costs against any such party litigant, in the manner and to the extent provided in the Trust Indenture Act; provided that neither this Section nor the Trust Indenture Act shall be deemed to authorize any court to require such an undertaking or to make such an assessment in any suit instituted by the Company.


                           ARTICLE SIX

                           THE TRUSTEE

Section 601.   Certain Duties and Responsibilities.

      The duties and responsibilities of the Trustee shall be  as
provided  by  the  Trust  Indenture  Act.   Notwithstanding   the foregoing,  no
provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability
is  not  reasonably  assured  to  it.   Whether  or  not  therein expressly so
provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section.

Section 602.   Notice of Defaults.

      If a default occurs hereunder with respect to Securities of any series, the Trustee shall give the Holders of Securities of such series notice of such default as and to the extent provided by the Trust Indenture Act; provided, however, that in the case of any default of the character specified in Section 501(4) with respect to Securities of such series, no such notice to Holders shall be given until at least 30 days after the occurrence
thereof.   For  the purpose of this Section, the  term  "default" means  any event which is, or after notice or lapse of time or both would become, an Event of Default with respect to Securities of such series.

Section 603.   Certain Rights of Trustee.

     Subject to the provisions of Section 601:

           (a) the Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

           (b) any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order and any resolution of the Board of
     Directors   may  be  sufficiently  evidenced  by   a   Board Resolution;

           (c) whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officers' Certificate;

           (d) the Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

           (e) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee security or indemnity reasonably satisfactory in form and substance to the Trustee against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;

           (f) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall upon reasonable notice to the Company be entitled to examine the books, records and premises of the Company, personally or by agent or attorney at a time and place reasonably acceptable to the Company; and

           (g) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder.

Except  as  otherwise required by the Trust  Indenture  Act,  the
Trustee   undertakes  to  perform  only  such   duties   as   are
specifically  set  forth  in  this  Indenture,  and  no   implied covenants  or
obligations  shall be  read  into  this  Indenture against the Trustee.

Section 604.   Not  Responsible  for  Recitals  or  Issuance   of Securities.

      The recitals contained herein and in the Securities, except the Trustee's certificates of authentication, shall be taken as the statements of the Company, and neither the Trustee nor any
Authenticating  Agent  assumes  any  responsibility   for   their
correctness.   The  Trustee makes no representations  as  to  the validity  or sufficiency of this Indenture or of the Securities. Neither the Trustee nor any Authenticating Agent shall be accountable for the use or application by the Company of Securities or the proceeds thereof.

Section 605.   May Hold Securities.

     The Trustee, any Authenticating Agent, any Paying Agent, any Security Registrar or any other agent of the Company, in its individual or any other capacity, may become the owner or pledgee of Securities and, subject to Sections 608 and 613, may otherwise deal with the Company with the same rights it would have if it were not Trustee, Authenticating Agent, Paying Agent, Security Registrar or such other agent.

Section 606.   Money Held in Trust.

      Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed with the Company.

Section 607.   Compensation and Reimbursement.

     The Company agrees

          (1) to pay to the Trustee from time to time reasonable compensation for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

           (2) except as otherwise expressly provided herein, to reimburse the Trustee upon its written request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this
     Indenture   (including  the  reasonable  compensation,   and reasonable
     expenses and disbursements of its agents and outside counsel), except any such expense, disbursement or advance as may be attributable to its negligence or bad faith; and

           (3) to indemnify the Trustee for, and to hold it harmless against, any loss, liability or expense incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of the trust or trusts hereunder, including the reasonable costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder.

      As security for the performance of the obligations of the Company under this Section, the Trustee shall have a lien prior to the Securities upon all property and funds held or collected by the Trustee, in its capacity as Trustee (but not in any other capacity), except funds held in trust for the payment of principal of (or premium, if any) or interest on particular Securities or any coupons. The provisions of this Section shall survive the termination of this Identure.

      When the Trustee incurs expenses or renders services in connection with an Event of Default specified in Section 501(6) or (7), the expenses (including reasonable charges and expenses of its counsel) and the compensation for the services are intended to constitute expenses of administration under any applicable federal or state bankruptcy, insolvency or other similar law.

Section 608.   Disqualification; Conflicting Interests.

      If the Trustee has or shall acquire a conflicting interest within the meaning of the Trust Indenture Act, the Trustee shall either eliminate such interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act and this Indenture.

Section 609.   Corporate Trustee Required; Eligibility.

      There shall at all times be a Trustee hereunder which shall be a Person that is eligible pursuant to the Trust Indenture Act to act as such and has a combined capital and surplus of at least $50,000,000 or is a subsidiary of a corporation which shall be a Person that has a combined capital and surplus of at least $50,000,000 and which unconditionally guarantees the obligations of the Trustee hereunder. If such Person publishes reports of
condition  at  least  annually,  pursuant  to  law  or   to   the requirements
of said supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such Person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

Section 610.   Resignation and Removal; Appointment of Successor.

      (a) No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee in accordance with the applicable requirements of Section 611.

      (b) The Trustee may resign at any time with respect to the Securities of one or more series by giving written notice thereof to the Company. If the instrument of acceptance by a successor Trustee required by Section 611 shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Securities of such series.

      (c) The Trustee may be removed at any time with respect to the Securities of any series by Act of the Holders of a majority in principal amount of the Outstanding Securities of such series, delivered to the Trustee and to the Company.

     (d)  If at any time:

           (1) the Trustee shall fail to comply with Section 608 after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Security for at least six months, or

           (2) the Trustee shall cease to be eligible under Section 609 and shall fail to resign after written request therefor by the Company or by any such Holder, or

           (3) the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee
     or   of   its  property  or  affairs  for  the  purpose   of
     rehabilitation, conservation or liquidation,

then, in any such case, (i) the Company by a Board Resolution may remove the Trustee with respect to all Securities, or (ii) subject to Section 514, any Holder who has been a bona fide Holder of a Security for at least six months may, on behalf of itself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee with respect to all Securities and the appointment of a successor Trustee or Trustees.

      (e) If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, with respect to the Securities of one or more series, the Company, by a Board Resolution, shall promptly appoint a successor Trustee or Trustees with respect to the Securities of that or those series (it being understood that any such successor Trustee may be appointed with respect to the Securities of one or more or all of such series and that at any time there shall be only one Trustee with respect to the Securities of any particular series) and shall comply with the
applicable  requirements of Section 611.   If,  within  one  year
after   such  resignation,  removal  or  incapability,   or   the occurrence  of
such vacancy, a successor Trustee with respect to the Securities of any Series shall be appointed by Act of the Holders of a majority in principal amount of the Outstanding Securities of such series delivered to the Company and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment in accordance with the applicable requirements of Section 611, become the successor Trustee with respect to the Securities of such series and to that extent supersede the successor Trustee appointed by
the  Company.   If  no  successor Trustee  with  respect  to  the Securities  of any Series shall have been so appointed by the Company or the Holders and accepted appointment in the manner required by Section 611, any Holder who has been a bona fide Holder of a Security of such series for at least six months may, on behalf of itself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Securities of such series.

      (f) The Company shall give notice of each resignation and each removal of the Trustee with respect to the Securities of any series and each appointment of a successor Trustee with respect to the Securities of any series to all Holders of Securities of such series in the manner provided in
Section 106. Each notice shall include the name of the successor Trustee with respect to the Securities of such series and the address of its Corporate Trust Office.

Section 611.   Acceptance of Appointment by Successor.

      (a) In case of the appointment hereunder of a successor Trustee with respect to all Securities, every such successor Trustee so appointed shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on the request of the Company or the successor Trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder, subject nevertheless to its claim, if any, provided for in Section 607.

      (b) In case of the appointment hereunder of a successor Trustee with respect to the Securities of one or more (but not all) series, the Company, the retiring Trustee and each successor Trustee with respect to the Securities of such series shall execute and deliver an indenture supplemental hereto wherein each successor Trustee shall accept such appointment and which
(1) shall contain such provisions as shall be necessary or desirable to transfer the rights, powers, trust and duties of the retiring Trustee with respect to the Securities of that or those series to which the appointment of such successor Trustee relates, (2) if the retiring Trustee is not retiring with respect to all Securities, shall contain such provisions as shall be deemed necessary or desirable to confirm that all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series as to which the retiring Trustee is not retiring shall continue to be vested in the retiring Trustee, and (3) shall add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, it being understood that nothing herein or in such supplemental indenture shall constitute such Trustee co-trustees of the same trust and that each such Trustee shall be trustee of a trust or trusts hereunder separate and apart from any trust or trusts hereunder administered by any other such Trustee; and upon the execution and delivery of such supplemental indenture the resignation or removal of the retiring Trustee shall become effective to the extent provided therein and each
such  successor  Trustee,  without  any  further  act,  deed   or conveyance,
shall become vested with all the rights, powers, trusts and duties of the retiring Trustee with respect to the Securities of that or those series to which the appointment of such successor Trustee relates; but, on request of the Company or any successor Trustee, such retiring Trustee shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder with respect to the Securities of that or those series to which the appointment of such successor Trustee relates, subject nevertheless to its claim, if any, provided for in Section 607.

     (c) Upon request of any such successor Trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts referred to in paragraphs (a) and (b) of this Section, as the case may be.

     (d) No successor shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article.

Section 612.   Merger, Conversion, Consolidation or Succession to Business.

     Any corporation into which the Trustee may be merged or
converted  or  with  which  it  may  be  consolidated,   or   any
corporation   resulting   from   any   merger,   conversion    or consolidation
to which the Trustee shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of
the  parties  hereto.   In case any Securities  shall  have  been authenticated,
but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Securities so authenticated with the same effect as if such successor Trustee had itself authenticated such Securities.

Section 613.   Preferential Collection of Claims Against Company.

     If and when the Trustee shall be or become a creditor of the Company (or any other obligor upon the Securities), the Trustee shall be subject to the provisions of the Trust Indenture Act regarding the collection of claims against the Company (or any such other obligor).

Section 614.   Appointment of Authenticating Agent.

      The Trustee may with the consent of the Company appoint an Authenticating Agent or Agents with respect to one or more series of Securities which shall be authorized to act on behalf of the Trustee to authenticate Securities of such series issued upon original issue and upon exchange, registration of transfer, partial conversion or partial redemption thereof or pursuant to
Section 306, and Securities so authenticated shall be entitled to the benefits of this Indenture and shall be valid and obligatory for all purposes as if authenticated by the Trustee hereunder.
Wherever   reference   is   made  in  this   Indenture   to   the authentication
and delivery of Securities by the Trustee or the Trustee's certificate of authentication, such reference shall be deemed to include authentication and delivery on behalf of the
Trustee   by  an  Authenticating  Agent  and  a  certificate   of
authentication  executed  on  behalf  of  the   Trustee   by   an
Authenticating  Agent.   Each  Authenticating  Agent   shall   be acceptable to
the Company and shall at all times be a corporation organized and doing business under the laws of the United States of America, any State thereof or the District of Columbia, authorized under such laws to act as Authenticating Agent, having a combined capital and surplus of not less than $50,000,000 and subject to supervision or examination by Federal or State
authority.   If  such Authenticating Agent publishes  reports  of
condition  at  least  annually,  pursuant  to  law  or   to   the requirements
of said supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such Authenticating Agent shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time an Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, such Authenticating Agent shall resign immediately in the manner and with the effect specified in this Section.

      Any corporation into which an Authenticating Agent may be merged or converted or with which it may be consolidated, or any
corporation   resulting   from   any   merger,   conversion    or consolidation
to which such Authenticating Agent shall be a party, or any corporation succeeding to the corporate agency or corporate trust business of an Authenticating Agent, shall continue to be an Authenticating Agent, provided such corporation shall be otherwise eligible under this Section, without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.

      An  Authenticating Agent may resign at any time  by  giving
written  notice thereof to the Trustee and to the  Company.   The Trustee or the
Company may at any time terminate the agency of an Authenticating Agent by giving written notice thereof to such Authenticating Agent and to the Company or the Trustee, as the case may be. Upon receiving such a notice of resignation or upon such a termination, or in case at any time such Authenticating
Agent  shall  cease  to  be  eligible  in  accordance  with   the provisions  of
this Section, the Trustee may appoint a successor Authenticating Agent which shall be acceptable to the Company and shall mail written notice of such appointment by first-class mail, postage prepaid, to all Holders of Securities of the series with respect to which such Authenticating Agent will serve, as
their  names and addresses appear in the Security Register.   Any successor
Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if
originally  named  as  an  Authenticating  Agent.  No   successor Authenticating
Agent shall be appointed unless eligible under the provisions of this Section.

      The Company agrees to pay to each Authenticating Agent from time to time reasonable compensation for its services under this Section.

     If an appointment with respect to one or more series is made pursuant to this Section, the Securities of such series may have endorsed thereon, in addition to the Trustee's certificate of authentication, an alternative certificate of authentication in the following form:

      This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.


                              SIGNET TRUST COMPANY,
                                         As Trustee


                              By:                              , As
                                         Authenticating Agent


                              By:                              , Authorized
                                              Officer



                          ARTICLE SEVEN

                   HOLDERS' LISTS AND REPORTS
                     BY TRUSTEE AND COMPANY

Section 701.   Company to Furnish Trustee Names and Addresses  of Holders.

      The  Company will furnish or cause to be furnished  to  the Trustee

           (a) semi-annually, not later than 10 days after each Regular Record Date in each year, a list for each series of Securities, in such form as the Trustee may reasonably require, of the names and addresses of the Holders of Securities of such series as of the preceding Regular Record Date, and

           (b) at such other times as the Trustee may request in writing, within 30 days after the receipt by the Company of any such request, a list of similar form and content as of a date not more than 15 days prior to the time such list is furnished;

excluding from any such list names and addresses received by the Trustee in its capacity as Security Registrar.

Section 702.   Preservation  of  Information;  Communications  to Holders.

      (a) The Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of Holders contained in the most recent list furnished to the Trustee as provided in Section 701 and the names and addresses of Holders received by the Trustee in its capacity as Security Registrar. The Trustee may destroy any list furnished to it as provided in
Section 701 upon receipt of a new list so furnished.

      (b) The rights of the Holders to communicate with other Holders with respect to their rights under this Indenture or under the Securities, and the corresponding rights and privileges of the Trustee, shall be as provided by the Trust Indenture Act.

      (c) Every Holder of Securities, by receiving and holding the same, agrees with the Company and the Trustee that neither the Company nor the Trustee nor any agent of either of them shall be held accountable by reason of any disclosure of information as to names and addresses of Holders made pursuant to the Trust Indenture Act.

Section 703.  Reports by Trustee.

     (a) The Trustee shall transmit to Holders such reports concerning the Trustee and its actions under this Indenture as may be required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant thereto. To the extent that any such report is required by the Trust Indenture Act with respect to any 12 month period, such report shall cover the 12 month period ending May 15 and shall be transmitted by the next succeeding July 15.

      (b) A copy of each such report shall, at the time of such transmission to Holders, be filed by the Trustee with each stock
exchange   upon  which  any  Securities  are  listed,  with   the Commission
and with the Company. The Company will notify the Trustee when any Securities are listed on any stock exchange.

Section 704.  Reports by Company.

      The Company shall file with the Trustee and the Commission, and transmit to Holders, such information, documents and other reports, and such summaries thereof, as may be required pursuant to the Trust Indenture Act at the times and in the manner
provided   pursuant  to  such  Act;  provided   that   any   such information,
documents or reports required to be filed  with  the Commission  pursuant to
Section 13 or 15(d) of the Exchange Act shall be filed with the Trustee within 15 days after the same is so required to be filed with the Commission.


                          ARTICLE EIGHT

            CONSOLIDATION, MERGER, OR SALE OR ASSETS

Section 801.   Company  May  Consolidate, Etc., Only  on  Certain Terms.

      The Company shall not consolidate with or merge into any other Person or convey, transfer, lease or sell its properties and assets as, or substantially as, an entirety to any Person, and the Company shall not permit any Person to consolidate with or merge into the Company, unless:

           (1) in case the Company shall consolidate with or merge into another Person or sell its properties and assets as, or substantially as, an entirety to any Person, the Person formed by such consolidation or  into  which  the
     Company   is   merged  or  the  Person  which  acquires   by conveyance,
     transfer, lease or sale of the properties and assets of the Company as, or substantially as, an entirety shall be a corporation, partnership or trust, shall be organized and validly existing under the laws of the United States of America, any State thereof or the District of
     Columbia   and  shall  expressly  assume,  by  an  indenture supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, all of the obligations of the Company under the Securities, including without limitation, the due and punctual payment of the principal of and any premium and interest on all the Securities and the
     performance  or  observance  of  every  covenant   of   this Indenture  on
     the part of the Company to  be  performed  or observed  and  the conversion  rights,  if  any,  shall  be
     provided   for  in  accordance  with  Article   Twelve,   by supplemental
     indenture satisfactory in form to the Trustee, executed and delivered to the Trustee, by the Person (if other than the Company) formed by such consolidation or into
     which  the  Company  shall  have  been  merged  or  by   the
     corporation  which  shall  have  acquired  or   leased   the Company's
     assets;

            (2)    immediately  after  giving  effect   to   such transaction,
     no Event of Default shall have happened and  be continuing; and

           (3) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each
     stating   that   such  consolidation,  merger,   conveyance, transfer,
     lease or sale and, if a supplemental indenture  is
     required   in   connection  with  such   transaction,   such supplemental
     indenture comply with this Article and that all conditions precedent herein provided for relating to such transaction have been complied with.

For   purposes  of  the  foregoing,  the  transfer   (by   lease, assignment,
sale or otherwise) of the properties and assets of United States Fidelity and Guaranty Company (other than to the Company or another Subsidiary), which, if such assets were owned by the Company, would constitute all or substantially all of the properties and assets of the Company, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company.

Section 802.  Successor Substituted.

     Upon any consolidation of the Company with, or merger of the Company into, any other Person or any sale of the properties and assets of the Company as, or substantially as, an entirety in accordance with Section 801, the successor Person formed by such consolidation or into which the Company is merged or to which such sale is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein, and thereafter, the predecessor Person shall be relieved of all obligations and covenants under this Indenture and the Securities.


                          ARTICLE NINE

                     SUPPLEMENTAL INDENTURES

Section 901.   Supplemental   Indentures   Without   Consent   of Holders.

      Without the consent of any Holders, the Company, when authorized by a Board Resolution, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form satisfactory to the Trustee, for any of the following purposes:

           (1) to evidence the succession of another Person to the Company and the assumption by any such successor of the covenants of the Company herein and in the Securities; or

           (2) to add to the covenants of the Company for the benefit of the Holders of all or any series of Securities (and if such covenants are to be for the benefit of less than all series of Securities, stating that such covenants are expressly being included solely for the benefit of such series) or to surrender any right or power herein conferred upon the Company; or

          (3)  to add any additional Events of Default; or

           (4) to add to or change any of the provisions of this Indenture to such extent as shall be necessary to permit or facilitate the issuance of Securities in bearer form, registrable or not registrable as to principal, and with or without interest coupons, or to permit or facilitate the issuance of Securities in uncertificated form, or to permit or facilitate the issuance of Original Issue Discount Securities; or

           (5) to add to, change or eliminate any of the provisions of this Indenture in respect of one or more series of Securities, provided that any such addition, change or elimination (i) shall neither (A) apply to any Security of any series created prior to the execution of such supplemental indenture and entitled to the benefit of such provision nor (B) modify the rights of the Holder of any such Security with respect to such provision or (ii) shall become effective only when there is no such Security Outstanding; or

            (6)   to  secure  the  Securities  pursuant  to   the requirements
     of  Section 1005, or to otherwise  secure  the Securities of any series; or

           (7) to establish the form or terms of Securities of any series as permitted by Sections 201 and 301; or

           (8) to evidence and provide for the acceptance of appointment hereunder by a successor Trustee with respect to the Securities of one or more series and to add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, pursuant to the requirements of Section 611(b); or

           (9) to cure any ambiguity, to correct or supplement any provision herein which may be inconsistent with any other provision herein, or to make any other provisions with
     respect   to   matters  or  questions  arising  under   this Indenture,
     provided that such action pursuant to this clause (9) shall not adversely affect the interests of the Holders of Securities of any series in any material respect; or

           (10) to make provision with respect to the conversion rights of Holders pursuant to the requirements of Article Twelve, including providing for the conversion of the securities into any security (other than the Common Stock of the Company) or property of the Company; or

          (11)  to conform to any mandatory provisions of law.

Section 902.   Supplemental Indentures with Consent of Holders.

      With the consent of the Holders of not less than a majority of principal amount of the Outstanding Securities of each series affected by such supplemental indenture, by Act of said Holders delivered to the Company and the Trustee, the Company, when authorized by a Board Resolution, and the Trustee may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of modifying in any manner the rights of the Holders of Securities of such series
under   this   Indenture;  provided,  however,   that   no   such supplemental
indenture shall, without the consent of the Holder of each Outstanding Security affected thereby,

          (1) change the Stated Maturity of the principal of, or any instalment of principal of or interest on, any Security, or reduce the principal amount thereof or the rate of interest thereon (including any change in the Floating or Adjustable Rate Provision pursuant to which such rate is determined that would reduce such rate for any period) or any premium payable upon the redemption thereof, or reduce the amount of the principal of an Original Issue Discount Security that would be due and payable upon a declaration of acceleration of the Maturity thereof pursuant to Section 502, or change any Place of Payment where, or the coin or currency in which, any Security or any premium or interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof (or, in the case of redemption, on or after the Redemption Date), or

           (2) reduce the percentage in principal amount of the Outstanding Securities of any series, the consent of whose Holders is required for any such supplemental indenture, or the consent of whose Holders is required for any waiver (of compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences) provided for in this Indenture, or

           (3) if applicable, make any change that adversely affects the right to convert any security to which the provisions of Article Twelve are applicable or, except as provided in this Indenture, decrease the conversion rate or increase the conversion price of any such security, or

           (4) modify any of the provisions of this Section, Section 513 or Section 907, except to increase any such percentage or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Outstanding Security affected thereby, provided, however, that this clause shall not be deemed to require the consent of any Holder with respect to changes in the references to "the Trustee" and concomitant changes in this Section and
     Section 907, or the deletion  of
     this  proviso,  in  accordance  with  the  requirements   of Sections
     611(b) and 901(8).

A supplemental indenture which changes or eliminates any covenant or other provision of this Indenture which has expressly been included solely for the benefit of one or more particular series of Securities, or which modifies the rights of the Holders of Securities of such series with respect to such covenant or other provision, shall be deemed not to affect the rights under this Indenture of the Holders of Securities of any other series.

      It shall not be necessary for any Act of Holders under this
Section   to   approve  the  particular  form  of  any   proposed supplemental
indenture, but it shall be sufficient if such Act shall approve the substance thereof.

Section 903.  Execution of Supplemental Indentures.

     In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article or the modifications thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, and (subject to Section 601) shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture which affects the Trustee's own rights, duties or immunities under this Indenture or otherwise.

Section 904.  Effect of Supplemental Indentures.

      Upon the execution of any supplemental indenture under this
Article,   this   Indenture  shall  be  modified  in   accordance therewith, and
such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Securities theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

Section 905.  Conformity with Trust Indenture Act.

      Every supplemental indenture executed pursuant to this Article shall conform to the requirements of the Trust Indenture Act.

Section 906.   Reference    in    Securities   to    Supplemental Indentures.

      Securities of any series authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter
provided  for  in such supplemental indenture.   If  the  Company shall  so
determine, new Securities of any series so modified as to conform, in the opinion of the Trustee and the Company, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for Outstanding Securities of such series.

Section 907.  Waiver of Compliance by Holders.

      Anything in this Indenture to the contrary notwithstanding, any of the acts which the Company is required to do, or is prohibited from doing, by any of the provisions of this Indenture may, to the extent that such provisions might be changed or eliminated by a supplemental indenture pursuant to Section 902 upon consent of holders of not less than a majority in aggregate principal amount of the then Outstanding Securities of the series affected, be omitted or done by the Company, if there is obtained the prior consent or waiver of the holders of at least a majority in aggregate principal amount of the then Outstanding Securities of such series.


                           ARTICLE TEN

                            COVENANTS

Section 1001.  Payment of Principal, Premium and Interest.

      The Company covenants and agrees for the benefit of each series of Securities that it will duly and punctually pay or cause to be paid the principal of and any premium and interest on the Securities of that series in accordance with the terms of the Securities and this Indenture.

Section 1002.  Maintenance of Office or Agency.

      So long as any Securities are Outstanding, the Company will maintain in each Place of Payment for any series of Securities an office or agency where Securities of that series may be presented or surrendered for payment, where Securities of that series may be surrendered for registration of transfer or exchange, where Securities of that series may be surrendered for conversion and where notices and demands to or upon the Company in respect of the Securities of that series and this Indenture may be served. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or
agency.   If  at any time the Company shall fail to maintain  any such  required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and the Company
hereby  appoints  the
Trustee   as   its  agent  to  receive  all  such  presentations, surrenders, notices and demands.

     The Company may also from time to time designate one or more other offices or agencies where the Securities of one or more series may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in each Place of Payment for Securities of any series for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

Section 1003.  Money for Securities Payments to Be Held in Trust.

     If the Company shall at any time act as its own Paying Agent with respect to any series of Securities, it will, on or before each due date of the principal of or any premium or interest on any of the Securities of that series, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the principal and any premium and interest so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided and will promptly notify the Trustee of its action or failure so to act.

      Whenever the Company shall have one or more Paying Agents for any series of Securities, it will, prior to each due date of the principal of or any premium or interest on any Securities of that series, deposit with a Paying Agent a sum sufficient to pay such amount, such sum to be held as provided by the Trust Indenture Act, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of its action or failure so to act.

      The Company will cause each Paying Agent for any series of Securities other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section, that such Paying Agent will (i) comply with the provisions of the Trust Indenture Act applicable to it as a Paying Agent and (ii) during the continuance of any default by the Company (or any other obligor upon the Securities of that series) in the making of any payment in respect of the Securities of that series, and upon the written request of the Trustee, forthwith pay to the Trustee all sums held in trust by such Paying Agent for payment in respect of the Securities of that series.

      The Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Company Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Company or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such money.

     Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of or any premium or interest on any Security of any
series   and  remaining  unclaimed  for  two  years  after   such principal,
premium or interest has become due and payable shall be paid to the Company on Company Request, or (if then held by the Company) shall be discharged from such trust; and the Holder of such Security shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in a newspaper published in the English language, customarily published on each Business Day and of general circulation in the Borough of Manhattan, the City of New York, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining will be repaid to the Company.

Section 1004.  Statement by Officers as to Default.

      The Company will deliver to the Trustee within 120 days after the end of each fiscal year of the Company ending after the date hereof, a certificate signed by the Company's principal executive officer, principal financial officer or principal accounting officer stating whether or not to the best knowledge of the signer thereof the Company is in compliance with all terms, conditions and covenants of this Indenture (without regard to any period of grace or requirement of notice provided hereunder) and if the signer has obtained knowledge of any continuing default by the Company in the performance, observation
or   fulfillment  of  any  such  term,  condition  or   covenant, specifying
each such default and the nature thereof.

Section 1005. Limitations on Liens on Common Stock of Principal Insurance Subsidiaries.

      As long as any of the Securities remains outstanding, the Company will not, and will not permit any Principal Insurance Subsidiary to, issue, assume, incur or guarantee any indebtedness for borrowed money secured by a mortgage, pledge, lien or other encumbrance, directly or indirectly, on any of the Common Stock of a Principal Insurance Subsidiary, which Common Stock is owned by the Company or by any Principal Insurance Subsidiary, unless
the   Securities  and,  if  the  Company  so  elects,  any  other indebtedness of the Company ranking on a parity with the Securities, shall be secured equally and ratably with, or prior to, such secured indebtedness for borrowed money so long as it is outstanding.


                         ARTICLE ELEVEN

                    Redemption of Securities

Section 1101.  Applicability of Article.

      Securities of any series which are redeemable before their Stated Maturity shall be redeemable in accordance with their terms and (except as otherwise specified as contemplated by Section 301 for Securities of any series) in accordance with this Article.

Section 1102.  Election to Redeem; Notice to Trustee.

      In case of any redemption at the election of the Company of less than all the Securities of any series, the Company shall, at least 60 days prior to the Redemption Date fixed by the Company (unless a shorter notice shall be satisfactory to the Trustee), notify the Trustee of such Redemption Date, of the principal amount of Securities of such series to be redeemed and, if
applicable,  of the tenor of the Securities to be  redeemed.   In the  case of
any redemption of Securities prior to the expiration of any restriction on such redemption provided in the terms of such Securities or elsewhere in this Indenture, the Company shall furnish the Trustee with an Officers' Certificate evidencing compliance with such restriction.

Section 1103.  Selection by Trustee of Securities to Be Redeemed.

      If less than all the Securities of any series are to be redeemed (unless all of the Securities of such series and of a specified tenor are to be redeemed), the particular Securities to be redeemed shall be selected not more than 45 days prior to the Redemption Date by the Trustee, from the Outstanding Securities of such series not previously called for redemption, by such method as the Trustee shall deem fair and appropriate and which may provide for the selection for redemption of portions (equal to the minimum authorized denomination for Securities of that series or any integral multiple thereof) of the principal amount of Securities of such series of a denomination larger than the minimum authorized denomination for Securities of that series. If less than all of the Securities of such series and of a specified tenor are to be redeemed, the particular Securities to be redeemed shall be selected not more than 45 days prior to the Redemption Date by the Trustee, from the Outstanding Securities of such series and specified tenor not previously called for redemption in accordance with the preceding sentence.

     If any Security selected for partial redemption is converted in part before termination of the conversion right with respect to the portion of the Security so selected, the converted portion of such Security shall be deemed (so far as may be) to be the portion selected for redemption. Securities which have been converted during a selection of Securities to be redeemed shall be treated by the Trustee as Outstanding for the purpose of such selection.

      The Trustee shall promptly notify the Company in writing of the Securities selected for redemption and, in the case of any Securities selected for partial redemption, the principal amount thereof to be redeemed.

      For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Securities shall relate, in the case of any Securities redeemed or to be redeemed only in part, to the portion of the principal amount of such Securities which has been or is to be redeemed.

Section 1104.  Notice of Redemption.

      Notice of redemption shall be given by first-class mail, postage prepaid, mailed not less than 30 nor more than 60 days prior to the Redemption Date, to each Holder of Securities to be redeemed, at its address appearing in the Security Register.

     All notices of redemption shall state:

          (1)  the Redemption Date,

          (2)  the Redemption Price,

          (3) if less than all the Outstanding Securities of any series are to be redeemed, the identification (and, in the case of partial redemption of any Securities, the principal amounts) of the particular Securities to be redeemed,

           (4) that on the Redemption Date the Redemption Price will become due and payable upon each such Security to be redeemed and, if applicable, that interest thereon will cease to accrue on and after said date,

           (5) if applicable, the conversion price, and that the date on which the right to convert the principal of the Securities or the portions thereof to be redeemed will terminate will be the Redemption Date and the place or
     places   where  such  Securities  may  be  surrendered   for conversion,

           (6) the place or places where such Securities are to be surrendered for payment of the Redemption Price, and

          (7)  that the redemption is for a sinking fund, if such is the case.

      Notice of redemption of Securities to be redeemed at the election of the Company shall be given by the Company or, at the Company's request, by the Trustee in the name and at the expense of the Company.

Section 1105.  Deposit of Redemption Price.

     Prior to any Redemption Date, the Company shall deposit with the Trustee or with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in Section 1003) an amount of money sufficient to pay the Redemption Price of, and (except if the Redemption Date shall be an Interest Payment Date) accrued interest on, all the Securities which are to be redeemed on that date, other than any Securities called for redemption on that date which have been converted prior to the date of such deposit.

      If any Security or portion thereof called for redemption is converted, any money deposited with the Trustee or with any Paying Agent or so segregated and held in trust for the redemption of such Security or portion thereof shall (subject to any right of the Holder of such Security or any Predecessor Security to receive interest as provided in the last paragraph of Section 307) be paid to the Company upon Company Request or, if then held by the Company, shall be discharged from such trust.

Section 1106.  Securities Payable on Redemption Date.

      Notice of redemption having been given as aforesaid, the Securities so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein specified, and from and after such date (unless the Company shall default in the payment of the Redemption Price and accrued interest) such Securities shall cease to bear interest. Upon surrender of any such Security for redemption in accordance with said notice, such Security shall be paid by the Company at the Redemption Price, together with accrued interest to the Redemption Date; provided, however, that, unless otherwise specified as contemplated by Section 301, installments of interest whose Stated Maturity is on or prior to the Redemption Date shall be payable to the Holders of such Securities, or one or more Predecessor Securities, registered as such at the close of business on the relevant Record Dates according to their terms and the provisions of Section 307.

      If any Security called for redemption shall not be so paid upon surrender thereof for redemption, the principal and any premium shall, until paid, bear interest from the Redemption Date at the rate prescribed therefor in the Security.

Section 1107.  Securities Redeemed in Part.

      Any Security which is to be redeemed only in part shall be surrendered at a Place of Payment therefor (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or his attorney duly authorized in writing), and the Company shall execute, and the Trustee shall authenticate and deliver to the Holder of such Security without service charge, a new Security or Securities of the same series and of like tenor, of any authorized denomination as requested by such Holder, in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Security so surrendered.


                         ARTICLE TWELVE

                    CONVERSION OF SECURITIES

Section 1201.  Applicability of Article.

      The provisions of this Article shall be applicable to the Securities of any series which are convertible into shares of Common Stock of the Company, and the issuance of such shares of Common Stock upon the conversion of such Securities, except as otherwise specified as contemplated by Section 301 for the Securities of such series.

Section 1202.  Exercise of Conversion Privilege.

     In order to exercise a conversion privilege, the Holder of a Security of a series with such a privilege shall surrender such Security to the Company at the office or agency maintained for that purpose pursuant to Section 1002, accompanied by written notice to the Company that the Holder elects to convert such Security or a specified portion thereof. Such notice shall also state, if different from the name and address of such Holder, the name or names (with address) in which the certificate or certificates for shares of Common Stock which shall be issuable on such conversion shall be issued. Securities surrendered for conversion shall (if so required by the Company or the Trustee) be duly endorsed by or accompanied by instruments of transfer in forms satisfactory to the Company and the Trustee duly executed by the registered Holder or its attorney duly authorized in writing; and Securities so surrendered for conversion during the period from the close of business on any Regular Record Date to the opening of business on the next succeeding Interest Payment
Date  (excluding  Securities  or  portions  thereof  called   for redemption
during such period) shall also be accompanied by payment in funds acceptable to the Company of an amount equal to the interest payable on such Interest Payment Date on the principal amount of such Security then being converted, and such
interest   shall   be   payable   to   such   registered   Holder
notwithstanding the conversion of such Security, subject  to  the provisions  of
Section 307 relating to the payment of Defaulted Interest by the Company. As promptly as practicable after the receipt of such notice and of any payment required pursuant to a Board Resolution and, subject to Section 303, set forth, or determined in the manner provided, in an Officers' Certificate, or established in one or more indentures supplemental hereto setting forth the terms of such series of Security, and the surrender of such Security in accordance with such reasonable regulations as the Company may prescribe, the Company shall issue and shall deliver, at the office or agency at which such Security is surrendered, to such Holder or on its written order, a certificate or certificates for the number of full shares of Common Stock issuable upon the conversion of such Security (or specified portion thereof), in accordance with the provisions of such Board Resolution, Officers' Certificate or supplemental indenture, and cash as provided therein in respect of any fractional share of such Common Stock otherwise issuable upon such conversion. Such conversion shall be deemed to have been effected immediately prior to the close of business on the date on which such notice and such payment, if required, shall have been received in proper order for conversion by the Company and such Security shall have been surrendered as aforesaid (unless such Holder shall have so surrendered such Security and shall have instructed the Company to effect the conversion on a particular date following such surrender and such Holder shall be entitled to convert such Security on such date, in which case such conversion shall be deemed to be effected immediately prior to the close of business on such date) and at such time the rights of the Holder of such Security as such Security Holder shall cease and the person or persons in whose name or names any certificate or certificates for shares of Common Stock of the Company shall be issuable upon such conversion shall be deemed to have become the Holder or Holders of record of the shares represented thereby. Except as set forth above and subject to the final paragraph of Section 307, no payment or adjustment shall be made upon any conversion on account of any interest accrued on the Securities surrendered for conversion or on account of any dividends on the Common Stock of the Company issued upon such conversion.

     In the case of any Security which is converted in part only, upon such conversion the Company shall execute and the Trustee shall authenticate and deliver to or on the order of the Holder thereof, at the expense of the Company, a new Security or Securities of the same series, of authorized denominations, in aggregate principal amount equal to the unconverted portion of such Security.

Section 1203.  No Fractional Shares.

      No fractional share of Common Stock of the Company shall be
issued  upon  conversions of Securities of any series.   If  more than one
Security shall be surrendered for conversion at one time by the same Holder, the number of full shares which shall be issuable upon conversion shall be computed on the basis of the aggregate principal amount of the Securities (or specified portions thereof to the extent permitted hereby) so surrendered. If, except for the provisions of this Section 1203, any Holder of a Security or Securities would be entitled to a fractional share of Common Stock of the Company upon the conversion of such Security or Securities, or specified portions thereof, the Company shall pay to such Holder an amount in cash equal to the current market value of such fractional share computed, (i) if such Common Stock is listed or admitted to unlisted trading privileges on a national securities exchange, on the basis of the last reported sale price regular way on such exchange on the last trading day prior to the date of conversion upon which such a sale shall have been effected, or (ii) if such Common Stock is not at the time so listed or admitted to unlisted trading privileges on a national securities exchange, on the basis of the average of the bid and asked prices of such Common Stock in the over-the-counter market, on the last trading day prior to the date of conversion, as reported by the National Association of Securities Dealers Automated Quotation System, or if not so available, the fair market price as determined by the Board of
Directors.   For  purposes of this Section, "trading  day"  shall mean  each
Monday, Tuesday, Wednesday, Thursday and Friday other than any day on which the Common Stock is not traded on the New York Stock Exchange, or if the Common Stock is not traded on the New York Stock Exchange, on the principal exchange or market on which the Common Stock is traded or quoted.

Section 1204.  Adjustment of Conversion Price.

      The conversion price of Securities of any series that is convertible into Common Stock of the Company shall be adjusted
for   any   stock   dividends,  stock  splits,  reclassification, combinations or similar transactions in accordance with the terms of the supplemental indenture or Board Resolutions setting forth the terms of the Securities of such series.

     Whenever the conversion price is adjusted, the Company shall compute the adjusted conversion price in accordance with terms of the applicable Board Resolution or supplemental indenture and shall prepare an Officers' Certificate setting forth the adjusted conversion price and showing in reasonable detail the facts upon which such adjustment is based, and such certificate shall forthwith be filed at each office or agency maintained for the purpose of conversion of Securities pursuant to Section 1002 and, if different, with the Trustee. The Company shall forthwith cause a notice setting forth the adjusted conversion price to be mailed, first class postage prepaid, to each Holder of Securities of such series at its address appearing on the Security Register and to any conversion agent other than the Trustee.

Section 1205.  Notice of Certain Corporate Actions.

In Case:

           (a) the Company shall declare a dividend (or any other distribution) on its Common Stock (other than dividends or distributions which will not require an adjustment of the conversion price of Securities of any series pursuant to Section 1204); or

           (b) the Company shall authorize the granting to the holders of its Common Stock of rights, options or warrants to subscribe for or purchase any shares of capital stock of any class or of any other rights (other than any such grant for which approval of any shareholders of the Company is required or which will not require an adjustment of the conversion price of Securities of any series pursuant to Section 1204); or

           (c) of any reclassification of the Common Stock of the Company
     (other than a subdivision or combination of its outstanding shares of Common Stock, or of any consolidation, merger or share exchange to which the Company is a party and for which approval of any shareholders of the Company is required or which will not require an adjustment of the conversion price of Securities of any series pursuant to Section 1204), or of the sale of all or substantially all of the assets of the Company; or

           (d) of the voluntary or involuntary dissolution, liquidation or winding up of the Company;

then  the Company shall cause to be filed with the Trustee,   and shall  cause
to be mailed to all Holders at their last addresses as they shall appear in the Securities Register, at least 20 days (or 10 days in any case specified in clause (a) or (b) above) prior to the applicable record date hereinafter specified, a notice stating (i) the date on which a record is to be taken for the purpose of such dividend, distribution, rights, options or warrants, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution, rights, options or warrants are to be determined, or (ii) the date on which such reclassification,
consolidation,   merger,  share  exchange,   sale,   dissolution, liquidation
or winding up is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, share exchange, sale, dissolution, liquidation or winding up. If at any time the Trustee shall not be the conversion agent, a copy of such notice shall also forthwith be filed by the Company with the conversion agent.

Section 1206.  Reservation of Shares of Common Stock.

      The Company shall at all times reserve and keep available, free from preemptive rights, out of its authorized but unissued Common Stock, for the purpose of effecting the conversion of Securities, the full number of shares of Common Stock of the Company then issuable upon the conversion of all outstanding Securities of any series that have conversion rights.

Section 1207.  Payment of Certain Taxes Upon Conversion.

      The Company will pay any and all taxes that may be payable in respect of the issue or delivery of shares of its Common Stock on conversion of Securities pursuant hereto. The Company shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of shares of its Common Stock in a name other than that of the Holder of the Security or Securities to be converted, and no such issue or delivery shall be made unless and until the person requesting such issue has paid to the Company the amount of any such tax, or has established, to the satisfaction of the Company, that such tax has been paid.

Section 1208.  Nonassessability.

      The Company covenants that all shares of its Common Stock which may be issued upon conversion of Securities will upon issue in accordance with the terms hereof be duly and validly issued and fully paid and nonassessable.

Section 1209.  Effect  of  Consolidation or Merger on  Conversion Privilege.

      In case of any consolidation of the Company with, or merger of the Company into or with any other Person, or in the case of a statutory share exchange to which the Company is a party or in case of any sale or conveyance of all or substantially all of the properties or assets of the Company (including cash), the Company or the Person formed by such consolidation or the Person into which the Company shall have been merged or the Person which shall have acquired such assets, or the surviving entity in such share exchange, as the case may be, shall execute and deliver to the Trustee a supplemental indenture providing that the Holder of each Security then outstanding of any series that is convertible into Common Stock of the Company shall have the right, which
right   shall  be  the  exclusive  conversion  right   thereafter available  to
said Holder (until the expiration of the conversion right of such Security), to convert such Security into the kind and amount of shares of stock or other securities or property (including cash) receivable upon such consolidation, merger, share exchange, conveyance or sale by a holder of the number of shares of Common Stock of the Company into which such Security
might   have   been   converted   immediately   prior   to   such
consolidation,  merger,  share  exchange,  conveyance  or   sale,
subject   to  compliance  with  the  other  provisions  of   this
Indenture,  such Security and such supplemental indenture.   Such supplemental
indenture shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in such Security. The above provisions of this Section shall similarly apply to successive consolidations, mergers, share exchanges, conveyances or sales. It is expressly agreed  and  understood that anything in this  Indenture  to  the
contrary   notwithstanding,  if,   pursuant   to   such   merger, consolidation,
share exchange, conveyance or sale, holders of outstanding shares of Common Stock of the Company do not receive shares of common stock of the surviving corporation but receive other securities, cash or other property or any combination thereof, Holders of Securities shall not have the right to thereafter convert their Securities into common stock of the
surviving  corporation  or  the  corporation  which  shall   have acquired such
assets, but rather, shall have the right upon such conversion to receive the other securities, cash or other property receivable by a holder of the number of shares of Common Stock of the Company into which the Securities held by such holder might have been converted immediately prior to such consolidation, merger, share exchange, conveyance or sale, all as more fully provided in the first sentence of this Section 1209. Anything in this
Section 1209 to the contrary notwithstanding, the provisions of this Section 1209 shall not apply to a merger or consolidation of another corporation with or into the Company or any share exchange to which the Company is a party pursuant to which both of the following conditions are applicable: (i) the Company is the surviving or successor corporation and (ii) the outstanding shares of Common Stock of the Company are not changed or converted into any other securities or property (including cash) or changed in number or character or reclassified pursuant to the terms of such merger, consolidation or share exchange.

      As  evidence of the kind and amount of shares of  stock  or
other   securities  or  property  (including  cash)  into   which
Securities   may   properly  be  convertible   after   any   such consolidation,
merger, share exchange, conveyance or sale, or  as
to   the   appropriate  adjustments  of  the  conversion   prices applicable
with respect thereto, the Trustee shall be furnished with and may accept the certificate or opinion of an independent certified public accountant with respect thereto; and, in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely thereon, and shall not be responsible or accountable to any Holder of Securities for any provision in conformity therewith or approved by such independent certified accountant which may be contained in said supplemental indenture.

Section 1210.  Duties of Trustee Regarding Conversion.

      Neither the Trustee nor any conversion agent shall at any time be under any duty or responsibility to any Holder of Securities of any series that is convertible into Common Stock of the Company to determine whether any facts exist which may require any adjustment of the conversion price, or with respect to the nature or extent of any such adjustment when made, or with respect to the method employed, whether herein or in any supplemental indenture, any resolutions of the Board of Directors or written instrument executed by one or more officers of the Company provided to be employed in making the same. Neither the Trustee nor any conversion agent shall be accountable with respect to the validity or value (or the kind or amount) of any shares of Common Stock of the Company, or of any securities or property, which may at any time be issued or delivered upon the conversion of any Securities and neither the Trustee nor any conversion agent makes any representation with respect thereto. Subject to the provisions of Section 601, neither the Trustee nor any conversion agent shall be responsible for any failure of the Company to issue, transfer or deliver any shares of its Common Stock or stock certificates or other securities or property upon the surrender of any Security for the purpose of conversion or to comply with any of the covenants of the Company contained in this Article Twelve or in the applicable supplemental indenture, resolutions of the Board of Directors or written instrument executed by one or more duly authorized officers of the Company.

Section 1211.  Repayment of Certain Funds Upon Conversion.

     Any funds which at any time shall have been deposited by the Company or on its behalf with the Trustee or any other paying agent for the purpose of paying the principal of, and premium, if any, and interest, if any, on any of the Securities (including funds deposited for the sinking fund referred to in Article Three hereof) and which shall not be required for such purposes because of the conversion of such Securities as provided in this Article Twelve shall after such conversion be repaid to the Company by the Trustee upon the Company's written request.


                        ARTICLE THIRTEEN
               DEFEASANCE AND COVENANT DEFEASANCE

Section 1301.  Company's Option to Effect Defeasance or  Covenant Defeasance.

      The  Company may elect, at any time, to have either Section 1302 or
Section 1303 applied to the Outstanding Securities of any series, upon compliance with the conditions set forth below in this Article Thirteen.

Section 1302.  Defeasance and Discharge.

      Upon the Company's exercise of the option provided in Section 1301 to have this Section 1302 applied to the Outstanding Securities of any series, the Company shall be deemed to have
been  discharged  from  its  obligations  with  respect  to   the Outstanding
Securities of such series as provided in this Section on and after the date the conditions set forth in Section 1304
are   satisfied  (hereinafter  called  "Defeasance").   For  this purpose,  such
Defeasance means that the Company shall be deemed to have paid and discharged the entire indebtedness represented by the Outstanding Securities of such series and to have satisfied all its other obligations under the Securities of such series and this Indenture insofar as the Securities of such series are concerned (and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging the same), subject to the following which shall survive until otherwise terminated or discharged hereunder: (1) the rights of Holders of Securities of such series to receive, solely from the trust fund described in Section 1304 and as more fully set forth in such Section, payments in respect of the principal of and any premium and interest on such Securities of such series when payments are due, (2) the Company's obligations with respect to the Securities of such series under Sections 304, 305, 306, 1002 and 1003, (3) the rights, powers, trusts, duties and immunities of the Trustee hereunder, including, without limitation, its rights under Section 607 and (4) this Article Thirteen. Subject to compliance with this Article Thirteen, the Company may exercise its option provided in Section 1301 to have this Section
1302   applied  to  the  Outstanding  Securities  of  any  series notwithstanding the prior exercise of its option provided in Section 1301 to have Section 1303 applied to the Outstanding Securities of such series.

Section 1303.  Covenant Defeasance.

      Upon the Company's exercise of the option provided in Section 1301 to have this Section 1303 applied to the outstanding Securities of any series,
(1) the Company shall be released from its obligations under Section 1005 and Section 801 and any provision of a supplemental indenture specified for release pursuant to the terms thereof and (2) the occurrence of any event specified in Sections 501(3), 501(4) (with respect to Section 1005 and
Section 801) and 501(5) shall be deemed not to be or result in an Event of Default, in each case with respect to the Outstanding Securities of such series as provided in this Section on and after the date the conditions set forth in
Section  1304
are  satisfied  (hereinafter called "Covenant Defeasance").   For this purpose,
such Covenant Defeasance means that the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such specified Section (to the extent so specified in the case of Section
501(4)),  whether  directly  or  indirectly  by  reason  of   any reference
elsewhere herein to any such Section or by reason of any reference in any such Section to any other provision herein or in any other document, but the remainder of this Indenture and the Securities of such series shall be unaffected thereby.

Section 1304. Conditions to Defeasance or Covenant Defeasance.

      The following shall be the conditions to application of either Section 1302 or Section 1303 to the Outstanding Securities of any series:

           (1) The Company shall irrevocably have deposited or caused to be deposited with the Trustee (or another trustee that satisfies the requirements contemplated by Section 609 and agrees to comply with the provisions of this Article Thirteen applicable to it) as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of Outstanding Securities of such series, (A) in the case of Securities of such series denominated in U.S. dollars,
     (i) money in an amount, or (ii) U.S.  Government  Obligations  that through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, not later than one day before the due date of any payment, money in an amount, or (iii) a combination thereof, in each case sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge, and which shall be applied by the Trustee (or any such other qualifying trustee) to pay and discharge, the principal of and any premium and interest on the Securities of such series on the respective Stated Maturities, in accordance with the terms of this Indenture and the Securities of such series. As used herein, "U.S. Government Obligation" means (x) any security that is (i) a direct obligation of the United States of America for the payment of which full faith and credit of the United States of America is pledged or (ii) an obligation of a Person controlled or supervised by and acting as an agency or instrumentality for the United States of America the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case (i) or
     (ii), is not callable or redeemable at the option of the issuer thereof, and (y) any depositary receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act of 1933, as amended) as custodian with respect to any specific payment of principal of or interest on any such U.S. Government
     Obligation  specified  in  Clause  (x)  and  held  by   such custodian  for
     the account of the holder of such  depositary
     receipt,  or  with  respect  to  any  specific  payment   of principal  of
     or interest on any such U.S. Government Obligation, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the Holder of such depositary receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of principal or interest evidenced by such depositary receipt; or (B) in the case of Securities of such series denominated in a currency other than the U.S. dollar,
     (i)  money  in  such
     currency   in   an   amount,  or  (ii)  Foreign   Government Obligations
     that through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, not later than one day before the due date of any payment, money in such currency in an amount, or (iii) a combination thereof, in each case sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge, and which shall be applied by the Trustee (or any such other qualifying trustee) to pay and discharge, the principal of and any premium and interest on the Securities of such series on the respective Stated Maturities, in accordance with the terms of this Indenture and the Securities of such
     series.   As  used  herein, "Foreign Government  Obligation" means  (x)
     any security that is (i) a direct obligation of the government that issued such currency for the payment of which full faith and credit of such government is pledged or (ii) an obligation of a Person controlled or supervised by
     and   acting  as  an  agency  or  instrumentality  for  such
     government   the   payment  of  which   is   unconditionally guaranteed  as
     a full faith and credit obligation by such government, which, in either case (i) or (ii), is not callable or redeemable at the option of the issuer thereof, and (y) any depositary receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act of 1933, as amended) as custodian with respect to any specific payment of principal of or interest on any such Foreign Government
     Obligation  specified  in  Clause  (x)  and  held  by   such custodian  for
     the account of the holder of such  depositary
     receipt,  or  with  respect  to  any  specific  payment   of principal  of
     or interest on any such Foreign Government Obligation, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the Holder of such depositary receipt from any amount received by the custodian in respect of the Foreign Government Obligation or the specific payment of principal or interest evidenced by such depositary receipt.

           (2) In the case of an election under Section 1302, the Company shall have delivered to the Trustee an Opinion of
     Counsel   stating  that  the  Holders  of  the   Outstanding Securities  of
     such series will not recognize gain or loss for Federal income tax purposes as a result of the deposit, Defeasance and discharge to be effected with respect to the Securities of such series and will be subject to Federal income tax on the same amount, in the same manner and at the same times as would be the case if such deposit, Defeasance and discharge were not to occur.

           (3) In the case of an election under Section 1303, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the Holder of the Outstanding Securities of such series will not recognize gain or loss for Federal income tax purposes as result of the deposit and Covenant Defeasance to be effected with respect to the Securities of such series and will be subject to Federal income tax on the same amount, in the same manner and at the same times as would be the case if such deposit and Covenant Defeasance were not to occur.

           (4) The Company shall have delivered to the Trustee an Officers' Certificate to the effect that the Securities of such series, if then listed on any securities exchange, will not be delisted as a result of such deposit.

           (5) No Event of Default or event that (after notice or lapse of time or both) would become an Event of Default shall have occurred and be continuing at the time of such deposit or, with regard to any Event of Default or any such event specified in Sections 501(6) and 501(7), at any time on or prior to the 90th day after the date of such deposit (it being understood that this condition shall not be deemed satisfied until after such 90th day).

           (6) The Company shall have delivered to the Trustee an Officer's Certificate and an Opinion of Counsel, each stating that all conditions precedent with respect to such Defeasance or Covenant Defeasance have been complied with.

           (7) Such Defeasance or Covenant Defeasance shall not result in the trust arising from such deposit constituting an investment company within the meaning of the Investment Company Act of 1940, as amended, unless such trust shall be
     qualified   under   such  Act  or  exempt  from   regulation thereunder.

Section 1305. Deposited Money and U.S. Government Obligations or Foreign Government Obligations to be Held In Trust; Other Miscellaneous Provisions.

      Subject to the provisions of the last paragraph of Section 1003, all money and U.S. Government Obligations or Foreign Government Obligations (including the proceeds thereof) deposited with the Trustee or other qualifying trustee (solely for purposes of this Section and Section 1306, the Trustee and any such other trustee are referred to collectively as the "Trustee") pursuant to Section 1304 in respect of the Securities of any Defeasible Series shall be held in trust and applied by the Trustee, in accordance with the provisions of the Securities of such series and this Indenture, to the payment, either directly or through any such Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Holders of Securities of such series, of all sums due and to become due thereon in respect of principal and any premium and interest, but money so held in trust need not be segregated from other funds except to the extent required by law.

      The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the U.S.
Government   Obligations   or  Foreign   Government   Obligations deposited
pursuant to Section 1304 or the principal and interest received in respect thereof other than any such tax, fee or other charge that by law is for the account of the Holders of Outstanding Securities.

       Anything   in  this  Article  Thirteen  to  the   contrary
notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon Company Request any money or U.S. Government Obligations or Foreign Government Obligations held by it as provided in Section 1304 with respect to Securities of any Defeasible Series that, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Defeasancseries.
series.

Section 1306.  Reinstatement.

      If the Trustee or the Paying Agent is unable to apply any money in accordance with this Article Thirteen with respect to the Securities of any series by reason of any order or judgment of any court or governmental authority enjoining, restraining or
otherwise   prohibiting  such  application,  then  the  Company's obligations under this Indenture and the Securities of such series shall be revived and reinstated as though no deposit had occurred pursuant to this Article Thirteen with respect to Securities of such series until such time as the Trustee or Paying Agent is permitted to apply all money held in trust pursuant to Section 1305 with respect to Securities of such series in accordance with this Article Thirteen; provided, however, that if the Company makes any payment of principal of or any premium or interest on any Security of such series following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of Securities of such series to receive such payment from the money so held in trust.


                        ARTICLE FOURTEEN

                          SINKING FUNDS

Section 1401.  Applicability of Article.

      The provisions of this Article shall be applicable to any sinking fund for the retirement of Securities of a series except as otherwise specified as contemplated by Section 301 for Securities of such series.

      The minimum amount of any sinking fund payment provided for by the terms of Securities of any series is herein referred to as a "mandatory sinking fund payment", and any payment in excess of such minimum amount provided for by the terms of Securities of any series is herein referred to as an "optional sinking fund
payment".   If  provided for by the terms of  Securities  of  any series,  the cash amount of any sinking fund payment may be subject to reduction as provided in Section 1402. Each sinking fund payment shall be applied to the redemption of Securities of any series as provided for by the terms of Securities of such series.

Section 1402.  Satisfaction   of  Sinking  Fund   Payments   with Securities.

      The Company (1) may deliver Outstanding Securities of a series (other than any previously called for redemption) and (2) may apply as a credit Securities of a series which have been converted pursuant to Article Twelve or Securities of a series which have been acquired or redeemed either at the election of the Company pursuant to the terms of such Securities or through the application of permitted optional sinking fund payments pursuant to the terms of such Securities or otherwise, in each case in satisfaction of all or any part of any sinking fund payment with respect to the Securities of such series required to be made pursuant to the terms of such Securities as provided for by the terms of such series; provided that such Securities have not been previously so credited. Such Securities shall be received and credited for such purpose by the Trustee at the Redemption Price specified in such Securities for redemption through operation of the sinking fund and the amount of such sinking fund payment shall be reduced accordingly.

Section 1403.  Redemption of Securities for Sinking Fund.

      Not less than 45 days prior to each sinking fund payment date for any series of Securities, the Company will deliver to the Trustee an Officers' Certificate specifying the amount of the next ensuing sinking fund payment for that series pursuant to the terms of that series, the portion thereof, if any, which is to be satisfied by payment of cash and the portion thereof, if any, which is to be satisfied by delivering and crediting Securities of that series pursuant to Section 1402 and will also deliver to the Trustee any Securities to be so delivered. Not less than 15 nor more than 45 days before each such sinking fund payment date the Trustee shall select the Securities to be redeemed upon such sinking fund payment date in the manner specified in
Section 1103 and cause notice of the redemption thereof to be given in the name of and at the expense of the Company in the manner provided
in  Section  1104.   Such  notice having  been  duly  given,  the redemption of such Securities shall be made upon the terms and in the manner stated in Sections 1106 and 1107.

       This   instrument  may  be  executed  in  any  number   of counterparts,
each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

      IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.


                              USF&G CORPORATION


By:
                              Name:
                              Title:


Attest::






                              SIGNET TRUST COMPANY


By:
                              Name:
                              Title:


Attest:




STATE OF             )
                     )  ss.:
COUNTY OF            )


      On  the          day of January, 1994, before me personally
came                        , to me known, who, being by me  duly
sworn, did depose and say that (s)he  is                       of USF&G
CORPORATION, one of the corporations described in and which executed the foregoing instrument; that (s)he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation, and that
(s)he  signed her/his name thereto by like authority.



                            Notary Public

My Commission expires:



STATE OF             )
                     )  ss.:
COUNTY OF            )

      On  the         day of January, 1994, before me  personally
came                      ,  to me known, who, being by  me  duly
sworn,     did     depose    and    say     that     (s)he     is of SIGNET
TRUST COMPANY, one of the corporations described in and which executed the foregoing instrument; that (s)he knows the
seal   of  said  corporation;  that  the  seal  affixed  to  said instrument  is such corporate seal; that it was so affixed by authority of the Board of Directors of said corporation, and that (s)he signed her/his name thereto by like authority.



                            Notary Public

My Commission expires:






Exhibit 4H



                                 $100,000,000



                               CREDIT AGREEMENT


                                  dated as of


                               December 1, 1994


                                     among


                               USF&G Corporation


                            The Banks Listed Herein


                                      and


                              Deutsche Bank AG,
                    New York and/or Cayman Island Branches,
                                   as Agent




                           TABLE OF CONTENTS(*)


                                                                          Page


                                   ARTICLE I

                                  DEFINITIONS

         SECTION 1.01.  Definitions.....................................  1
         SECTION 1.02.  Accounting Terms and Determinations............. 16
         SECTION 1.03.  Types of Borrowings............................. 16


                                  ARTICLE II

                                  THE CREDITS
(*)The Table of Contents is not a part of this Agreement.

         SECTION 2.01.  Commitments to Lend............................. 17
         SECTION 2.02.  Notice of Committed Borrowing................... 17
         SECTION 2.03.  Money Market Borrowings......................... 18
         SECTION 2.04.  Notice to Banks; Funding of Loans............... 22
         SECTION 2.05.  Euro-Currency Loans in an Alternative Currency.. 23
         SECTION 2.06.  Notes........................................... 24
         SECTION 2.07.  Maturity of Loans............................... 24
         SECTION 2.08.  Interest Rates.................................. 25
         SECTION 2.09.  Facility Fees................................... 30
         SECTION 2.10.  Optional Termination or Reduction of Commitments 31
         SECTION 2.11.  Mandatory Termination of Commitments............ 31
         SECTION 2.12.  Mandatory and Optional Prepayments.............. 31
         SECTION 2.13.  General Provisions as to Payments............... 32
         SECTION 2.14.  Funding Losses.................................. 33
         SECTION 2.15.  Computation of Interest and Fees................ 33
         SECTION 2.16.  Judgment Currency............................... 34
         SECTION 2.17.  Extension of Termination Date................... 34


                                  ARTICLE III

                                  CONDITIONS

         SECTION 3.01.  Closing......................................... 36
         SECTION 3.02.  Borrowings...................................... 37


                                  ARTICLE IV

                        REPRESENTATIONS AND WARRANTIES

         SECTION 4.01.  Corporate Existence and Power................... 38
         SECTION 4.02.  Corporate and Governmental Authorization; No
                          Contravention................................. 38
         SECTION 4.03.  Binding Effect.................................. 38
         SECTION 4.04.  Financial Information........................... 38
         SECTION 4.05.  Litigation...................................... 40
         SECTION 4.06.  Compliance with ERISA........................... 40
         SECTION 4.07.  Environmental Matters........................... 40
         SECTION 4.08.  Taxes........................................... 41
         SECTION 4.09.  Subsidiaries.................................... 41
         SECTION 4.10.  Not an Investment Company....................... 41
         SECTION 4.11.  Full Disclosure................................. 41


                                   ARTICLE V

                                   COVENANTS

         SECTION 5.01.  Information..................................... 42
         SECTION 5.02.  Payment of Obligations.......................... 44
         SECTION 5.03.  Maintenance of Property; Books and Records;
                          Insurance..................................... 45
         SECTION 5.04.  Conduct of Business and Maintenance of
                          Existence..................................... 45
         SECTION 5.05.  Compliance with Laws............................ 46
         SECTION 5.06.  Negative Pledge................................. 46
         SECTION 5.07.  Consolidations, Mergers and Sales of Assets;
                          Ownership by USF&G Corporation................ 47
         SECTION 5.08.  Use of Proceeds................................. 48
         SECTION 5.09.  Ratio of Debt to Adjusted Consolidated Tangible
                          Net Worth..................................... 48
         SECTION 5.10.  Minimum Consolidated Tangible Net Worth......... 48
         SECTION 5.11.  Transactions with Affiliates.................... 48


                                  ARTICLE VI

                                   DEFAULTS

         SECTION 6.01.  Events of Default............................... 49
         SECTION 6.02.  Notice of Default............................... 51


                                  ARTICLE VII

                                   THE AGENT

         SECTION 7.01.  Appointment and Authorization................... 52
         SECTION 7.02.  Agent and Affiliates............................ 52
         SECTION 7.03.  Action by Agent................................. 52
         SECTION 7.04.  Consultation with Experts....................... 52
         SECTION 7.05.  Liability of Agent.............................. 52
         SECTION 7.06.  Indemnification................................. 53
         SECTION 7.07.  Credit Decision................................. 53
         SECTION 7.08.  Successor Agent................................. 53
         SECTION 7.09.  Agent's Fee..................................... 54


                                 ARTICLE VIII

                            CHANGE IN CIRCUMSTANCES

         SECTION 8.01.  Basis for Determining Interest Rate Inadequate
                          or Unfair..................................... 54
         SECTION 8.02.  Illegality...................................... 55
         SECTION 8.03.  Increased Cost and Reduced Return............... 55
         SECTION 8.04.  Taxes........................................... 57
         SECTION 8.05.  Base Rate Loans Substituted for Affected Fixed
                          Rate Loans.................................... 59


                                  ARTICLE IX

                                 MISCELLANEOUS

         SECTION 9.01.  Notices......................................... 60
         SECTION 9.02.  No Waivers...................................... 61
         SECTION 9.03.  Expenses; Indemnification....................... 61
         SECTION 9.04.  Sharing of Set-Offs............................. 61
         SECTION 9.05.  Amendments and Waivers.......................... 62
         SECTION 9.06.  Successors and Assigns.......................... 62
         SECTION 9.07.  Collateral...................................... 64
         SECTION 9.08.  Governing Law; Submission to Jurisdiction....... 64
         SECTION 9.09.  Counterparts; Integration; Effectiveness........ 65
         SECTION 9.10.  WAIVER OF JURY TRIAL............................ 65

Pricing Schedule

Schedule I

Exhibit A -   Note

Exhibit B -   Money Market Quote Request

Exhibit C -   Invitation for Money Market Quotes

Exhibit D -   Money Market Quote

Exhibit E -   Opinion of the General Counsel of the Borrower

Exhibit F -   Opinion of Counsel to the Borrower

Exhibit G -   Opinion of Special Counsel for the Agent

Exhibit H -   Assignment and Assumption Agreement




                               CREDIT AGREEMENT



               AGREEMENT dated as of December 1, 1994 among USF&G CORPORATION, the BANKS listed on the signature pages hereof and DEUTSCHE BANK AG, NEW YORK AND/OR CAYMAN ISLAND BRANCHES, as Agent.

               The parties hereto agree as follows:


                                   ARTICLE I

                                  DEFINITIONS

               SECTION 1.01. Definitions. The following terms, as used herein, have the following meanings:

               "Absolute Rate Auction" means a solicitation of Money Market Quotes setting forth Money Market Absolute Rates pursuant to Section 2.03.

               "Adjusted CD Rate" has the meaning set forth in Section 2.08(b).

               "Adjusted Consolidated Tangible Net Worth" means at any date the consolidated stockholders' equity of the Borrower and its Consolidated Subsidiaries (1) plus any unrealized holding losses (or less any unrealized holding gains, net of relevant adjustments for deferred policy acquisition costs) on account of available-for-sale debt securities to the extent reflected therein (together with other adjustments, all as determined in accordance with Statement of Financial Accounting Standards No. 115 of the Financial Accounting Standards Board, as amended from time to time, or any successor provision thereto) and (2) less their consolidated Intangible Assets, all determined as of such date. For purposes of this definition "Intangible Assets" means the amount (to the extent reflected in determining such consolidated stockholders' equity) of (i) all write-ups (other than write-ups resulting from foreign currency translations, write-ups of assets of a going concern business made within twelve months after the acquisition of such business and changes made in accordance with generally accepted accounting principles in the book value of any Investments in Persons other than the Borrower and its Consolidated Subsidiaries) subsequent to December 31, 1993 in the book value of any asset owned by the Borrower or a Consolidated Subsidiary and (ii) all unamortized debt discount and expense, unamortized deferred charges, goodwill, patents, trademarks, service marks, trade names, copyrights, organization or developmental expenses and other intangible assets (other than deferred policy acquisition costs and net deferred tax assets).

               "Adjusted London Interbank Offered Rate" has the meaning set forth in Section 2.08(c).

               "Administrative Questionnaire" means, with respect to each Bank, an administrative questionnaire in the form prepared by the Agent and submitted to the Agent (with a copy to the Borrower) duly completed by such Bank.

               "Affiliate" means (i) any Person that directly, or indirectly through one or more intermediaries, controls the Borrower (a "Controlling Person") or (ii) any Person (other than the Borrower or a Subsidiary) which is controlled by or is under common control with a Controlling Person. As used herein, the term "control" means possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

               "Agent" means Deutsche Bank AG, New York and/or Cayman Island Branches in its capacity as agent for the Banks hereunder, and its successors in such capacity.

               "Alternative Currency" means each of Canadian Dollars, Deutsche Marks, French Francs, Japanese Yen, Pound Sterling and Swiss Francs so long as it is freely transferable and convertible into United States Dollars, and any other currency (other than United States Dollars) designated as such by the Borrower and, pursuant to Section 9.05(iv), the Banks.

               "Applicable Lending Office" means, with respect to any Bank,
(i) in the case of its Domestic Loans, its Domestic Lending Office, (ii) in the case of its Euro-Dollar Loans, its Euro-Dollar Lending Office, (iii) in the case of its Money Market Loans, its Money Market Lending Office and (iv) in the case of its Euro-Currency Loans, its Euro-Currency Lending Office.

               "Assessment Rate" has the meaning set forth in Section 2.08(b).

               "Assignee" has the meaning set forth in Section 9.06(c).

               "Bank" means each bank listed on the signature pages hereof, each Assignee which becomes a Bank pursuant to Section 9.06(c), and their respective successors.

               "Base Rate" means, for any day, a rate per annum equal to the higher of (i) the Prime Rate for such day and (ii) the sum of 1/2 of 1% plus the Federal Funds Rate for such day.

               "Base Rate Loan" means a Committed Loan to be made by a Bank as a Base Rate Loan in accordance with the applicable Notice of Committed Borrowing or pursuant to Article VIII.

               "Benefit Arrangement" means at any time an employee benefit plan within the meaning of Section 3(3) of ERISA which is not a Plan or a Multiemployer Plan and which is maintained or otherwise contributed to by any member of the ERISA Group.

               "Borrower" means USF&G Corporation, a Maryland corporation, and its successors.

               "Borrower's 1993 Form 10-K" means the Borrower's annual report on Form 10-K for 1993, as filed with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934.

               "Borrower's Latest Form 10-Q" means the Borrower's quarterly report on Form 10-Q for the quarter ended September 30, 1994, as filed with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934.

               "Borrowing" has the meaning set forth in Section 1.03.

               "CD Base Rate" has the meaning set forth in Section 2.08(b).

               "CD Loan" means a Committed Loan to be made by a Bank as a CD Loan in accordance with the applicable Notice of Committed Borrowing.

               "CD Margin" has the meaning set forth in Section 2.08(b).

               "CD Reference Banks" means Deutsche Bank AG, New York Branch, Credit Lyonnais, New York Branch, and Morgan Guaranty Trust Company of New York.

               "Closing Date" means the date on or after the Effective Date on which the Agent shall have received the documents specified in or pursuant to
Section 3.01.

               "Commitment" means, with respect to each Bank, the amount set forth opposite the name of such Bank on the signature pages hereof, as such amount may be increased from time to time as contemplated by Section 2.17 or reduced from time to time pursuant to Sections 2.10 and 2.11.

               "Committed Loan" means a loan made by a Bank pursuant to
Section 2.01.

               "Consolidated Subsidiary" means at any date any Subsidiary or other entity the accounts of which would be consolidated with those of the Borrower in its consolidated financial statements if such statements were prepared as of such date.

               "Debt" of any Person means at any date, without duplication,
(i) all obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable, agents' commissions and other similar charges and expenses arising in the ordinary course of business, (iv) all obligations of such Person as lessee which are capitalized in accordance with generally accepted accounting principles, (v) all non-contingent obligations (and, for purposes of Section 5.06 and the definitions of Material Debt and Material Financial Obligations, all contingent obligations) of such Person to reimburse any bank or other Person in respect of amounts paid under a letter of credit or similar instrument, (vi) all Debt secured by a Lien on any asset of such Person, whether or not such Debt is otherwise an obligation of such Person (but excluding any such Debt to the extent such Debt exceeds the fair market value of such assets (such fair market value to be established by the Borrower to the reasonable satisfaction of the Required Banks), unless such Debt is assumed), (vii) all obligations of such Person to purchase securities (or other property) which arise out of or in connection with the sale of the same or substantially similar securities or property and (viii) all Debt of others Guaranteed by such Person, provided that obligations of any Person referred to only in clauses (i) through (iii), inclusive, above shall constitute Debt of such Person only to the extent that they are, or are required to be, recorded on the financial statements of such Person as a liability under generally accepted accounting principles.

               "Default" means any condition or event which constitutes an Event of Default or which with the giving of notice or lapse of time or both would, unless cured or waived, become an Event of Default.

               "Derivatives Obligations" of any Person means all obligations (other than obligations incurred as a result of writing futures, options, swaps or other derivative transactions in respect of, or based upon, insurance products or risks, including the futures and options contracts relating to catastrophic losses traded on the Chicago Board of Trade or otherwise) of such Person in respect of any rate swap transaction, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, currency swap transaction, cross-currency rate swap transaction, currency option or any other similar transaction (including any option with respect to any of the foregoing transactions) or any combination of the foregoing transactions.

               "Dollar Amount" means in relation to any Euro-Currency Borrowing denominated in an Alternative Currency, the amount designated by the Borrower as the Dollar Amount of such Euro-Currency Borrowing in the related Notice of Committed Borrowing. Each Euro-Currency Borrowing denominated in an Alternative Currency shall be deemed a utilization of the Commitments in an amount equal to the Dollar Amount thereof.

               "Dollars" and the sign "$" mean lawful money of the United States of America.

               "Domestic Business Day" means any day except a Saturday, Sunday or other day on which commercial banks in New York City are authorized by law to close.

               "Domestic Lending Office" means, as to each Bank, its office located at its address set forth in its Administrative Questionnaire (or identified in its Administrative Questionnaire as its Domestic Lending Office) or such other office as such Bank may hereafter designate as its Domestic Lending Office by notice to the Borrower and the Agent; provided that any Bank may so designate separate Domestic Lending Offices for its Base Rate Loans, on the one hand, and its CD Loans, on the other hand, in which case all references herein to the Domestic Lending Office of such Bank shall be deemed to refer to either or both of such offices, as the context may require.

               "Domestic Loans"  means CD Loans or Base Rate Loans or both.

               "Domestic Reserve Percentage" has the meaning set forth in
Section 2.08(b).

               "Effective Date" means the date this Agreement becomes effective in accordance with Section 9.09.

               "Environmental Laws" means any and all federal, state, local and foreign statutes, laws, judicial decisions, regulations, ordinances, rules, judgments, orders, decrees, plans, injunctions, permits, concessions, grants, franchises, licenses, agreements and other governmental restrictions relating to the environment, the effect of the environment on human health or to emissions, discharges or releases of pollutants, contaminants, Hazardous Substances or wastes into the environment including, without limitation, ambient air, surface water, ground water, or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, Hazardous Substances or wastes or the clean-up or other remediation thereof.

               "Equivalent Amount" means, on any date, the amount of Alternative Currency converted from Dollars at the Agent's spot buying rate (based on the London interbank market rate then prevailing) for Dollars against such Alternative Currency as of approximately 9:00 A.M. (New York time) three Euro-Currency Business Days before such date.

               "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, or any successor statute.

               "ERISA Group" means the Borrower, any Subsidiary and all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Borrower or any Subsidiary, are treated as a single employer under Section 414 of the Internal Revenue Code.

               "Euro-Currency Business Day" means any Domestic Business Day on which commercial banks are open for international business (including dealings in Dollar deposits) in London, and, where funds are to be paid or made available in an Alternative Currency, on which commercial banks are open for domestic and international business (including dealings in deposits in such Alternative Currency) in both London and the place where such funds are paid or made available.

               "Euro-Currency Lending Office" means, as to each Bank, its office, branch or affiliate located at its address set forth in its Administrative Questionnaire (or identified in its Administrative Questionnaire as its Euro-Currency Lending Office) or such other office, branch or affiliate of such Bank as it may hereafter designate as its Euro-Currency Lending Office by notice to the Borrower and the Agent.

               "Euro-Currency Loan" means a Loan to be made by a Bank as a Euro-Currency Loan pursuant to the applicable Notice of Committed Borrowing.

               "Euro-Currency Margin" has the meaning set forth in Section 2.08(f).

               "Euro-Currency Reference Banks" means the principal London offices of Deutsche Bank AG, Credit Lyonnais, and Morgan Guaranty Trust Company of New York.

               "Euro-Currency Reserve Percentage" has the meaning set forth in
Section 2.08(f).

               "Euro-Dollar Business Day" means any Domestic Business Day on which commercial banks are open for international business (including dealings in dollar deposits) in London.

               "Euro-Dollar Lending Office" means, as to each Bank, its office, branch or affiliate located at its address set forth in its Administrative Questionnaire (or identified in its Administrative Questionnaire as its Euro-Dollar Lending Office) or such other office, branch or affiliate of such Bank as it may hereafter designate as its Euro-Dollar Lending Office by notice to the Borrower and the Agent.

               "Euro-Dollar Loan" means a Committed Loan to be made by a Bank as a Euro-Dollar Loan in accordance with the applicable Notice of Committed Borrowing.

               "Euro-Dollar Margin" has the meaning set forth in Section
2.08(c).

               "Euro-Dollar Reference Banks" means the principal London offices of Deutsche Bank AG, Credit Lyonnais, and Morgan Guaranty Trust Company of New York.

               "Euro-Dollar Reserve Percentage" has the meaning set forth in
Section 2.08(c).

               "Event of Default" has the meaning set forth in Section 6.01.

               "Excluded Subsidiary" means any Subsidiary other than any (i) Insurance Company Subsidiary and (ii) "Significant Subsidiary", as defined in
Section 210.1-02(v) of Regulation S-X, as amended from time to time, promulgated by the Securities and Exchange Commission (17 C.F.R. Section 210.1-02(v)).

               "Federal Funds Rate" means, for any day, the rate per annum (rounded upward, if necessary, to the nearest 1/100th of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Domestic Business Day next succeeding such day, provided that (i) if such day is not a Domestic Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Domestic Business Day as so published on the next succeeding Domestic Business Day, and (ii) if no such rate is so published on such next succeeding Domestic Business Day, the Federal Funds Rate for such day shall be the average rate quoted to Deutsche Bank AG, New York Branch on such day on such transactions as determined by the Agent.

               "Fixed Rate Loans" means CD Loans or Euro-Currency Loans or Euro-Dollar Loans or Money Market Loans (excluding Money Market LIBOR Loans bearing interest at the Base Rate pursuant to Section 8.01(a)) or any combination of the foregoing.

               "Guarantee" by any Person means any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing any Debt or other obligation of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or other obligation (whether arising by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (ii) entered into for the purpose of assuring in any other manner the obligee of such Debt or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part), provided that the term Guarantee shall not include (i) endorsements for collection or deposit in the ordinary course of business or (ii) if such Person is an insurance company, surety bonds and insurance contracts (including financial guarantee insurance policies) in each case issued in the ordinary course of such Person's business. The term "Guarantee" used as a verb has a corresponding meaning.

               "Hazardous Substances" means any toxic, radioactive, caustic or otherwise hazardous substance, including petroleum, its derivatives, by-products and other hydrocarbons, or any substance having any constituent elements displaying any of the foregoing characteristics.

               "Indemnitee" has the meaning set forth in Section 9.03(b).

               "Initial Banks" has the meaning set forth in Section 2.17.

               "Insurance Company Subsidiary" means any Subsidiary domiciled in the United States of America (including the District of Columbia) and its territories and possessions or any State thereof and licensed or authorized to do an insurance business in any of the foregoing.

               "Interest Period" means: (1) with respect to each Euro-Dollar Borrowing, the period commencing on the date of such Borrowing and ending one, two or three (or, subject to availability, six or nine months) thereafter, as the Borrower may elect in the applicable Notice of Borrowing; provided that:

               (a) any Interest Period which would otherwise end on a day which is not a Euro-Dollar Business Day shall be extended to the next succeeding Euro-Dollar Business Day unless such Euro-Dollar Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Euro-Dollar Business Day;

               (b) any Interest Period which begins on the last Euro-Dollar Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to clause (c) below, end on the last Euro-Dollar Business Day of a calendar month; and

               (c) any Interest Period which would otherwise end after the Termination Date shall end on the Termination Date.

(2) with respect to each CD Borrowing, the period commencing on the date of such Borrowing and ending 30, 60, 90 or 180 days thereafter, as the Borrower may elect in the applicable Notice of Borrowing; provided that:

               (a) any Interest Period (other than an Interest Period determined pursuant to clause (b) below) which would otherwise end on a day which is not a Euro-Dollar Business Day shall be extended to the next succeeding Euro-Dollar Business Day;

               (b) any Interest Period which would otherwise end after the Termination Date shall end on the Termination Date.

(3) with respect to each Base Rate Borrowing, the period commencing on the date of such Borrowing and ending 90 days thereafter; provided that:

               (a) any Interest Period (other than an Interest Period determined pursuant to clause (b) below) which would otherwise end on a day which is not a Euro-Dollar Business Day shall be extended to the next succeeding Euro-Dollar Business Day; and

               (b) any Interest Period which would otherwise end after the Termination Date shall end on the Termination Date.

(4) with respect to each Money Market LIBOR Borrowing, the period commencing on the date of such Borrowing and ending such whole number of months thereafter as the Borrower may elect in accordance with Section 2.03; provided that:

               (a) any Interest Period which would otherwise end on a day which is not a Euro-Dollar Business Day shall be extended to the next succeeding Euro-Dollar Business Day unless such Euro-Dollar Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Euro-Dollar Business Day;

               (b) any Interest Period which begins on the last Euro-Dollar Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to clause (c) below, end on the last Euro-Dollar Business Day of a calendar month; and

               (c) any Interest Period which would otherwise end after the Termination Date shall end on the Termination Date.

(5) with respect to each Money Market Absolute Rate Borrowing, the period commencing on the date of such Borrowing and ending such number of days thereafter (but not less than seven days) as the Borrower may elect in accordance with Section 2.03; provided that:

               (a) any Interest Period which would otherwise end on a day which is not a Euro-Dollar Business Day shall be extended to the next succeeding Euro-Dollar Business Day; and

               (b) any Interest Period which would otherwise end after the Termination Date shall end on the Termination Date.

(6) with respect to each Euro-Currency Borrowing, the period commencing on the date of such Euro-Currency Borrowing and ending one, two or three (or, subject to availability, six or nine) months thereafter, as the Borrower may elect in the applicable Notice of Borrowing; provided that:

               (a) any Interest Period which would otherwise end on a day which is not a Euro-Currency Business Day shall be extended to the next succeeding Euro-Currency Business Day unless such Euro-Currency Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Euro-Currency Business Day;

               (b) any Interest Period which begins on the last Euro-Currency Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall, subject to clause (c) below, end on the last Euro-Currency Business Day of a calendar month; and

               (c) any Interest Period which would otherwise end after the Termination Date shall end on the Termination Date.

               "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended, or any successor statute.

               "Investment" means any investment in any Person, whether by means of share purchase, capital contribution, loan, time deposit or otherwise.

               "LIBOR Auction" means a solicitation of Money Market Quotes setting forth Money Market Margins based on the London Interbank Offered Rate pursuant to Section 2.03.

               "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind, or any other type of preferential arrangement that has the practical effect of creating a security interest, in respect of such asset. For the purposes of this Agreement, the Borrower or any Subsidiary shall be deemed to own subject to a Lien any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such asset.

               "Loan" means a Domestic Loan or a Euro-Currency Loan or a Euro-Dollar Loan or a Money Market Loan and "Loans" means Domestic Loans or Euro-Currency Loans or Euro-Dollar Loans or Money Market Loans or any combination of the foregoing.

               "London Interbank Offered Rate" has the meaning set forth in
Section 2.08(c).

               "Material Adverse Effect" means a material adverse effect on the business, financial position, results of operations or prospects of the Borrower and its Consolidated Subsidiaries, considered as a whole.

               "Material Debt" means Debt (other than the Notes) of the Borrower and/or one or more of its Subsidiaries (other than an Excluded Subsidiary), arising in one or more related or unrelated transactions, in an aggregate principal or face amount exceeding $30,000,000.

               "Material Financial Obligations" means a principal or face amount of Debt and/or the then-owed payment obligations in respect of Derivatives Obligations of the Borrower and/or one or more of its Subsidiaries (other than an Excluded Subsidiary), arising in one or more related or unrelated transactions, exceeding in the aggregate $30,000,000.

               "Material Plan" means at any time a Plan or Plans having aggregate Unfunded Liabilities in excess of $5,000,000.

               "Money Market Absolute Rate" has the meaning set forth in
Section 2.03(d).

               "Money Market Absolute Rate Loan" means a loan to be made by a Bank pursuant to an Absolute Rate Auction.

               "Money Market Lending Office" means, as to each Bank, its Domestic Lending Office or such other office, branch or affiliate of such Bank as it may hereafter designate as its Money Market Lending Office by notice to the Borrower and the Agent; provided that any Bank may from time to time by notice to the Borrower and the Agent designate separate Money Market Lending Offices for its Money Market LIBOR Loans, on the one hand, and its Money Market Absolute Rate Loans, on the other hand, in which case all references herein to the Money Market Lending Office of such Bank shall be deemed to refer to either or both of such offices, as the context may require.

               "Money Market LIBOR Loan" means a loan to be made by a Bank pursuant to a LIBOR Auction (including such a loan bearing interest at the Base Rate pursuant to Section 8.01(a)).

               "Money Market Loan" means a Money Market LIBOR Loan or a Money Market Absolute Rate Loan.

               "Money Market Margin" has the meaning set forth in Section
2.03(d).

               "Money Market Quote" means an offer by a Bank to make a Money Market Loan in accordance with Section 2.03.

               "Multiemployer Plan" means at any time an employee pension benefit plan within the meaning of Section 4001(a)(3) of ERISA to which any member of the ERISA Group is then making or accruing an obligation to make contributions or has within the preceding five plan years made contributions, including for these purposes any Person which ceased to be a member of the ERISA Group during such five year period.

               "Non-Recourse Debt" means Debt, secured only by real property (including fixtures and personal property used therein or thereon and the rents, profits and proceeds arising therefrom), in respect of which the holder of such Debt has no recourse against the Borrower or any Subsidiary (other than a Subsidiary the only assets of which consist of such real property (including fixtures and personal property used therein or thereon and the rents, profits and proceeds therefrom) or any asset of the Borrower or any Subsidiary (except such real property (including fixtures and personal property used therein or thereon and the rents, profits and proceeds arising therefrom)), provided that if, at any time, the aggregate amount of gross equity real estate Investments of the Borrower and its Subsidiaries shall exceed $826,657,000, the amount of such excess shall constitute Debt other than Non-Recourse Debt to the extent that the then existing aggregate principal amount of Non-Recourse Debt shall exceed the sum of (i) $100,000,000 and (ii) the amount of such Non-Recourse Debt, but not to exceed $50,000,000, outstanding as of the date hereof.

               "Notes" means promissory notes of the Borrower, substantially in the form of Exhibit A hereto, evidencing the obligation of the Borrower to repay the Loans, and "Note" means any one of such promissory notes issued hereunder.

               "Notice of Borrowing" means a Notice of Committed Borrowing (as defined in Section 2.02) or a Notice of Money Market Borrowing (as defined in
Section 2.03(f)).

               "Officer's Certificate" means a certificate signed by the President, any Vice-President responsible for financial matters, the Treasurer or the Controller of the Borrower.

               "Parent" means, with respect to any Bank, any Person controlling such Bank.

               "Participant" has the meaning set forth in Section 9.06(b).

               "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

               "Person" means an individual, a corporation, a partnership, an association, a trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

               "Plan" means at any time an employee pension benefit plan (other than a Multiemployer Plan) which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Internal Revenue Code and either (i) is maintained, or contributed to, by any member of the ERISA Group for employees of any member of the ERISA Group or (ii) has at any time within the preceding five years been maintained, or contributed to, by any Person which was at such time a member of the ERISA Group for employees of any Person which was at such time a member of the ERISA Group.

               "Pricing Schedule" means the Schedule attached hereto identified as such.

               "Prime Rate" means the rate of interest publicly announced by Deutsche Bank AG, New York Branch from time to time as its Prime Rate.

               "Reference Banks" means the CD Reference Banks or the Euro-Currency Reference Banks or the Euro-Dollar Reference Banks, as the context may require, and "Reference Bank" means any one of such Reference Banks.

               "Refunding Borrowing" means a Committed Borrowing which, after application of the proceeds thereof, results in no net increase in the outstanding principal amount of Committed Loans made by any Bank.

               "Regulation U" means Regulation U of the Board of Governors of the Federal Reserve System, as in effect from time to time.

               "Required Banks" means at any time Banks having at least 60% of the aggregate amount of the Commitments or, if the Commitments shall have been terminated, holding Notes evidencing at least 60% of the aggregate unpaid principal amount of the Loans.

               "Revolving Credit Period" means the period from and including the Effective Date to and including the Termination Date.

               "Subsidiary" means, as to any Person, any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by such Person; unless otherwise specified, "Subsidiary" means a Subsidiary of the Borrower.

               "Termination Date" means      the third anniversary of the
Effective Date or, if such day is not a Euro-Dollar Business Day, the next preceding Euro-Dollar Business Day, subject to extension as provided in
Section 2.17.

               "Unfunded Liabilities" means, with respect to any Plan at any time, the amount (if any) by which (i) the value of all benefit liabilities under such Plan, determined on a plan termination basis using the assumptions prescribed by the PBGC for purposes of Section 4044 of ERISA, exceeds (ii) the fair market value of all Plan assets allocable to such liabilities under Title IV of ERISA (excluding any accrued but unpaid contributions), all determined as of the then most recent valuation date for such Plan, but only to the extent that such excess represents a potential liability of a member of the ERISA Group to the PBGC or any other Person under Title IV of ERISA.

               "United States" means the United States of America, including the States and the District of Columbia, but excluding its territories and possessions.

               SECTION 1.02. Accounting Terms and Determinations. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared in accordance with generally accepted accounting principles as in effect from time to time, applied on a basis consistent (except for changes concurred in by the Borrower's independent public accountants) with the most recent audited consolidated financial statements of the Borrower and its Consolidated Subsidiaries delivered to the Banks; provided that, if the Borrower notifies the Agent that the Borrower wishes to amend any covenant in Article V to eliminate the effect of any change in generally accepted accounting principles on the operation of such covenant (or if the Agent notifies the Borrower that the Required Banks wish to amend Article V for such purpose), then the Borrower's compliance with such covenant shall be determined on the basis of generally accepted accounting principles in effect immediately before the relevant change in generally accepted accounting principles became effective, until either such notice is withdrawn or such covenant is amended in a manner satisfactory to the Borrower and the Required Banks.

               SECTION 1.03. Types of Borrowings. The term "Borrowing" denotes the aggregation of Loans of one or more Banks to be made to the Borrower pursuant to Article II on a single date and for a single Interest Period. Borrowings are classified for purposes of this Agreement either by reference to the pricing of Loans comprising such Borrowing (e.g., a "Euro-Dollar Borrowing" is a Borrowing comprised of Euro-Dollar Loans) or by reference to the provisions of Article II under which participation therein is determined (i.e., a "Committed Borrowing" is a Borrowing under Section 2.01 or 2.05 in which all Banks participate in proportion to their Commitments, while a "Money Market Borrowing" is a Borrowing under Section 2.03 in which the Bank participants are determined on the basis of their bids in accordance therewith).


                                  ARTICLE II

                                  THE CREDITS

               SECTION 2.01. Commitments to Lend. During the Revolving Credit Period, each Bank severally agrees, on the terms and conditions set forth in this Agreement, to make loans to the Borrower pursuant to this Section from time to time in amounts such that the aggregate principal amount of Committed Loans by such Bank at any one time outstanding shall not exceed the amount of its Commitment. Each Borrowing under this Section 2.01 shall be in an aggregate principal amount of $5,000,000 or any larger multiple of $1,000,000 (except that any such Borrowing may be in the aggregate amount available in accordance with Section 3.02(c)) and shall be made from the several Banks ratably in proportion to their respective Commitments. Within the foregoing limits, the Borrower may borrow under this Section 2.01, repay, or to the extent permitted by Section 2.11, prepay Loans and reborrow at any time during the Revolving Credit Period under this Section 2.01.

               SECTION 2.02. Notice of Committed Borrowing. The Borrower shall give the Agent notice (a "Notice of Committed Borrowing") not later than 10:30 A.M. (New York City time) on (w) the Domestic Business Day before each Base Rate Borrowing, (x) the second Domestic Business Day before each CD Borrowing, (y) the fourth Euro-Currency Business Day before each Euro-Currency Borrowing and (z) the third Euro-Dollar Business Day before each Euro-Dollar Borrowing, specifying:

               (a) the date of such Borrowing, which shall be a Domestic Business Day in the case of a Domestic Borrowing or a Euro-Currency Business Day in the case of a Euro-Currency Borrowing or a Euro-Dollar Business Day in the case of a Euro-Dollar Borrowing,

               (b)   the aggregate amount (in Dollars) of such Borrowing,

               (c) whether the Loans comprising such Borrowing are to be CD Loans, Base Rate Loans or Euro-Currency Loans or Euro-Dollar Loans, and, if Euro-Currency Loans, the currency thereof in accordance with the provisions of Section 2.05, and

               (d) in the case of a Fixed Rate Borrowing, the duration of the Interest Period applicable thereto, subject to the provisions of the definition of Interest Period.

               SECTION 2.03.  Money Market Borrowings.

               (a) The Money Market Option. In addition to Committed Borrowings pursuant to Section 2.01, the Borrower may, as set forth in this Section, request the Banks during the Revolving Credit Period to make offers to make Money Market Loans in United States Dollars only to the Borrower. The Banks may, but shall have no obligation to, make such offers and the Borrower may, but shall have no obligation to, accept any such offers in the manner set forth in this Section.

               (b) Money Market Quote Request. When the Borrower wishes to request offers to make Money Market Loans under this Section, it shall transmit to the Agent by telex or facsimile transmission a Money Market Quote Request substantially in the form of Exhibit B hereto so as to be received no later than 10:30 A.M. (New York City time) on (x) the fifth Euro-Dollar Business Day prior to the date of Borrowing proposed therein, in the case of a LIBOR Auction or (y) the Domestic Business Day next preceding the date of Borrowing proposed therein, in the case of an Absolute Rate Auction (or, in either case, such other time or date as the Borrower and the Agent shall have mutually agreed and shall have notified to the Banks not later than the date of the Money Market Quote Request for the first LIBOR Auction or Absolute Rate Auction for which such change is to be effective) specifying:

               (i) the proposed date of Borrowing, which shall be a Euro-Dollar Business Day in the case of a LIBOR Auction or a Domestic Business Day in the case of an Absolute Rate Auction,

             (ii) the aggregate amount of such Borrowing, which shall be $5,000,000 or a larger multiple of $1,000,000,

            (iii) the duration of the Interest Period applicable thereto, subject to the provisions of the definition of Interest Period, and

             (iv) whether the Money Market Quotes requested are to set forth a Money Market Margin or a Money Market Absolute Rate.

The Borrower may request offers to make Money Market Loans for more than one Interest Period in a single Money Market Quote Request. No Money Market Quote Request shall be given within five Euro-Dollar Business Days (or such other number of days as the Borrower and the Agent may agree) of any other Money Market Quote Request.

               (c) Invitation for Money Market Quotes. Promptly upon receipt of a Money Market Quote Request, the Agent shall send to the Banks by telex or facsimile transmission an Invitation for Money Market Quotes substantially in the form of Exhibit C hereto, which shall constitute an invitation by the Borrower to each Bank to submit Money Market Quotes offering to make the Money Market Loans to which such Money Market Quote Request relates in accordance with this Section.

               (d)   Submission and Contents of Money Market Quotes.  (i)
Each Bank may submit a Money Market Quote containing an offer or offers to make Money Market Loans in response to any Invitation for Money Market Quotes. Each Money Market Quote must comply with the requirements of this subsection
(d) and must be submitted to the Agent by telex or facsimile transmission at its offices specified in or pursuant to Section 9.01 not later than (x) 2:00 P.M. (New York City time) on the fourth Euro-Dollar Business Day prior to the proposed date of Borrowing, in the case of a LIBOR Auction or (y) 9:30 A.M. (New York City time) on the proposed date of Borrowing, in the case of an Absolute Rate Auction (or, in either case, such other time or date as the Borrower and the Agent shall have mutually agreed and shall have notified to the Banks not later than the date of the Money Market Quote Request for the first LIBOR Auction or Absolute Rate Auction for which such change is to be effective); provided that Money Market Quotes submitted by the Agent (or any affiliate of the Agent) in the capacity of a Bank may be submitted, and may only be submitted, if the Agent or such affiliate notifies the Borrower of the terms of the offer or offers contained therein not later than (x) one hour prior to the deadline for the other Banks, in the case of a LIBOR Auction or
(y) 15 minutes prior to the deadline for the other Banks, in the case of an Absolute Rate Auction. Subject to Articles III and VI, any Money Market Quote so made shall be irrevocable except with the written consent of the Agent given on the instructions of the Borrower.

               (ii) Each Money Market Quote shall be in substantially the form of Exhibit D hereto and shall in any case specify:

               (A)   the proposed date of Borrowing,

               (B) the principal amount of the Money Market Loan for which each such offer is being made, which principal amount (w) may be greater than or less than the Commitment of the quoting Bank, (x) must be $5,000,000 or a larger multiple of $1,000,000, (y) may not exceed the principal amount of Money Market Loans for which offers were requested and (z) may be subject to an aggregate limitation as to the principal amount of Money Market Loans for which offers being made by such quoting Bank may be accepted,

               (C) in the case of a LIBOR Auction, the margin above or below the applicable London Interbank Offered Rate (the "Money Market Margin") offered for each such Money Market Loan, expressed as a percentage (specified to the nearest 1/10,000th of 1%) to be added to or subtracted from such base rate,

               (D) in the case of an Absolute Rate Auction, the rate of interest per annum (specified to the nearest 1/10,000th of 1%) (the "Money Market Absolute Rate") offered for each such Money Market Loan, and

               (E)   the identity of the quoting Bank.

A Money Market Quote may set forth up to five separate offers by the quoting Bank with respect to each Interest Period specified in the related Invitation for Money Market Quotes.

               (iii) Any Money Market Quote shall be disregarded if it:

               (A) is not substantially in conformity with Exhibit D hereto or does not specify all of the information required by subsection
         (d)(ii);

               (B)   contains qualifying, conditional or similar language;

               (C) proposes terms other than or in addition to those set forth in the applicable Invitation for Money Market Quotes; or

               (D)   arrives after the time set forth in subsection (d)(i).

               (e) Notice to Borrower. The Agent shall promptly notify the Borrower of the terms (x) of any Money Market Quote submitted by a Bank that is in accordance with subsection (d) and (y) of any Money Market Quote that amends, modifies or is otherwise inconsistent with a previous Money Market Quote submitted by such Bank with respect to the same Money Market Quote Request. Any such subsequent Money Market Quote shall be disregarded by the Agent unless such subsequent Money Market Quote is submitted solely to correct a manifest error in such former Money Market Quote. The Agent's notice to the Borrower shall specify (A) the aggregate principal amount of Money Market Loans for which offers have been received for each Interest Period specified in the related Money Market Quote Request, (B) the respective principal amounts and Money Market Margins or Money Market Absolute Rates, as the case may be, so offered and (C) if applicable, limitations on the aggregate principal amount of Money Market Loans for which offers in any single Money Market Quote may be accepted.

               (f) Acceptance and Notice by Borrower. Not later than 10:30 A.M. (New York City time) on (x) the third Euro-Dollar Business Day prior to the proposed date of Borrowing, in the case of a LIBOR Auction or (y) the proposed date of Borrowing, in the case of an Absolute Rate Auction (or, in either case, such other time or date as the Borrower and the Agent shall have mutually agreed and shall have notified to the Banks not later than the date of the Money Market Quote Request for the first LIBOR Auction or Absolute Rate Auction for which such change is to be effective), the Borrower shall notify the Agent of its acceptance or non-acceptance of the offers so notified to it pursuant to subsection (e). In the case of acceptance, such notice (a "Notice of Money Market Borrowing") shall specify the aggregate principal amount of offers for each Interest Period that are accepted. The Borrower may accept any Money Market Quote in whole or in part; provided that:

               (i) the aggregate principal amount of each Money Market Borrowing may not exceed the applicable amount set forth in the related Money Market Quote Request,

             (ii) the principal amount of each Money Market Borrowing must be $5,000,000 or a larger multiple of $1,000,000,

            (iii) acceptance of offers may only be made on the basis of ascending Money Market Margins or Money Market Absolute Rates, as the case may be, and

             (iv) the Borrower may not accept any offer that is described in subsection (d)(iii) or that otherwise fails to comply with the requirements of this Agreement.

               (g) Allocation by Agent. If offers are made by two or more Banks with the same Money Market Margins or Money Market Absolute Rates, as the case may be, for a greater aggregate principal amount than the amount in respect of which such offers are accepted for the related Interest Period, the principal amount of Money Market Loans in respect of which such offers are accepted shall be allocated by the Agent among such Banks as nearly as possible (in multiples of $1,000,000, as the Agent may deem appropriate) in proportion to the aggregate principal amounts of such offers. Determinations by the Agent of the amounts of Money Market Loans shall be conclusive in the absence of manifest error.

               SECTION 2.04.  Notice to Banks; Funding of Loans.

               (a) Upon receipt of a Notice of Borrowing, the Agent shall promptly notify each Bank of the contents thereof and of such Bank's share (if any) of such Borrowing and such Notice of Borrowing shall not thereafter be revocable by the Borrower.

               (b) Not later than 12:00 Noon (New York City time) on the date of each Borrowing, each Bank participating therein shall (except as provided in subsection (c) of this Section) make available its share of such Borrowing, in Federal or other funds immediately available in New York City, to the Agent at its address referred to in Section 9.01 or, subject to the provisions of Section 2.05, if such Borrowing is to be made in an Alternative Currency, make available the Equivalent Amount of such Alternative Currency on that day (in such funds as may then be customary for the settlement of international transactions in such Alternative Currency) to the account of the Agent at such place in the country whose currency is the relevant Alternative Currency or such other country as is mutually agreed to by the Borrower and the Agent as shall have been notified by the Agent to the Banks by not less than four Domestic Business Days' notice. Unless the Agent determines that any applicable condition specified in Article III has not been satisfied, the Agent will make the funds so received from the Banks available to the Borrower at the Agent's aforesaid address.

               (c) If any Bank makes a new Loan hereunder on a day on which the Borrower is to repay all or any part of an outstanding Loan denominated in the same currency from such Bank, such Bank shall apply the proceeds of its new Loan to make such repayment and only an amount equal to the difference (if any) between the amount being borrowed and the amount being repaid shall be made available by such Bank to the Agent as provided in subsection (b), or remitted by the Borrower to the Agent as provided in Section 2.12, as the case may be.

               (d) Unless the Agent shall have received notice from a Bank prior to the date of any Borrowing that such Bank will not make available to the Agent such Bank's share of such Borrowing, the Agent may assume that such Bank has made such share available to the Agent on the date of such Borrowing in accordance with subsections (b) and (c) of this Section 2.04 and the Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If and to the extent that such Bank shall not have so made such share available to the Agent, such Bank and the Borrower severally agree to repay to the Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid to the Agent, at (i) in the case of the Borrower, a rate per annum equal to the interest rate applicable thereto pursuant to Section 2.08 and (ii) in the case of such Bank, the Federal Funds Rate. If such Bank shall repay to the Agent such corresponding amount, such amount so repaid shall constitute such Bank's Loan included in such Borrowing for purposes of this Agreement. Nothing in this subsection (d) shall be deemed to relieve any Bank from its obligation to extend Loans hereunder or to prejudice any rights which the Borrower may have against any Bank as a result of any default by such Bank hereunder. The failure of any Bank to make Loans hereunder shall not relieve any other Bank from its obligation to make the Loans required to be made by it hereunder.

               SECTION 2.05.  Euro-Currency Loans in an Alternative Currency.

               (a) Each Bank severally agrees to make Euro-Currency Loans pursuant to Section 2.01 in an Alternative Currency upon receipt by the Agent of a notice from the Borrower, such receipt to be not less than four Euro-Currency Business Days prior to the date of Borrowing, requesting that such Euro-Currency Loan be denominated in the Alternative Currency specified in such notice for the Interest Period specified in such notice.

               (b) Any Borrowing pursuant to Section 2.01 which is to be made in an Alternative Currency shall be advanced in the Equivalent Amount of the Dollar Amount thereof and shall be repaid or prepaid in such Alternative Currency in the amount of the Alternative Currency borrowed. Interest payable on any Loan denominated in an Alternative Currency shall be paid in such Alternative Currency.

               (c) Notwithstanding the satisfaction of all conditions referred to in subsection (a) above with respect to any Borrowing, if there shall occur on or prior to the date of such Borrowing any material change in political conditions or change in exchange controls which would make it impracticable for the Euro-Currency Loans comprising such Borrowing to be denominated in the Alternative Currency specified by the Borrower, then the Agent shall forthwith give notice thereof to the Borrower and the Banks, and such Loans shall not be denominated in such Alternative Currency but shall be made on the date of such Borrowing in Dollars as Base Rate Loans, unless the Borrower notifies the Agent forthwith that it elects not to borrow on such date.

               SECTION 2.06. Notes. (a) The Loans of each Bank shall be evidenced by a single Note payable to the order of such Bank for the account of its Applicable Lending Office in an amount equal to the aggregate unpaid principal amount of such Bank's Loans.

               (b) Each Bank may, by notice to the Borrower and the Agent, request that its Loans of a particular type be evidenced by a separate Note in an amount equal to the aggregate unpaid principal amount of such Loans. Each such Note shall be in substantially the form of Exhibit A hereto with appropriate modifications to reflect the fact that it evidences solely Loans of the relevant type. Each reference in this Agreement to the "Note" of such Bank shall be deemed to refer to and include any or all of such Notes, as the context may require.

               (c) Upon receipt of each Bank's Note pursuant to Section 3.01(a), the Agent shall forward such Note to such Bank. Each Bank shall record the date, amount, type and maturity of each Loan made by it and the date and amount of each payment of principal made by the Borrower with respect thereto and, in the case of Euro-Currency Loans denominated in an Alternative Currency, the currency, amount and Dollar Amount of such Loans, and may, if such Bank so elects in connection with any transfer or enforcement of its Note, endorse on the schedule forming a part thereof appropriate notations to evidence the foregoing information with respect to each such Loan then outstanding; provided that the failure of any Bank to make any such recordation or endorsement shall not affect the obligations of the Borrower hereunder or under the Notes. Each Bank is hereby irrevocably authorized by the Borrower so to endorse its Note and to attach to and make a part of its Note a continuation of any such schedule as and when required.

               SECTION 2.07. Maturity of Loans. Each Loan included in any Borrowing shall mature, and the principal amount thereof shall be due and payable, on the last day of the Interest Period applicable to such Borrowing.

               SECTION 2.08. Interest Rates. (a) Each Base Rate Loan shall bear interest on the outstanding principal amount thereof, for each day from the date such Loan is made until it becomes due, at a rate per annum equal to the Base Rate for such day. Such interest shall be payable for each Interest Period on the last day thereof. Any overdue principal of or interest on any Base Rate Loan shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the sum of 2% plus the rate otherwise applicable to Base Rate Loans for such day.

               (b) Each CD Loan shall bear interest on the outstanding principal amount thereof, for each day during the Interest Period applicable thereto, at a rate per annum equal to the sum of the CD Margin for such day plus the Adjusted CD Rate applicable to such Interest Period; provided that if any CD Loan or any portion thereof shall, as a result of clause (2)(b) of the definition of Interest Period, have an Interest Period of less than 30 days, such portion shall bear interest during such Interest Period at the rate applicable to Base Rate Loans during such period. Such interest shall be payable for each Interest Period on the last day thereof and, if such Interest Period is longer than 90 days, at intervals of 90 days after the first day thereof. Any overdue principal of or interest on any CD Loan shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the sum of 2% plus the higher of (i) the sum of the CD Margin for such day plus the Adjusted CD Rate applicable to the Interest Period for such Loan and
(ii) the rate applicable to Base Rate Loans for such day.

               "CD Margin" means a rate per annum determined in accordance with the Pricing Schedule.

               The "Adjusted CD Rate" applicable to any Interest Period means a rate per annum determined pursuant to the following formula:


                         [ CDBR          ]*
               ACDR  =  [ ---------- ]  + AR
                         [ 1.00 - DRP ]

               ACDR  =  Adjusted CD Rate
               CDBR  =  CD Base Rate
                DRP  =  Domestic Reserve Percentage
                 AR  =  Assessment Rate

         __________
         * The amount in brackets being rounded upward, if necessary, to the next higher 1/100 of 1%


               The "CD Base Rate" applicable to any Interest Period is the rate of interest determined by the Agent to be the average (rounded upward, if necessary, to the next higher 1/100 of 1%) of the prevailing rates per annum bid at 10:00 A.M. (New York City time) (or as soon thereafter as practicable) on the first day of such Interest Period by two or more New York certificate of deposit dealers of recognized standing for the purchase at face value from each CD Reference Bank of its certificates of deposit in an amount comparable to the principal amount of the CD Loan of such CD Reference Bank to which such Interest Period applies and having a maturity comparable to such Interest Period.

               "Domestic Reserve Percentage" means for any day that percentage (expressed as a decimal) which is in effect on such day, as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including without limitation any basic, supplemental or emergency reserves) for a member bank of the Federal Reserve System in New York City with deposits exceeding five billion dollars in respect of new non-personal time deposits in dollars in New York City having a maturity comparable to the related Interest Period and in an amount of $100,000 or more. The Adjusted CD Rate shall be adjusted automatically on and as of the effective date of any change in the Domestic Reserve Percentage.

               "Assessment Rate" means for any day the annual assessment rate in effect on such day which is payable by a member of the Bank Insurance Fund classified as adequately capitalized and within supervisory subgroup "A" (or a comparable successor assessment risk classification) within the meaning of 12 C.F.R. Section 327.3(e) (or any successor provision) to the Federal Deposit Insurance Corporation (or any successor) for such Corporation's (or such successor's) insuring time deposits at offices of such institution in the United States. The Adjusted CD Rate shall be adjusted automatically on and as of the effective date of any change in the Assessment Rate.

               (c) Each Euro-Dollar Loan shall bear interest on the outstanding principal amount thereof, for each day during the Interest Period applicable thereto, at a rate per annum equal to the sum of the Euro-Dollar Margin for such day plus the Adjusted London Interbank Offered Rate applicable to such Interest Period. Such interest shall be payable for each Interest Period on the last day thereof and, if such Interest Period is longer than three months, at intervals of three months after the first day thereof.

               "Euro-Dollar Margin" means a rate per annum determined in accordance with the Pricing Schedule.

               The "Adjusted London Interbank Offered Rate" applicable to any Interest Period means a rate per annum equal to the quotient obtained (rounded upward, if necessary, to the next higher 1/100 of 1%) by dividing (i) the applicable London Interbank Offered Rate by (ii) 1.00 minus the Euro-Dollar Reserve Percentage.

               The "London Interbank Offered Rate" applicable to any Interest Period means the average (rounded upward, if necessary, to the next higher 1/16 of 1%) of the respective rates per annum at which deposits in dollars are offered to each of the Euro-Dollar Reference Banks in the London interbank market at approximately 11:00 A.M. (London time) two Euro-Dollar Business Days before the first day of such Interest Period in an amount approximately equal to the principal amount of the Euro-Dollar Loan of such Euro-Dollar Reference Bank to which such Interest Period is to apply and for a period of time comparable to such Interest Period.

               "Euro-Dollar Reserve Percentage" means for any day that percentage (expressed as a decimal) which is in effect on such day, as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement for a member bank of the Federal Reserve System in New York City with deposits exceeding five billion dollars in respect of "Eurocurrency liabilities" (or in respect of any other category of liabilities which includes deposits by reference to which the interest rate on Euro-Dollar Loans is determined or any category of extensions of credit or other assets which includes loans by a non-United States office of any Bank to United States residents). The Adjusted London Interbank Offered Rate shall be adjusted automatically on and as of the effective date of any change in the Euro-Dollar Reserve Percentage.

               (d) Any overdue principal of or interest on any Euro-Dollar Loan shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the higher of (i) the sum of 2% plus the Euro-Dollar Margin for such day plus the Adjusted London Interbank Offered Rate applicable to the Interest Period for such Loan and (ii) the sum of 2% plus the Euro-Dollar Margin for such day plus the quotient obtained (rounded upward, if necessary, to the next higher 1/100 of 1%) by dividing (x) the average (rounded upward, if necessary, to the next higher 1/16 of 1%) of the respective rates per annum at which one day (or, if such amount due remains unpaid more than three Euro-Dollar Business Days, then for such other period of time not longer than six months as the Agent may select) deposits in Dollars in an amount approximately equal to such overdue payment due to each of the Euro-Dollar Reference Banks are offered to such Euro-Dollar Reference Bank in the London interbank market for the applicable period determined as provided above by (y)
1.00 minus the Euro-Dollar Reserve Percentage (or, if the circumstances described in clause (a) or (b) of Section 8.01 shall exist, at a rate per annum equal to the sum of 2% plus the rate applicable to Base Rate Loans for such day).

               (e) Subject to Section 8.01(a), each Money Market LIBOR Loan shall bear interest on the outstanding principal amount thereof, for the Interest Period applicable thereto, at a rate per annum equal to the sum of the London Interbank Offered Rate for such Interest Period (determined in accordance with Section 2.08(c) as if the related Money Market LIBOR Borrowing were a Committed Euro-Dollar Borrowing) plus (or minus) the Money Market Margin quoted by the Bank making such Loan in accordance with Section 2.03. Each Money Market Absolute Rate Loan shall bear interest on the outstanding principal amount thereof, for the Interest Period applicable thereto, at a rate per annum equal to the Money Market Absolute Rate quoted by the Bank making such Loan in accordance with Section 2.03. Such interest shall be payable for each Interest Period on the last day thereof and, if such Interest Period is longer than three months, at intervals of three months after the first day thereof. Any overdue principal of or interest on any Money Market Loan shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the sum of 2% plus the Base Rate for such day.

               (f) Each Euro-Currency Loan shall bear interest on the outstanding principal amount thereof, for each day during the Interest Period applicable thereto, at a rate per annum equal to the sum of the Euro-Currency Margin for such day plus the Adjusted London Interbank Offered Rate applicable to such Interest Period. Such interest shall be payable for each Interest Period on the last day thereof and, if such Interest Period is longer than three months, at intervals of three months after the first day thereof.

               "Euro-Currency Margin" means a rate per annum determined in accordance with the Pricing Schedule.

               The "Adjusted London Interbank Offered Rate" applicable to any Interest Period means a rate per annum equal to the quotient obtained (rounded upward, if necessary, to the next higher 1/100 of 1%) by dividing (i) the applicable London Interbank Offered Rate by (ii) 1.00 minus the Euro-Currency Reserve Percentage.

               The "London Interbank Offered Rate" applicable to any Interest Period means the average (rounded upward, if necessary, to the next higher
1/16 of 1%) of the respective rates per annum at which deposits in the relevant Alternative Currency are offered to each of the Euro-Currency Reference Banks in the London interbank market at approximately 11:00 A.M. (London time) two Euro-Currency Business Days before the first day of such Interest Period in an amount approximately equal to the principal amount of the Euro-Currency Loan of such Euro-Currency Reference Bank to which such Interest Period is to apply and for a period of time comparable to such Interest Period.

               "Euro-Currency Reserve Percentage" means for any day that percentage (expressed as a decimal) which is in effect on such day, as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement for a member bank of the Federal Reserve System in New York City with deposits exceeding five billion dollars in respect of "Eurocurrency liabilities" (or in respect of any other category of liabilities which includes deposits by reference to which the interest rate on Euro-Currency Loans is determined or any category of extensions of credit or other assets which includes loans by a non-United States office of any Bank to United States residents). The Adjusted London Interbank Offered Rate shall be adjusted automatically on and as of the effective date of any change in the Euro-Currency Reserve Percentage.

               (g) Any overdue principal of or interest on any Euro-Currency Loan shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the higher of (i) the sum of 2% plus the Euro-Currency Margin for such day plus the Adjusted London Interbank Offered Rate applicable to the Interest Period for such Loan and (ii) the sum of 2% plus the Euro-Currency Margin for such day plus the quotient obtained (rounded upward, if necessary, to the next higher of 1/100 of 1%) by dividing (x) the average (rounded upward, if necessary, to the next higher 1/16 of 1%) of the respective rates per annum at which one day (or, if such amount due remains unpaid more than three Euro-Currency Business Days, then for such other period of time not longer than six months as the Agent may select) deposits in the relevant Alternative Currency in an amount approximately equal to such overdue payment due to each of the Euro-Currency Reference Banks are offered to such Euro-Currency Reference Bank in the London interbank market for the applicable period determined as provided above by (y) 1.00 minus the Euro-Currency Reserve Percentage (or, if the circumstances described in clause (a) or (b) of Section 8.01 shall exist, at a rate per annum equal to the sum of 2% plus the rate applicable to Base Rate Loans for such day).

               (h) The Agent shall determine each interest rate applicable to the Loans hereunder. The Agent shall give prompt notice to the Borrower and the participating Banks of each rate of interest so determined, and its determination thereof shall be conclusive in the absence of manifest error.

               (i) Each Reference Bank agrees to use its best efforts to furnish quotations to the Agent as contemplated by this Section. If any Reference Bank does not furnish a timely quotation, the Agent shall determine the relevant interest rate on the basis of the quotation or quotations furnished by the remaining Reference Bank or Banks or, if none of such quotations is available on a timely basis, the provisions of Section 8.01 shall apply.

               SECTION 2.09. Facility Fees. The Borrower shall pay to the Agent for the account of the Banks ratably a facility fee at the Facility Fee Rate (determined daily in accordance with the Pricing Schedule). Such facility fee shall accrue (i) from and including the Closing Date to but excluding the Termination Date (or earlier date of termination of the Commitments in their entirety), on the daily aggregate amount of the Commitments (whether used or unused) and (ii) from and including the Termination Date or such earlier date of termination to but excluding the date the Loans shall be repaid in their entirety, on the daily aggregate outstanding principal amount of the Loans. Accrued fees under this Section shall be payable quarterly on each March 31, June 30, September 30 and December 31 and upon the date of termination of the Commitments in their entirety (and, if later, the date the Loans shall be repaid in their entirety).

               SECTION 2.10. Optional Termination or Reduction of Commitments. The Borrower may, upon at least three Domestic Business Days' notice to the Agent, (i) terminate the Commitments at any time, if no Loans are outstanding at such time or (ii) ratably reduce from time to time by an aggregate amount of $5,000,000 or any larger multiple of $1,000,000, the aggregate amount of the Commitments in excess of the aggregate outstanding principal amount of the Loans.

               SECTION 2.11. Mandatory Termination of Commitments. The Commitments shall terminate on the Termination Date, and any Loans then outstanding (together with accrued interest thereon) shall be due and payable on such date.

               SECTION 2.12. Mandatory and Optional Prepayments. (a) If, on any March 31, June 30, September 30 or December 31, the sum of (i) the aggregate outstanding principal amount of the Loans (except Euro-Currency Loans) and (ii) the aggregate Dollar Equivalent of all outstanding Euro-Currency Borrowings exceeds 105% of the aggregate amount of the Commitments, then the Borrower shall prepay, first, any Borrowing bearing interest at the Base Rate and, second, any other Borrowing or Borrowings, in each case as the Borrower may elect in a notice to the Agent, to an extent such that the sum of (i) and (ii) above does not exceed 100% of the aggregate amount of the Commitments.

               (b) Subject in the case of any Fixed Rate Borrowing to Section 2.14, the Borrower may, upon at least three Domestic Business Days' notice to the Agent, prepay any Domestic Borrowing (or any Money Market Borrowing bearing interest at the Base Rate pursuant to Section 8.01(a)) or upon at least three Euro-Currency Business Days' or Euro-Dollar Business Days' notice to the Agent, prepay any Euro-Currency Borrowing or Euro-Dollar Borrowing, as the case may be, in each case in whole at any time, or from time to time in part in amounts aggregating $5,000,000 or any larger multiple of $1,000,000, by paying the principal amount to be prepaid together with accrued interest thereon to the date of prepayment. Each such optional prepayment shall be applied to prepay ratably the Loans of the several Banks included in such Borrowing.

               (c) Except as provided in Section 2.12(a) or (b), the Borrower may not prepay all or any portion of the principal amount of any Money Market Loan prior to the maturity thereof.

               (d) Upon receipt of a notice of prepayment pursuant to this Section, the Agent shall promptly notify each Bank of the contents thereof and of such Bank's ratable share (if any) of such prepayment and such notice shall not thereafter be revocable by the Borrower.

               SECTION 2.13. General Provisions as to Payments. (a) The Borrower shall make each payment of principal of, and interest on, the Loans and of fees hereunder, not later than 12:00 Noon (New York City time) on the date when due, in Federal or other funds immediately available in New York City, to the Agent at its address referred to in Section 9.01. The Agent will promptly distribute to each Bank its ratable share of each such payment received by the Agent for the account of the Banks. Whenever any payment of principal of, or interest on, the Domestic Loans or of fees shall be due on a day which is not a Domestic Business Day, the date for payment thereof shall be extended to the next succeeding Domestic Business Day. Whenever any payment of principal of, or interest on, the Euro-Currency Loans or the Euro-Dollar Loans shall be due on a day which is not a Euro-Currency Business Day or a Euro-Dollar Business Day, as the case may be, the date for payment thereof shall be extended to the next succeeding Euro-Currency Business Day or Euro-Dollar Business Day, as the case may be, unless such Euro-Currency Business Day or Euro-Dollar Business Day, as the case may be, falls in another calendar month, in which case the date for payment thereof shall be the next preceding Euro-Currency Business Day or Euro-Dollar Business Day, as the case may be. Whenever any payment of principal of, or interest on, the Money Market Loans shall be due on a day which is not a Euro-Dollar Business Day, the date for payment thereof shall be extended to the next succeeding Euro-Dollar Business Day. If the date for any payment of principal is extended by operation of law or otherwise, interest thereon shall be payable for such extended time.

               (b) All payments to be made by the Borrower hereunder or under the Notes in an Alternative Currency pursuant to Section 2.05 shall be made in such Alternative Currency in such funds as may then be customary for the settlement of international transactions in such Alternative Currency for the account of the Agent, at such time and either in London, England or at such other place as shall have been agreed upon by the Agent and the Borrower and notified by the Agent to the Borrower and the Banks by not less than four Euro-Currency Business Days' notice. The Agent will promptly cause such payments to be distributed to each Bank in like funds.

               (c) Unless the Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Banks hereunder that the Borrower will not make such payment in full, the Agent may assume that the Borrower has made such payment in full to the Agent on such date and the Agent may, in reliance upon such assumption, cause to be distributed to each Bank on such due date an amount equal to the amount then due such Bank. If and to the extent that the Borrower shall not have so made such payment, each Bank shall repay to the Agent forthwith on demand such amount distributed to such Bank together with interest thereon, for each day from the date such amount is distributed to such Bank until the date such Bank repays such amount to the Agent, at the Federal Funds Rate.

               SECTION 2.14. Funding Losses. If the Borrower makes any payment of principal with respect to any Fixed Rate Loan (pursuant to Article II, VI or VIII or otherwise) on any day other than the last day of the Interest Period applicable thereto, or the last day of an applicable period fixed pursuant to Section 2.07(d), or if the Borrower fails to borrow or prepay any Fixed Rate Loans (including a failure to borrow in a specified Alternative Currency due to the occurrence of any event described in Section 2.05(c), unless the Borrower elects not to make any such Borrowing in accordance with the provisions of Section 2.05(c)) after notice has been given to any Bank in accordance with Section 2.04(a) or 2.11(c), the Borrower shall reimburse each Bank within 15 days after demand for any resulting loss or expense incurred by it (or by an existing or prospective Participant in the related Loan), including (without limitation) any loss incurred in obtaining, liquidating or employing deposits from third parties, but excluding loss of margin for the period after any such payment or failure to borrow or prepay, provided that such Bank shall have delivered to the Borrower a certificate as to the amount of such loss or expense, which certificate shall specify in reasonable detail the nature and calculation of the amount claimed and shall be conclusive in the absence of manifest error.

               SECTION 2.15. Computation of Interest and Fees. Interest based on the Prime Rate hereunder shall be computed on the basis of a year of 365 days (or 366 days in a leap year) and paid for the actual number of days elapsed (including the first day but excluding the last day). All other interest and fees shall be computed on the basis of a year of 360 days and paid for the actual number of days elapsed (including the first day but excluding the last day).

               SECTION 2.16. Judgment Currency. If for the purposes of obtaining judgment in any court it is necessary to convert a sum due from the Borrower hereunder or under any of the Notes in the currency expressed to be payable herein or under the Notes (the "specified currency") into another currency, the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures the Agent could purchase the specified currency with such other currency at the Agent's New York office on the Euro-Currency Business Day preceding that on which final judgment is given. The obligations of the Borrower in respect of any sum due to any Bank or the Agent hereunder or under any Note shall, notwithstanding any judgment in a currency other than the specified currency, be discharged only to the extent that on the Euro-Currency Business Day following receipt by such Bank or the Agent (as the case may be) of any sum adjudged to be so due in such other currency such Bank or the Agent (as the case may be) may in accordance with normal banking procedures purchase the specified currency with such other currency; if the amount of the specified currency so purchased is less than the sum originally due to such Bank or the Agent, as the case may be, in the specified currency, the Borrower agrees, to the fullest extent that it may effectively do so, as a separate obligation and notwithstanding any such judgment, to indemnify such Bank or the Agent, as the case may be, against such loss, and if the amount of the specified currency so purchased exceeds
(a) the sum originally due to any Bank or the Agent, as the case may be, in the specified currency and (b) any amounts shared with other Banks as a result of allocations of such excess as a disproportionate payment to such Bank under
Section 9.04, such Bank or the Agent, as the case may be, agrees to remit such excess to the Borrower.

               SECTION 2.17. Extension of Termination Date. The Termination Date may be extended, in the manner set forth below, on the last day of the Revolving Credit Period (determined without regard to the last clause in the definition thereof) and on each anniversary thereof (such day and each such anniversary thereof being hereinafter referred to as an "Extension Date") for a period of one year after the date on which the Termination Date would otherwise have occurred. If the Borrower wishes to request an extension of the Termination Date as of any Extension Date, it shall give notice to that effect to the Agent not less than 90 nor more than 120 days prior to such Extension Date, whereupon the Agent shall notify each of the Banks of such request. Each Bank will use its best efforts to respond to such request, whether affirmatively or negatively, within 15 days. If all of the Banks respond affirmatively, then, subject to receipt by the Agent prior to such Extension Date of counterparts of an extension agreement in form and substance satisfactory to the parties hereto, the Termination Date shall be extended, effective on such Extension Date, for a period of one year. If less than all of the Banks respond affirmatively, then, subject to the affirmative response of Deutsche Bank AG, New York and/or Cayman Island Branches, (1) the Borrower may replace any or all of the Banks which did not respond affirmatively with one or more other banks (including any of the Banks (an "Existing Bank")) so long as each such bank (other than an Existing Bank) is reasonably acceptable to the Agent and the aggregate commitment of such banks (including the increase in the Commitment of each Existing Bank) equals the aggregate Commitments of the Banks which did not respond affirmatively, at which time (I) the Borrower, the Agent, the Banks which did respond affirmatively and such other bank or banks shall execute and deliver an extension agreement, in form and substance satisfactory to the parties thereto, pursuant to which the Termination Date shall be so extended for a period of one year, and (II) the Borrower, the Agent, the Banks which did not respond affirmatively and such other bank or banks (including each Existing Bank which has agreed to increase its Commitment) shall execute and deliver one or more Assignment and Assumption Agreements as contemplated by Section 9.05(c) with respect to the Commitments of the Banks which did not respond affirmatively which are being assumed by such other bank or banks (including each Existing Bank which has agreed to increase its Commitment) or, if the provisions of clause (1) are not operative, (2) the Agent will promptly notify each of the Banks which did so respond affirmatively of the names of the other Banks which so responded affirmatively and of the aggregate amount of their then existing Commitments. In the event that clause (2) is operative, each Bank (including Deutsche Bank AG, New York and/or Cayman Island Branches, the "Initial Banks") which initially responded affirmatively and subsequently receives such a notice from the Agent will use its best efforts to respond to the Agent, whether affirmatively or negatively, within 15 days as to whether it will agree to extend the Termination Date for a period of one year for its then existing Commitment, but with an aggregate Commitment equal to the sum of the then existing Commitment of each Initial Bank. If each Initial Bank responds affirmatively, then, subject to receipt by the Agent prior to such Extension Date of counterparts of an extension agreement in form and substance satisfactory to the parties thereto, the Termination Date shall be extended, effective on such Extension Date, for a period of one year, but with an aggregate Commitment equal to the sum of the Commitment of each Initial Bank, provided that such extension shall be effective only if all amounts owing hereunder to the Banks are paid in full on such Extension Date. If any Initial Bank does not so respond affirmatively within such 15 days, then the Termination Date shall not be so extended. No Bank shall incur any liability or responsibility as a result of the failure of it or any other Bank or the Agent to respond to any request made by the Agent pursuant to this Section
2.17 or otherwise to comply with any provision of this Section 2.17 and the Agent shall not be liable or responsible for any failure by it or any Bank to use its best efforts or otherwise comply with any provision of this Section 2.17.


                                  ARTICLE III

                                  CONDITIONS

               SECTION 3.01. Closing. The closing hereunder shall occur upon receipt by the Agent of the following documents, each dated the Closing Date unless otherwise indicated:

               (a) a duly executed Note for the account of each Bank dated on or before the Closing Date complying with the provisions of
         Section 2.06;

               (b) an opinion of the General Counsel of the Borrower, substantially in the form of Exhibit E hereto and covering such additional matters relating to the transactions contemplated hereby as the Required Banks may reasonably request;

               (c) an opinion of Piper & Marbury, counsel for the Borrower, substantially in the form of Exhibit F hereto and covering such additional matters relating to the transactions contemplated hereby as the Required Banks may reasonably request;

               (d) an opinion of Davis Polk & Wardwell, special counsel for the Agent, substantially in the form of Exhibit G hereto and covering such additional matters relating to the transactions contemplated hereby as the Required Banks may reasonably request;

               (e) all documents the Agent may reasonably request relating to the existence of the Borrower, the corporate authority for and the validity of this Agreement and the Notes, and any other matters relevant hereto, all in form and substance satisfactory to the Agent.

The Agent shall promptly notify the Borrower and the Banks of the Closing Date, and such notice shall be conclusive and binding on all parties hereto.

               SECTION 3.02. Borrowings. The obligation of any Bank to make a Loan on the occasion of any Borrowing is subject to the satisfaction of the following conditions:

               (a) the fact that the Closing Date shall have occurred on or prior to December 31, 1994;

               (b) receipt by the Agent of a Notice of Borrowing as required by Section 2.02 or 2.03, as the case may be;

               (c) the fact that, immediately after such Borrowing, the sum of (i) the aggregate outstanding principal amount of the Loans (other than Euro-Currency Loans) and (ii) the aggregate Dollar Amount of all Euro-Currency Loans (on such date in each case after taking into account such Borrowing and the use of the proceeds thereof) will not exceed the aggregate amount of the Commitments;

               (d) the fact that, immediately before and after such Borrowing, no Default shall have occurred and be continuing;

               (e) the fact that, immediately after such Borrowing, the sum of (i) the aggregate outstanding principal amount of the Loans (other than Euro-Currency Loans) and (ii) the aggregate Dollar Equivalent of all Euro-Currency Loans (on such date in each case after taking into account such Borrowing and the use of the proceeds thereof) will not exceed 105% of the aggregate amount of the Commitments; and

               (f) the fact that the representations and warranties of the Borrower contained in this Agreement (except, in the case of a Refunding Borrowing, the representations and warranties set forth in Sections 4.04(c) and 4.05, as to any matter which has theretofore been disclosed in writing by the Borrower to the Banks, including items disclosed in writing by the Borrower to the Banks by virtue of any information provided pursuant to Section 5.01 of this Agreement) shall be true on and as of the date of such Borrowing.

Each Borrowing hereunder shall be deemed to be a representation and warranty by the Borrower on the date of such Borrowing as to the facts specified in clauses (c), (d), (e) and (f) of this Section.


                                  ARTICLE IV

                        REPRESENTATIONS AND WARRANTIES

               The Borrower represents and warrants that:

               SECTION 4.01. Corporate Existence and Power. The Borrower is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Maryland, and has all corporate powers and all governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted, other than such licenses, authorizations, consents and approvals which, if not held or obtained by the Borrower, do not, in the aggregate, have a Material Adverse Effect.

               SECTION 4.02. Corporate and Governmental Authorization; No Contravention. The execution, delivery and performance by the Borrower of this Agreement and the Notes are within the Borrower's corporate powers, have been duly authorized by all necessary corporate action, require no action by or in respect of, or filing with, any governmental body, agency or official and do not contravene, or constitute a default under, any provision of applicable law or regulation or of the articles of incorporation or by-laws of the Borrower or of any agreement, judgment, injunction, order, decree or other instrument binding upon the Borrower or any of its Subsidiaries or result in the creation or imposition of any Lien on any asset of the Borrower or any of its Subsidiaries.

               SECTION 4.03. Binding Effect. This Agreement constitutes a valid and binding agreement of the Borrower and each Note, when executed and delivered in accordance with this Agreement, will constitute a valid and binding obligation of the Borrower, in each case enforceable in accordance with its terms.

               SECTION 4.04.  Financial Information.

               (a) The consolidated statement of financial position and shareholders' equity of the Borrower and its Consolidated Subsidiaries as of December 31, 1993 and the related consolidated statements of operations and cash flows for the fiscal year then ended, reported on by Ernst & Young and set forth in the Borrower's 1993 Form 10-K, a copy of which has been delivered to each of the Banks, fairly present, in conformity with generally accepted accounting principles, the consolidated financial position of the Borrower and its Consolidated Subsidiaries as of such date and their consolidated results of operations and cash flows for such fiscal year.

               (b) The unaudited consolidated statement of financial position and shareholders' equity of the Borrower and its Consolidated Subsidiaries as of September 30, 1994 and the related unaudited consolidated statements of operations and cash flows for the nine months then ended, set forth in the Borrower's Latest Form 10-Q, a copy of which has been delivered to each of the Banks, fairly present, in conformity with generally accepted accounting principles applied on a basis consistent with the financial statements referred to in subsection (a) of this Section, the consolidated financial position of the Borrower and its Consolidated Subsidiaries as of such date and their consolidated results of operations and cash flows for such nine month period (subject to normal year-end adjustments).

               (c) Except as disclosed in the Borrower's latest Form 10-Q or in any Form 8-K filed by the Borrower under the Securities Exchange Act of 1934 after the Borrower's latest Form 10-Q and provided to the Banks prior to the date of this Agreement, since December 31, 1993 there has been no material adverse change in the business, financial position, results of operations or prospects of the Borrower and its Consolidated Subsidiaries, considered as a whole.

               (d) A copy of a duly completed and signed Annual Statement or other similar report of or for each Insurance Company Subsidiary in the form filed with the governmental body, agency or official which regulates insurance companies in the jurisdiction in which such Insurance Company Subsidiary is domiciled for the year ended December 31, 1993 has been delivered to the Agent on behalf of each of the Banks and fairly presents, in accordance with statutory accounting principles, the information contained therein.

               (e) A copy of a duly completed and signed Quarterly Statement or other similar report of or for United States Fidelity and Guaranty Company and Fidelity and Guaranty Life Insurance Company in the form filed with the governmental body, agency or official which regulates insurance companies in the jurisdiction in which such companies are respectively domiciled for the quarter ended September 30, 1994 has been delivered to the Agent on behalf of each of the Banks and fairly presents, in accordance with statutory accounting principles, the information contained therein.

               SECTION 4.05. Litigation. Subject to matters disclosed in the financial statements referred to in Section 4.04(a), (b) and (c), there is no action, suit or proceeding pending against, or to the knowledge of the Borrower threatened against or affecting, the Borrower or any of its Subsidiaries before any court or arbitrator or any governmental body, agency or official in which there is a reasonable expectation of an adverse decision which reasonably could be expected to have a Material Adverse Effect or which in any manner draws into question the validity of this Agreement or the Notes.

               SECTION 4.06. Compliance with ERISA. Each member of the ERISA Group has fulfilled its obligations under the minimum funding standards of ERISA and the Internal Revenue Code with respect to each Plan and is in compliance in all material respects with the presently applicable provisions of ERISA and the Internal Revenue Code with respect to each Plan. No member of the ERISA Group has (i) sought a waiver of the minimum funding standard under Section 412 of the Internal Revenue Code in respect of any Plan, (ii) failed to make any contribution or payment to any Plan or Multiemployer Plan or in respect of any Benefit Arrangement, or made any amendment to any Plan or Benefit Arrangement, which in either case would trigger the provisions of
Section 412(n) or 401(a)(29) of the Internal Revenue Code (or any corresponding provisions of ERISA) or (iii) incurred any liability under Title IV of ERISA other than a liability to the PBGC for premiums under Section 4007 of ERISA.

               SECTION 4.07. Environmental Matters. In the ordinary course of its business, the Borrower conducts an ongoing review of the effect of Environmental Laws on the business, operations and properties of the Borrower and its Subsidiaries, in the course of which it identifies and evaluates associated liabilities and costs (including, without limitation, any capital or operating expenditures required for clean-up or closure of properties presently or previously owned, any capital or operating expenditures required to achieve or maintain compliance with environmental protection standards imposed by law or as a condition of any license, permit or contract, any related constraints on operating activities, including any periodic or permanent shutdown of any facility or reduction in the level of or change in the nature of operations conducted thereat, any costs or liabilities in connection with off-site disposal of wastes or Hazardous Substances, and any actual or potential liabilities to third parties, including employees, and any related costs and expenses). On the basis of this review, the Borrower has reasonably concluded that such associated liabilities and costs, including the costs of compliance with Environmental Laws, are unlikely to have a Material Adverse Effect.

               SECTION 4.08. Taxes. The Borrower and its Subsidiaries have filed all United States Federal income tax returns and all other material tax returns which are required to be filed by them and have paid all taxes due pursuant to such returns or pursuant to any assessment received by the Borrower or any Subsidiary, other than any such assessments being contested in good faith by appropriate proceedings and for which any reserves required under generally accepted accounting principles have been established. The charges, accruals and reserves on the books of the Borrower and its Subsidiaries in respect of taxes or other governmental charges are, in the opinion of the Borrower, adequate in all material respects.

               SECTION 4.09. Subsidiaries. Each of the Borrower's corporate Subsidiaries is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation, and has all corporate powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted.

               SECTION 4.10. Not an Investment Company. The Borrower is not an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

               SECTION 4.11. Full Disclosure. All information heretofore furnished by the Borrower to the Agent or any Bank for purposes of or in connection with this Agreement or any transaction contemplated hereby is, and all such information hereafter furnished by the Borrower to the Agent or any Bank will be, true and accurate in all material respects on the date as of which such information is stated or certified. The Borrower has disclosed to the Banks in writing any and all facts which materially and adversely affect or may affect (to the extent the Borrower can now reasonably foresee), the business, operations or financial condition of the Borrower and its Consolidated Subsidiaries, taken as a whole, or the ability of the Borrower to perform its obligations under this Agreement.


                                   ARTICLE V

                                   COVENANTS

               The Borrower agrees that, so long as any Bank has any Commitment hereunder or any amount payable under any Note remains unpaid:

               SECTION 5.01. Information. The Borrower will deliver to each of the Banks:

               (a) as soon as available and in any event within 95 days after the end of each fiscal year of the Borrower, a consolidated statement of financial position and shareholders' equity of the Borrower and its Consolidated Subsidiaries as of the end of such fiscal year and the related consolidated statements of operations and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on in a manner acceptable to the Securities and Exchange Commission by Ernst & Young or other independent public accountants of nationally recognized standing;

               (b) as soon as available and in any event within 60 days after the end of each of the first three quarters of each fiscal year of the Borrower, a consolidated statement of financial position and shareholders' equity of the Borrower and its Consolidated
         Subsidiaries as of the end of such quarter and the related consolidated statements of operations and cash flows for such quarter and for the portion of the Borrower's fiscal year ended at the end of such quarter, setting forth in the case of such consolidated statements of operations and cash flows in comparative form the figures for the corresponding quarter and the corresponding portion of the Borrower's previous fiscal year, all certified (subject to normal year-end adjustments) as to fairness of presentation, generally accepted accounting principles and consistency by the chief financial officer or the chief accounting officer of the Borrower;

               (c) simultaneously with the delivery of each set of financial statements referred to in clauses (a) and (b) above, an Officer's Certificate (i) setting forth in reasonable detail the calculations required to establish whether the Borrower was in compliance with the requirements of Sections 5.09 and 5.10 on the date of such financial statements and (ii) stating whether any Default exists on the date of such certificate and, if any Default then exists, setting forth the details thereof and the action which the Borrower is taking or proposes to take with respect thereto;

               (d) simultaneously with the delivery of each set of financial statements referred to in clause (a) above, a statement of the firm of independent public accountants which reported on such statements
         (i) whether anything has come to their attention in the course of their examination of the financial statements of the Borrower and its Subsidiaries to cause them to believe that any Default existed on the date of such statements and (ii) confirming the calculations set forth in the officer's certificate delivered simultaneously therewith pursuant to clause (c) above;

               (e) within five days after any officer of the Borrower obtains knowledge of any Default, if such Default is then continuing, an Officer's Certificate setting forth the details thereof and the action which the Borrower is taking or proposes to take with respect thereto;

               (f) within 120 days after the end of each fiscal year of each Insurance Company Subsidiary, a copy of a duly completed and signed Annual Statement (or any successor form thereto) required to be filed by such Insurance Company Subsidiary with the governmental body, agency or official which regulates insurance companies in the jurisdiction in which such Insurance Company Subsidiary is domiciled, in the form submitted to such governmental body, agency or official;

               (g) within 60 days after the end of the second fiscal quarter of United States Fidelity and Guaranty Company and Fidelity and Guaranty Life Insurance Company, respectively, a copy of a duly completed and signed Quarterly Statement (or any successor form thereto) required to be filed by each such company with the governmental body, agency or official which regulates insurance companies in the jurisdiction in which such company is domiciled, in the form submitted to such governmental body, agency or official;

               (h) promptly upon the mailing thereof to the shareholders of the Borrower generally, copies of all financial statements, reports and proxy statements so mailed;

               (i) promptly upon the filing thereof, copies of all registration statements (other than the exhibits thereto and any registration statements on Form S-8 or its equivalent) and reports on Forms 10-K, 10-Q and 8-K (or their equivalents) which the Borrower shall have filed with the Securities and Exchange Commission;

               (j) if and when any member of the ERISA Group (i) gives or is required to give notice to the PBGC of any "reportable event" (as defined in Section 4043 of ERISA) with respect to any Plan, other than a reportable event for which 30-day notice to the PBGC has been waived, or knows that the plan administrator of any Plan has given or is required to give notice of any such reportable event, a copy of the notice of such reportable event given or required to be given to the PBGC; (ii) receives notice of complete or partial withdrawal liability under Title IV of ERISA or notice that any Multiemployer Plan is in reorganization, is insolvent or has been terminated, a copy of such notice; (iii) receives notice from the PBGC under Title IV of ERISA of an intent to terminate, impose liability (other than for premiums under Section 4007 of ERISA) in respect of, or appoint a trustee to administer any Plan, a copy of such notice; (iv) applies for a waiver of the minimum funding standard under Section 412 of the Internal Revenue Code, a copy of such application; (v) gives notice of intent to terminate any Plan under Section 4041(c) of ERISA, a copy of such notice and other information filed with the PBGC; (vi) gives notice of withdrawal from any Plan pursuant to Section 4063 of ERISA, a copy of such notice; or (vii) fails to make any payment or contribution to any Plan or Multiemployer Plan or in respect of any Benefit Arrangement or makes any amendment to any Plan or Benefit Arrangement which in either case would trigger the provisions of
         Section 412(n) or 401(a)(29) of the Internal Revenue Code (or any corresponding provisions of ERISA), a certificate of the chief financial officer or the chief accounting officer of the Borrower setting forth details as to such occurrence and action, if any, which the Borrower or applicable member of the ERISA Group is required or proposes to take; and

               (k) from time to time such additional information regarding the financial position or business of the Borrower and its Subsidiaries as the Agent, at the request of any Bank, may reasonably request.

               SECTION 5.02. Payment of Obligations. The Borrower will pay and discharge, and will cause each Subsidiary (other than an Excluded Subsidiary) to pay and discharge, at or before maturity, all their respective material obligations and liabilities, including, without limitation, tax liabilities, except where the same may be contested in good faith by appropriate proceedings, and will maintain, and will cause each Subsidiary to maintain, in accordance with generally accepted accounting principles, appropriate reserves for the accrual of any of the same.

               SECTION 5.03. Maintenance of Property; Books and Records; Insurance.

               (a) The Borrower will keep, and will cause each Subsidiary to keep, all property useful and necessary in its business in good working order and condition, ordinary wear and tear excepted.

               (b) The Borrower will keep, and will cause each Subsidiary to keep, proper books of record and account in which full, true and correct entries shall be made of all dealings and transactions in relation to its business and activities.

               (c) The Borrower will maintain or cause to be maintained with financially sound and reputable insurers or through self-insurance programs appropriate to the type and amount of the risk insured, insurance with respect to its properties and business, and the properties and business of its Subsidiaries, against loss or damage of the kinds customarily insured against by reputable companies in the same or similar businesses, such insurance to be of such types and in such amounts (with such deductible amounts) as is customary for such companies under similar circumstances. The Borrower will furnish to the Banks, upon request from the Agent, information presented in reasonable detail as to the insurance so carried.

               SECTION 5.04. Conduct of Business and Maintenance of Existence. The Borrower will continue, and will cause each Subsidiary (other than any Excluded Subsidiary) to continue, to engage in all material respects in business of the same general type as now conducted by the Borrower and its Subsidiaries, and will preserve, renew and keep in full force and effect, and will cause each Subsidiary (other than any Excluded Subsidiary) to preserve, renew and keep in full force and effect, their respective corporate existence and their respective rights, privileges and franchises necessary or desirable in the normal conduct of business, other than such corporate existences, rights, privileges and franchises which, if not preserved, renewed or kept in force, will not have, in the aggregate, a Material Adverse Effect.

               SECTION 5.05. Compliance with Laws. The Borrower will comply, and cause each Subsidiary to comply, with all applicable laws, ordinances, rules, regulations, and requirements of governmental authorities (including, without limitation, Environmental Laws and ERISA and the rules and regulations thereunder) except where the necessity of compliance therewith is contested in good faith by appropriate proceedings or where the failure to comply with such laws, ordinances, rules, regulations and requirements will not, in the aggregate, have a Material Adverse Effect.

               SECTION 5.06. Negative Pledge. Neither the Borrower nor any Subsidiary will create, assume or suffer to exist any Lien on any asset now owned or hereafter acquired by it, except:

               (a) Liens existing on the date of this Agreement securing Debt outstanding on the date of this Agreement in an aggregate principal or face amount not exceeding $100,000,000 and identified on
         Schedule I hereto;

               (b) any Lien existing on any asset of any corporation at the time such corporation becomes a Subsidiary and not created in contemplation of such event;

               (c) any Lien on any asset securing Debt incurred or assumed for the purpose of financing all or any part of the cost of acquiring such asset, provided that such Lien attaches to such asset concurrently with or within 90 days after the acquisition thereof;

               (d) any Lien on any asset of any corporation existing at the time such corporation is merged or consolidated with or into the Borrower or a Subsidiary and not created in contemplation of such event;

               (e) any Lien existing on any asset prior to the acquisition thereof by the Borrower or a Subsidiary and not created in contemplation of such acquisition;

               (f) any Lien arising out of the refinancing, extension, renewal or refunding of any Debt secured by any Lien permitted by any of the foregoing clauses or clause (j) below of this Section, provided that such Debt is not increased and is not secured by any additional assets;

               (g) Liens arising in the ordinary course of its business (including Liens arising in the ordinary course of its insurance business) which (i) do not secure Debt or Derivatives Obligations,
         (ii) do not secure any obligation (except obligations arising in the ordinary course of its insurance business) in an amount exceeding $50,000,000 and (iii) do not in the aggregate materially detract from or impair the use or value of the asset or assets subject thereto in the operation of its business;

               (h) Liens on cash and cash equivalents securing Derivatives Obligations, provided that the aggregate amount of cash and cash equivalents subject to such Liens may at no time exceed $25,000,000;

               (i) Liens securing obligations of the type referred to in clause (vii) of the definition of Debt as long as such Liens arise in the ordinary course of the Borrower's or the Subsidiary's, as the case may be, business and such Liens are in amounts and otherwise are on terms consistent with then existing practices in the repurchase business;

               (j) Liens securing Non-Recourse Debt (including Non-Recourse Debt constituting Debt (other than Non-Recourse Debt) as provided in the proviso to the definition of Non-Recourse Debt);

               (k) Liens on securities or cash of any Insurance Company Subsidiary which secure its obligations as a reinsurer (as opposed to a ceding insurance company) under reinsurance contracts entered into with Persons which are licensed or authorized to do an insurance business in any jurisdiction; and

               (l) Liens not otherwise permitted by the foregoing clauses of this Section securing Debt in an aggregate principal or face amount at any date not to exceed 5% of Adjusted Consolidated Tangible Net Worth.

               SECTION 5.07. Consolidations, Mergers and Sales of Assets; Ownership by USF&G Corporation. The Borrower will not (i) consolidate or merge with or into any other Person, other than a merger in which the Borrower is the surviving corporation or a merger solely for the purpose of reincorporating the Borrower in another jurisdiction, in each case provided no Default shall exist at, or immediately after, such merger, or (ii) sell, lease or otherwise transfer, directly or indirectly, all or substantially all of the assets of the Borrower and its Subsidiaries, taken as a whole, to any other Person. The Borrower will at all times own all of the outstanding voting securities of United States Fidelity and Guaranty Company.

               SECTION 5.08. Use of Proceeds. The proceeds of the Loans made under this Agreement will be used by the Borrower for general corporate purposes. None of such proceeds will be used, directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of buying or carrying any "margin stock" within the meaning of Regulation U.

               SECTION 5.09. Ratio of Debt to Adjusted Consolidated Tangible Net Worth. The aggregate amount of Debt (other than Non-Recourse Debt) of the Borrower and its Subsidiaries shall at no time exceed 55% of Adjusted Consolidated Tangible Net Worth.

               SECTION 5.10. Minimum Consolidated Tangible Net Worth. Adjusted Consolidated Tangible Net Worth will at no time be less than the sum of (i) $1,050,000,000 plus (ii) 50% of the consolidated net income of the Borrower and its Consolidated Subsidiaries for the period commencing on October 1, 1994 and ending at the end of the Borrower's then most recent fiscal quarter (treated for this purpose as a single accounting period). For purposes of this Section, if consolidated net income of the Borrower and its Consolidated Subsidiaries for any period shall be less than zero, the amount calculated pursuant to clause (ii) above for such period shall be zero.

               SECTION 5.11. Transactions with Affiliates. The Borrower will not, and will not permit any Subsidiary to, directly or indirectly, pay any funds to or for the account of, make any investment (whether by acquisition of stock or indebtedness, by loan, advance, transfer of property, guarantee or other agreement to pay, purchase or service, directly or indirectly, any Debt, or otherwise) in, lease, sell, transfer or otherwise dispose of any assets, tangible or intangible, to, or participate in, or effect any transaction in connection with any joint enterprise or other joint arrangement with, any Affiliate unless such payment, investment, lease, sale, transfer, disposition, participation or transaction is on terms and conditions at least as favorable to the Borrower or such Subsidiary as the terms and conditions which would apply in a similar transaction with a Person not an Affiliate; provided, however, that the foregoing provisions of this Section shall not prohibit the Borrower from declaring or paying any lawful dividend or distribution so long as, after giving effect thereto, no Default shall have occurred and be continuing.


                                  ARTICLE VI

                                   DEFAULTS

               SECTION 6.01. Events of Default. If one or more of the following events ("Events of Default") shall have occurred and be continuing:

               (a) the Borrower shall fail to pay when due any principal of any Loan or shall fail to pay within five days of the due date thereof any interest on any Loan or any fees or any other amount (other than the principal of any Loan) payable hereunder;

               (b) the Borrower shall fail to observe or perform any covenant contained in Sections 5.06 to 5.11, inclusive;

               (c) the Borrower shall fail to observe or perform any covenant or agreement contained in this Agreement (other than those covered by clause (a) or (b) above) for 30 days after notice thereof has been given to the Borrower by the Agent at the request of any Bank;

               (d) any representation, warranty, certification or statement made by the Borrower in this Agreement or in any certificate, financial statement or other document delivered pursuant to this Agreement shall prove to have been incorrect in any material respect when made (or deemed made);

               (e) the Borrower or any Subsidiary shall fail to make any payment owed by it in respect of any Material Financial Obligations when due or within any applicable grace period;

               (f) any event or condition shall occur which results in the acceleration of the maturity of any Material Debt or enables (or, with the giving of notice or lapse of time or both, would enable) the holder of such Debt or any Person acting on such holder's behalf to accelerate the maturity thereof;

               (g) the Borrower or any Subsidiary (other than an Excluded Subsidiary) shall commence a voluntary case or other proceeding seeking rehabilitation, dissolution, conservation, liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, rehabilitator, dissolver, conservator, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall take any corporate action to authorize any of the foregoing;

               (h) an involuntary case or other proceeding shall be commenced against the Borrower or any Subsidiary (other than an Excluded Subsidiary) seeking rehabilitation, dissolution, conservation, liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, rehabilitator, dissolver, conservator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 60 days; or an order for relief shall be entered against the Borrower or any Subsidiary (other than an Excluded Subsidiary) under the federal bankruptcy laws as now or hereafter in effect; or any governmental body, agency or official shall apply for, or commence a case or other proceeding to seek, an order for the rehabilitation, conservation, dissolution or other liquidation of the Borrower or any Subsidiary (other than an Excluded Subsidiary) or of the assets or any substantial part thereof of the Borrower or any such Subsidiary or any other similar remedy;

               (i) any member of the ERISA Group shall fail to pay when due an amount or amounts aggregating in excess of $5,000,000 which it shall have become liable to pay under Title IV of ERISA; or notice of intent to terminate a Material Plan shall be filed under Title IV of ERISA by any member of the ERISA Group, any plan administrator or any combination of the foregoing; or the PBGC shall institute proceedings under Title IV of ERISA to terminate, to impose liability (other than for premiums under Section 4007 of ERISA) in respect of, or to cause a trustee to be appointed to administer any Material Plan; or a condition shall exist by reason of which the PBGC would be entitled to obtain a decree adjudicating that any Material Plan must be terminated; or there shall occur a complete or partial withdrawal from, or a default, within the meaning of Section 4219(c)(5) of ERISA, with respect to, one or more Multiemployer Plans which could cause one or more members of the ERISA Group to incur a current payment obligation in excess of $5,000,000;

               (j) enforceable judgments or orders for the payment of money in excess of $10,000,000 in the aggregate shall be rendered and entered against the Borrower or any Subsidiary (other than an Excluded Subsidiary) and such judgments or orders shall continue unsatisfied and unstayed for a period of 30 days; or

               (k) any person or group of persons (within the meaning of Section 13 or 14 of the Securities Exchange Act of 1934, as amended) shall have acquired beneficial ownership (within the meaning of Rule 13d-3 promulgated by the Securities and Exchange Commission under said
         Act) of 30% or more of the outstanding shares of common stock of the Borrower; or, during any period of twelve consecutive calendar months, individuals who were directors of the Borrower on the first day of such period shall cease to constitute a majority of the board of directors of the Borrower;

then, and in every such event, the Agent shall (i) if requested by Banks having more than 50% in aggregate amount of the Commitments, by notice to the Borrower terminate the Commitments and they shall thereupon terminate, and
(ii) if requested by Banks holding Notes evidencing more than 50% in aggregate principal amount of the Loans, by notice to the Borrower declare the Notes (together with accrued interest thereon) to be, and the Notes shall thereupon become, immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower; provided that, in the case of any of the Events of Default specified in clause
(g) or (h) above with respect to the Borrower, without any notice to the Borrower or any other act by the Agent or the Banks, the Commitments shall thereupon terminate and the Notes (together with accrued interest thereon) shall become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower.

               SECTION 6.02. Notice of Default. The Agent shall give notice to the Borrower under Section 6.01(c) promptly upon being requested to do so by any Bank and shall thereupon notify all the Banks thereof.


                                  ARTICLE VII

                                   THE AGENT

               SECTION 7.01. Appointment and Authorization. Each Bank irrevocably appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Agreement and the Notes as are delegated to the Agent by the terms hereof or thereof, together with all such powers as are reasonably incidental thereto.

               SECTION 7.02. Agent and Affiliates. Deutsche Bank AG, New York and/or Cayman Island Branches shall have the same rights and powers under this Agreement as any other Bank and may exercise or refrain from exercising the same as though it were not the Agent, and Deutsche Bank AG, New York and/or Cayman Island Branches and its affiliates may accept deposits from, lend money to, and generally engage in any kind of business with the Borrower or any Subsidiary or affiliate of the Borrower as if it were not the Agent hereunder.

               SECTION 7.03. Action by Agent. The obligations of the Agent hereunder are only those expressly set forth herein. Without limiting the generality of the foregoing, the Agent shall not be required to take any action with respect to any Default, except as expressly provided in Article VI.

               SECTION 7.04. Consultation with Experts. The Agent may consult with legal counsel (who may be counsel for the Borrower), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts.

               SECTION 7.05. Liability of Agent. Neither the Agent nor any of its affiliates nor any of their respective directors, officers, agents or employees shall be liable for any action taken or not taken by it in connection herewith (i) with the consent or at the request of the Required Banks or (ii) in the absence of its own gross negligence or willful misconduct. Neither the Agent nor any of its affiliates nor any of their respective directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into or verify (i) any statement, warranty or representation made in connection with this Agreement or any borrowing hereunder; (ii) the performance or observance of any of the covenants or agreements of the Borrower; (iii) the satisfaction of any condition specified in Article III, except receipt of items required to be delivered to the Agent; or (iv) the validity, effectiveness or genuineness of this Agreement, the Notes or any other instrument or writing furnished in connection herewith. The Agent shall not incur any liability by acting in reliance upon any notice, consent, certificate, statement, or other writing (which may be a bank wire, telex, facsimile transmission or similar writing) believed by it to be genuine or to be signed by the proper party or parties.

               SECTION 7.06. Indemnification. Each Bank shall, ratably in accordance with its Commitment, indemnify the Agent, its affiliates and their respective directors, officers, agents and employees (to the extent not reimbursed by the Borrower) against any cost, expense (including counsel fees and disbursements), claim, demand, action, loss or liability (except such as result from such indemnitees' gross negligence or willful misconduct) that such indemnitees may suffer or incur in connection with this Agreement or any action taken or omitted by such indemnitees hereunder.

               SECTION 7.07. Credit Decision. Each Bank acknowledges that it has, independently and without reliance upon the Agent or any other Bank, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Bank also acknowledges that it will, independently and without reliance upon the Agent or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking any action under this Agreement.

               SECTION 7.08. Successor Agent. The Agent may resign at any time by giving notice thereof to the Banks and the Borrower. Upon any such resignation, the Required Banks shall have the right to appoint a successor Agent, subject, provided that no Default shall have occurred and be continuing, to the Borrower's approval, not to be unreasonably withheld or delayed. If no successor Agent shall have been so appointed by the Required Banks, and shall have accepted such appointment, within 30 days after the retiring Agent gives notice of resignation, then the retiring Agent may, on behalf of the Banks, appoint a successor Agent, which shall be a commercial bank organized or licensed under the laws of the United States of America or of any State thereof and having a combined capital and surplus of at least $50,000,000. Upon the acceptance of its appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. After any retiring Agent's resignation hereunder as Agent, the provisions of this Article shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent.

               SECTION 7.09. Agent's Fee. The Borrower shall pay to the Agent for its own account fees in the amounts and at the times previously agreed upon between the Borrower and the Agent.


                                 ARTICLE VIII

                            CHANGE IN CIRCUMSTANCES

               SECTION 8.01. Basis for Determining Interest Rate Inadequate or Unfair. If on or prior to the first day of any Interest Period for any Fixed Rate Borrowing:

               (a) the Agent is advised by the Reference Banks that deposits in the applicable currency and amounts are not being offered to the Reference Banks in the relevant market for such Interest Period, or

               (b) in the case of a Committed Borrowing, Banks having 50% or more of the aggregate amount of the Commitments advise the Agent that the Adjusted CD Rate or the Adjusted London Interbank Offered Rate, as the case may be, as determined by the Agent will not adequately and fairly reflect the cost to such Banks of funding their CD Loans or Euro-Currency Loans or Euro-Dollar Loans, as the case may be, for such Interest Period, the Agent shall forthwith give notice thereof to the Borrower and the Banks, whereupon until the Agent notifies the Borrower that the circumstances giving rise to such suspension no longer exist, the obligations of the Banks to make CD Loans or Euro-Currency Loans or Euro-Dollar Loans, as the case may be, shall be suspended. Unless the Borrower notifies the Agent at least two Domestic Business Days before the date of any Fixed Rate Borrowing for which a Notice of Borrowing has previously been given that it elects not to borrow on such date, (i) if such Fixed Rate Borrowing is a Committed Borrowing, such Borrowing shall instead be made as a Base Rate Borrowing and (ii) if such Fixed Rate Borrowing is a Money Market LIBOR Borrowing, the Money Market LIBOR Loans comprising such Borrowing shall bear interest for each day from and including the first day to but excluding the last day of the Interest Period applicable thereto at the Base Rate for such day.

               SECTION 8.02. Illegality. If, on or after the date of this Agreement, the adoption of any applicable law, rule or regulation, or any change in any applicable law, rule or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank (or its Euro-Currency Lending Office or Euro-Dollar Lending Office) with any request or directive after the date of this Agreement (whether or not having the force of law) of any such authority, central bank or comparable agency shall make it unlawful or impossible for any Bank (or its Euro-Currency Lending Office or Euro-Dollar Lending Office) to make, maintain or fund its Euro-Currency Loans or Euro-Dollar Loans and such Bank shall so notify the Agent, the Agent shall forthwith give notice thereof to the other Banks and the Borrower, whereupon until such Bank notifies the Borrower and the Agent that the circumstances giving rise to such suspension no longer exist, the obligation of such Bank to make Euro-Currency Loans or Euro-Dollar Loans shall be suspended. Before giving any notice to the Agent pursuant to this Section, such Bank shall designate a different Euro-Currency Lending Office or Euro-Dollar Lending Office if such designation will avoid the need for giving such notice and will not, in the judgment of such Bank, be otherwise disadvantageous to such Bank. If such Bank shall determine in good faith that it may not lawfully continue to maintain and fund any of its outstanding Euro-Currency Loans or Euro-Dollar Loans to maturity and shall so specify in such notice, the Borrower shall immediately prepay in full the then outstanding principal amount of each such Euro-Currency Loan or Euro-Dollar Loan, together with accrued interest thereon. Concurrently with prepaying each such Euro-Currency Loan or Euro-Dollar Loan, the Borrower shall borrow a Base Rate Loan in an equal principal amount from such Bank (on which interest and principal shall be payable contemporaneously with the related Euro-Currency Loans or Euro-Dollar Loans of the other Banks), and such Bank shall make such a Base Rate Loan.

               SECTION 8.03. Increased Cost and Reduced Return. (a) If on or after (x) the date hereof, in the case of any Committed Loan or any obligation to make Committed Loans or (y) the date of the related Money Market Quote, in the case of any Money Market Loan, the adoption of any applicable law, rule or regulation, or any change in any applicable law, rule or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank (or its Applicable
Lending Office) with any request or directive after such date (whether or not having the force of law) of any such authority, central bank or comparable agency shall impose, modify or deem applicable any reserve (including, without limitation, any such requirement imposed by the Board of Governors of the Federal Reserve System, but excluding (i) with respect to any CD Loan any such requirement included in an applicable Domestic Reserve Percentage and (ii) with respect to any Euro-Currency Loan or Euro-Dollar Loan any such requirement included in an applicable Euro-Currency Reserve Percentage or Euro-Dollar Reserve Percentage, as the case may be), special deposit, insurance assessment (excluding, with respect to any CD Loan, any such requirement reflected in an applicable Assessment Rate) or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Bank (or its Applicable Lending Office) or shall impose on any Bank (or its Applicable Lending Office) or on the United States market for certificates of deposit or the London interbank market any other condition affecting its Fixed Rate Loans, its Note or its obligation to make Fixed Rate Loans and the result of any of the foregoing is to increase the cost to such Bank (or its Applicable Lending Office) of making or maintaining any Fixed Rate Loan, or to reduce the amount of any sum received or receivable by such Bank (or its Applicable Lending Office) under this Agreement or under its Note with respect thereto, by an amount deemed by such Bank to be material, then, within 15 days after demand by such Bank (with a copy to the Agent), the Borrower shall pay to such Bank such additional amount or amounts as will compensate such Bank for such increased cost or reduction.

               (b) If any Bank shall have determined in good faith that, after the date hereof, the adoption of any applicable law, rule or regulation regarding capital adequacy, or any change in any such law, rule or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or any request or directive after the date hereof regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on capital of such Bank (or its Parent) as a consequence of such Bank's obligations hereunder to a level below that which such Bank (or its Parent) could have achieved but for such adoption, change, request or directive (taking into consideration its policies with respect to capital adequacy) by an amount deemed by such Bank to be material, then from time to time, within 15 days after demand by such Bank (with a copy to the Agent), the Borrower shall pay to such Bank such additional amount or amounts as will compensate such Bank (or its Parent) for such reduction.

               (c) Each Bank will promptly notify the Borrower and the Agent of any event of which it has knowledge, occurring after the date hereof, which will entitle such Bank to compensation pursuant to this Section and will designate a different Applicable Lending Office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the judgment of such Bank, be otherwise disadvantageous to such Bank. A certificate of any Bank claiming compensation under this Section and setting forth the additional amount or amounts to be paid to it hereunder shall, if submitted in good faith, be conclusive in the absence of manifest error; provided that any certificate delivered pursuant to this Section 8.03(c) shall
(i) in the case of a certificate in respect of amounts payable pursuant to
Section 8.03(a), set forth in reasonable detail the basis for and the calculation of such amounts, and (ii) in the case of a certificate in respect of amounts payable pursuant to Section 8.03(b), set forth at least the same amount of detail in respect of the calculation of such amounts as such Bank provides in similar circumstances to other similarly situated borrowers and also include a statement by such Bank that it has allocated to its Commitment or outstanding Loans no greater than a substantially proportionate amount of any reduction of the rate of return on such Bank's capital due to the matters described in Section 8.03(b) as it has allocated to each of its other commitments to lend or any outstanding loans to similarly situated borrowers that are affected similarly by such adoption or change. Subject to the foregoing, in determining such amount, such Bank may use any reasonable averaging and attribution methods.

               SECTION 8.04. Taxes. (a) For purposes of this Section 8.04, the following terms have the following meanings:

               "Taxes" means any and all present or future taxes, duties, levies, imposts, deductions, charges or withholdings with respect to any payment by the Borrower pursuant to this Agreement or under any Note, and all liabilities with respect thereto, excluding (i) in the case of each Bank and the Agent, taxes imposed on its income, and franchise or similar taxes imposed on it, by a jurisdiction under the laws of which such Bank or the Agent (as the case may be) is organized or in which its principal executive office is located or, in the case of each Bank, in which its Applicable Lending Office is located, or, in the case of the Agent and each Bank, such taxes which would not have been imposed on the Agent or such Bank but for any present or former connection between the Agent or such Bank and the jurisdiction imposing such tax (other than any such connection arising from the Agent or the Bank having executed, delivered or performed its obligations or received a payment under, or enforced, this Agreement or the Notes) and (ii) in the case of each Bank, any United States withholding tax imposed on such payments but only to the extent that such Bank (a) is subject to United States withholding tax at the time such Bank first becomes a party to this Agreement or (b) subsequently becomes subject to United States withholding tax solely by reason of the change of its Applicable Lending Office by such Bank.

               "Other Taxes" means any present or future stamp or documentary taxes and any other excise or property taxes, or similar charges or levies (other than franchise taxes or taxes imposed on the net income of a Bank or the Agent), which arise from any payment made pursuant to this Agreement or under any Note or from the execution or delivery of, or otherwise with respect to, this Agreement or any Note.

               (b) Any and all payments by the Borrower to or for the account of any Bank or the Agent hereunder or under any Note shall be made without deduction for any Taxes or Other Taxes; provided that, if the Borrower shall be required by law to deduct any Taxes or Other Taxes from any such payments, (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 8.04) such Bank or the Agent (as the case may
be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions, (iii) the Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law and (iv) the Borrower shall furnish to the Agent, at its address referred to in Section 9.01, the original or a certified copy of a receipt evidencing payment thereof.

               (c) The Borrower agrees to indemnify each Bank and the Agent for the full amount of Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed or asserted by any jurisdiction on amounts payable under this Section 8.04) paid by such Bank or the Agent (as the case may be) and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto. This indemnification shall be paid within 15 days after such Bank or the Agent (as the case may be) makes demand therefor.

               (d) Each Bank organized under the laws of a jurisdiction outside the United States, on or prior to the date of its execution and delivery of this Agreement in the case of each Bank listed on the signature pages hereof and on or prior to the date on which it becomes a Bank in the case of each other Bank, and from time to time thereafter if requested in writing by the Borrower (but only so long as such Bank remains lawfully able to do so), shall provide the Borrower with Internal Revenue Service form 1001 or 4224, as appropriate, or any successor form prescribed by the Internal Revenue Service, certifying that such Bank is entitled to benefits under an income tax treaty to which the United States is a party which exempts the Bank from United States withholding tax or reduces the rate of withholding tax on payments of interest for the account of such Bank or certifying that the income receivable pursuant to this Agreement is effectively connected with the conduct of a trade or business in the United States.

               (e) For any period with respect to which a Bank has failed to provide the Borrower with the appropriate form pursuant to Section 8.04(d) (unless such failure is due to a change in treaty, law or regulation occurring subsequent to the date on which such form originally was required to be provided), such Bank shall not be entitled to indemnification under Section 8.04(b) or (c) with respect to Taxes imposed by the United States; provided that if a Bank, which is otherwise exempt from or subject to a reduced rate of withholding tax, becomes subject to Taxes because of its failure to deliver a form required hereunder, the Borrower shall take such steps as such Bank shall reasonably request to assist such Bank to recover such Taxes.

               (f) If the Borrower is required to pay additional amounts to or for the account of any Bank pursuant to this Section 8.04, then such Bank will change the jurisdiction of its Applicable Lending Office if, in the judgment of such Bank, such change (i) will eliminate or reduce any such additional payment which may thereafter accrue and (ii) is not otherwise disadvantageous to such Bank.

               SECTION 8.05. Base Rate Loans Substituted for Affected Fixed Rate Loans. If (i) the obligation of any Bank to make Euro-Currency Loans or Euro-Dollar Loans has been suspended pursuant to Section 8.02 or (ii) any Bank has demanded compensation under Section 8.03 or 8.04 with respect to any of its CD Loans or Euro-Currency Loans or Euro-Dollar Loans and the Borrower shall, by at least five Euro-Currency Business Days' (in the case of Euro-Currency Loans) or Euro-Dollar Business Days' (in all other cases) prior notice to such Bank through the Agent, have elected that the provisions of this Section shall apply to such Bank, then, unless and until such Bank notifies the Borrower that the circumstances giving rise to such suspension or demand for compensation no longer exist:

               (a) all Loans which would otherwise be made by such Bank as CD Loans or Euro-Currency Loans or Euro-Dollar Loans, as the case may be, shall be made instead as Base Rate Loans (on which interest and principal shall be payable contemporaneously with the related Fixed Rate Loans of the other Banks), and

               (b) after each of its CD Loans or Euro-Currency Loans or Euro-Dollar Loans, as the case may be, has been repaid, all payments of principal which would otherwise be applied to repay such Fixed Rate Loans shall be applied to repay its Base Rate Loans instead.


                                  ARTICLE IX

                                 MISCELLANEOUS

               SECTION 9.01. Notices. All notices, requests and other communications to any party hereunder shall be in writing (including bank wire, telex, facsimile transmission or similar writing) and shall be given to such party: (x) in the case of the Borrower or the Agent, at its address, facsimile number or telex number set forth on the signature pages hereof, (y) in the case of any Bank, at its address, facsimile number or telex number set forth in its Administrative Questionnaire or (z) in the case of any party, such other address, facsimile number or telex number as such party may hereafter specify for the purpose by notice to the Agent and the Borrower. Each such notice, request or other communication shall be effective (i) if given by telex, when such telex is transmitted to the telex number specified in this Section and the appropriate answerback is received, (ii) if given by facsimile transmission, when transmitted to the facsimile number specified in this Section and confirmation of receipt is received, (iii) if given by mail, 72 hours after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid or (iv) if given by any other means, when delivered at the address specified in this Section; provided that notices to the Agent under Article II or Article VIII shall not be effective until received.

               SECTION 9.02. No Waivers. No failure or delay by the Agent or any Bank in exercising any right, power or privilege hereunder or under any Note shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

               SECTION 9.03. Expenses; Indemnification. (a) The Borrower shall pay (i) all out-of-pocket expenses of the Agent, including the reasonable fees and disbursements of special counsel for the Agent, in connection with the preparation and administration of this Agreement, any waiver or consent hereunder or any amendment hereof or any Default or alleged Default hereunder and (ii) if an Event of Default occurs, all out-of-pocket expenses incurred by the Agent and each Bank, including (without duplication) the reasonable fees and disbursements of outside counsel in connection with such Event of Default and collection, bankruptcy, insolvency and other enforcement proceedings resulting therefrom.

               (b) The Borrower agrees to indemnify the Agent and each Bank, their respective affiliates and the respective directors, officers, agents and employees of the foregoing (each an "Indemnitee") and hold each Indemnitee harmless from and against any and all liabilities, losses, damages, costs and expenses of any kind, including, without limitation, the reasonable fees and disbursements of counsel, which may be incurred by such Indemnitee in connection with any investigative, administrative or judicial proceeding (whether or not such Indemnitee shall be designated a party thereto) brought or threatened relating to or arising out of this Agreement or any actual or proposed use of proceeds of Loans hereunder; provided that no Indemnitee shall have the right to be indemnified hereunder for such Indemnitee's own gross negligence or willful misconduct as determined by a court of competent jurisdiction and provided, further, that no Bank shall have the right to be indemnified hereunder in any such proceeding wherein the parties thereto are only such Bank and any other Person to whom such Bank shall have granted a participation in, or assigned all or a proportionate part of, its Commitment or its Loans or Notes or its rights or obligations hereunder or under its Notes.

               SECTION 9.04. Sharing of Set-Offs. Each Bank agrees that if it shall, by exercising any right of set-off or counterclaim or otherwise, receive payment of a proportion of the aggregate amount of principal and interest due with respect to any Note held by it which is greater than the proportion received by any other Bank in respect of the aggregate amount of principal and interest due with respect to any Note held by such other Bank, the Bank receiving such proportionately greater payment shall purchase such participations in the Notes held by the other Banks, and such other adjustments shall be made, as may be required so that all such payments of principal and interest with respect to the Notes held by the Banks shall be shared by the Banks pro rata; provided that nothing in this Section shall impair the right of any Bank to exercise any right of set-off or counterclaim it may have and to apply the amount subject to such exercise to the payment of indebtedness of the Borrower other than its indebtedness hereunder. The Borrower agrees, to the fullest extent it may effectively do so under applicable law, that any holder of a participation in a Note, whether or not acquired pursuant to the foregoing arrangements, may exercise rights of set-off or counterclaim and other rights with respect to such participation as fully as if such holder of a participation were a direct creditor of the Borrower in the amount of such participation.

               SECTION 9.05. Amendments and Waivers. Any provision of this Agreement or the Notes may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the Borrower and the Required Banks (and, if the rights or duties of the Agent are affected thereby, by the Agent); provided that no such amendment or waiver shall, unless signed by all the Banks, (i) increase or decrease the Commitment of any Bank (except for a ratable decrease in the Commitments of all Banks) or subject any Bank to any additional obligation, (ii) reduce the principal of or rate of interest on any Loan or any fees hereunder, except as provided below,
(iii) postpone the date fixed for any payment of principal of or interest on any Loan or any fees hereunder or for any reduction or termination of any Commitment, (iv) designate any currency as an Alternative Currency pursuant to the last clause of the definition thereof and (v) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Notes, or the number of Banks (including, without limitation, the Initial Banks), which shall be required for the Banks or any of them to take any action under this Section or any other provision of this Agreement.

               SECTION 9.06. Successors and Assigns. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the Borrower may not assign or otherwise transfer any of its rights under this Agreement without the prior written consent of all Banks.

               (b) Any Bank may at any time grant to one or more banks or other institutions (each a "Participant") participating interests in its Commitment or any or all of its Loans. In the event of any such grant by a Bank of a participating interest to a Participant, whether or not upon notice to the Borrower and the Agent, such Bank shall remain responsible for the performance of its obligations hereunder, and the Borrower and the Agent shall continue to deal solely and directly with such Bank in connection with such Bank's rights and obligations under this Agreement. Any agreement pursuant to which any Bank may grant such a participating interest shall provide that such Bank shall retain the sole right and responsibility to enforce the obligations of the Borrower hereunder including, without limitation, the right to approve any amendment, modification or waiver of any provision of this Agreement; provided that such participation agreement may provide that such Bank will not agree to any modification, amendment or waiver of this Agreement described in clause (i), (ii), (iii) or (iv) of Section 9.05 without the consent of the Participant. The Borrower agrees that each Participant shall, to the extent provided in its participation agreement, but subject to Section 9.06(e) below, be entitled to the benefits of Article VIII with respect to its participating interest. An assignment or other transfer which is not permitted by subsection (c) or (d) below shall be given effect for purposes of this Agreement only to the extent of a participating interest granted in accordance with this subsection (b).

               (c) Any Bank may at any time assign to one or more banks or other financial institutions (each an "Assignee") all, or a proportionate part (equivalent to an initial Commitment of not less than $10,000,000, and provided that after giving effect thereto the Commitment of the assigning Bank is equivalent to an initial Commitment of not less than $10,000,000) of all, of its rights and obligations under this Agreement and the Notes, and such Assignee shall assume such rights and obligations, pursuant to an Assignment and Assumption Agreement in substantially the form of Exhibit H hereto executed by such Assignee and such transferor Bank, with (and subject to) the subscribed consent of the Borrower, which shall not be unreasonably withheld, and the Agent, which shall not be unreasonably withheld; provided that if an Assignee is an affiliate of such transferor Bank or was a Bank immediately prior to such assignment, no such consent shall be required; and provided further that such assignment may, but need not, include rights of the transferor Bank in respect of outstanding Money Market Loans. Upon execution and delivery of such instrument and payment by such Assignee to such transferor Bank of an amount equal to the purchase price agreed between such transferor Bank and such Assignee, such Assignee shall be a Bank party to this Agreement and shall have all the rights and obligations of a Bank with a Commitment as set forth in such instrument of assumption, and the transferor Bank shall be released from its obligations hereunder to a corresponding extent, and no further consent or action by any party shall be required. Upon the consummation of any assignment pursuant to this subsection (c), the transferor Bank, the Agent and the Borrower shall make appropriate arrangements so that, if required, a new Note is issued to the Assignee. In connection with any such assignment, the transferor Bank shall pay to the Agent an administrative fee for processing such assignment in the amount of $2,500. If the Assignee is not incorporated under the laws of the United States of America or a state thereof, it shall deliver to the Borrower and the Agent certification as to exemption from deduction or withholding of any United States federal income taxes in accordance with Section 8.04.

               (d) Any Bank may at any time assign all or any portion of its rights under this Agreement and its Note to a Federal Reserve Bank. No such assignment shall release the transferor Bank from its obligations hereunder.

               (e) No Assignee, Participant or other transferee of any Bank's rights shall be entitled to receive any greater payment under Section
8.03 or 8.04 than such Bank would have been entitled to receive with respect to the rights transferred, unless such transfer is made with the Borrower's prior written consent or by reason of the provisions of Section 8.02, 8.03 or
8.04 requiring such Bank to designate a different Applicable Lending Office under certain circumstances or at a time when the circumstances giving rise to such greater payment did not exist.

               SECTION 9.07. Collateral. Each of the Banks represents to the Agent and each of the other Banks that it in good faith is not relying upon any "margin stock" (as defined in Regulation U) as collateral in the extension or maintenance of the credit provided for in this Agreement.

               SECTION 9.08. Governing Law; Submission to Jurisdiction. This Agreement and each Note shall be governed by and construed in accordance with the laws of the State of New York. The Borrower hereby submits to the nonexclusive jurisdiction of the United States District Court for the Southern District of New York and of any New York State court sitting in New York City for purposes of all legal proceedings arising out of or relating to this Agreement or the transactions contemplated hereby. The Borrower irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.

               SECTION 9.09. Counterparts; Integration; Effectiveness. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement constitutes the entire agreement and understanding among the parties hereto and supersedes any and all prior agreements and understandings, oral or written, relating to the subject matter hereof. This Agreement shall become effective upon receipt by the Agent of counterparts hereof signed by each of the parties hereto (or, in the case of any party as to which an executed counterpart shall not have been received, receipt by the Agent in form satisfactory to it of telegraphic, telex, facsimile or other written confirmation from such party of execution of a counterpart hereof by such party).

               SECTION 9.10. WAIVER OF JURY TRIAL. EACH OF THE BORROWER, THE AGENT AND THE BANKS HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.



               IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.


                                   USF&G CORPORATION



                                   By /s/ Dan L. Hale
                                      Title:  Executive Vice
                                               President & Chief
                                                Financial Officer
                                   100 Light Street
                                   Baltimore, MD  21202
                                   Facsimile number: (410) 234-2056




Commitments


$20,000,000                        DEUTSCHE BANK AG, NEW YORK AND/OR
                                     CAYMAN ISLAND BRANCHES


                                   By: /s/ Johnston deF. Whitman
                                       Title: Director



                                   By: /s/ Clinton M. Johnson
                                       Title: Vice President




$15,000,000                        CIBC INC.


                                   By: /s/ Gail M. Golightly
                                       Title: Vice President




$15,000,000                        CREDIT LYONNAIS, NEW YORK BRANCH


                                   By: /s/ Renaud D'Herbes
                                       Title: First Vice President



                                   CREDIT LYONNAIS, CAYMAN ISLAND
                                     BRANCH


                                   By: /s/ Renaud D'Herbes
                                       Title: Authorized Signer



$15,000,000                        MORGAN GUARANTY TRUST COMPANY OF
                                     NEW YORK


                                   By: /s/ Patricia Merritt
                                       Title: Vice President




$15,000,000                        NATIONSBANK OF NORTH CAROLINA, N.A.


                                   By: /s/ Katie Howland
                                       Title: Vice President




$10,000,000                        THE BANK OF NEW YORK


                                   By: /s/ Stratton R. Heath
                                       Title: Vice President




$10,000,000                        CITIBANK, N.A.


                                   By: /s/ Daniel J. Brill
                                       Title: Managing Director



_________________

Total Commitments

$100,000,000
=================


                                   DEUTSCHE BANK AG, NEW YORK AND/OR
                                     CAYMAN ISLAND BRANCHES, as Agent


                                   By: /s/ Johnston deF. Whitman
                                       Title: Director


                                   By: /s/ Clinton M. Johnson
                                       Title: Vice President

                                   31 West 52nd Street
                                   New York, New York  10019
                                   Attention:  Susan A. Maros
                                   Telex number:  429166
                                   Facsimile number:  (212) 474-8108




                               PRICING SCHEDULE


               The "Euro-Currency Margin" and "Euro-Dollar Margin", "Base Rate Margin", "CD Margin", and "Facility Fee Rate" for any day are the respective percentages set forth below in the applicable row under the column corresponding to the Status that exists on such day:


   Status        Level I    Level II    Level III    Level IV    Level V

Euro-Currency    0.35%      0.35%       0.40%        0.55%       1.375%
Margin and
Euro-Dollar
Margin
Base Rate        0.0%       0.0%        0.0%         0.0%        1.00%
Margin
CD Margin        0.475%     0.475%      0.525%       0.675%      1.50%
Facility Fee     0.20%      0.25%       0.25%        0.45%       0.625%
Rate


               For purposes of this Schedule, the following terms have the following meanings:

               "Level I Status" exists at any date if, at such date, the Borrower's long-term debt is rated BBB or higher by S&P and Baa2 or higher by Moody's.

               "Level II Status" exists at any date if, at such date, (i) the Borrower's long-term debt is rated BBB- or higher by S&P and Baa3 or higher by Moody's and (ii) Level I Status does not exist.

               "Level III Status" exists at any date if, at such date, (i) the Borrower's long-term debt is rated BBB- or higher by S&P or Baa3 or higher by Moody's and (ii) neither Level I Status nor Level II Status exists.

               "Level IV Status" exists at any date if, at such date, (i) the Borrower's long-term debt is rated BB or higher by S&P and Ba2 or higher by Moody's and (ii) none of Level I Status, Level II Status and Level III Status exists.

               "Level V Status" exists at any date if, at such date, no other Status exists.

               "Moody's" means Moody's Investors Service, Inc.

               "S&P" means Standard & Poor's Ratings Group.

               "Status" refers to the determination of which of Level I Status, Level II Status, Level III Status, Level IV Status or Level V Status exists at any date.

               The credit ratings to be utilized for purposes of this Schedule are those assigned to the senior unsecured long-term debt securities of the Borrower without third-party credit enhancement (the "Long-Term Securities"), and any rating assigned to any other debt security of the Borrower shall be disregarded. The rating in effect at any date is that in effect at the close of business on such date. For purposes of determining Status: (i) if at any date the rating of the Long-Term Securities by Moody's shall be higher or lower than the comparable rating by S&P by one rating level (it being understood that for these purposes an S&P rating of A+ is comparable to a Moody's rating of A1, an S&P rating of A is comparable to a Moody's rating of A2, and so forth), then the rating of the Long-Term Securities by each of Moody's and S&P shall be deemed to be the higher of the two ratings; and (ii) if at any date the rating of the Long-Term Securities by Moody's shall be higher or lower than the comparable rating by S&P by two or more rating levels (it being understood that for these purposes an S&P rating of A+ is comparable to a Moody's rating of A1, an S&P rating of A is comparable to a Moody's rating of A2, and so forth), then the rating of the Long-Term Securities by each of Moody's and S&P shall be deemed to be the comparable S&P and Moody's ratings at the midpoint between the two actual ratings, or, if there shall be no rating at the midpoint, the next higher rating from the midpoint between the two actual ratings. For example, if the Long-Term Securities are rated BBB by S&P and Ba1 by Moody's, the Long-Term Securities shall be deemed to be rated BBB- by S&P and Baa3 by Moody's; and if the Long-Term Securities are rated BBB+ by S&P and Ba1 by Moody's, the Long-Term Securities shall be deemed to be rated BBB by S&P and Baa2 by Moody's.


                                                         EXHIBIT A



                                     NOTE


                                                 New York, New York
                                                                , 19

               For value received, USF&G CORPORATION, a Maryland corporation (the "Borrower"), promises to pay to the order of
   (the "Bank"), for the account of its Applicable Lending Office, the unpaid principal amount of each Loan made by the Bank to the Borrower pursuant to the Credit Agreement referred to below on the last day of the Interest Period relating to such Loan. The Borrower promises to pay interest on the unpaid principal amount of each such Loan on the dates and at the rate or rates and in the currencies provided for in the Credit Agreement. All such payments of principal and interest shall be made (i) in lawful money of the United States in Federal or other immediately available funds at the office of Deutsche Bank AG, New York Branch, New York, New York or (ii) if in an Alternative Currency, in such funds as may then be customary for the settlement of international transactions in such Alternative Currency at the place specified for payment thereof pursuant to the Credit Agreement.

               All Loans made by the Bank, the respective types and maturities thereof and, in the case of Euro-Currency Loans, the currency and Dollar Amounts thereof, and all repayments of the principal thereof shall be recorded by the Bank and, if the Bank so elects in connection with any transfer or enforcement hereof, appropriate notations to evidence the foregoing information with respect to each such Loan then outstanding may be endorsed by the Bank on the schedule attached hereto, or on a continuation of such schedule attached to and made a part hereof; provided that the failure of the Bank to make any such recordation or endorsement shall not affect the obligations of the Borrower hereunder or under the Credit Agreement.

               This note is one of the Notes referred to in the Credit Agreement dated as of December 1, 1994 among the Borrower, the banks listed on the signature pages thereof and Deutsche Bank AG, New York and/or Cayman Island Branches, as Agent (as the same may be amended from time to time, the "Credit Agreement"). Terms defined in the Credit Agreement are used herein with the same meanings. Reference is made to the Credit Agreement for provisions for the prepayment hereof and the acceleration of the maturity hereof.


                                       USF&G CORPORATION



                                       By________________________
                                          Title:




                                 Note (cont'd)


                        LOANS AND PAYMENTS OF PRINCIPAL



_________________________________________________________________________

           Type,         If
         Currency    Alternative
           and        Currency,     Amount of
         Amount of     Dollar       Principal        Maturity   Notation
   Date    Loan        Amount        Repaid           Date       Made By
_________________________________________________________________________

_________________________________________________________________________

_________________________________________________________________________

_________________________________________________________________________

_________________________________________________________________________

_________________________________________________________________________

_________________________________________________________________________

_________________________________________________________________________

_________________________________________________________________________

_________________________________________________________________________

_________________________________________________________________________

_________________________________________________________________________

_________________________________________________________________________

_________________________________________________________________________

_________________________________________________________________________

_________________________________________________________________________



                                                         EXHIBIT B



                      Form of Money Market Quote Request




                                                 [Date]




To:            Deutsche Bank AG, New York and/or
               Cayman Island Branches
                 (the "Agent")

From:          USF&G Corporation

Re: Credit Agreement (the "Credit Agreement") dated as of December 1, 1994 among the Borrower, the Banks listed on the signature pages thereof and the Agent


               We hereby give notice pursuant to Section 2.03 of the Credit Agreement that we request Money Market Quotes for the following proposed Money Market Borrowing(s):


Date of Borrowing:  __________________

Principal Amount(*)                       Interest Period(**)

$


               Such Money Market Quotes should offer a Money Market [Margin] [Absolute Rate]. [The applicable base rate is the London Interbank Offered Rate.]

(*)Amount must be $5,000,000 or a larger multiple of $1,000,000.
(**)Not less than one month (LIBOR Auction) or not less than 7 days (Absolute Rate Auction), subject to the provisions of the definition of Interest Period.

               Terms used herein have the meanings assigned to them in the Credit Agreement.


                                       USF&G CORPORATION



                                       By________________________
                                          Title:




                                                         EXHIBIT C



                  Form of Invitation for Money Market Quotes




To:            [Name of Bank]

Re:            Invitation for Money Market Quotes to
               USF&G Corporation (the "Borrower")


               Pursuant to Section 2.03 of the Credit Agreement dated as of December 1, 1994 among the Borrower, the Banks parties thereto and the undersigned, as Agent, we are pleased on behalf of the Borrower to invite you to submit Money Market Quotes to the Borrower for the following proposed Money Market Borrowing(s):


Date of Borrowing:  __________________

Principal Amount                          Interest Period


$


               Such Money Market Quotes should offer a Money Market [Margin] [Absolute Rate]. [The applicable base rate is the London Interbank Offered Rate.]

               Please respond to this invitation by no later than [2:00 P.M.] [9:30 A.M.] [other time agreed upon by the Borrower and the Agent] (New York City time) on [date].


                                       DEUTSCHE BANK AG, NEW YORK
                            AND/OR CAYMAN ISLAND
           BRANCHES

                                       By______________________
                                          Authorized Officer



                                                         EXHIBIT D


                          Form of Money Market Quote


To:            Deutsche Bank AG, New York and/or Cayman Island Branches
                 as Agent

Re:            Money Market Quote to USF&G Corporation (the "Borrower")


               In response to your invitation on behalf of the Borrower dated __________ __, 199_, we hereby make the following Money Market Quote on the following terms:

1.       Quoting Bank:  ________________________________

2.       Person to contact at Quoting Bank:

         _____________________________

3.       Date of Borrowing: ____________________*

4. We hereby offer to make Money Market Loan(s) in the following principal amounts, for the following Interest Periods and at the following rates:

Principal       Interest     Money Market
Amount**       Period***         [Margin****] [Absolute Rate*****]

$

$


         [Provided, that the aggregate principal amount of Money Market Loans for which the above offers may be accepted shall not exceed $____________.]**

__________

* As specified in the related Invitation.
** Principal amount bid for each Interest Period may not exceed principal amount requested. Specify aggregate limitation if the sum of the individual offers exceeds the amount the Bank is willing to lend. Bids must be made for $5,000,000 or a larger multiple of $1,000,000.

                 (notes continued on following page)


               We understand and agree that the offer(s) set forth above, subject to the satisfaction of the applicable conditions set forth in the Credit Agreement dated as of December 1, 1994 among the Borrower, the Banks listed on the signature pages thereof and yourselves, as Agent, irrevocably obligates us to make the Money Market Loan(s) for which any offer(s) are accepted, in whole or in part.


                                       Very truly yours,

                                       [NAME OF BANK]


Dated:_______________                By:__________________________
                                          Authorized Officer



__________

*** Not less than one month or not less than 7 days, as specified in the related Invitation. No more than five bids are permitted for each Interest Period.
**** Margin over or under the London Interbank Offered Rate determined for the applicable Interest Period. Specify percentage (to the nearest 1/10,000 of 1%) and specify whether "PLUS" or "MINUS".
***** Specify rate of interest per annum (to the nearest 1/10,000th of 1%).

                                                                     EXHIBIT E



                                OPINION OF THE
                        GENERAL COUNSEL OF THE BORROWER






To the Banks and the Agent
  Referred to Below
c/o Deutsche Bank AG, New York and/or
  Cayman Island Branches, as Agent
31 West 52nd Street
New York, New York  10019

Dear Sirs:

               I am General Counsel for USF&G Corporation (the "Borrower") and have acted in such capacity in connection with the Credit Agreement (the "Credit Agreement") dated as of December 1, 1994 among the Borrower, the banks listed on the signature pages thereof and Deutsche Bank AG, New York and/or Cayman Island Branches, as Agent. Terms defined in the Credit Agreement are used herein as therein defined. This opinion is being rendered to you at the request of my client pursuant to Section 3.01(b) of the Credit Agreement.

               I have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments and have conducted such other investigations of fact and law as I have deemed necessary or advisable for purposes of this opinion.

               Upon the basis of the foregoing, I am of the opinion that:

               1. The Borrower has all governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted, other than such licenses, authorizations, consents and approvals which, if not held or obtained by the Borrower, do not, in the aggregate, have a Material Adverse Effect.

               2. To the best of my knowledge after responsible inquiry, the execution, delivery and performance by the Borrower of the Credit Agreement and the Notes do not contravene, or constitute a default under, any provision of any material agreement, judgment, injunction, order, decree or other instrument binding upon the Borrower or any of its Subsidiaries or result in the creation or imposition of any material Lien on any asset of the Borrower or any of its Subsidiaries.

               3. To the best of my knowledge after responsible inquiry, there is no action, suit or proceeding pending or threatened against or affecting the Borrower or any of its Subsidiaries before any court or arbitrator or any governmental body, agency or official, in which there is a reasonable possibility of an adverse decision which could have a Material Adverse Effect or which in any manner draws into question the validity of the Credit Agreement or the Notes, except as may have been disclosed in the financial statements referred to in Section 4.04(a), (b) or (c) of the Credit Agreement.

               4. Each of the Borrower's corporate Subsidiaries is a corporation validly existing and in good standing under the laws of its jurisdiction of incorporation, and has all corporate powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted, other than such licenses, authorizations, consents and approvals which, if not held or obtained by the Borrower or such Subsidiary, do not, in the aggregate, have a Material Adverse Effect.


                                    Very truly yours,


                                                               EXHIBIT F




                          OPINION OF PIPER & MARBURY,
                           COUNSEL FOR THE BORROWER






                          To the Banks and the Agent
  Referred to Below
c/o Deutsche Bank AG, New York and/or
  Cayman Island Branches, as Agent
31 West 52nd Street
New York, New York  10019

Dear Sirs:

               We have acted as counsel for USF&G Corporation (the "Borrower") in connection with the Credit Agreement (the "Credit Agreement") dated as of December 1, 1994 among the Borrower, the banks listed on the signature pages thereof and Deutsche Bank AG, New York and/or Cayman Island Branches, as Agent. Terms defined in the Credit Agreement are used herein as therein defined. This opinion is being rendered to you at the request of our client pursuant to Section 3.01(c) of the Credit Agreement.

               We have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments and have conducted such other investigations of fact and law as we have deemed necessary or advisable for purposes of this opinion.

               Upon the basis of the foregoing, we are of the opinion that:

               1. The Borrower is a corporation duly incorporated, validly existing and in good standing under the laws of Maryland, and has all corporate powers required to carry on its business as now conducted.

               2. The execution, delivery and performance by the Borrower of the Credit Agreement and the Notes are within the Borrower's corporate powers, have been duly authorized by all necessary corporate action, require no action by the Borrower by or in respect of, or filing by the Borrower with, any governmental body, agency or official and do not contravene, or constitute a default under, any provision of applicable law or regulation or of the certificate of incorporation or by-laws of the Borrower.

               3. The Credit Agreement constitutes a valid and binding agreement of the Borrower and each Note constitutes a valid and binding obligation of the Borrower, in each case enforceable in accordance with its terms, except as the same may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and by general principles of equity (including public policy limitations on the indemnification provisions thereof).


                                    Very truly yours,



                                                               EXHIBIT G




                                  OPINION OF
                    DAVIS POLK & WARDWELL, SPECIAL COUNSEL
                                   FOR THE AGENT







To the Banks and the Agent
  Referred to Below
c/o Deutsche Bank AG, New York and/or
  Cayman Island Branches, as Agent
31 West 52nd Street
New York, New York  10019

Dear Sirs:

               We have participated in the preparation of the Credit Agreement (the "Credit Agreement") dated as of December 1, 1994 among USF&G Corporation, a Maryland corporation (the "Borrower"), the banks listed on the signature pages thereof (the "Banks") and Deutsche Bank AG, New York and/or Cayman Island Branches, as Agent (the "Agent"), and have acted as special counsel for the Agent for the purpose of rendering this opinion pursuant to Section 3.01(d) of the Credit Agreement. Terms defined in the Credit Agreement are used herein as therein defined.

               We have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments and have conducted such other investigations of fact and law as we have deemed necessary or advisable for purposes of this opinion.

               Upon the basis of the foregoing, we are of the opinion that the Credit Agreement constitutes a valid and binding agreement of the Borrower and each Note constitutes a valid and binding obligation of the Borrower, in each case enforceable in accordance with its terms, except as the same may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and by general principles of equity.

               We are members of the Bar of the State of New York and the foregoing opinion is limited to the laws of the State of New York and the federal laws of the United States of America. In giving the foregoing opinion, we express no opinion as to the effect (if any) of any law of any jurisdiction (except the State of New York) in which any Bank is located which limits the rate of interest that such Bank may charge or collect. Insofar as the foregoing opinion involves matters governed by the laws of Maryland, we have relied, without independent investigation, upon the opinion of Piper & Marbury, counsel for the Borrower, a copy of which has been delivered to you.

               This opinion is rendered solely to you in connection with the above matter. This opinion may not be relied upon by you for any other purpose or relied upon by any other person without our prior written consent.

                                       Very truly yours,



                                                           EXHIBIT H



                      ASSIGNMENT AND ASSUMPTION AGREEMENT




               AGREEMENT dated as of _________, 19__ among [ASSIGNOR] (the "Assignor"), [ASSIGNEE] (the "Assignee"), USF&G CORPORATION (the "Borrower") and DEUTSCHE BANK AG, NEW YORK AND/OR CAYMAN ISLAND BRANCHES, as Agent (the "Agent").


                               W I T N E S E T H


               WHEREAS, this Assignment and Assumption Agreement (the "Agreement") relates to the Credit Agreement dated as of December 1, 1994 among the Borrower, the Assignor and the other Banks party thereto, as Banks, and the Agent (the "Credit Agreement");

               WHEREAS, as provided under the Credit Agreement, the Assignor has a Commitment to make Loans to the Borrower in an aggregate principal amount at any time outstanding not to exceed $__________;

               WHEREAS, Committed Loans made to the Borrower by the Assignor under the Credit Agreement in the aggregate principal amount of $__________ are outstanding at the date hereof; and

               WHEREAS, the Assignor proposes to assign to the Assignee all of the rights of the Assignor under the Credit Agreement in respect of a portion of its Commitment thereunder in an amount equal to $__________ (the "Assigned Amount"), together with a corresponding portion of its outstanding Committed Loans, and the Assignee proposes to accept assignment of such rights and assume the corresponding obligations from the Assignor on such terms;

               NOW, THEREFORE, in consideration of the foregoing and the mutual agreements contained herein, the parties hereto agree as follows:

               SECTION 1. Definitions. All capitalized terms not otherwise defined herein shall have the respective meanings set forth in the Credit Agreement.

               SECTION 2. Assignment. The Assignor hereby assigns and sells to the Assignee all of the rights of the Assignor under the Credit Agreement to the extent of the Assigned Amount, and the Assignee hereby accepts such assignment from the Assignor and assumes all of the obligations of the Assignor under the Credit Agreement to the extent of the Assigned Amount, including the purchase from the Assignor of the corresponding portion of the principal amount of the Committed Loans made by the Assignor outstanding at the date hereof. Upon the execution and delivery hereof by the Assignor, the Assignee[, the Borrower and the Agent] and the payment of the amounts specified in Section 3 required to be paid on the date hereof (i) the Assignee shall, as of the date hereof, succeed to the rights and be obligated to perform the obligations of a Bank under the Credit Agreement with a Commitment in an amount equal to the Assigned Amount, and (ii) the Commitment of the Assignor shall, as of the date hereof, be reduced by a like amount and the Assignor released from its obligations under the Credit Agreement to the extent such obligations have been assumed by the Assignee. The assignment provided for herein shall be without recourse to the Assignor.

               SECTION 3. Payments. As consideration for the assignment and sale contemplated in Section 2 hereof, the Assignee shall pay to the Assignor on the date hereof in Federal funds the amount heretofore agreed between them.(*) It is understood that commitment and/or facility fees accrued to the date hereof are for the account of the Assignor and such fees accruing from and including the date hereof are for the account of the Assignee. Each of the Assignor and the Assignee hereby agrees that if it receives any amount under the Credit Agreement which is for the account of the other party hereto, it shall receive the same for the account of such other party to the extent of such other party's interest therein and shall promptly pay the same to such other party.

               [SECTION 4. Consent of the Borrower and the Agent. This Agreement is conditioned upon the consent of the Borrower and the Agent pursuant to Section 9.06(c) of the Credit Agreement. The execution of this
(*)      Amount should combine principal together with accrued interest and breakage compensation, if any, to be paid by the Assignee, net of any portion
of any upfront fee to be paid by the Assignor to the Assignee.   It may be
preferable in an appropriate case to specify these amounts generically or by formula rather than as a fixed sum.
Agreement by the Borrower and the Agent is evidence of this consent. Pursuant to Section 9.06(c) the Borrower agrees to execute and deliver a Note payable to the order of the Assignee to evidence the assignment and assumption provided for herein.]

               SECTION 5. Non-Reliance on Assignor. The Assignor makes no representation or warranty in connection with, and shall have no responsibility with respect to, the solvency, financial condition, or statements of the Borrower, or the validity and enforceability of the obligations of the Borrower in respect of the Credit Agreement or any Note. The Assignee acknowledges that it has, independently and without reliance on the Assignor, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and will continue to be responsible for making its own independent appraisal of the business, affairs and financial condition of the Borrower.

               SECTION 6. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

               SECTION 7. Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.



               IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered by their duly authorized officers as of the date first above written.


                                       [ASSIGNOR]


                                       By_________________________
                                         Title:



                                       [ASSIGNEE]


                                       By__________________________
                                         Title:



                                       USF&G CORPORATION


                                       By__________________________
                                         Title:


                                       DEUTSCHE BANK AG, NEW YORK
                            AND/OR CAYMAN ISLAND
           BRANCHES


                                       By__________________________
                                         Title:


                                       By__________________________
                                         Title:









Exhibit 4I


LETTER OF CREDIT AGREEMENT



by and among



USF&G CORPORATION,

THE BANKS PARTY HERETO,


AND


THE BANK OF NEW YORK,

AS AGENT AND AS ISSUING BANK




________________

$100,000,000
________________





Dated as of October 25, 1994



TABLE OF CONTENTS


1. DEFINITIONS AND PRINCIPLES OF CONSTRUCTION  1

     1.1. Definitions  1
     1.2. Principles of Construction  11

2. AMOUNT AND TERMS OF LETTERS OF CREDIT  12

     2.1. Issuance of Letters of Credit  12
     2.2. Letter of Credit Participation and Funding
          Commitments  14
     2.3. Interest Rate  15
     2.4. Termination or Reduction of Commitment  15
     2.5. Amendments to Each Letter of Credit  16
     2.6. Extension of Commitment and Termination Date  16
     2.7. Extension of the Stated Expiration Date of Each
          Letter of Credit  17
     2.8. Obligations Absolute  17
     2.9. No Liability of the Issuing Bank  18
     2.10. Increased Costs; Capital Adequacy  19
     2.11. Taxes  20
     2.12. Agent's Records  22
     2.13. Use of Proceeds  23
     2.14. Cash Collateralization  23
     2.15. Replacement of Banks  23

3. FEES; PAYMENTS  24

     3.1. Commitment Fee  24
     3.2. Letter of Credit Commissions  24

4. REPRESENTATIONS AND WARRANTIES  25

     4.1. Corporate Existence and Power  25
     4.2. Corporate and Governmental Authorization; No
          Contravention  25
     4.3. Binding Effect  26
     4.4. Financial Information  26
     4.5. Litigation  27
     4.6. Compliance with ERISA  27
     4.7. Environmental Matters  28
     4.8. Taxes  28
     4.9. Subsidiaries  28
     4.10. Not an Investment Company  29
     4.11. Full Disclosure  29

5. CONDITIONS TO THE ISSUANCE OF FIRST LETTERS OF CREDIT  29

     5.1. Evidence of Action  29
     5.2. This Agreement  29




- -  -
     5.3. Litigation  30
     5.4. Approvals  30
     5.5. Opinion of Counsel to the Applicant  30
     5.6. Opinion of Special Counsel  30
     5.7. Fees  31
     5.8. Fees and Expenses of Special Counsel  31

6. CONDITIONS FOR ISSUANCE OF ALL LETTERS OF CREDIT  31

     6.1. Compliance  31
     6.2. Documents  31
     6.3. Letter of Credit Request  31

7. AFFIRMATIVE COVENANTS  32

     7.1. Information  32
     7.2. Payment of Obligations  34
     7.3. Maintenance of Property; Insurance  35
     7.4. Conduct of Business and Maintenance of
          Existence  35
     7.5. Compliance with Laws  35

8. NEGATIVE COVENANTS  36

     8.1. Negative Pledge  36
     8.2. Consolidations, Mergers and Sales of Assets;
          Ownership by USF&G Corporation  37
     8.3. Ratio of Debt to Adjusted Consolidated Tangible
          Net Worth  38
     8.4. Minimum Consolidated Tangible Net Worth  38
     8.5. Transactions with Affiliates  38

9. DEFAULT  38

     9.1. Events of Default  38

10. THE AGENT  42

     10.1. Appointment  42
     10.2. Delegation of Duties  43
     10.3. Exculpatory Provisions  43
     10.4. Reliance by Agent  43
     10.5. Notice of Default  44
     10.6. Non-Reliance on Agent and Other Banks  44
     10.7. Indemnification  45
     10.8. Agent in Its Individual Capacity  46
     10.9. Successor Agent  46

11. OTHER PROVISIONS  47

     11.1. Amendments and Waivers  47
     11.2. Notices  48

     11.3. No Waiver; Cumulative Remedies  49
     11.4. Survival of Representations and Warranties  49
     11.5. Payment of Expenses and Taxes  50
     11.6. Assignments and Participations  51
     11.7. Counterparts  52
     11.8. Adjustments; Set-off  53
     11.9. Construction  54
     11.10. Indemnity  54
     11.11. Governing Law  55
     11.12. Headings Descriptive  55
     11.13. Severability  55
     11.14. Integration  55
     11.15. Consent to Jurisdiction  56
     11.16. Service of Process  56
     11.17. No Limitation on Service or Suit  56
     11.18. WAIVER OF TRIAL BY JURY  56

EXHIBITS

Exhibit A       -       Commitment Percentages
Exhibit B       -       Form of Assignment and Acceptance Agreement
Exhibit C       -       Form of Letter of Credit Request
Exhibit D       -       Form of Letter of Credit
Exhibit E       -Form of Opinion of General Counsel to the Applicant
Exhibit F       -       Form of Opinion of Counsel to the Applicant
Exhibit G       -       Form of Opinion of Special Counsel


SCHEDULES

Schedule 1.1    -       List of Addresses for Notices
Schedule 8.1    -       List of Existing Liens





LETTER OF CREDIT AGREEMENT, dated as of October 24, 1994, by and among USF&G CORPORATION, a Maryland corporation (the "Applicant"), each subsidiary of the Applicant which is or may become a party hereto (each a "Co-Applicant"), each of the banks or other lending institutions party hereto (together with their respective assigns, the "Banks", each a "Bank") and THE BANK OF NEW YORK, as agent for itself and the other
Banks (in such capacity, the "Agent"), and as issuing bank (in such capacity, the "Issuing Bank") for the Letters of Credit (as defined in
Article 1).


1.      DEFINITIONS AND PRINCIPLES OF CONSTRUCTION

        1.1.    Definitions

                As used in this Agreement, terms defined in the preamble have the meanings therein indicated, and the following terms have the following meanings:

                "Adjusted Consolidated Tangible Net Worth": means at any date the consolidated stockholders' equity of the Applicant and its Consolidated Subsidiaries (1) plus any unrealized holding losses (or less any unrealized holding gains, net of relevant adjustments, for deferred policy acquisition costs) on account of available-for-sale debt securities to the extent reflected therein (together with other adjustments, all as determined in accordance with Statement of Financial Accounting Standards No. 115 of the Financial Accounting Standards
Board, as amended from time to time, or any successor provision thereto) and (2) less their consolidated Intangible Assets, all determined as of such date. For purposes of this definition "Intangible Assets" means the amount (to the extent reflected in determining such consolidated stockholders' equity) of (i) all write-ups (other than write-ups resulting from foreign currency translations, write-ups of assets of a going concern business made within twelve months after the acquisition of such business and changes made in accordance with generally accepted accounting principles in the book value of any Investments in Persons other than the Applicant and its Consolidated Subsidiaries) subsequent to December 31, 1993 in the book value of any asset owned by the Applicant or a Consolidated Subsidiary and (ii) all unamortized debt dis-count and expense, unamortized deferred charges, goodwill, patents, trademarks, service marks, trade names, copyrights, organization or developmental expenses and other intangible assets (other than deferred policy acquisition costs and net deferred tax assets).

                "Affected Bank": as defined in Section 2.15.





- -  -            "Affiliate": means (i) any Person that directly, or
indirectly through one or more intermediaries, controls the Applicant (a "Controlling Person") or (ii) any Person (other than the Applicant or a Subsidiary) which is controlled by or is under common control with a Controlling Person. As used herein, the term "control" means possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

                "Agent" means BNY in its capacity as agent for the Banks hereunder, and its successors in such capacity.

                "Agreement": this Letter of Credit Agreement, as the same may be amended, supplemented or otherwise modified from time to time.

                "Alternate Base Rate": on any date, a rate of interest per annum equal to the higher of (i) the Federal Funds Rate in effect on such date plus 1/2 of 1% or (ii) the BNY Rate in effect on such date.

                "Applicant": means USF&G Corporation, a Maryland corporation, and its successors.

                "Applicant's 1993 Form 10-K": means the Applicant's annual report on Form 10-K for 1993, as filed with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934.

                "Applicant's Latest Form 10-Q": means the Applicant's quarterly report on Form 10-Q for the quarter ended June 30, 1994, as filed with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934.

                "Assignment and Acceptance Agreement": an assignment and acceptance agreement executed by a Bank and an Eligible Assignee substantially in the form of Exhibit B.

                "Assignment Fee": as defined in Section 11.6(b).

                "Authorized Signatory": as to (i) any Person which is a corporation, the chairman of the board, the president, any vice presi-dent, the chief financial officer or any other duly authorized officer (acceptable to the Agent) of such Person and (ii) any Person which is not a corporation, the general partner or other managing Person thereof.

                "Available Amount": at any time shall mean the amount of the Commitment less the Letter of Credit Exposure.


                "Bank": means each bank listed on the signature pages hereof, and each assignee which becomes a Bank pursuant to Section 11.6, and their respective assigns, each of which shall meet the criteria of "Eligible Assignee" hereunder.

                "Benefit Arrangement": means at any time an employee benefit plan within the meaning of Section 3(3) of ERISA which is not a Plan or a Multiemployer Plan and which is maintained or otherwise contributed to by any member of the ERISA Group.

                "Benefited Bank": as defined in Section 11.8.

                "BNY": The Bank of New York.

                "BNY Rate": a rate of interest per annum equal to the rate of interest publicly announced in New York City by BNY from time to time as its prime commercial lending rate, such rate to be adjusted automatically (without notice) on the effective date of any change in such publicly announced rate.

                "Business Day": any day other than a Saturday, a Sunday or a day on which commercial banks located in New York City and Baltimore, Maryland are authorized or required by law or other governmental action to close.

                "Cash Collateral Account": shall have the meaning set forth in Section 2.14 hereof.

                "Co-Applicant": means each Subsidiary of the Applicant which is or becomes a party hereto.

                "Code": the Internal Revenue Code of 1986, as the same may be amended from time to time, or any successor thereto, and the rules and regulations issued thereunder, as from time to time in effect.

                "Commitment": the commitment of BNY, as Issuing Bank, to issue Letters of Credit having an aggregate outstanding face amount up to $100,000,000, and with respect to each of the Banks shall mean their commitment to participate in the Letter of Credit Exposure in an amount equal to their respective Commitment Percentages as set forth in Sec-tion 2.2.

                "Commitment Fee": as defined in Section 3.1.

                "Commitment Percentage": as to any Bank, the percentage set forth opposite the name of such Bank in Exhibit A under the heading "Commitment Percentage".

                "Commitment Period": the period from the Effective Date through the day preceding the Termination Date.


                "Consolidated": the Applicant and its Subsidiaries which are consolidated for financial reporting purposes.

                "Consolidated Subsidiary": means at any date any Subsidiary or other entity the accounts of which would be consolidated with those of the Applicant in its consolidated financial statements if such statements were prepared as of such date.

                "Credit Documents": collectively, this Agreement, the Fee Letter and each Letter of Credit Request.

                "Credit Party": the Applicant, each Co-Applicant and each other party (other than the Agent, the Issuing Bank and the Banks) that is a signatory to a Credit Document.

                "Date of Issuance": any Business Day specified in a Letter of Credit Request as a date on which the Applicant and, if applicable, a Co-Applicant, requests the issuance by the Issuing Bank of a Letter of Credit.

                "Debt": of any Person means at any date, without duplication,
(i) all obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) all obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable, agents' commissions and other similar charges and expenses arising in the ordinary course of business, (iv) all obligations of such Person as lessee which are capitalized in accordance with generally accepted accounting principles, (v) all non-contingent obligations (and, for purposes of Section 8.1 and the definitions of Material Debt and Material Financial Obligations, all contingent obligations) of such Person to reimburse any bank or other Person in respect of amounts paid under a letter of credit or similar instrument, (vi) all Debt secured by a Lien on any asset of such Person, whether or not such Debt is oth-erwise an obligation of such Person (but excluding any such Debt to the extent such Debt exceeds the fair market value of such assets (such fair market value to be established by the Applicant to the reasonable satisfaction of the Required Banks), unless such Debt is assumed), (vii) all obligations of such Person to purchase securities (or other property) which arise out of or in connection with the sale of the same or substantially similar securities or property and (viii) all Debt of others Guaranteed by such Person, provided that obligations of any Person referred to only in clauses (i) through (iii), inclusive, above shall constitute Debt of such Person only to the extent that they are, or are required to be, recorded on the financial statements of such Person as a liability under generally accepted accounting principles.


                "Default": means any condition or event which constitutes an Event of Default or which with the giving of notice or lapse of time or both would, unless cured or waived, become an Event of Default.

                "Derivatives Obligations": of any Person means all obligations (other than obligations incurred as a result of writing futures, options, swaps or other derivative transactions in respect of, or based upon, insurance products or risks, including the futures and options contracts relating to catastrophic losses traded on the Chicago Board of Trade or otherwise) of such Person in respect of any rate swap transaction, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, currency swap transaction, cross-currency rate swap transaction, currency option or any other similar transaction (including any option with respect to any of the foregoing transactions) or any combination of the foregoing transactions.

                "Dollars" and "$": lawful currency of the United States of America.

                "Effective Date": October 25, 1994.

                "Eligible Assignee": shall mean and include a commercial bank or other financial institution with a minimum long-term deposit rating or long-term unsecured debt rating from Standard & Poor's Ratings Group or Moody's Investors Service, Inc. of not less than A- or A3, re-spectively, and acceptable to the Issuing Bank and the Agent.

                "Environmental Laws": means any and all federal, state, local and foreign statutes, laws, judicial decisions, regulations, ordinances, rules, judgments, orders, decrees, plans, injunctions, permits, concessions, grants, franchises, licenses, agreements and other governmental restrictions relating to the environment, the effect of the environment on human health or to emissions, discharges or releases of pollutants, contaminants, Hazardous Substances or wastes into the environment including, without limitation, ambient air, surface water, ground water, or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, Hazardous Substances or wastes or the clean-up or other remediation thereof.

                "ERISA": means the Employee Retirement Income Security Act of 1974, as amended, or any successor statute.


                "ERISA Group": means the Applicant, any Subsidiary and all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Applicant or any Subsidiary, are treated as a single employer under Section 414 of the Internal Revenue Code

                "Event of Default" has the meaning set forth in Section 9.1.

                "Excluded Subsidiary": means any Subsidiary other than any
(i) Insurance Company Subsidiary and (ii) "Significant Subsidiary", as defined in Section 210.1-02(v) of Regulation S-X, as amended from time to time, promulgated by the Securities and Exchange Commission (17 C.F.R.
Section 210.1-02(v)).

                "Extension Consent Period": the period beginning on the 44th day after the receipt by the Agent of an Extension Request and ending on the 45th day thereafter, provided that if such day is not a Business Day, such date shall be extended to the immediately succeeding Business Day.

                "Extension Request": as defined in Section 2.6.

                "Federal Funds Rate": for any day, a rate per annum (expressed as a decimal, rounded upwards, if necessary, to the next higher 1/100 of 1%), equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day, provided that (i) if the day for which such rate is to be determined is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (ii) if such rate is not so published for any day, the Federal Funds Rate for such day shall be the average of the quotations for such day on such transactions received by BNY as determined by BNY and reported to the Agent.

                "Fee Letter": means the fee letter, dated the Effective Date, from BNY, as Agent and Issuing Bank to, and accepted by, the Applicant.

                "Governmental Authority": any nation or government, any state or other political subdivision thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government and any court or arbitrator.


                "Guarantee": by any Person means any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing any Debt or other obligation of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or other obligation (whether arising by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (ii) entered into for the purpose of assuring in any other manner the obligee of such Debt or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part), provided that the term Guarantee shall not include (i) endorsements for collection or deposit in the ordinary course of business or (ii) if such Person is an insurance company, surety bonds and insurance contracts (including financial guarantee insurance policies) in each case issued in the ordinary course of such Person's business. The term "Guarantee" used as a verb has a corresponding meaning.

                "Hazardous Substances" means any toxic, radioactive, caustic or otherwise hazardous substance, including petroleum, its derivatives, by-products and other hydrocarbons, or any substance having any constituent elements displaying any of the foregoing characteristics.

                "Indemnified Person": as defined in Section 11.10.

                "Insurance Company Subsidiary": means any Subsidiary domiciled in the United States of America (including the District of Columbia) and its territories and possessions or any State thereof and licensed or authorized to do an insurance business in any of the foregoing.

                "Internal Revenue Code": means the Internal Revenue Code of 1986, as amended, or any successor statute.

                "Investment": means any investment in any Person, whether by means of share purchase, capital contribution, loan, time deposit or otherwise.

                "Issuing Bank": means BNY in its capacity as issuing bank hereunder, and its successors in such capacity.

                "Letters of Credit": shall mean letters of credit issued by the Issuing Bank for the account of the Applicant and any Co-Applicant as defined in Section 2.1.

                "Letter of Credit Commissions": as defined in Section 3.2.


                "Letter of Credit Exposure": at any date, (i) in respect of all the Banks, the sum, without duplication, of (x) the aggregate undrawn face amount of the outstanding Letters of Credit at such date, (y) the aggregate amount of unpaid drafts drawn on all Letters of Credit at such date, and (z) the aggregate unpaid reimbursement obligations in respect of the Letters of Credit at such date, and (ii) in respect of any Bank, an amount equal to such Bank's Commitment Percentage multiplied by the amount determined under clause (i) of this definition.

                "Letter of Credit Request": a request from the Applicant, or from the Applicant and a Co-Applicant, for the issuance of a Letter of Credit, substantially in the form of Exhibit C.

                "Letter of Credit Obligations": any and all obligations of every description of the Applicant and Co-Applicants in connection with the Letters of Credit, including, without limitation, the reimbursement obligations (whether absolute or contingent) under any Letter of Credit or Credit Document, and all obligations in respect of related fees or expenses then due and owing.

                "Lien": means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind, or any other type of preferential arrangement that has the practical effect of creating a security interest, in respect of such asset. For the purposes of this Agreement, the Applicant or any Subsidiary shall be deemed to own subject to a Lien any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such asset.

                "Material Adverse Effect": means a material adverse effect on the business, financial position, results of operations or prospects of the Applicant and its Consolidated Subsidiaries, considered as a whole.

                "Material Debt": means Debt of the Applicant and/or one or more of its subsidiaries (other than an Excluded Subsidiary), arising in one or more related or unrelated transactions, in an aggregate principal or face amount exceeding $30,000,000.

                "Material Financial Obligations": means a principal or face amount of Debt and/or the then owed payment obligations in respect of Derivatives Obligations of the Applicant and/or one or more of its Subsidiaries (other than an Excluded

Subsidiary), arising in one or more
related or unrelated transactions, exceeding in the aggregate
$30,000,000.

                "Material Plan": means at any time a Plan or Plans having aggregate Unfunded Liabilities in excess of $5,000,000.

                "Multiemployer Plan": means at any time an employee pension benefit plan within the meaning of Section 4001(a)(3) of ERISA to which any member of the ERISA Group is then making or accruing an obligation to make contributions or has within the preceding five plan years made contributions, including for these purposes any Person which ceased to be a member of the ERISA Group during such five year period.

                "Non-Recourse Debt": means Debt, secured only by real property (including fixtures and personal property used therein or thereon and the rents, profits and proceeds arising therefrom), in respect of which the holder of such Debt has no recourse against the Applicant or any Subsidiary (other than a Subsidiary the only assets of which consist of such real property (including fixtures and personal property used therein or thereon and the rents, profits and proceeds therefrom)) or any asset of the Applicant or any Subsidiary (except such real property (including fixtures and personal property used therein or thereon and the rents, profits and proceeds arising therefrom)), provided that if, at any time, the aggregate amount of gross equity real estate Investments of the Applicant and its Subsidiaries shall exceed $826,657,000, the amount of such excess shall constitute Debt other than Non-Recourse Debt to the extent that the then existing aggregate principal amount of Non-Recourse Debt shall exceed the sum of (i) $100,000,000 and (ii) the amount of such Non-Recourse Debt, but not to exceed $50,000,000, outstanding as of the date hereof.

                "Officer's Certificate": means a certificate signed by the President, any Vice-President responsible for financial matters, the Treasurer or the Controller of the Applicant.

                "Other Taxes": as defined in Section 2.11.

                "Outstanding Letters of Credit": shall mean at any time the Letters of Credit outstanding at such time.

                "PBGC": means the Pension Benefit Guaranty corporation or any entity succeeding to any or all of its functions under ERISA.

                "Person": means an individual, a corporation, a partnership, an association, a trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.


                "Plan": means at any time an employee pension benefit plan (other than a Multiemployer Plan) which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Internal Revenue Code and either (i) is maintained, or contributed to, by any member of the ERISA Group for employees of any member of the ERISA Group or (ii) has at any time within the preceding five years been maintained, or contributed to, by any Person which was at such time a member of the ERISA Group for employees of any Person which was at such time a member of the ERISA Group.

                "Property": all types of real, personal, tangible, intan-gible or mixed property.

                "Regulation U": means Regulation U of the Board of Governors of the Federal Reserve System, as in effect from time to time.

                "Replaced Bank": as defined in Section 2.15.

                "Required Banks": at any time Banks representing at least 51% of the Commitment or, if the Commitment shall have been terminated, at least 51% of the Letter of Credit Exposure at such time.

                "SEC": the Securities and Exchange Commission or any Governmental Authority succeeding to the functions thereof.

                "Special Counsel": Emmet, Marvin & Martin, special counsel to the Agent.

                "Stated Expiration Date": means, with respect to each Letter of Credit, the date occurring one year after the date of issuance, as such date may be extended in accordance with the terms of this Agreement.

                "Subsidiary": means, as to any Person, any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by such Person; unless otherwise specified, "Subsidiary" means a Subsidiary of the Applicant.

                "Taxes": as defined in Section 2.11.

                "Termination Date": the date which is 364 days after the Effective Date, or such earlier date on which the Commitment is terminated, or if the Commitment is extended with the consent of the Banks pursuant to Section 2.6, such later date.


                "Unfunded Liabilities": means, with respect to any Plan at any time, the amount (if any) by which (i) the value of all benefit liabilities under such Plan, determined on a plan termination basis using the assumptions prescribed by the PBGC for purposes of Section 4044 of ERISA, exceeds (ii) the fair market value of all Plan assets allocable to such liabilities under Title IV of ERISA (excluding any accrued but unpaid contributions), all determined as of the then most recent valuation date for such Plan, but only to the extent that such excess represents a potential liability of a member of the ERISA Group to the PBGC or any other Person under Title IV of ERISA.

                "United States": means the United States of America, including the States and the District of Columbia, but excluding its territories and possessions.

        1.2.    Principles of Construction

                (a) All terms defined in a Credit Document shall have the meanings given such terms therein when used in the other Credit Documents or any certificate, opinion or other document made or delivered pursuant thereto, unless otherwise defined therein.

                (b) Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared in accordance with generally accepted accounting principles as in effect from time to time, applied on a basis consistent (except for changes concurred in by the Applicant's independent public accountants) with the most recent audited consolidated financial statements of the Applicant and its Consolidated Subsidiaries delivered to the Banks; provided that, if the Applicant notifies the Agent that the Applicant wishes to amend any covenant in
Section 7 or 8 to eliminate the effect of any change in generally accepted accounting principles on the operation of such covenant (or if the Agent notifies the Applicant that the Required Banks wish to amend
Section 7 or 8 for such purpose), then the Applicant's compliance with such covenant shall be determined on the basis of generally accepted accounting principles in effect immediately before the relevant change in generally accepted accounting principles became effective, until either such notice is withdrawn or such covenant is amended in a manner satisfactory to the Applicant and the Required Banks.

                (c) The words "hereof", "herein", "hereto" and "hereunder" and similar words when used in a Credit Document shall refer to such Credit Document as a whole and not to any particular provision thereof,
and Section, schedule and exhibit references contained therein shall refer to Sections thereof or schedules or exhibits thereto unless otherwise expressly provided therein.

                (d)     The phrase "may not" is prohibitive and not permissive.

                (e) Unless the context otherwise requires, words in the singular number include the plural, and words in the plural include the singular.

                (f) Unless specifically provided in a Credit Document to the contrary, references to a time shall refer to New York City time.

                (g) Unless specifically provided in a Credit Document to the contrary, in the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each means "to but excluding".

                (h) References in any Credit Document to a fiscal period shall refer to that fiscal period of the Applicant.


2. AMOUNT AND TERMS OF LETTERS OF CREDIT

        2.1. Issuance of Letters of Credit

                (a) Subject to the terms and conditions of this Agreement, the Issuing Bank agrees, in reliance on the agreement of the other
Banks set forth in Section 2.2, to issue standby letters of credit (the "Letters of Credit"; each, individually, a "Letter of Credit") during the Commitment Period for the account of the Applicant, or jointly and severally for the account of the Applicant and each Co-Applicant delivering a Letter of Credit Request. The aggregate face amount of Outstanding Letters of Credit issued during the Commitment Period shall not at any time exceed the amount of the Commitment. Each Letter of Credit issued pursuant to this Section shall have a Stated Expiration
Date. No Letter of Credit shall be issued if the conditions set forth in Section 6 have not been satisfied.

                (b) Each Letter of Credit shall be issued for the account of the Applicant, individually, or for the account of the Applicant and a Co-Applicant, jointly and severally, in support of an obligation of the Applicant or of the Applicant and a Co-Applicant in favor of a beneficiary which has requested the issuance of such Letter of Credit as a condition to a transaction entered into in connection with the

Applicant's or the Co-Applicant's reinsurance business. The Applicant, and any Co-Applicant, as the case may be, shall give the Agent a Letter of Credit Request for the issuance of each Letter of Credit by 11:00 A.M., three Business Days prior to the requested Date of Issuance.
Each Letter of Credit Request executed by a Co-Applicant shall provide that such Co-Applicant shall be, from and after the Date of Issuance of the Letter of Credit which is requested, a party hereto and shall have all the rights and obligations of a Co-Applicant under this Agreement and under the other Credit Documents to which it is a party. Such Letter of Credit Request shall specify (i) the beneficiary of such Letter of Credit and the obligations of the Applicant and/or Co-Applicant in respect of which such Letter of Credit is to be issued, (ii) the Applicant's proposal as to the conditions under which a drawing may be made under such Letter of Credit and the documentation to be required in respect thereof, (iii) the maximum amount to be available under such Letter of Credit, and (iv) the requested Date of Issuance. Upon receipt of such Letter of Credit Request, the Agent shall promptly notify the Issuing Bank and each other Bank thereof. The Issuing Bank shall, on the proposed Date of Issuance and subject to the other terms and con-ditions of this Agreement, issue the requested Letter of Credit. Each Letter of Credit shall be in form and substance reasonably satisfactory to the Issuing Bank, with such provisions with respect to the condi-tions under which a drawing may be made thereunder and the documen-tation required in respect of such drawing as the Issuing Bank shall reasonably require. The parties agree that a Letter of Credit substantially in the form of Exhibit D shall be deemed to be in form and substance reasonably satisfactory to the Issuing Bank; provided, how-ever, that Letters of Credit issued pursuant hereto need not be in the form of said Exhibit D. Each Letter of Credit shall be used solely for the purposes described therein.

                (c) Each payment by the Issuing Bank of a draft drawn under a Letter of Credit shall give rise to an immediate obligation on the part of the Applicant, or to an immediate joint and several obligation on the part of the Applicant and the Co-Applicant, as the case may be, to reimburse the Issuing Bank for the amount thereof on the Business Day on which the Issuing Bank shall have notified the Applicant that payment of such draft has been made to the beneficiary, provided that a failure to reimburse the Issuing Bank shall not constitute an Event of Default hereunder until the date occurring two Business Days after the Issuing
Bank's giving notice to Applicant of demand for payment of such draft, provided that the Applicant shall by such date have paid the full amount of such draft, together with interest thereon for each day elapsed from the date of payment of such draft, calculated at the rate set forth in Section 2.3.


        2.2. Letter of Credit Participation and Funding Commitments

                (a) Each Bank hereby unconditionally and ir-revocably, severally for itself only and without any notice to or the taking of any action by such Bank, takes an undivided participating interest in the obligations of the Issuing Bank under and in connection with each Letter of Credit in an amount equal to such Bank's Commitment Percentage of the amount of such Letter of Credit. Each Bank shall be liable to the Issuing Bank for its Commitment Percentage of the unreimbursed amount of any draft drawn and honored under each Letter of Credit. Each Bank shall also be liable for an amount equal to the product of its Commitment Percentage and any amounts paid by the Applicant or any Co-Applicant that are subsequently rescinded or avoided, or must otherwise be restored or returned. Such liabilities shall be unconditional and without regard to the occurrence of any Default or Event of Default or the compliance by the Applicant or any Co-Applicant with any of their obligations under the Credit Documents.

                (b) The Agent will promptly notify each Bank (which notice shall be promptly confirmed in writing) of the date and the amount of any draft presented under any Letter of Credit with respect to which full reimbursement of payment is not made by the Applicant or any Co-Applicant immediately, and forthwith upon receipt of such notice, such Bank (other than the Issuing Bank) shall make available to the Agent for the account of the Issuing Bank its Commitment Percentage of the amount of such unreimbursed draft at the office of the Agent specified in Section 11.2, in lawful money of the United States and in immediately available funds, before 4:00 P.M., on the day such notice was given by the Agent, if the relevant notice was given by the Agent at or prior to 1:00 P.M., on such day, and before 12:00 Noon, on the next Business Day, if the relevant notice was given by the Agent after 1:00 P.M., on such day. The Agent shall distribute the payments made by each Bank (other than the Issuing Bank) pursuant to the immediately preceding sentence to the Issuing Bank promptly upon receipt thereof in like funds as received.
Each Bank shall indemnify and hold harmless the Agent and the Issuing
Bank from and against any and all losses, liabilities (including li-abilities for penalties), actions, suits, judgments, demands, costs and expenses (including, without limitation, reasonable attorneys' fees and expenses) resulting from any failure on the part of such Bank to provide, or from any delay in providing, the Agent with such Bank's Commitment Percentage of the amount of any payment made by the Issuing
Bank under a Letter of Credit in accordance with this clause (b) above
(except in respect of losses, liabilities or other obligations suffered
by the Issuing Bank resulting from the gross negligence or willful mis-conduct of the Issuing Bank). If a Bank does not make available to the Agent when due such Bank's Commitment Percentage of any unreimbursed payment made by the Issuing Bank under a Letter of Credit (other than payments made by the Issuing Bank by reason of its gross negligence or willful misconduct), such Bank shall be required to pay interest to the Agent for the account of the Issuing Bank on such Bank's Commitment Percentage of such payment at a rate of interest per annum equal to the Federal Funds Rate plus 1% from the date such Bank's payment is due until the date such payment is received by the Agent. The Agent shall distribute such interest payments to the Issuing Bank upon receipt thereof in like funds as received.

                (c) Whenever the Agent is reimbursed by the Applicant or any Co-Applicant, for the account of the Issuing Bank, for any payment under a Letter of Credit and such payment relates to an amount previously paid by a Bank in respect of its Commitment Percentage of the amount of such payment under such Letter of Credit, the Agent will pay over such payment to such Bank (i) before 4:00 P.M. on the day such pay-ment from the Applicant or the Co-Applicant is received, if such payment is received at or prior to 1:00 P.M. on such day, or (ii) before 12:00
Noon on the next succeeding Business Day, if such payment from the Applicant or the Co-Applicant is received after 1:00 P.M. on such day.

        2.3.    Interest Rate

                If all or any portion of any reimbursement obligation in respect of a Letter of Credit shall not be paid on the Business Day on which the Issuing Bank shall have notified the Applicant that payment of such draft has been made, such overdue amount shall bear interest at a rate per annum equal to the Alternate Base Rate plus 2% from the date of such nonpayment until paid in full (whether before or after the entry of a judgment thereon). All such interest shall be payable on demand. Interest computed with reference to the Federal Funds Rate shall be calculated on the basis of a 360 day year for the actual number of days elapsed, and interest computed with reference to the BNY Rate shall be computed on the basis of a 365 or 366 day year, as applicable, for the actual number of days elapsed.

        2.4. Termination or Reduction of Commitment

                The Applicant shall have the right, upon at least three Business Days' prior written notice to the Agent, at any time to terminate or reduce the amount of the Commitment in an amount of $10,000,000 or such amount plus multiples of

$5,000,000 in excess
thereof, provided that after giving effect thereto, the Commitment shall not be less than the Letter of Credit Exposure at such time. Any reduction of the Commitment shall be applied pro rata according to the Commitment Percentage of each Bank. Simultaneously with any reduction of the Commitment the Applicant shall pay the Commitment Fee accrued on the amount by which the Commitment has been reduced.

        2.5. Amendments to Each Letter of Credit

                (a) At any time during the Commitment Period, upon at least three Business Days' prior written notice to the Agent, the Applicant, together with the Co-Applicant, if any, and the beneficiary of an Outstanding Letter of Credit, shall have the right to request that such Letter of Credit be amended, including an amendment to increase or reduce the undrawn face amount thereof and/or to extend for up to one year from the date of such amendment the then Stated Expiration Date. Provided that no Default or Event of Default shall exist and be continuing, the Agent shall request that the Issuing Bank amend such Letter of Credit to give effect to such increase, reduction and/or ex-tension, and the Issuing Bank shall, upon presentation of the Letter of Credit, either amend such Letter of Credit or issue a substitute Letter of Credit containing such amended terms.

                (b) Following the Termination Date, upon at least three Business Days' prior written notice to the Agent, the Applicant, together with the Co-Applicant, if any, and the beneficiary of an Outstanding Letter of Credit, may request that such Outstanding Letter of Credit be amended, including an amendment to increase or reduce the undrawn face amount thereof, provided that any such increase in the face amount, after giving effect to any reductions requested to take effect on the same date as such increase, shall not cause an increase in the aggregate undrawn face amount of Outstanding Letters of Credit at such date. Provided that no Default or Event of Default shall exist and be continuing, the Agent shall request that the Issuing Bank amend such Letter of Credit to give effect to such amendment, and the Issuing Bank, shall upon presentation of the Letter of Credit, either amend such Letter of Credit or issue a substitute Letter of Credit containing such amended terms.

        2.6. Extension of Commitment and Termination Date

                Provided that no Default or Event of Default shall exist and be continuing, the Applicant may request that the Commitment be extended for an additional period of 364 days by giving written notice of such request (an "Extension Request") to the Agent during the period not more than 180 days but not less than 60 days prior to the then Termination
Date, and upon

the receipt of such notice, the Agent shall promptly no-tify each Bank of such request. If each Bank consents to such Ex-tension Request during the Extension Consent Period by giving written notice thereof to the Applicant and the Agent, then effective on the first day of the Extension Consent Period, the then applicable
Termination Date shall be extended by 364 days. If all of the Banks have not consented to such Extension Request during the Extension Consent Period and such non-consenting Bank or Banks have not been replaced pursuant to Section 2.16 during the Extension Consent Period, the Termina-tion Date shall not be extended.

        2.7. Extension of the Stated Expiration Date of Each Letter of Credit

                The Stated Expiration Date of each Letter of Credit shall be one year from its Date of Issuance hereunder, or, if extended during the Commitment Period as provided in Section 2.5, such later date. In addition, if each Bank so consents, the Stated Expiration Date of each Letter of Credit may be extended for one additional year from the then Stated Expiration Date. The Agent will notify each Bank not less than 80 days prior to the then Stated Expiration Date with respect to each Outstanding Letter of Credit that such Letter of Credit will be automatically extended for one year unless any Bank shall notify the Agent not less than 71 days prior to the then Stated Expiration Date that such Bank does not consent to such extension. If any Bank shall so notify the Agent that it does not so consent, the Agent shall notify the Applicant not less than 70 days prior to the then Stated Expiration Date that such Letter of Credit shall not be extended. Upon receipt of such notification, the Applicant may obtain a replacement Bank for each such non-consenting Bank pursuant to Section 2.16. If each such non-consenting Bank has not been replaced pursuant to Section 2.16 on or prior to 46 days prior to the Stated Expiration Date, the Agent shall notify the beneficiary of the Letter of Credit not less than 45 days prior to the Stated Expiration Date that the Stated Expiration Date will not be extended. If no Bank notifies the Agent that it does not con-sent to such extension of the Letter of Credit, the Stated Expiration
Date of the Letter of Credit will be automatically extended for one year, without further action. Each Letter of Credit may be extended in the manner set forth an unlimited number of times.

        2.8.    Obligations Absolute

                (a) The obligations of the Applicant and each Co-Applicant under this Agreement and the Credit Documents to which it is a party shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement, irrespective of any circumstances, including, without limitation, the following:

                (i) any lack of validity or enforceability of any Letter of Credit;

                (ii) any amendment or waiver of, or consent to departure from, all or any of the other Credit Documents;

                (iii) the existence of any claim, set-off, defense or other right which the Applicant, any Co-Applicant, or any other Person may have at any time against any beneficiary or any trans-feree of a Letter of Credit (or any Person or entity for whom any such beneficiary or any such transferee may be acting), the Issu-ing Bank, the Agent, any Bank, any participant or assignee, or any other Person or entity, whether in connection with this Agreement, any other Credit Document or any unrelated transaction;

                (iv) any statement or any other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect whatsoever;

                (v) payment by the Issuing Bank under a Letter of Credit against presentation of a draft or certificate which does not comply with the terms of the Letter of Credit; or

                (vi) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing.

        2.9. No Liability of the Issuing Bank

                It is understood that in making any payment under a Letter of Credit (a) the Issuing Bank's exclusive reliance on the documents presented to it under such Letter of Credit as to any and all matters set forth therein, including reliance on the amount of any draft presented under such Letter of Credit, whether or not the amount due to the beneficiary equals the amount of such draft and whether or not any docu-ment presented pursuant to such Letter of Credit proves to be insufficient in any respect, if such document on its face appears to be in order, and whether or not any other statement or any other document presented pursuant to such Letter of Credit proves to be forged or invalid or any statement therein proves to be inaccurate or untrue in any respect whatsoever; and (b) any noncompliance of the documents presented in an immaterial respect under a Letter of Credit with the terms thereof
shall in each case not be deemed wilful misconduct or gross negligence of the Issuing Bank.

        2.10. Increased Costs; Capital Adequacy

                (a) If on or after the date hereof the adoption of any applicable law, rule or regulation, or any change in any applicable law, rule or regulation, or any change in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by the Issuing Bank or any Bank with any request or directive after such date (whether or not having the force of law) of any such authority, central bank or comparable agency shall impose, modify or deem applicable any reserve (including, without limitation, any such requirement imposed by the Board of Governors of the Federal
Reserve System), special deposit, insurance assessment or similar requirement against assets of, deposits with or for the account of, or credit extended by, the Issuing Bank or any Bank or shall impose on any Bank any other condition affecting its Commitment or the term thereof or its obligation to issue or participate in Letters of Credit and the result of any of the foregoing is to increase the cost to the Issuing
Bank or such Bank of issuing or maintaining the Letters of Credit or its obligations pursuant to Section 2.2, or to reduce the amount of any sum received or receivable by the Issuing Bank or such Bank under this Agreement with respect thereto, by an amount deemed by the Issuing Bank or such Bank to be material, then, within 15 days after demand by such Issuing Bank or Bank (with a copy to the Agent), the Applicant shall pay to the Issuing Bank or such Bank such additional amount or amounts as will compensate the Issuing Bank or such Bank for such increased cost or reduction.

                (b) If the Issuing Bank or any Bank shall have determined in good faith that, after the date hereof, the adoption of any applicable law, rule or regulation regarding capital adequacy, or any change in any such law, rule or regulation, or any change in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof, or any request or directive after the date hereof regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on capital of the Issuing Bank or such Bank (or its parent) as a consequence of such Issuing Bank's or Bank's obligations hereunder to a level below that which the Issuing
Bank or such Bank (or its parent) could have achieved but for such adop-tion, change, request or directive (taking into consideration its policies with respect to capital adequacy) by an amount deemed by such Issuing Bank or Bank to be material, then from time to time, within 15 days after demand by such Issuing Bank or Bank (with a copy to the Agent), the Applicant shall pay to the Issuing Bank or such Bank such additional amount or amounts as will compensate the Issuing Bank or such Bank (or its parent) for such reduction.

                (c) The Issuing Bank and each Bank will promptly notify the Applicant and the Agent of any event of which it has knowledge, occurring after the date hereof, which will entitle the Issuing Bank or such Bank to compensation pursuant to this Section. A certificate of the Issuing
Bank or any Bank claiming compensation under this Section and setting forth the additional amount or amounts to be paid to it hereunder shall, if submitted in good faith, be conclusive in the absence of manifest error; provided that any certificate delivered pursuant to this Section
2.10(c) shall (i) in the case of a certificate in respect of amounts payable pursuant to Section 2.10(a), set forth in reasonable detail the basis for and the calculation of such amounts, and (ii) in the case of a certificate in respect of amounts payable pursuant to Section 2.10(b), set forth at least the same amount of detail in respect of the calculation of such amounts as Issuing Bank or Bank provides in similar circumstances to other similarly situated applicants for letters of credit and also include a statement by the Issuing Bank or such Bank that it has allocated to its Commitment hereunder no greater than a substan-tially proportionate amount of any reduction of the rate of return on such Issuing Bank's or Bank's capital due to the matters described in
Section 2.10(b) as it has allocated to its other commitments to issue or participate in letters of credit to similarly situated applicants for letters of credit that are affected similarly by such adoption or change. Subject to the foregoing, in determining such amount, the Issuing Bank or such Bank may use any reasonable averaging and attribution methods.

        2.11. Taxes

                (a) For purposes of this Section 2.11, the following terms have the following meanings:

                "Taxes" means any and all present or future taxes, duties, levies, imposts, deductions, charges or withholdings with respect to any payment by the Applicant or any Co-Applicant pursuant to this Agreement, and all liabilities with respect thereto, excluding (i) in the case of the Issuing Bank, each Bank and the Agent, taxes imposed on its income, and franchise or similar taxes imposed on it, by a jurisdiction under the laws of which the Issuing Bank, such Bank or the Agent (as the case may be) is organized or in which its principal executive office is located or, in the case of the Issuing Bank, the Agent and each Bank, such taxes which would not have been imposed on the Issuing Bank, the Agent or such Bank but for any present or former connection between the Issuing Bank, the Agent or such Bank and the jurisdiction imposing such tax (other than any such connection arising from the Agent, the Issuing Bank or the Bank having executed, delivered or performed its obligations or received a payment under, or enforced, this Agreement) and (ii) in the case of the Issuing Bank and each Bank, any United States withholding tax imposed on such payments but only to the extent that the Issuing Bank or such Bank (a) is subject to United States withholding tax at the time such Issuing Bank or Bank first becomes a party to this Agreement or (b) subsequently becomes subject to United States withholding tax solely by reason of the change of any lending office by such Bank.

                "Other Taxes" means any present or future stamp or documentary taxes and any other excise or property taxes, or similar charges or levies (other than franchise taxes or taxes imposed on the net income of the Issuing Bank, the Agent or a Bank), which arise from any payment made pursuant to this Agreement or from the execution or delivery of, or otherwise with respect to, this Agreement.

                (b) Any and all payments by the Applicant or any Co-Applicant to or for the account of the Issuing Bank, any Bank or the Agent hereunder shall be made without deduction for any Taxes or Other Taxes; provided that, if the Applicant or Co-Applicant shall be required by law to deduct any Taxes or Other Taxes from any such payments, (i) the sum payable shall be increased as necessary so that after making all re-quired deductions (including deductions applicable to additional sums payable under this Section 2.11) such Issuing Bank, Bank or the Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Applicant or Co-Applicant shall make such deductions, (iii) the Applicant or Co-Applicant shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law and (iv) the Applicant or Co-Applicant shall furnish to the Agent, at its address referred to in Section 11.2, the original or a certified copy of a re-ceipt evidencing payment thereof.

                (c) The Applicant and any Co-Applicant agrees to indemnify the Issuing Bank, each Bank and the Agent for the full amount of Taxes or Other Taxes (including, without limitation, any Taxes or Other Taxes imposed or asserted by any jurisdiction on amounts payable under this
Section 2.11) paid by such Issuing Bank, Bank or the Agent (as the case may be) and any liability (including penalties, interest and expenses)

arising therefrom or with respect thereto. This indemnification shall be paid within 15 days after such Issuing Bank, Bank or the Agent (as the case may be) makes demand therefor.

                (d) Each Bank organized under the laws of a jurisdiction outside the United States, on or prior to the date of its execution and delivery of this Agreement in the case of each Bank listed on the signature pages hereof and on or prior to the date on which it becomes a Bank in the case of each other Bank, and from time to time thereafter if requested in writing by the Applicant (but only so long as such Bank re-mains lawfully able to do so), shall provide the Applicant with Internal Revenue Service form 1001 or 4224, as appropriate, or any successor form prescribed by the Internal Revenue Service, certifying that such Bank is entitled to benefits under an income tax treaty to which the United
States is a party which exempts the Bank from United States withholding tax or reduces the rate of withholding tax on payments of interest for the account of such Bank or certifying that the income receivable pursuant to this Agreement is effectively connected with the conduct of a trade or business in the United States.

                (e) For any period with respect to which a Bank has failed to provide the Applicant with the appropriate form pursuant to Section
2.11(d) (unless such failure is due to a change in treaty, law or regulation occurring subsequent to the date on which such form originally was required to be provided), such Bank shall not be entitled to indemnification under Section 2.11(b) or (c) with respect to Taxes imposed by the United States; provided that if a Bank, which is otherwise exempt from or subject to a reduced rate of withholding tax, becomes subject to Taxes because of its failure to deliver a form required hereunder, the Applicant shall take such steps as such Bank shall reasonably request to assist such Bank to recover such Taxes.

                (f) If the Applicant is required to pay additional amounts to or for the account of any Bank pursuant to this Section 2.11, then such Bank will change the jurisdiction of its lending office if, in the judgment of such Bank, such change (i) will eliminate or reduce any such additional payment which may thereafter accrue and (ii) is not otherwise disadvantageous to such Bank.

        2.12. Agent's Records

                The Agent's records regarding the amount of each Letter of Credit, each payment by the Applicant or any Co-Applicant of reimbursement obligations in respect of Letters of Credit and other information relating to the Letters of Credit shall be presumptively correct absent manifest error.


        2.13. Use of Proceeds

                The Applicant and Co-Applicants will use the Letters of Credit only to collateralize reinsurance liabilities assumed by direct and indirect Subsidiaries of the Applicant. Notwithstanding anything to the contrary contained in any Credit Document, the Applicant and each Co-Applicant agrees that no part of the proceeds of any Letters of Credit will be used, directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of buying or carrying any "margin stock" within the meaning of Regulation U.

        2.14. Cash Collateralization

                If any Event of Default shall occur and be continuing, the Applicant shall on the Business Day it receives notice from the Agent, deposit in an account with the Agent, for the benefit of the Issuing Bank and the Banks, an amount in cash equal to the Letter of Credit Exposure as of such date. Such deposit shall be held by the Agent as collateral for the payment and performance of all obligations of the Applicant and Co-Applicants hereunder and under the other Credit Documents. The Agent shall have exclusive domain and control over such account. Moneys in such account shall (a) automatically be applied by the Agent to reimburse the Issuing Bank for Letter of Credit payments and disbursements, and
(b) be held for the satisfaction of the reimbursement obligations of the Applicant and Co-Applicants for the then outstanding Letter of Credit Exposure. If the Applicant is required to provide an amount of cash col-lateral hereunder as a result of an Event of Default, such amount (to the extent not applied as aforesaid) shall be returned to the Applicant within five Business Days after all Events of Default have been cured or waived.

        2.15. Replacement of Banks

                (a) If any Bank refuses to consent to an Extension Request pursuant to Section 2.6 or notifies the Agent that it refuses to consent to the extension of any Stated Expiration Date with respect to any Outstanding Letter of Credit pursuant to Section 2.7, the Borrower shall have the right, if no Default or Event of Default then exists, to replace such Bank (any such Bank being referred to herein as a "Replaced Bank") with one or more Eligible Assignee or Assignees, each of which shall be acceptable to the Agent and the Issuing Bank, and such Replaced
Bank shall assign to such Eligible Assignee or Assignees who are willing to so purchase the same for such Replaced Bank, all (but not less than all) of such Replaced Bank's rights and obligations under this Agreement, provided that such Eligible Assignee or Assignees shall pay to such Replaced Bank, an amount equal to all interest, fees and other amounts
owing or accrued to such Replaced Bank to the date of such assignment, but without any premium.

                (b) In the event that any Bank no longer meets the criteria contained in the definition of "Eligible Assignee" (any such Bank being referred to herein as an "Affected Bank"), the Agent shall have the right, upon notice to such Affected Bank, to require such Affected Bank, pursuant to Section 11.6 hereof, to assign to one or more Eligible
Assignee or Assignees who are willing to so purchase the same from such Affected Bank, all (but not less than all) of such Affected Bank's rights and obligations under this Agreement, provided that such Eligible
Assignee or Assignees shall pay to such Affected Bank, an amount equal to all interest, fees and other amounts owing or accrued to such Affected
Bank to the date of such assignment, but without any premium. The fact that any Bank no longer meets the definition of an Eligible Assignee does not affect the Issuing Bank's obligation to issue Letters of Credit hereunder.

                (c) For each assignment, the parties shall execute and deliver to the Agent an Assignment and Acceptance Agreement. Upon such execution and delivery, from and after the effective date specified in such Assignment and Acceptance Agreement, the assignee thereunder shall be a party hereto and the assignor Bank released from its obligations hereunder to the extent provided therein.


3.      FEES; PAYMENTS

        3.1.    Commitment Fee

                The Applicant agrees to pay to the Agent, for the account of the Banks in accordance with each Bank's Commitment Percentage, a fee
(the "Commitment Fee"), during the Commitment Period, equal to 0.20% per annum on the average daily Available Amount. The Commitment Fee shall be payable quarterly in arrears on the last day of each March, June, September and December of each year, commencing on the first such day following the Effective Date, and ending on the Termination Date or other date on which the Commitment shall expire or otherwise terminate, and upon each reduction of the Available Amount. The Commitment Fee shall be calculated on the basis of a 360-day year for the actual number of days elapsed.

        3.2. Letter of Credit Commissions

                The Applicant agrees to pay to the Agent, for the account of the Banks in accordance with each Bank's Commitment Percentage, commissions (the "Letter of Credit Commissions") with respect to each Letter of Credit for the period from and including the Date of Issuance
thereof to and including the expiration date thereof (including any expiration or cancellation prior to the Stated Expiration Date), at a rate per annum equal to 0.65% per annum on the average daily amount available to be drawn under such Letter of Credit. The Letter of Credit Commissions shall be (i) calculated on the basis of a 360-day year for the actual number of days elapsed, (ii) payable quarterly in arrears on the last day of each March, June, September and December of each year and on the date that the Commitment shall expire and (iii) nonrefundable. In addition to the Letter of Credit Commissions, the Applicant agrees to pay to the Issuing Bank, for its own account, its standard fees and charges customarily charged to customers similar to the Applicant with respect to any Letter of Credit.


4.      REPRESENTATIONS AND WARRANTIES

        In order to induce the Agent and the Banks to enter into this Agreement and the Issuing Bank to issue the Letters of Credit and the Banks to participate therein, the Applicant makes the following representations and warranties to the Agent, each Bank and the Issuing
Agent:

        4.1. Corporate Existence and Power

                The Applicant is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Maryland, and has all corporate powers and all governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted, other than such licenses, authorizations, consents and approvals which, if not held or obtained by the Applicant, do not, in the aggregate, have a Material Adverse Effect.

        4.2. Corporate and Governmental Authorization; No Contravention

                The execution, delivery and performance by the Applicant of this Agreement and the other Credit Documents to which it is or will be a party are within the Applicant's corporate powers, have been duly authorized by all necessary corporate action, require no action by or in respect of, or filing with, any governmental body, agency or official and do not contravene, or constitute a default under, any provision of applicable law or regulation or of the articles of incorporation or by-laws of the Applicant or of any agreement, judgment, injunction, order, decree or other instrument binding upon the Applicant or any of its Subsidiaries or result in the creation or imposition of any Lien on any asset of the Applicant or any of its Subsidiaries.


        4.3. Binding Effect

                This Agreement constitutes a valid and binding agreement of the Applicant and each Credit Document, when executed and delivered in accordance with this Agreement, will constitute a valid and binding obligation of the Applicant and each Co-Applicant party thereto, in each case enforceable in accordance with its terms.

        4.4. Financial Information

                (a) The consolidated statement of financial position and shareholders' equity of the Applicant and its Consolidated Subsidiaries as of December 31, 1993 and the related consolidated statements of operations and cash flows for the fiscal year then ended, reported on by Ernst & Young and set forth in the Applicant's 1993 Form 10-K, a copy of which has been delivered to each of the Banks, fairly present, in con-formity with generally accepted accounting principles, the consolidated financial position of the Applicant and its Consolidated Subsidiaries as of such date and their consolidated results of operations and cash flows for such fiscal year.

                (b) The unaudited consolidated statement of financial position and shareholders' equity of the Applicant and its Consolidated Subsidiaries as of June 30, 1994 and the related unaudited consolidated statements of operations and cash flows for the six months then ended, set forth in the Applicant's Latest Form 10-Q, a copy of which has been delivered to each of the Banks, fairly present, in conformity with generally accepted accounting principles applied on a basis consistent with the financial statements referred to in subsection (a) of this Section, the consolidated financial position of the Applicant and its Consolidated Subsidiaries as of such date and their consolidated results of operations and cash flows for such six month period (subject to normal year-end adjustments).

                (c) Except as disclosed in the Applicant's Latest Form 10-Q or in any Form 8-K filed by the Applicant under the Securities Exchange
Act of 1934 after the Applicant's Latest Form 10-Q and provided to the Banks prior to the date of this Agreement, since December 31, 1993 there has been no material adverse change in the business, financial position, results of operations or prospects of the Applicant and its Consolidated Subsidiaries, considered as a whole.

                (d) A copy of a duly completed and signed Annual Statement or other similar report of or for each Insurance Company Subsidiary in the form filed with the governmental body, agency or official which regulates insurance companies in the jurisdiction in which such Insurance Company Subsidiary is domiciled for the year ended December 31, 1993 has been delivered to the Agent on behalf of each of the Banks and fairly presents, in accordance with statutory accounting principles, the information contained therein.

                (e) A copy of a duly completed and signed Quarterly Statement or other similar report of or for United States Fidelity and Guaranty Company and Fidelity and Guaranty Life Insurance Company in the form filed with the governmental body, agency or official which regulates insurance companies in the jurisdiction in which such companies are respectively domiciled for the quarter ended June 30, 1994 has been de-livered to the Agent on behalf of each of the Banks and fairly presents, in accordance with statutory accounting principles, the information contained therein.

        4.5. Litigation

                Subject to matters disclosed in the financial statements referred to in Section 4.04(a), there is no action, suit or proceeding pending against, or to the knowledge of the Applicant threatened against or affecting, the Applicant or any of its Subsidiaries before any court or arbitrator or any governmental body, agency or official in which there is a reasonable expectation of an adverse decision which reasonably could be expected to have a Material Adverse Effect or which in any manner draws into question the validity of this Agreement or the Credit Documents.

        4.6. Compliance with ERISA

                Each member of the ERISA Group has fulfilled its obligations under the minimum funding standards of ERISA and the Internal Revenue
Code with respect to each Plan and is in compliance in all material respects with the presently applicable provisions of ERISA and the Internal Revenue Code with respect to each Plan. No member of the ERISA Group has (i) sought a waiver of the minimum funding standard under Sec-tion 412 of the Internal Revenue Code in respect of any Plan, (ii) failed to make any contribution or payment to any Plan or Multiemployer Plan or in respect of any Benefit Arrangement, or made any amendment to any Plan or Benefit Arrangement, which in either case would trigger the provisions of Section 412(n) or 401(a)(29) of the Internal Revenue Code (or any cor-responding provisions of ERISA) or (iii) incurred any liability under Title IV of ERISA other than a liability to the PBGC for premiums under Section 4007 of ERISA.


        4.7. Environmental Matters

                In the ordinary course of its business, the Ap-plicant conducts an ongoing review of the effect of Environmental Laws on the business, operations and properties of the Applicant and its Subsidiaries, in the course of which it identifies and evaluates associated liabilities and costs (including, without limitation, any capital or operating expenditures required for clean-up or closure of properties presently or previously owned, any capital or operating expenditures required to achieve or maintain compliance with environmental protection standards imposed by law or as a condition of any license, permit or contract, any related constraints on operating activities, including any periodic or permanent shutdown of any facility or reduction in the level of or change in the nature of operations conducted thereat, any costs or liabilities in connection with off-site disposal of wastes or Hazardous Substances, and any actual or potential liabilities to third parties, including employees, and any related costs and expenses). On the basis of this review, the Applicant has reasonably concluded that such associated liabilities and costs, including the costs of compliance with Environmental Laws, are unlikely to have a Material Adverse Effect.

        4.8. Taxes

                The Applicant and its Subsidiaries have filed all United States Federal income tax returns and all other material tax returns which are required to be filed by them and have paid all taxes due pursuant to such returns or pursuant to any assessment received by the Applicant or any Subsidiary, other than any such assessments being contested in good faith by appropriate proceedings and for which any reserves required under generally accepted accounting principles have been established. The charges, accruals and reserves on the books of the Applicant and its Subsidiaries in respect of taxes or other governmental charges are, in the opinion of the Applicant, adequate in all material respects.

        4.9. Subsidiaries

                Each of the Applicant's corporate Subsidiaries, including without limitation, each Co-Applicant which is a corporation, is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation, and has all corporate powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted.


        4.10. Not an Investment Company

                Neither the Applicant nor any Co-Applicant is an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

        4.11. Full Disclosure

                All information heretofore furnished by the Ap-plicant to the Agent or any Bank for purposes of or in connection with this Agreement or any transaction contemplated hereby is, and all such information hereafter furnished by the Applicant to the Agent or any Bank will be, true and accurate in all material respects on the date as of which such information is stated or certified. The Applicant has disclosed to the Banks in writing any and all facts which materially and adversely affect or may affect (to the extent the Applicant can now reasonably foresee), the business, operations or financial condition of the Applicant and its Consolidated Subsidiaries, taken as a whole, or the ability of the Applicant to perform its obligations under this Agreement.


5.      CONDITIONS TO THE ISSUANCE OF FIRST LETTERS OF CREDIT

                In addition to the conditions precedent set forth in Section 6, the obligation of the Issuing Bank to issue the first Letter of Credit on its Date of Issuance and the Banks to participate therein shall be subject to the fulfillment of the following conditions precedent:

        5.1.    Evidence of Action

                The Agent shall have received a certificate, dated the first Date of Issuance, of the Secretary or Assistant Secretary of the Applicant (i) attaching a true and complete copy of the resolutions of its Board of Directors and of all documents evidencing other necessary corporate action (in form and substance satisfactory to the Agent) taken by it to authorize the Credit Documents to which it is a party and the transactions contemplated thereby, (ii) attaching a true and com-plete copy of its Certificate of Incorporation and By-Laws, (iii) setting forth the incumbency of its officer or officers who may sign such Documents, including therein a signature specimen of such of-ficer or officers and (iv) attaching a certificate of good standing of the Applicant from the Maryland Department of Assessments and Taxation.

        5.2. This Agreement

                The Agent shall have received counterparts of this Agreement signed by each of the parties hereto (or receipt by the Agent from a
party hereto of a fax signature page signed by such party which shall have agreed to promptly provide the Agent with originally executed counterparts hereof).

        5.3. Litigation

                There shall be no injunction, writ, preliminary restraining order or other order of any nature issued by any Governmental Authority in any respect affecting the transactions provided for herein and no action or proceeding by or before any Governmental Authority shall have been commenced and be pending or, to the knowledge of the Applicant, threatened, seeking to prevent or delay the transactions contemplated by the Credit Documents or challenging any other terms and provisions hereof or thereof or seeking any damages in connection therewith, and the Agent shall have received a certificate of an Authorized Signatory of the Applicant to the foregoing effects.

        5.4.    Approvals

                The Agent shall have received a certificate of an Authorized Signatory of the Applicant to the effect that all approvals and consents of all Persons required to be obtained in connection with the consumma-tion of the transactions contemplated by the Credit Documents have been duly obtained and are in full force and effect, and that all required notices have been given and all required waiting periods have expired.

        5.5. Opinion of Counsel to the Applicant

                The Agent shall have received an opinion of John A. MacColl, general counsel to the Applicant, addressed to the Agent, the Banks and Special Counsel, and dated the first Date of Issuance, substantially in the form of Exhibit E and an opinion of Piper & Marbury, counsel to the Applicant, addressed to the Agent, the Banks and Special Counsel, and dated the first Date of Issuance, substantially in the form of Exhibit
F, and covering such additional matters as the Required Banks may rea-sonably request. It is understood that such opinions are being deliv-ered to the Agent and the Banks upon the direction of the Applicant and that the Agent and the Banks may and will rely upon such opinion.

        5.6. Opinion of Special Counsel

                The Agent shall have received an opinion of Special Counsel, addressed to the Agent and the Banks and dated the first Date of Issuance substantially in the form of Exhibit G.


        5.7. Fees

                All fees payable to the Agent on the Effective Date shall have been paid.

        5.8. Fees and Expenses of Special Counsel

                The fees and expenses of Special Counsel in connection with the preparation, negotiation and closing of this Agreement and the other the Credit Documents shall have been paid.


6.      CONDITIONS FOR ISSUANCE OF ALL LETTERS OF CREDIT

        The obligation of the Issuing Bank to issue any Letter of Credit on a Date of Issuance and each Bank to participate therein is subject to the satisfaction of the following conditions precedent as of such Date of Issuance :

        6.1.    Compliance

                On each Date of Issuance and after giving effect to the Letters of Credit to be issued thereon, (a) there shall exist no Default or Event of Default, (b) the representations and warranties contained in this Agreement shall be true and correct with the same effect as though such representations and warranties had been made on such Date of Issuance and (c) the aggregate outstanding face amount of the Letters of Credit will not exceed the Commitment. Each request by the Applicant for the issuance of a Letter of Credit shall constitute a certifica-tion by the Applicant as of such Borrowing Date that each of the foregoing matters is true and correct in all respects.

        6.2.    Documents

                All documents required by the provisions of the Credit Documents to be executed or delivered to the Agent on or before the applicable Date of Issuance shall have been executed and shall have been delivered at the office of the Agent set forth in Section 11.2 on or before such Date of Issuance.

        6.3. Letter of Credit Request

                With respect to the issuance of each Letter of Credit, the Agent shall have received a Letter of Credit Request duly executed by an Authorized Signatory of the Applicant and, if applicable, the Co-Applicant.



7.      AFFIRMATIVE COVENANTS

        The Applicant agrees that, so long as this Agreement is in effect, any reimbursement obligations (contingent or otherwise) in respect of any Letter of Credit remain outstanding and unpaid, or any other amount is owing under any Credit Document to the Issuing Bank, any Bank or the
Agent:

        7.1. Information

                The Applicant will deliver to each of the Banks:

        (a) as soon as available and in any event within 95 days after the end of each fiscal year of the Applicant, a consolidated statement of financial position and shareholders' equity of the Applicant and its Consolidated Subsidiaries as of the end of such fiscal year and the related consolidated statements of operations and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on in a manner acceptable to the Securities and Exchange commission by Ernst & Young or other independent public accountants of nationally recognized standing;

        (b) as soon as available and in any event within 60 days after the end of each of the first three quarters of each fiscal year of the Applicant, a consolidated statement of financial position and shareholders' equity of the Applicant and its Consolidated Subsidiaries as of the end of such quarter and the related consolidated statements of operations and cash flows for such quarter and for the portion of the Applicant's fiscal year ended at the end of such quarter, setting forth in the case of such consolidated statements of operations and cash flows in comparative form the figures for the corresponding quarter and the corresponding portion of the Applicant's previous fiscal year, all certified (subject to normal year-end adjustments) as to fairness of presentation, generally accepted accounting principles and consistency by the chief financial officer or the chief accounting officer of the Applicant;

        (c) simultaneously with the delivery of each set of financial statements referred to in clauses (a) and (b) above, an Officer's Certificate (i) setting forth in reasonable detail the calculations required to establish whether the Applicant was in compliance with the requirements of Sections 8.3 and 8.4 on the date of such financial statements and (ii) stating whether any Default exists on the date of such certificate and, if any Default then exists, setting forth the details thereof and the action which
the Applicant is taking or proposes to take with respect thereto;

        (d) simultaneously with the delivery of each set of financial statements referred to in clause (a) above, a statement of the firm of independent public accountants which reported on such statements (i) whether anything has come to their attention in the course of their examination of the financial statements of the Applicant and its Subsidiaries to cause them to believe that any De-fault existed on the date of such statements and (ii) confirming the calculations set forth in the Officer's Certificate delivered simultaneously therewith pursuant to clause (c) above;

        (e) within five days after any officer of the Applicant obtains knowledge of any Default, if such Default is then continuing, an Officer's Certificate setting forth the details thereof and the action which the Applicant is taking or proposes to take with respect thereto;

        (f) within 120 days after the end of each fiscal year of each Insurance Company Subsidiary, a copy of a duly completed and signed Annual Statement (or any successor form thereto) required to be filed by such Insurance Company Subsidiary with the governmental body, agency or official which regulates insurance companies in the jurisdiction in which such Insurance Company Subsidiary is domiciled, in the form submitted to such govern-mental body, agency or official;

        (g) within 60 days after the end of the first, second and third fiscal quarters of United States Fidelity and Guaranty Com-pany and Fidelity and Guaranty Life Insurance Company, respectively, a copy of a duly completed and signed Quarterly Statement (or any successor form thereto) required to be filed by each such company with the governmental body, agency or official which regulates insurance companies in the jurisdiction in which such company is domiciled, in the form submitted to such gov-ernmental body, agency or official;

        (h) promptly upon the mailing thereof to the shareholders of the Applicant generally, copies of all financial statements, reports and proxy statements so mailed;

        (i) promptly upon the filing thereof, copies of all registration statements (other than the exhibits thereto and any registration statements on Form S-8 or its equivalent) and reports on Forms 10-K, 10-Q and 8-K (or their equivalents) which the
Applicant shall have filed with the Securities and Exchange
Commission;

        (j) if and when any member of the ERISA Group (i) gives or is required to give notice to the PBGC of any "reportable event"
(as defined in Section 4043 of ERISA) with respect to any Plan, other than a reportable event for which 30-day notice to the PBGC has been waived, or knows that the plan administrator of any Plan has given or is required to give notice of any such reportable event, a copy of the notice of such reportable event given or required to be given to the PBGC; (ii) receives notice of complete or partial withdrawal liability under Title IV of ERISA or notice that any Multiemployer Plan is in reorganization, is insolvent or has been terminated, a copy of such notice; (iii) receives notice from the PBGC under Title IV of ERISA of an intent to terminate, impose liability (other than for premiums under Section 4007 of ERISA) in respect of, or appoint a trustee to administer any Plan, a copy of such notice; (iv) applies for a waiver of the minimum funding standard under Section 412 of the Internal Revenue Code, a copy of such application; (v) gives notice of intent to terminate any Plan under Section 4041(c) of ERISA, a copy of such notice and other information filed with the PBGC; (vi) gives notice of withdrawal from any Plan pursuant to Section 4063 of ERISA, a copy of such notice; or (vii) fails to make any payment or contribution to any Plan or Multiemployer Plan or in respect of any Benefit Arrangement or makes any amendment to any Plan or Benefit Ar-rangement which in either case would trigger the provisions of
Section 412(n) or 401(a)(29) of the Internal Revenue Code (or any corresponding provisions of ERISA), a certificate of the chief financial officer or the chief accounting officer of the Applicant setting forth details as to such occurrence and action, if any, which the Applicant or applicable member of the ERISA Group is re-quired or proposes to take; and

        (k) from time to time such additional information regarding the financial position or business of the Applicant and its Subsidiaries as the Agent, at the request of any Bank, may reasonably request.

        7.2. Payment of Obligations

                The Applicant will pay and discharge, and will cause each Subsidiary (other than any Excluded Subsidiary) to pay and discharge, at or before maturity, all their respective material obligations and li-abilities, including, without limitation, tax liabilities, except where the same may be contested in good faith by appropriate proceedings, and will maintain, and will cause each Subsidiary (other than an Excluded
Subsidiary) to maintain, in accordance with generally accepted accounting principles, appropriate reserves for the accrual of any of the same.

        7.3. Maintenance of Property; Insurance

                (a) The Applicant will keep, and will cause each Subsidiary to keep, all property useful and necessary in its business in good working order and condition, ordinary wear and tear excepted.

                (b) The Applicant will maintain or cause to be maintained with financially sound and reputable insurers or through self-insurance programs appropriate to the type and amount of the risk insured, insurance with respect to its properties and business, and the properties and business of its Subsidiaries, against loss or damage of the kinds customarily insured against by reputable companies in the same or similar businesses, such insurance to be of such types and in such amounts (with such deductible amounts) as is customary for such companies under similar circumstances. The Applicant will furnish to the Banks, upon request from the Agent, information presented in reasonable detail as to the insurance so carried.

        7.4. Conduct of Business and Maintenance of Existence

                The Applicant will continue, and will cause each Subsidiary (other than any Excluded Subsidiary) to continue, to engage in all material respects in business of the same general type as now conducted by the Applicant and its subsidiaries, and will preserve, renew and keep in full force and effect, and will cause each Subsidiary (other than any Excluded Subsidiary) to preserve, renew and keep in full force and ef-fect, their respective corporate existence and their respective rights, privileges and franchises necessary or desirable in the normal conduct of business, other than such corporate existences, rights, privileges and franchises which, if not preserved, renewed or kept in force, will not have, in the aggregate, a Material Adverse Effect.

        7.5. Compliance with Laws

                The Applicant will comply, and cause each Subsidiary to comply, with all applicable laws, ordinances, rules, regulations, and requirements of governmental authorities (including, without limitation, Environmental Laws and ERISA and the rules and regulations thereunder) except where the necessity of compliance therewith is contested in good faith by appropriate proceedings or where the failure to comply with such laws, ordinances, rules, regulations and requirements will not, in the aggregate, have a Material Adverse Effect.


8.      NEGATIVE COVENANTS

        The Applicant agrees that, so long as this Agreement is in effect, any reimbursement obligations (contingent or otherwise) in respect of any Letter of Credit remain outstanding and unpaid, or any other amount is owing under any Credit Document to the Issuing Bank, any Bank or the
Agent:

        8.1. Negative Pledge

                Neither the Applicant nor any Subsidiary will create, assume or suffer to exist any Lien on any asset now owned or hereafter acquired by it, except:

        (a) Liens existing on the date of this Agreement securing Debt outstanding on the date of this Agreement in an aggregate principal or face amount not exceeding $100,000,000 and identified on Schedule 8.1 hereto;

        (b) any Lien existing on any asset of any corporation at the time such corporation becomes a Subsidiary and not created in contemplation of such event;

        (c) any Lien on any asset securing Debt incurred or assumed for the purpose of financing all or any part of the cost of acquiring such asset, provided that such Lien attaches to such asset concurrently with or within 90 days after the acquisition thereof;

        (d) any Lien on any asset of any corporation existing at the time such corporation is merged or consolidated with or into the Applicant or a Subsidiary and not created in contemplation of such event;

        (e) any Lien existing on any asset prior to the acquisition thereof by the Applicant or a Subsidiary and not created in contemplation of such acquisition;

        (f) any Lien arising out of the refinancing, extension, renewal or refunding of any Debt secured by any Lien permitted by any of the foregoing clauses or clause (j) below of this Section, provided that such Debt is not increased and is not secured by any additional assets;

        (g) Liens arising in the ordinary course of its business (including Liens arising in the ordinary course of its insurance business) which (i) do not secure Debt or Derivatives Obligations,
(ii) do not secure any obligation (except obligations arising in the ordinary course of its insurance business) in an amount exceeding $50,000,000 and (iii) do not in the aggregate materially detract from or impair the use or value of the asset or assets subject thereto in the operation of its business;

        (h) Liens on cash and cash equivalents securing Derivatives Obligations, provided that the aggregate amount of cash and cash equivalents subject to such Liens may at no time exceed
$25,000,000;

        (i) Liens securing obligations of the type referred to in clause (vii) of the definition of Debt as long as such Liens arise in the ordinary course of the Applicant's or the Subsidiary's, as the case may be, business and such Liens are in amounts and otherwise are on terms consistent with then existing practices in the repurchase business;

        (j)     Liens securing Non-Recourse Debt (including Non-
Recourse Debt constituting Debt (other than Non-Recourse Debt) as provided in the proviso to the definition of Non-Recourse Debt);

        (k) Liens on securities or cash of any Insurance Company Subsidiary which secure its obligations as a reinsurer (as opposed to a ceding insurance company) under reinsurance contracts entered into with Persons which are licensed or authorized to do an insurance business in any jurisdiction; and

        (l) Liens not otherwise permitted by the foregoing clauses of this Section securing Debt in an aggregate principal or face amount at any date not to exceed 5% of Adjusted Consolidated
Tangible Net Worth.

        8.2. Consolidations, Mergers and Sales of Assets; Ownership by USF&G Corporation

                The Applicant will not (i) consolidate or merge with or into any other Person, other than a merger in which the Applicant is the surviving corporation or a merger solely for the purpose of reincorporating the Applicant in another jurisdiction, in each case provided no Default shall exist at, or immediately after, such merger, or (ii) sell, lease or otherwise transfer, directly or indirectly, all or substantially all of the assets of the Applicant and its Subsidiaries, taken as a whole, to any other Person. The Applicant will at all times own all of the outstanding voting securities of United States Fidelity and Guaranty Company.


        8.3. Ratio of Debt to Adjusted Consolidated Tangible Net Worth

                The aggregate amount of Debt (other than Non-Recourse Debt) of the Applicant and its Subsidiaries shall at no time exceed 55% of Adjusted Consolidated Tangible Net Worth.

        8.4. Minimum Consolidated Tangible Net Worth

                Adjusted Consolidated Tangible Net Worth will at no time be less than the sum of (i) $1,050,000,000 plus (ii) 50% of the consolidated net income of the Applicant and its Consolidated Subsidiaries for the period commencing on July 1, 1994 and ending at the end of the Applicant's then most recent fiscal quarter (treated for this purpose as a single accounting period). For purposes of this Section, if consolidated net income of the Applicant and its Consolidated
Subsidiaries for any period shall be less than zero, the amount calculated pursuant to clause (ii) above for such period shall be zero.

        8.5. Transactions with Affiliates

                The Applicant will not, and will not permit any Subsidiary to, directly or indirectly, pay any funds to or for the account of, make any investment (whether by acquisition of stock or indebtedness, by loan, advance, transfer of property, guarantee or other agreement to pay, purchase or service, directly or indirectly, any Debt, or otherwise) in, lease, sell, transfer or otherwise dispose of any assets, tangible or in-tangible, to, or participate in, or effect any transaction in connection with any joint enterprise or other joint arrangement with, any Affiliate unless such payment, investment, lease, sale, transfer, disposition, participation or transaction is on terms and conditions at least as favorable to the Applicant or such Subsidiary as the terms and conditions which would apply in a similar transaction with a Person not an Af-filiate; provided, however, that the foregoing provisions of this Section shall not prohibit the Applicant from declaring or paying any lawful dividend or distribution so long as, after giving effect thereto, no Default shall have occurred and be continuing.


9.      DEFAULT

        9.1.    Events of Default

                If one or more of the following events ("Events of Default") shall have occurred and be continuing:


        (a) The failure of the Applicant or any Co-Applicant to pay any reimbursement obligations in respect of any Letter of Credit within two Business Days after demand; or

        (b) The failure of the Applicant or any Co-Applicant to pay any interest or any other fees or expenses payable under any Credit Document to the Agent with respect to the credit facilities established hereunder within three Business Days of the date when due and payable; or

        (c) The issuance of any Letter of Credit for a purpose inconsistent with or in violation of Section 2.1(b) or the use of the proceeds of any Letter of Credit in a manner inconsistent with or in violation of Section 2.13; or

        (d) The Applicant shall fail to observe or perform any covenant contained in Sections 8.1 to 8.5, inclusive;

        (e) The Applicant or any Co-Applicant shall fail to observe or perform any covenant or agreement contained in this Agreement or any Credit Document (other than those covered by clauses (a), (b), (c) or (d) above) for 30 days after notice thereof has been given to the Applicant by the Agent at the request of any Bank;

        (f) Any representation, warranty, certification or statement made by the Applicant or any Co-Applicant in this Agreement or in any Credit Document or any certificate, financial statement or other document delivered pursuant to this Agreement shall prove to have been incorrect in any material respect when made (or deemed made);

        (g) The Applicant or any Subsidiary shall fail to make any payment owed by it in respect of any Material Financial Obligations when due or within any applicable grace period;

        (h) Any event or condition shall occur which results in the acceleration of the maturity of any Material Debt or enables
(or, with the giving of notice or lapse of time or both, would enable) the holder of such Debt or any Person acting on such holder's behalf to accelerate the maturity thereof;

        (i) The Applicant, any Co-Applicant (other than an Excluded Subsidiary) or any Subsidiary (other than an Excluded Subsidiary) shall commence a voluntary case or other proceeding seeking rehabilitation, dissolution, conservation, liquidation,
reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, rehabilitator, dissolver, conservator, custo-dian or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall take any corporate action to authorize any of the foregoing;

        (j) An involuntary case or other proceeding shall be commenced against the Applicant, any Co-Applicant (other than an Excluded Subsidiary) or any Subsidiary (other than an Excluded Subsidiary) seeking rehabilitation, dissolution, conservation, liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, rehabilitator, dissolver, conservator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 60 days; or an order for relief shall be entered against the Applicant, any Co-Applicant (other than an Excluded Subsidiary) or any Subsidiary (other than an Excluded Subsidiary) under the federal bankruptcy laws as now or hereafter in effect; or any governmental body, agency or official shall apply for, or commence a case or other proceeding to seek, an order for the rehabilitation, conservation, dissolution or other liquidation of the Applicant, any Co-Applicant (other than an Excluded Subsidiary) or any Subsidiary (other than an Excluded Subsidiary) or of the assets or any substantial part thereof of the Applicant, any Co-Applicant (other than an Excluded Subsidiary) or any such Subsidiary (other than an Excluded Subsidiary) or any other similar remedy;

        (k) Any member of the ERISA Group shall fail to pay when due an amount or amounts aggregating in excess of $5,000,000 which it shall have become liable to pay under Title IV of ERISA; or notice of intent to terminate a Material Plan shall be filed under Title IV of ERISA by any member of the ERISA Group, any plan administrator or any combination of the foregoing; or the PBGC shall institute proceedings under Title IV of ERISA to terminate, to impose liability (other than for premiums under Section 4007 of ERISA) in respect of, or to cause a trustee to be appointed to administer any Material Plan; or a condition shall exist by reason of which the PBGC would be entitled to obtain a decree adjudicating that any Material Plan must be terminated; or there shall occur a complete or partial withdrawal from, or a default, within the meaning of Section 4219(c)(5) of ERISA, with respect to, one or more Multiemployer Plans which could cause one or more members of the ERISA Group to incur a current payment obligation in excess of $5,000,000;

        (l) Enforceable judgments or orders for the payment of money in excess of $10,000,000 in the aggregate shall be rendered and entered against the Applicant, any Co-Applicant (other than an Excluded Subsidiary) or any Subsidiary (other than an Excluded Sub-sidiary) and such judgments or orders shall continue unsatisfied and unstayed for a period of 30 days; or

        (m) Any person or group of persons (within the meaning of Section 13 or 14 of the Securities Exchange Act of 1934, as amended) shall have acquired beneficial ownership (within the meaning of Rule 13d-3 promulgated by the Securities and Exchange Commission under said Act) of 30% or more of the outstanding shares of common stock of the Applicant; or, during any period of twelve consecutive calendar months, individuals who were directors of the Applicant on the first day of such period shall cease to constitute a majority of the board of directors of the Applicant.

                Upon the occurrence of an Event of Default or at any time thereafter during the continuance thereof, (a) if such event is an Event of Default specified in clause (i) or (j) above, the Commitment shall immediately and automatically terminate and any reimbursement obligations owing or contingently owing in respect of all Outstanding Letters of Credit and all other amounts owing under the Credit Documents shall immediately become due and payable, and if not previously deposited, the Applicant shall forthwith deposit pursuant to
Section 2.14 an amount equal to the Letter of Credit Exposure in the Cash Collateral Account with and under the exclusive control of the Agent, and the Agent may, and, upon the direction of the Required Banks shall, exercise any and all remedies and other rights provided in the Credit Documents, and (b) if such event is any other Event of Default, any or all of the following actions may be taken: (i) with the consent of the Required Banks, the Agent may, and upon the direction of the Required Banks shall, by notice to the Applicant, declare the Commitment to be terminated forthwith, whereupon the Commitment shall im-mediately terminate, and (ii) with the consent of the Required Banks, the Agent may, and upon the direction of the Required Banks shall, by notice of default to the Applicant, declare any reimbursement obligations owing or contingently owing in respect of all Outstanding Letters of Credit and all other amounts owing under the Credit Documents to be due and payable forthwith, whereupon the same shall im-mediately become due and payable, and if not previously deposited, the Applicant shall forthwith deposit pursuant to Section 2.14 an amount equal to the Letter of Credit Exposure in the Cash Collateral Account with and under the exclusive control of the Agent, and the Agent may, and upon the direction of the Required Banks shall, exercise any and all remedies and other rights provided pursuant to the Credit Documents. Except as otherwise provided in this Section, presentment, demand, protest and all other notices of any kind are hereby expressly waived. Each Credit Party hereby further expressly waives and covenants not to assert any appraisement, valuation, stay, extension, redemption or simi-lar laws, now or at any time hereafter in force which might delay, prevent or otherwise impede the performance or enforcement of any Credit Document.

                In the event that the Commitment shall have been terminated pursuant to the provisions of this Section, any funds received by the Agent and the Banks from or on behalf of the Applicant shall be applied by the Agent and the Banks in liquidation of the obligations of the Ap-plicant under the Credit Documents in such manner and order as the Agent shall in its discretion determine and any funds received by the Agent and the Banks from and or behalf of any Co-Applicant shall be applied by the Agent and the Banks in liquidation of the obligations of such Co-Applicant with respect to Letters of Credit requested by such Co-Applicant in such manner and order as the Agent in its discretion shall determine.


10.     THE AGENT

        10.1. Appointment

                Each Bank and the Issuing Bank hereby irrevocably desig-nates and appoints BNY as Agent hereunder and under the other Credit Documents and each such Bank and the Issuing Bank hereby irrevocably authorizes the Agent to take such action on its behalf under the provisions of the Credit Documents and to exercise such powers and perform such duties as are expressly delegated to the Agent by the terms of the Credit Documents, together with such other powers as are rea-sonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in any Credit Document, the Agent shall not have any duties or responsibilities other than those expressly set forth therein, or any fiduciary relationship with any Bank or the Issuing Bank, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into the Credit Documents or
otherwise exist against the Agent.

        10.2. Delegation of Duties

                The Agent may execute any of its duties under the Credit Documents by or through agents or attorneys-in-fact and shall be entitled to rely upon the advice of counsel concerning all matters pertaining to such duties.

        10.3. Exculpatory Provisions

                Neither the Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or affiliates shall be (i) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with the Credit Documents (except the Agent for its own gross negligence or willful misconduct), or (ii) responsible in any manner to any of the Banks for any recitals, statements, rep-resentations or warranties made by any Credit Party or any of-ficer thereof contained in the Credit Documents or in any certificate, report, statement or other document referred to or provided for in, or received by the Agent under or in connection with, the Credit Documents or for the value, validity, effectiveness, genuineness, perfection, enforceability or sufficiency of any of the Credit Documents or for any failure of any Credit Party or any other Person to perform its obli-gations thereunder. The Agent shall not be under any obligation to any Bank or the Issuing Bank to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, the Credit Documents, or to inspect the properties, books or records of any Credit Party. The Agent shall not be under any liability or responsibility whatsoever, as Agent, to any Credit Party or any other Person as a consequence of any failure or delay in performance, or any breach, by any Bank or the Issuing Bank of any of its obliga-tions under any of the Credit Documents.

        10.4. Reliance by Agent

                The Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, opinion, letter, cablegram, telegram, fax, telex or teletype message, statement, order or other document or conversa-tion believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to any Credit Party), independent accountants and other experts se-lected by the Agent. The Agent may treat each Bank and the Issuing Bank, or the Person designated in the last notice filed with it under this Section, as the holder of all of the interests of such Bank or Issuing Bank hereunder until written notice of transfer, signed by such Bank or Issuing Bank (or the Person designated in the last notice filed with the Agent) and by the Person designated in such written notice of transfer, in form and substance satisfactory to the Agent, shall have been filed with the Agent. The Agent shall not be under any duty to examine or pass upon the validity, effectiveness, enforceability, perfection or genuineness of the Credit Documents or any instrument, document or com-munication furnished pursuant thereto or in connection therewith, and the Agent shall be entitled to assume that the same are valid, effective and genuine, have been signed or sent by the proper parties and are what they purport to be. The Agent shall be fully justified in failing or refusing to take any action under the Credit Documents unless it shall first receive such advice or concurrence of the Required Banks as it deems appropriate. The Agent shall in all cases be fully protected in acting, or in refraining from acting, under the Credit Documents in ac-cordance with a request or direction of the Required Banks, and such request or direction and any action taken or failure to act pursuant thereto shall be binding upon all the Banks, including all future Banks and the Issuing Bank.

        10.5. Notice of Default

                The Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default unless the Agent has received written notice thereof from the Issuing Bank, a Bank or the Applicant or any Co-Applicant. In the event that the Agent receives such a notice, the Agent shall promptly give notice thereof to the Issuing
Bank, the Banks and the Applicant. The Agent shall take such action with respect to such Default or Event of Default as shall be directed by the Required Banks, provided, however, that unless and until the Agent shall have received such directions, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem to be in the best interests of the Banks.

        10.6. Non-Reliance on Agent and Other Banks

                Each Bank and the Issuing Bank expressly acknowledges that neither the Agent nor any of its respective officers, directors, employ-ees, agents, attorneys-in-fact or affiliates has made any rep-resentations or warranties to it and that no act by the Agent hereinafter, including any review of the affairs of any Credit Party, shall be deemed to constitute any representation or warranty by the Agent to any Bank or the Issuing Bank. Each Bank and the Issuing Bank represents to the Agent that it has, independently and without re-liance upon the Agent or any other Bank or the Issuing Bank, and based on such documents and information as it has deemed appropriate, made its own evaluation of and investigation into the business, operations, Property, financial and other condition and creditworthiness of the Credit Parties and made its own decision to enter into this Agreement. Each Bank and the Issuing Bank also represents that it will, independently and without reliance upon the Agent or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, evaluations and decisions in taking or not taking action under any Credit Document, and to make such investigation as it deems necessary to inform itself as to the business, operations, Property, financial and other condition and creditworthiness of the Credit Parties. Each Bank further represents that it meets the criteria contained in the definition of a "Eligible Assignee" hereunder. Except for notices, reports and other documents expressly required to be furnished to the Banks by the Agent hereunder, the Agent shall not have any duty or responsibility to provide any Bank or the Issuing Bank with any credit or other information concerning the business, operations, Property, financial and other condition or creditworthiness of the Credit Parties which may come into the possession of the Agent or any of its officers, directors, employ-ees, agents, attorneys-in-fact or affiliates.

        10.7. Indemnification

                Each Bank agrees to indemnify and reimburse the Agent in its capacity as such (to the extent not promptly reimbursed by the Applicant and without limiting the obligation of any Credit Party to do so), in the amount of its pro rata share (based on its Commitment Percentage hereunder), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever including, without limitation, any amounts paid to the Banks (through the Agent) by the Applicant or any Co-Applicant pursuant to the terms of the Credit Documents, that are subsequently rescinded or avoided, or must otherwise be restored or returned) which may at any time be imposed on, incurred by or asserted against the Agent in any way relating to or arising out of the Credit Documents or any other documents contemplated by or referred to therein or the transactions contemplated thereby or any action taken or omitted to be taken by the Agent under or in connection with any of the foregoing; provided, however, that no Bank shall be liable for the pay-ment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements to the extent resulting solely from the finally adjudicated gross neg-ligence or willful misconduct of the Agent. Without limitation of the foregoing, each Bank agrees to reimburse the Agent promptly upon demand for its pro rata share of any unpaid fees owing to the Agent, and any costs and expenses (including, without limitation, reasonable fees and expenses of counsel) payable by the Applicant under Section 11.5, to the extent that the Agent has not been paid such fees or has not be reim-bursed for such costs and expenses, by the Applicant or any other Credit Party. The failure of any Bank to reimburse the Agent promptly upon demand for its pro rata share of any amount required to be by the Banks to the Agent as provided in this Section shall not relieve any other
Bank of its obligation hereunder to reimburse the Agent for its pro rata share of such amount, but no Bank shall be responsible for the fail-ure of another Bank to reimburse the Agent for such other Bank's pro rata share of such amount. The agreements in this Section shall survive the payment of all amounts payable under the Credit Documents.

        10.8. Agent in Its Individual Capacity

                The Agent and its respective affiliates may make loans to, accept deposits from, issue letters of credit for the account of, and generally engage in any kind of business with, any Credit Party as though the Agent were not Agent hereunder. With respect to its commitment and participation as Bank with respect to Letters of Credit, the Agent, in its individual capacity and not as Agent, shall have the same rights and powers under the Credit Documents as any Bank and may exercise the same as though it were not the Agent, and the terms "Bank" and "Banks" shall in each case include the Agent in its individual capacity and not as Agent.

        10.9. Successor Agent

                If at any time the Agent deems it advisable, in its sole discretion, it may submit to each of the Banks and the Issuing Bank a written notice of its resignation as Agent under the Credit Documents, such resignation to be effective upon the earlier of (i) the written acceptance of the duties of the Agent under the Credit Documents by a successor Agent and (ii) on the 30th day after the date of such notice. Upon any such resignation, the Required Banks shall have the right to ap-point from among the Banks a successor Agent. If no successor Agent shall have been so appointed by the Required Banks and accepted such ap-pointment in writing within 30 days after the retiring Agent's giving of notice of resignation, then the retiring Agent may, on behalf of the Banks, appoint a successor Agent, which successor Agent shall be a com-mercial bank organized under the laws of the United States of America or any State thereof and having a combined capital, surplus, and undivided profits of at least $100,000,000. Upon the ac-ceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent's rights, powers, privileges and duties as Agent under the Credit Documents shall be terminated. The Applicant, Co-Applicant, Issuing Bank and the Banks shall execute such documents as shall be necessary to effect such appointment. After any retiring Agent's resignation as Agent, the provisions of the Credit Documents shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under the Credit Documents. If at any time there shall not be a duly appointed and acting Agent, the Applicant agrees to make each payment due under the Credit Documents directly to the Issuing Bank and the Banks entitled thereto during such time.


11.     OTHER PROVISIONS

        11.1. Amendments and Waivers

                With the written consent of the Required Banks, the Agent and the appropriate Credit Parties may, from time to time, enter into writ-ten amendments, supplements or modifications of the Credit Documents and, with the consent of the Required Banks, the Agent on behalf of the Banks may execute and deliver to any such parties a written instrument waiving or a consent to a departure from, on such terms and conditions as the Agent may specify in such instrument, any of the requirements of the Credit Documents or any Default or Event of Default and its con-sequences; provided, however, that:

                (a) no such amendment, supplement, modification, waiver or consent shall, without the consent of all of the Banks, (i) increase the Commitment Percentage of any Bank or the Commitment, (ii) extend the Termination Date or, subject to Section 2.5, the Stated Expiration Date of any Letter of Credit, (iii) reduce interest, any fees or other amounts payable hereunder, (iv) postpone any date fixed for payment of reimbursement obligations, interest or any fees or other amounts payable hereunder, (v) change the provisions of Sections 2.11, 2.12, 11.1 or 11.6(a) or (vi) change the definition of Required Banks;

                (b) without the written consent of the Issuing Bank, no such amendment, supplement, modification or waiver shall change the Commitment, change the amount or the time of payment of the Letter of Credit Commissions or change any other term or provision which relates to the Commitment or the Letters of Credit; and

                (c) without the written consent of the Agent, no such amendment, supplement, modification or waiver shall amend, modify or
waive any provision of Section 10 or otherwise change any of the rights or obligations of the Agent hereunder or under the Credit Documents.

                Any such amendment, supplement, modification or waiver shall apply equally to each of the Banks and shall be binding upon the parties to the applicable Credit Document, the Banks, the Agent, the Issuing
Bank and all future Banks. In the case of any waiver, the parties to the applicable Credit Document, the Banks and the Agent shall be restored to their former position and rights hereunder and under the other Credit Documents to the extent provided for in such waiver, and any Default or Event of Default waived shall not extend to any subsequent or other
Default or Event of Default, or impair any right consequent thereon.
The Credit Documents may not be amended orally or by any course of conduct.

        11.2. Notices

                All notices, requests and demands to or upon the respective parties to the Credit Documents to be effective shall be in writing and, unless otherwise expressly provided therein, shall be deemed to have been duly given or made when delivered by hand, or, in the case of notice by fax, when sent, addressed as follows in the case of the Applicant, the Issuing Bank, the Agent and to the address of a Bank designated as such on Schedule 1.1 hereto and to the address of a Credit Party set forth in a Credit Document, or to such other addresses as to which the Agent may be hereafter notified by the respective parties thereto:

                The Applicant:

                USF&G Corporation
                100 Light Street
                Baltimore, MD  21202
                Attention:  Treasurer
                Telephone:  (410) 547-3328
                Fax:      (410) 234-2056

                with a copy to:

                Corporate Secretary
                Fax:              (410) 547-3914


                The Agent:

                The Bank of New York
                One Wall Street
                Agency Function Administration
                18th Floor
                New York, New York 10286
                Attention:  Torry Berntsen,
                                  Vice President
                Telephone:  (212) 635-7887
                Fax:              (212) 635-8268

                The Issuing Bank:

                The Bank of New York
                101 Barclay Street
                New York, New York 10286
                Attention: Manager,
                                 Standby Letter of Credit Department
                Telephone: (212) 815-4346
                Fax:     (212) 815-3955,

except that any notice, request or demand by the Applicant to or upon the Agent, the Issuing Bank or the Banks pursuant to Sections 2.1, 2.5 or 2.6 shall not be effective until received, and any notice of payment or demand for payment under Section 2.1(c) shall not be effective until received at the fax number designated above for the Applicant. Any party to a Credit Document may rely on signatures of the parties thereto which are transmitted by fax or other electronic means as fully as if originally signed.

        11.3. No Waiver; Cumulative Remedies

                No failure to exercise and no delay in exercising, on the part of the Agent, the Issuing Bank or any Bank, any right, remedy, power or privilege under any Credit Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege under any Credit Document preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges under the Credit Documents are cumulative and not exclusive of any rights, remedies, pow-ers and privileges provided by law.

        11.4. Survival of Representations and Warranties

                All representations and warranties made under the Credit Documents and in any document, certificate or statement delivered pursu-ant thereto or in connection therewith shall survive the execution and delivery of the Credit Documents.


        11.5. Payment of Expenses and Taxes

                The Applicant agrees, promptly upon presentation of a statement or invoice therefor, and whether any Letter of Credit is issued
(i) to pay or reimburse the Agent for all its out-of-pocket costs and ex-penses reasonably incurred in connection with the development, prepara-tion and execution of, the Credit Documents and any amendment, supplement or modification thereto (whether or not executed), any documents prepared in connection therewith and the consummation of the transactions contemplated thereby, including syndication, and, including, without limitation, the reasonable fees and disbursements of Special Counsel, (ii) to pay or reimburse the Agent, the Issuing Bank and the Banks for all of their respective costs and expenses, in-cluding, without limitation, reasonable fees and disbursements of counsel, incurred in connection with (A) any Default or Event of Default and any enforcement or collection proceedings resulting therefrom or in connection with the negotiation of any restructuring or "work-out" (whether consummated or not) of the obligations of the Credit Parties un-der any of the Credit Documents, (B) the enforcement of this Section,
(iii) to pay, indemnify, and hold each Bank, the Issuing Bank and the Agent harmless from and against, any and all recording and filing fees and any and all liabilities with respect to, or resulting from any delay in paying, stamp, excise and other similar taxes, if any, which may be payable or determined to be payable in connection with the execution and delivery of, or consummation of any of the transactions con-templated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, the Credit Documents and any such other documents, and (iv) to pay, indemnify and hold each Bank, the Issuing Bank and the Agent and each of their respective officers, directors and employees harmless from and against any and all other li-abilities, obligations, claims, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever (including, without limitation, reasonable counsel fees and disbursements) with respect to the enforcement and performance of the Credit Documents, the use of the proceeds of the Letter of Credit (all the foregoing, collectively, the "indemnified li-abilities") and, if and to the extent that the foregoing indemnity may be unenforceable for any reason, the Applicant agrees to make the maximum payment permitted or not prohibited under applicable law; pro-vided, however, that the Applicant shall have no obligation hereunder to pay indemnified liabilities to the Agent, the Issuing Bank or any Bank arising from the finally adjudicated gross negligence or willful misconduct of the Agent, the Issuing Bank or such Bank or claims between one indemnified party and another indemnified party. The agreements in this Section shall survive the termination of the Commitment and the payment of all amounts payable under the Credit Documents.


        11.6. Assignments and Participations

                (a) The Credit Documents shall be binding upon and inure to the benefit of the Applicant, the Co-Applicants, the Banks, the Issuing
Bank, the Agent, all future Banks and their respective successors and assigns, except that no Credit Party may assign, delegate or transfer any of its rights or obligations under the Credit Documents without the prior written consent of the Agent and each Bank.

                (b) Each Bank shall have the right at any time, upon written notice to the Agent of its intent to do so, to sell, assign, transfer or negotiate all or any part of such Bank's rights under the Credit Documents to one or more of its affiliates which would otherwise be Eligible Assignees, to one or more of the other Banks (or to affili-ates of such other Banks which would be an Eligible Assignee) or, with the prior written consent of the Applicant, the Issuing Bank and the Agent (which consent shall not be unreasonably withheld and shall not be required upon the occurrence and during the continuance of an Event of Default), to sell, assign, transfer or negotiate all or any part of such Bank's rights and obligations under the Credit Documents to any other bank, insurance company, pension fund, mutual fund or other finan-cial institution which meets the criteria of Eligible Assignee, provided that (i) each such sale, assignment, transfer or negotiation (other than sales, assignments, transfers or negotiations to affiliates of such Bank shall be in a minimum amount of $3,000,000, provided that the assigning Bank retains a Commitment Percentage equivalent to $5,000,000 following such assignment, and (ii) there shall be paid to the Agent by the assigning Bank a fee (the "Assignment Fee") of $3,000. For each assignment, the parties to such assignment shall execute and deliver to the Agent for its acceptance and recording an Assignment and Acceptance Agreement. Upon such execution, delivery, acceptance and recording by the Agent, from and after the effective date specified in such Assignment and Acceptance Agreement, the assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance Agreement, the assignor Bank thereunder shall be re-leased from its obligations under the Credit Documents. Upon any such sale, assignment or other transfer, the Commitment Percentages set forth in Exhibit A shall be adjusted accordingly by the Agent and a new Exhibit A shall be distributed by the Agent to the Applicant and each Bank.

                (c) Each Bank may grant participations in all or any part of its Commitment Percentage to one or more banks, insurance companies, financial institutions, pension funds or mutual funds, provided that
(i) such Bank's obligations under the Credit Documents shall remain unchanged, (ii) such Bank shall remain solely responsible to the other parties to the Credit Documents for the performance of such obligations,
(iii) the Applicant, the Issuing Bank, the Agent and the other Banks shall continue to deal solely and directly with such Bank in connection with such Bank's rights and obligations under the Credit Documents, (v) no sub-participations shall be permitted and (vi) the voting rights of any holder of any participation shall be limited to decisions that only do any of the following: (A) subject the participant to any additional obligation, (B) reduce interest, any fees or other amounts payable hereunder, or (C) postpone any date fixed for the payment of reimbursement obligations, interest or any fees or other amounts payable hereunder. The Applicant acknowledges and agrees that any such participant shall for purposes of Sections 2.11 and 2.12 be deemed to be a "Bank"; provided, however, the Applicant shall not, at any time, be obligated to pay any participant in any interest of any Bank hereunder any sum in excess of the sum which the Applicant would have been obligated to pay to such Bank in respect of such interest had such Bank not sold such participation.

                (d) No Bank shall, as between and among the Applicant, any Co-Applicant, the Issuing Bank, the Agent and such Bank, be relieved of any of its obligations under the Credit Documents as a result of any sale, assignment, transfer or negotiation of, or granting of par-ticipations in, all or any part of its Commitment Percentage, except that a Bank shall be relieved of its obligations to the extent of any such sale, assignment, transfer, or negotiation of any part of its Com-mitment Percentage.

                (e) Notwithstanding anything to the contrary contained in this Section, any Bank may at any time or from time to time assign all or any portion of its rights under the Credit Documents to a Federal Reserve Bank, provided that any such assignment shall not release such assignor from its obligations thereunder.

        11.7. Counterparts

                Each Credit Document may be executed by one or more of the parties thereto on any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same document. It shall not be necessary in making proof of any Credit Document to produce or account for more than one counterpart signed by the party to be charged. A counterpart of any Credit Document or to any document evidencing, and of any an amendment, modification, consent or waiver to or of any Credit Document transmitted by fax shall be deemed to be an originally executed counterpart. A set of the copies of the Credit Documents signed by all the parties thereto shall be deposited with each of the Applicant and the Agent. Any party to a Credit Document may rely upon the signatures of any other party thereto which are transmitted by fax or other electronic means to the same extent as if originally signed.

        11.8. Adjustments; Set-off

                (a) If any Bank (a "Benefited Bank") shall at any time receive any payment or collateral in respect of the Letter of Credit Obligations in excess of its pro rata share (based on its Commitment Percentage) (whether voluntarily or involuntarily, by set-off, pursuant to events or proceedings of the nature referred to in Section 9.1 (i) or
(j), or otherwise), such Benefited Bank shall purchase from each of the other Banks such portion of each such other Bank's participation in the Letter of Credit Obligations, and shall provide each of such other Banks with the benefits of any such collateral, or the proceeds thereof, as shall be necessary to cause such Benefited Bank to share the excess pay-ment or benefits of such collateral or proceeds ratably with each of the Banks, provided, however, that if all or any portion of such excess payment or benefits is thereafter recovered from such Benefited Bank, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest. The Ap-plicant and Co-Applicants agree that each Bank so purchasing a portion of another Bank's percentage of Letter of Credit Obligations may exercise all rights of payment (including, without limitation, rights of set-off, to the extent not prohibited by law) with respect to such portion as fully as if such Bank were the direct holder of such portion.

                (b) In addition to any rights and remedies of the Banks provided by law, upon the occurrence of and during the continuance of an Event of Default, under Section 9.1(a) or (b), each Bank shall have the right, without prior notice to the Applicant, any such notice being expressly waived by each Credit Party to the extent not prohibited by applicable law, to set-off and apply against any indebtedness, whether contingent, matured or unmatured, of such Credit Party to such Bank, any amount owing from such Bank to such Credit Party, at, or at any time af-ter, the happening of any of the above-mentioned events. To the extent not prohibited by applicable law, the aforesaid right of set-off may be exercised by such Bank against such Credit Party or against any trustee in bankruptcy, custodian, debtor in possession, assignee for the benefit of creditors, receiver, or execution, judgment or attach-ment creditor of such Credit Party, or against anyone else claiming through or against such Credit Party or such trustee in bankruptcy, custodian, debtor in possession, assignee for the benefit of creditors, receiver, or execution, judgment or attachment creditor, notwithstanding the fact that such right of set-off shall not
have been exercised by such Bank prior to the making, filing or issu-ance, or service upon such Bank of, or of notice of, any such petition, assignment for the benefit of creditors, appointment or application for the appointment of a receiver, or issuance of execution, subpoena, order or warrant. Each Bank agrees promptly to notify the applicable Credit Party, the Issuing Bank and the Agent after any such set-off and application made by such Bank, provided that the failure to give such notice shall not affect the validity of such set-off and application.

        11.9. Construction

                Each Credit Party represents that it has been represented by counsel in connection with the Credit Documents and the transactions contemplated thereby and that the principle that agreements are to be construed against the draftsman shall be inapplicable.

        11.10. Indemnity

                The Applicant agrees to indemnify and hold harmless the Agent, the Issuing Bank and each Bank and their respective affiliates, directors, officers, employees, attorneys and agents (each an "Indemnified Person") from and against any loss, cost, liability, dam-age or expense (including the reasonable fees and disbursements of counsel of such Indemnified Person, including all local counsel hired by any such counsel) incurred by such Indemnified Person in investigating, preparing for, defending against, or providing evidence, producing documents or taking any other action in respect of, any commenced or threatened litigation, administrative proceeding or investigation under any federal securities law or any other statute of any jurisdiction, or any regulation, or at common law or otherwise, which is alleged to arise out of or is based upon (i) any untrue statement or alleged untrue statement of any material fact by any Credit Party in any document or schedule executed or filed with any Governmental Authority by or on behalf of any Credit Party; (ii) any omission or alleged omission to state any material fact required to be stated in such document or sched-ule, or necessary to make the statements made therein, in light of the circumstances under which made, not misleading; or (iii) any acts, practices or omissions or alleged acts, practices or omissions of any Credit Party or its agents relating to the use of the proceeds of any or all Letters of Credit made by the Applicant which are alleged to be in violation of Section 2.13, or in violation of any federal securities law or of any other statute, regulation or other law of any jurisdic-tion applicable thereto. The indemnity set forth herein shall be in addition to any other obligations or li-abilities of the Applicant and/or Co-Applicant to each Indemnified Person under the Credit Documents or at common law or otherwise, and shall survive any termination of the Credit Documents, the expiration of the Commitment and the payment of all obligations of the Applicant and Co-Applicants under the Credit Documents, provided that the Applicant shall have no obligation under this Section to an Indemnified Person with respect to any of the foregoing to the extent found in a final judgment of a court having jurisdiction to have resulted primarily out of the gross negligence or wilful misconduct of such Indemnified Person or arising solely from claims between one such Indemnified Person and another such Indemnified Person.

        11.11. Governing Law

                The Credit Documents and the rights and obligations of the parties thereunder shall be governed by, and construed and interpreted in accordance with, the internal laws of the State of New York, without regard to principles of conflict of laws.

        11.12. Headings Descriptive

                Section headings have been inserted in the Credit Documents for convenience only and shall not be construed to be a part thereof.

        11.13. Severability

                Every provision of the Credit Documents is intended to be severable, and if any term or provision thereof shall be invalid, il-legal or unenforceable for any reason, the validity, legality and enforceability of the remaining provisions thereof shall not be affected or impaired thereby, and any invalidity, illegality or unenforceability in any jurisdiction shall not affect the validity, legality or en-forceability of any such term or provision in any other jurisdiction.

        11.14. Integration

                All exhibits to a Credit Document shall be deemed to be a part thereof. The Credit Documents embody the entire agreement and understanding among the Credit Parties, the Agent, the Issuing Bank and the Banks with respect to the subject matter thereof and supersede all prior agreements and understandings among the Credit Parties, the Agent, the Issuing Bank and the Banks with respect to the subject matter thereof.


        11.15. Consent to Jurisdiction

                Each Credit Party hereby irrevocably submits to the jurisdiction of any New York State or Federal court sitting in the City of New York over any suit, action or proceeding arising out of or relating to the Credit Documents. Each Credit Party hereby irrevocably waives, to the fullest extent permitted or not prohibited by law, any objection which it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in such a court and any claim that any such suit, action or proceeding brought in such a court has been brought in an inconvenient forum. Each Credit Party hereby agrees that a final judgment in any such suit, action or proceeding brought in such a court, after all appropriate appeals, shall be conclusive and binding upon it.

        11.16. Service of Process

                Each Credit Party hereby irrevocably consents to the service of process in any suit, action or proceeding by sending the same by first class mail, return receipt requested or by overnight courier ser-vice, to the address of such Credit Party set forth in or referred to in
Section 11.2 or in the applicable Credit Document executed by such Credit Party. Each Credit Party hereby agrees that any such service (i) shall be deemed in every respect effective service of process upon it in any such suit, action, or proceeding, and (ii) shall to the fullest extent enforceable by law, be taken and held to be valid personal service upon and personal delivery to it.

        11.17. No Limitation on Service or Suit

                Nothing in the Credit Documents or any modification, waiver, consent or amendment thereto shall affect the right of the Agent or any Bank to serve process in any manner permitted by law or limit the right of the Agent, the Issuing Bank or any Bank to bring proceedings against any Credit Party in the courts of any jurisdiction or jurisdic-tions in which such Credit Party may be served.

        11.18. WAIVER OF TRIAL BY JURY

                THE AGENT, THE ISSUING BANK, THE BANKS AND EACH CREDIT PARTY HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHT IT MAY
HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION ARISING OUT OF,
UNDER OR IN CONNECTION WITH THE CREDIT DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED THEREIN. FURTHER, EACH CREDIT PARTY HEREBY CERTIFIES THAT
NO REPRESENTATIVE OR AGENT OF THE AGENT, THE ISSUING BANK, OR THE BANKS,
OR COUNSEL TO THE AGENT OR THE BANKS, HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT THE AGENT, THE ISSUING BANK OR THE BANKS WOULD NOT, IN
THE EVENT OF SUCH LITIGATION, SEEK TO ENFORCE THIS WAIVER OF RIGHT TO
JURY TRIAL PROVISION. EACH CREDIT PARTY ACKNOWLEDGES THAT THE AGENT, THE ISSUING BANK AND THE BANKS HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, INTER ALIA, THE PROVISIONS OF THIS SECTION.



                IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.


USF&G CORPORATION



        By: ___________________________
        Name: _________________________
        Title: ________________________



        THE BANK OF NEW YORK,
Individually, and as Agent
        and Issuing Bank



        By: ___________________________
        Name: _________________________
        Title: ________________________



        CIBC INC.



        By: ___________________________
        Name: _________________________
        Title: ________________________



        CORESTATES BANK, N.A.



        By: ___________________________
        Name: _________________________
        Title: ________________________




        CREDIT LYONNAIS NEW YORK BRANCH



        By: ___________________________
        Name: _________________________
        Title: ________________________




        CREDIT SUISSE



        By: ___________________________
        Name: _________________________
        Title: ________________________


        By: ___________________________
        Name: _________________________
        Title: ________________________



        DEUTSCHE BANK AG, NEW YORK BRANCH
          and/or CAYMAN ISLAND BRANCH



        By: ___________________________
        Name: _________________________
        Title: ________________________



        FIRST INTERSTATE BANK OF
                CALIFORNIA



        By: ___________________________
        Name: _________________________
        Title: ________________________




        THE FUJI BANK, LIMITED
                NEW YORK BRANCH



        By: ___________________________
        Name: _________________________
        Title: ________________________



        MELLON BANK, N.A.



        By: ___________________________
        Name: _________________________
        Title: ________________________



        MORGAN GUARANTY TRUST COMPANY
                OF NEW YORK



        By: ___________________________
        Name: _________________________
        Title: ________________________




        THE FIRST NATIONAL BANK OF
                MARYLAND



        By: ___________________________
        Name: _________________________
        Title: ________________________


USF&G EXHIBIT A


COMMITMENT PERCENTAGES




Bank                                                    Commitment Percentage


The Bank of New York                                     14%

Canadian Imperial Bank of Commerce                              9%

CoreStates Bank, N.A.                                           9%

Credit Lyonnais New York Branch                         9%

Credit Suisse                                                           9%

Deutsche Bank AG, New York Branch                               9%
  and/or Cayman Island Branch

First Interstate Bank of California                     9%

The Fuji Bank, Limited, New York Branch                 9%

Mellon Bank, N.A.                                                       9%

Morgan Guaranty Trust Company of New York               9%

The First National Bank of Maryland                     5%





        USF&G EXHIBIT B

FORM OF ASSIGNMENT AND ACCEPTANCE AGREEMENT



        This Assignment and Acceptance Agreement is made and entered into as of _____ __, 19__, by and between ____________ (the "Assignor") and ____________ (the "Assignee").

R E C I T A L S

        A. The Assignor, certain other banks (together with any prior assignees, the "Banks") and The Bank of New York, as agent (the "Agent") and as issuing bank (the "Issuing Bank"), are parties to that certain Letter of Credit Agreement dated as of October 25, 1994 (the "Agreement") with USF&G Corporation, a Maryland corporation (the "Applicant") and certain subsidiaries of the Applicant party thereto. Pursuant to the Agreement, the Banks agreed to participate in Letters of Credit issued by the Issuing Bank under the Agreement in accordance with their Commitment Percentage. The Assignor's Commitment (without giving effect to the assignment effected hereby or to other assignments thereof which have not yet become effective) is specified in Item 1 of Schedule 1 hereto.
The Assignor's percentage of the Letter of Credit Exposure (without giv-ing effect to the assignment effected hereby or to other assignments thereof which have not yet become effective) is specified in Item 2 of
Schedule 1 hereto. All capitalized terms not otherwise defined herein are used herein as defined in the Agreement.

        B. The Assignor wishes to sell and assign to the Assignee, and the Assignee wishes to purchase and assume from the Assignor, the portion of the Assignor's Commitment specified in Item 3 of Schedule 1 hereto
(the "Assigned Commitment").

        The parties agree as follows:

        1. Assignment. Subject to the terms and conditions set forth herein and in the Agreement, the Assignor hereby sells and assigns to the Assignee, and the Assignee hereby purchases and assumes from the Assignor, without recourse, on the date set forth above (the "Assignment Date") all obligations of the Assignor under the Agreement with respect to the Assigned Commitment. As consideration for the assignment and sale contemplated hereby, the Assignee shall pay to the Assignor on the date hereof the amount heretofore agreed between them.

        2. Representation and Warranties. Each of the Assignor and the Assignee represents and warrants to the other that (a) it has full power and legal right to execute and deliver this Agreement and to perform the provisions of this Agreement; (b) the execution, delivery and performance of this Agreement have been authorized by all action, corporate or otherwise, and do not violate any provisions of its charter or by-laws or any contractual obligations or requirement of law binding on it; and (c) this Agreement constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms. The Assignor further represents that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim created by the Assignor. The Assignee further represents that it is an "Eligible Assignee" as said term is defined in the Agreement.

        3. Condition Precedent. The obligations of the Assignor and the Assignee hereunder shall be subject to the fulfillment of the condition that the Assignor shall have complied with the other applicable provisions of Section 11.6 of the Agreement.

        4. Notice of Assignment. The Assignor agrees to give notice of the assignment and assumption of the Assigned Commitment to the Agent, the Issuing Bank and the Applicant and hereby instructs the Agent, the Issuing Bank and the Applicant to make all payments with respect to the Assigned Commitment directly to the Assignee at the applicable office specified on Schedule 2 hereto; provided, however, that the Applicant, the Agent and the Issuing Bank all shall be entitled to continue to deal solely and directly with the Assignor in connection with the interests so assigned until the Agent, the Issuing Bank and the Applicant, to the extent required by Section 11.6 of the Agreement, shall have received notice of the assignment, the Applicant (and if required, the Agent and the Issuing Bank) shall have consented in writing thereto, and the Agent shall have recorded and accepted this Agreement and received the Assignment Fee required to be paid pursuant to Section 11.6 of the Agreement. From and after the date (the "Effective Date") on which the Agent shall notify the Applicant and the Assignor that the requirements set forth in the foregoing sentence shall have occurred and all consents (if any) required shall have been given, (i) the Assignee shall be deemed to be a party to the Agreement and, to the extent that rights and obligations thereunder shall have been assigned to Assignee as provided in such notice of assignment to the Agent, shall have the rights and obligations of a Bank under the Agreement, and (ii) the Assignee shall be deemed to have appointed the Agent to take such action as agent on its behalf and to exercise such powers under the Credit Documents as are delegated to the Agent by the terms thereof, together with such powers as are reasonably incidental thereto. After the Effective Date, the Agent shall make all payments in respect of the interest assigned hereby (including payments of interest, fees and other amounts) to the Assignee. The Assignor and Assignee shall make all ap-propriate adjustment in payments under the Assigned Commitment for periods prior to the Effective Date hereof directly between themselves.
If the Assignee is not a United States Person as defined in Section 7701(a)(30) of the Code, the Assignee shall deliver herewith the forms required by Section 2.11(d) of the Agreement to evidence the Assignee's complete exemption from United States withholding taxes with respect to payments under the Credit Documents.

        5. Independent Investigation. The Assignee acknowledges that it is purchasing the Assigned Commitment from the Assignor totally without recourse and, except as provided in Section 2 hereof, without represen-tation or warranty. The Assignee further acknowledges that it has made its own independent investigation and credit evaluation of the Applicant and any Co-Applicant in connection with its purchase of the Assigned Commitment. Except for the representations or warranties set forth in
Section 2, the Assignee acknowledges that it is not relying on any representation or warranty of the Assignor, expressed or implied, in-cluding without limitation, any representation or warranty relating to the legality, validity, genuineness, enforceability, collectibility, interest rate, repayment schedule or status of the Assigned Commitment, the legality, validity, genuineness or enforceability of the Agreement, or any other Credit Document referred to in or delivered pursuant to the Agreement, or financial condition or creditworthiness of the Applicant, any Co-Applicant or any other Person.
The Assignor has not and will not be acting as either the representative, agent or trustee of the Assignee with respect to matters arising out of or relating to the Agreement or this Agreement. From and after the Effective Date, except as set forth in Section 4 above, the Assignor shall have no rights or obligations with respect to the Assigned Commitment.

        6.      Consent of the Applicant.

                Pursuant to the provisions of Section 11.6 of the Agreement, and to the extent required thereby, the Applicant, by signing below, consents to this Agreement and to the assignment contemplated herein.

        7. Method of Payment. Any payments to be made by either party hereunder shall be in funds available at the place of payment on the same day and shall be made by wire transfer to the account designated by the party to receive payment.


        8. Integration. This Agreement shall supersede any prior agreement or understanding between the parties (other than the Agreement) as to the subject matter hereof.

        9. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and shall be binding upon both parties, their successors and assigns.

        10. Headings. Section headings have been inserted herein for convenience only and shall not be construed to be a part hereof.

        11. Amendments; Waivers. This Agreement may not be amended, changed, waived or modified except by a writing executed by the parties hereto, and may not be amended, changed, waived or modified in any manner inconsistent with Section 11.7 of the Agreement without the prior written consent of the Agent.

        12. Governing Law. This Agreement shall be governed by, and construed in accordance with the laws of, the State of New York.


        IN WITNESS WHEREOF, the parties hereto have caused this Assignment and Acceptance Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.


                                        ________________, as Assignor


                                                By: _________________________
                                                Name: _______________________
                                                Title: ______________________


                                                ________________, as Assignee


                                                By: _________________________
                                                Name: _______________________
                                                Title: ______________________


Consented to:

USF&G CORPORATION


By: _________________________
Name: _______________________
Title: ______________________


Accepted:

THE BANK OF NEW YORK, as Agent


By: _________________________
Name: _______________________
Title: ______________________


THE BANK OF NEW YORK, as Issuing Bank


By: _________________________
Name: _______________________
Title: ______________________



SCHEDULE 1

TO

ASSIGNMENT AND ACCEPTANCE AGREEMENT

between
_____________________, as Assignor
and
_____________________, as Assignee

relating to


Agreement among
USF&G Corporation,
the Banks party thereto,
and
The Bank of New York, as Agent,
dated as of October 25, 1994


Item 1. (a)     Assignor's Commitment
                        Percentage:                                        %

                (b)     Assignor's Commitment:                   $



Item 2. Assignor's Letter of
                Credit Exposure:                                 $
(the Assignor's Commitment Percentage
times the Letter of Credit Exposure)



Item 3. Assigned Commitment:





SCHEDULE 2

TO

ASSIGNMENT AND ACCEPTANCE AGREEMENT

between
_____________________, as Assignor
and
_____________________, as Assignee

relating to


Agreement among
USF&G Corporation,
the Banks party thereto,
and
The Bank of New York, as Agent,
dated as of October 25, 1994



Address for Notices


______________________
______________________
Attention: ___________
           ___________
Telephone: (___) ___-____
Fax:       (___) ___-____




USF&G EXHIBIT C


FORM OF LETTER OF CREDIT REQUEST




                                                     _____________, 19__


The Bank of New York, as Agent
One Wall Street
New York, New York 10286
Attention: Agency Function Administration


The Bank of New York, as Issuing Bank
101 Barclay Street
New York, New York 10286

Attention:  Manager,
            Standby Letter of Credit Department


Re:Letter of Credit Agreement, dated as of October 25, 1994, by and among USF&G CORPORATION (the "Applicant"), each
Subsidiary of the Applicant which is a party thereto (each, a "Co-Applicant"), the Banks party thereto, and THE BANK OF
NEW YORK, as Agent and Issuing Bank (the "Agreement")


        Capitalized terms used herein that are defined in the Agreement shall have the meanings therein defined.

        1. Pursuant to Section 2.1 and 6.4 of the Agreement, the undersigned Applicant [and, if applicable, ______________ (the "Co-Applicant")] hereby requests that the Issuing Bank issue the Letter(s) of Credit in accordance with the information annexed hereto as Annex A, which contains the verbatim text of the proposed letter(s) of credit including the proposed terms and conditions and a precise description of the documentation required to be complied with and submitted by the beneficiary, which, if complied with by the beneficiary on or prior to the Stated Expiration Date, would require the Issuing Agent to make payment under the Letter of Credit.

        2. The Applicant hereby certifies that on the date hereof and on the Date of Issuance set forth in Annex A, and after giving effect to
the Letter(s) of Credit requested hereby:

                (a) The Applicant is and shall be in compliance with all of the terms, covenants and conditions of the Credit Documents.

                (b) There exists and there shall exist no Default or Event of Default under the Agreement.

                (c) Each of the representations and warranties contained in the Agreement which is required to be made on such Date of Issuance is and shall be true and correct.

                (d) After giving effect to the Letters of Credit requested to be issued hereby, the aggregate outstanding principal balance of the Letter of Credit Exposure does not exceed the Commitment.

                [(e)    The undersigned Co-Applicant acknowledges that it has
received a copy of the Agreement and acknowledges and agrees that from and after the Date of Issuance of the Letter(s) of Credit requested hereby, the undersigned shall be jointly and severally liable with the Applicant for all obligations with respect to the Letter(s) of Credit requested hereby and that the undersigned shall be a party to the Agreement and the other Credit Documents as a Co-Applicant with all the rights and obligations of a Co-Applicant under the Agreement and Credit Documents with respect to the Letter(s) of Credit requested hereby, and each and every reference in the Agreement and in any other Credit
Document to "Co-Applicant" shall mean and be a reference to include the undersigned. The undersigned will at the request of the Agent execute a copy of the Agreement and such other Credit Documents as may be required.]

                [(f)    The undersigned Co-Applicant represents and warrants
that the Agreement and each Credit Document executed by the undersigned Co-Applicant constitutes a legal, valid and binding obligation of the undersigned Co-Applicant in each case enforceable in accordance with its terms.]

                [(g)    The undersigned Co-Applicant specifically acknowledges
that certain provisions of the Agreement, including, without limitation,
Section 11.6 (Amendments and Waivers), 11.3 (No Waiver; Cumulative
Remedies), 11.6 (Assignments and Participation), 11.7 (Counterparts),
11.11 (Governing Law), 11.13 (Severability), 11.14 (Integration, 11.15 (Consent to Jurisdiction), 11.16 (Service of Process), 11.17 (No
Limitation on Service or Suit) and 11.18 (Waiver of Trial by Jury) thereof, are made applicable to the Co-Applicant.]

        IN WITNESS WHEREOF, the Applicant [and Co-Applicant, if applicable] has caused this certificate to be executed by its duly authorized officer(s) as of the date and year first written above.


                        USF&G CORPORATION


                                By: __________________________
                                Name: ________________________
                                Title: _______________________


                        [CO-APPLICANT]


                                By: __________________________
                                Name: ________________________
                                Title: _______________________



Annex A

LETTER OF CREDIT INFORMATION


1.      Name of Beneficiary: __________________________________.

2.      Address of Beneficiary to which Letter of Credit will be sent:
_________________________________________
______________________________________________________________.

3. Conditions under which a drawing may be made (specify the required documentation): _____________________________________
______________________________________________________________
______________________________________________________________
______________________________________________________________
______________________________________________________________
______________________________________________________________
_____________________________________________________________.

4.      Maximum amount to be available under such Letter of Credit:
$___________.

5.      Requested Date of Issuance: ___________ __, 199_.

6.      Stated Expiration Date: ___________ __, 199_.

7.      Text of Letter of Credit: _______________________________
______________________________________________________________
______________________________________________________________
______________________________________________________________
_____________________________________________________________.

8.      Name and address of Co-Applicant, if any.


USF&G Exhibit D

The Bank of New York
Letter of Credit Department
Church St. Station
P.O.Box 11238
New York, N.Y. 10286-1238
Our Ref. No.                                      Date

Beneficiary                                       Applicant
(address)                                         USF&G Corporation on behalf
                                                  of (address)

Gentlemen/Ladies:

Our reference No.

Account of:
USF&G Corporation on behalf of
(address)

Available with:   Ourselves by payment

Drafts at sight drawn on the Bank of New York, New York, New York, as indicated below.

To the extent of:     ***USD             ***
Expiry date:
Place of expiry:      our counters

Additional details:
We hereby establish this irrevocable letter of credit in your favor for drawings up to US$____________________, effective (date) and expiring at our office at 101 Barclay Street, New York, New York 10007, with our close of business on (date).

We hereby undertake to promptly honor your sight draft(s), marked "drawn under letter of credit no.____", for all or any part of this letter of credit if presented at our 101 Barclay Street office, New York, New York 10007 on or before the expiry date or any automatically extended date.

Except as stated herein, this undertaking is not subject to any condition or qualification. The obligation of the Bank of New York under this letter of credit is the individual obligation of our letter of credit ____________ USF&G Corporation on behalf of

The Bank of New York, and is in no way contingent upon reimbursement with respect thereto. It is a condition of this letter of credit that it is deemed to be automatically extended, without amendment, for one year from the expiry date or any future expiration date, unless at least forty-five days prior to any expiration date we notify you by registered mail that we elect not to consider this letter of credit renewed for any such additional period.

This letter of credit is subject to the Uniform Customs and Practice for Documentary Credits (1993 revision), International Chamber of Commerce, Publication No. 500.

Yours very truly,




USF&G EXHIBIT E

FORM OF OPINION OF
GENERAL COUNSEL OF THE APPLICANT





                                                        ______________, 1994



To the Parties Listed
On Schedule A Hereto


Re:Letter of Credit Agreement, dated as of October 25, 1994, by and among USF&G CORPORATION (the "Applicant"), each
Subsidiary of the Applicant which is a party thereto (each, a "Co-Applicant"), the Banks party thereto, and THE BANK OF
NEW YORK, as Agent and Issuing Bank (the "Agreement")


Dear Sirs:

                I am General Counsel for USF&G Corporation (the "Applicant") and have acted in such capacity in connection with the Letter of Credit Agreement (the "Agreement") dated as of October 25, 1994 among the Applicant, the Co-Applicants, if any, listed on the signature pages thereof, the banks listed on the signature pages thereof and The Bank of New York, as Agent and Issuing Bank. Terms defined in the Credit
Agreement are used herein as therein defined. This opinion is being rendered to you at the request of my client pursuant to Section 5.5 of the Agreement.

                I have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments and have conducted such other investigations of fact and law as I have deemed necessary or advisable for purposes of this opinion.

                Upon the basis of the foregoing, I am of the opinion that:

                1. The Applicant has all governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted, other than such licenses, authorizations, consents and approvals which, if not held or obtained by the Applicant, do not, in the aggregate, have a Material Adverse Effect.

                2. To the best of my knowledge after responsible inquiry, the execution, delivery and performance by the Applicant of the Agreement and each other Credit Document to which it is a party do not contravene, or constitute a default under, any provision of any material agreement, judgment, injunction, order, decree or other instrument binding upon the Applicant or any of its Subsidiaries or result in the creation or imposition of any material Lien on any asset of the Applicant or any of its Subsidiaries.

                3. To the best of my knowledge after responsible inquiry, there is no action, suit or proceeding pending or threatened against or affecting the Applicant or any of its Subsidiaries before any court or arbitrator or any governmental body, agency or official, in which there is a reasonable possibility of an adverse decision which could materially adversely affect the business, consolidated financial position or consolidated results of operations of the Applicant and its Consolidated Subsidiaries, considered as a whole or which in any manner draws into question the validity of the Agreement except as may have been disclosed in the financial statements referred to in Section 4.4(a) of the Agreement.

                4. Each of the Applicant's corporate Subsidiaries is a corporation validly existing and in good standing under the laws of its jurisdiction of incorporation, and has all corporate powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted, other than such licenses, authorizations, consents and approvals which, if not held or obtained by the Applicant, do not, in the aggregate, have a Material Adverse Effect.


                                                        Very truly yours,





USF&G EXHIBIT F

FORM OF OPINION OF
COUNSEL FOR THE APPLICANT



                                                       __________________,1994



To the Parties Listed
on Schedule A Hereto



Re:Letter of Credit Agreement, dated as of October 25, 1994, by and among USF&G CORPORATION (the "Applicant"), each
Subsidiary of the Applicant which is a party thereto (each, a "Co-Applicant"), the Banks party thereto, and THE BANK OF
NEW YORK, as Agent and Issuing Bank (the "Agreement")


Dear Sirs:

                We have acted as counsel for USF&G Corporation (the "Applicant") in connection with the Letter of Credit Agreement (the "Agreement") dated as of October 25, 1994 among the Applicant, the Co-Applicants, if any, listed on the signature pages thereof, the banks listed on the signature pages thereof and The Bank of New York, as Agent and as Issuing Bank. Terms defined in the Agreement are used herein as therein defined. This opinion is being rendered to you at the request of our client pursuant to Section 5.5 of the Agreement.

                We have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments and have conducted such other investigations of fact and law as we have deemed necessary or advisable for purposes of this opinion.

                Upon the basis of the foregoing, we are of the opinion that:

                1. The Applicant is a corporation validly existing and in good standing under the laws of Maryland, and has all corporate powers required to carry on its business as now conducted.


                2. The execution, delivery and performance by the Applicant of the Agreement and each other Credit Document to which it is a party are within the Applicant's corporate powers, have been duly authorized by all necessary corporate action, require no action by the Applicant by or in respect of, or filing by the Applicant with, any governmental body, agency or official and do not contravene, or constitute a default under, any provision of applicable law or regulation or of the certificate of incorporation or by-laws of the Applicant.

                3. The Agreement constitutes a valid and binding agreement of the Applicant and each other Credit Document delivered on the Effective Date constitutes a valid and binding obligation of the Applicant, in each case enforceable in accordance with its terms, except as the same may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and by general principles of equity (including public policy limitations on the indemnification provisions thereof).


                                                Very truly yours,












USF&G EXHIBIT G

FORM OF OPINION OF SPECIAL COUNSEL


                                                         _____________, 1994


To the Parties Listed
on Schedule A Hereto


Re:Letter of Credit Agreement, dated as of October 25, 1994, by and among USF&G CORPORATION (the "Applicant"), each
Subsidiary of the Applicant which is a party thereto (each, a "Co-Applicant"), the Banks party thereto, and THE BANK OF NEW
YORK, as Agent and Issuing Bank (the "Agreement")


        We have acted as Special Counsel to the Agent in connection with the Agreement. Capitalized terms used herein which are defined in the Agreement shall have the meanings therein defined, unless the context hereof otherwise requires.

        We have examined originals or copies certified to our satisfaction of the documents required to be delivered pursuant to the provisions of Sections 5 and 6 of the Agreement. In conducting such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to originals of all documents submitted to us as copies.

        Based upon the foregoing examination, and relying with your permission upon the opinions of John Lummis, general counsel to the Applicant and Piper & Marbury, counsel to the Applicant, we are of the opinion that all legal preconditions to the issuance of the first Letter of Credit have been satisfactorily met.

                This opinion is rendered solely for your benefit in connection with the transactions referred to herein and may not be relied upon by any other Person.

                In rendering the foregoing opinion, we express no opinion as to laws other than the laws of the State of New York and the federal laws of the United States of America.

Very truly yours,


EMMET, MARVIN & MARTIN




- -  -

SCHEDULE A


The Bank of New York
One Wall Street
New York, NY  10286

Canadian Imperial Bank of Commerce
425 Lexington Avenue
New York, NY  10017

CoreStates Bank N.A.
P.O. Box 7618
1339 Chestnut Street
Philadelphia, PA  19101-7618

Credit Lyonnais New York Branch
1301 Avenue of the Americas
New York, NY  10019

Credit Suisse
12 E. 49th Street
42nd Floor
New York, NY  10017

Deutsche Bank AG,
  New York and/or Cayman Islands Branches
31 West 52nd Street
New York, NY  10019

First Interstate Bank of California
707 Wilshire Boulevard, W16-14
Los Angeles, CA  90017

The First National Bank of Maryland
25 South Charles Street
Baltimore, MD  21201

The Fuji Bank, Limited, New York Branch
Two World Trade Center
New York, NY  10048

Mellon Bank, N.A.
One Mellon Bank Center
Room 370
Pittsburgh, PA  15256

Morgan Guaranty Trust Company of New York
60 Wall Street
New York, NY  10260-0060


  USF&G SCHEDULE 1.1
TO LETTER OF CREDIT AGREEMENT DATED OCTOBER 25, 1994



LIST OF ADDRESSES FOR NOTICES


1.      The Bank of New York
        One Wall Street
        New York, NY  10286
        Attention:      Stratton R. Heath, III,
                        Vice President
        Telephone:      (212) 635-6466
        Telecopier:     (212) 809-9520

2.Canadian Imperial Bank of Commerce
425 Lexington Avenue
New York, NY  10017
Attention:      Gail M. Golightly
                Financial Institutions
Telephone:      (212) 856-3512
Telecopier:     (212) 856-3613

3.CoreStates Bank N.A.
P.O. Box 7618
1339 Chestnut Street
Philadelphia, PA  19101-7618
Attention:      Kathleen Petrelli
Telephone:      (215) 973-3632
Telecopier:     (215) 786-4114

4.Credit Lyonnais New York Branch
1301 Avenue of the Americas
New York, NY  10019
Attention:      Peter Rasmussen
                Financial Institutions
Telephone:      (212) 261-7718
Telecopier      (212) 261-3401


5.Credit Suisse
12 E. 49th Street
42nd Floor
New York, NY  10017
Attention:      Dawn K. Rubinstein
Telephone:      (212) 238-5364
Telecopier:     (212) 238-5389



- -  -
6.Deutsche Bank AG,
  New York and/or Cayman Islands Branches
31 West 52nd Street
New York, NY  10019
Attention:      Susan A. Maros
                Vice President
                Financial Institutions
Telephone:      (212) 474-8104
Telecopier:     (212) 474-8108

7.First Interstate Bank of California
707 Wilshire Boulevard, W16-14
Los Angeles, CA  90017
Attention:      Tim Helotes
                Vice President
                U.S. Banking Division -
                Financial Institutions Area
Telephone:  (213) 614-4122
Telecopier: (213) 614-2569

8.The First National Bank of Maryland
25 South Charles Street
Baltimore, MD  21201
Attention:      Kimberly Cantwell
                Corporate Banking
Telephone:      (410) 244-4979
Telecopier:     (410) 244-4294

9.The Fuji Bank, Limited, New York Branch
Two World Trade Center
New York, NY  10048
Attention:      W. Scott Harwood
                Assistant Vice President
                U.S. Corporate Finance
Telephone:      (212) 898-2138
Telecopier:     (212) 912-0516

10.Mellon Bank, N.A.
One Mellon Bank Center
Room 151-350
Pittsburgh, PA  15258
Attention:      Robert E. Brandenstein
                Institutional Banking
Telephone:      (412) 234-1158
Telecopier:     (412) 234-8087


11.Morgan Guaranty Trust Company of New York
60 Wall Street
New York, NY  10260-0060
Attention:      Patricia Merritt
                Vice President
Telephone:      (212) 648-6744
Telecopier:     (212) 648-5249



Schedule 8.1
The following amounts of debt are outstanding and such debt is secured by various liens:

Amount                  Transaction

$13,000,000             Chancellor Capital Holdings
 10,995,000             Norwest
  1,445,000             Oklahoma Mortgage
  7,585,000             Orangewood
  6,685,000             Northmark
  4,979,000             Breezewood Mews
    460,000             Charleston
  9,800,000             Laurel Village
 45,000,000             Others